    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 23, 2000
                                                   REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM S-4

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                             NEXTEL PARTNERS, INC.

                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                           4813                          91-1930918
 (State or Other Jurisdiction     (Primary Standard Industrial           (I.R.S. Employer
       of Incorporation            Classification Code Number)        Identification Number)
       or Organization)

             4500 CARILLON POINT, KIRKLAND, WA 98033 (425) 576-3600

          (Address, Including Zip Code and Telephone Number Including
             Area Code of Registrant's Principal Executive Offices)

                              DONALD MANNING, ESQ.
                              4500 CARILLON POINT
                               KIRKLAND, WA 98033
                                 (425) 576-3600
            (Name, Address, Including Zip Code and Telephone Number
                   Including Area Code of Agent for Service)
                           --------------------------

                                   COPIES TO:

                             Laura A. Bertin, Esq.
                           Mark F. Worthington, Esq.
                             Summit Law Group, PLLC
                     1505 Westlake Avenue North, Suite 300
                           Seattle, Washington 98109
                                 (206) 281-9881
                           --------------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.
                           --------------------------

    If any of the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _____

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _____
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                PROPOSED              PROPOSED
                                                                MAXIMUM               MAXIMUM
      TITLE OF EACH CLASS OF             AMOUNT TO         AGGREGATE OFFERING    AGGREGATE OFFERING        AMOUNT OF
   SECURITIES TO BE REGISTERED         BE REGISTERED             PRICE                 PRICE            REGISTRATION FEE
11% Senior Notes due 2010.........    $200,000,000(1)           $333.33            $66,666,667(2)          $17,600(3)

(1) Represents the maximum principal amount at maturity of 11% Senior Notes due 2010 that may be issued pursuant to the exchange offer described in this registration statement.

(2) Represents one-third of the $1,000 principal amount at maturity per unit of the outstanding 11% Senior Notes due 2010 to be tendered to the registrant, which has an accumulated capital deficit, in exchange for the notes registered under this registration statement.

(3) Calculated under Rule 457(f)(2) of the Securities Act of 1933 as follows: the product of .000264 and $66,666,667, one-third of the principal amount at maturity of the outstanding notes that may be tendered to the registrant, which has an accumulated deficit, in exchange for the notes registered under this registration statement.
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT OFFER THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION DATED OCTOBER 23, 2000.

PROSPECTUS

                                     [LOGO]

                               EXCHANGE OFFER FOR
                           11% SENIOR NOTES DUE 2010
             FOR ANY AND ALL OUTSTANDING 11% SENIOR NOTES DUE 2010
                            OF NEXTEL PARTNERS, INC.

                               ------------------

    This is an offer to exchange the outstanding, unregistered Nextel Partners 11% Senior Notes you now hold for new, substantially identical 11% Senior Notes that will be free of the transfer restrictions that apply to the old notes. This
offer will expire at 5:00 p.m., New York City time, on             , 2000,
unless we extend it.

    The new notes will not trade on any established exchange. The new notes have the same financial terms and covenants as the old notes, and are subject to the same business and financial risks.

    SEE "RISK FACTORS" BEGINNING ON PAGE 10 FOR A DESCRIPTION OF THOSE RISKS.

                            ------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

              The date of this prospectus is              , 2000.

                               TABLE OF CONTENTS

                                         PAGE
                                       --------
Prospectus Summary...................      1
Risk Factors.........................     10
Use of Proceeds......................     22
Capitalization.......................     23
Selected Consolidated Financial
  Data...............................     24
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations......................     26
Business.............................     39
Management...........................     59
Related-Party Transactions...........     67
Principal Stockholders...............     80

                                         PAGE
                                       --------
The Exchange Offer...................     82
Description Of The Notes.............     91
Description of Other Indebtedness....    131
Certain United States Federal Income
  Tax Consequences...................    136
Plan of Distribution.................    141
Description of Capital Stock.........    142
Legal Matters........................    143
Experts..............................    143
Where You Can Find More Information..    143
Index to Financial Statements........    F-1

                            ------------------------

REFERENCES TO ADDITIONAL INFORMATION

    THIS PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT US THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS PROSPECTUS. YOU MAY OBTAIN DOCUMENTS THAT ARE FILED BY US WITH THE SECURITIES AND EXCHANGE COMMISSION WITHOUT CHARGE BY REQUESTING THE DOCUMENTS, IN WRITING OR BY TELEPHONE, FROM THE COMMISSION OR:

       NEXTEL PARTNERS, INC.
       4500 CARILLON POINT
       KIRKLAND, WA 98033
       ATTENTION: INVESTOR RELATIONS
       TELEPHONE: (425) 576-3600

    IF YOU WOULD LIKE TO REQUEST COPIES OF THESE DOCUMENTS, PLEASE DO SO BY
             , 2000 IN ORDER TO RECEIVE THEM BEFORE THE EXPIRATION OF THE EXCHANGE OFFER.

    This prospectus contains registered trademarks and service marks of: Nextel, including "Nextel," "Nextel Direct Connect" and "Nextel Online"; Motorola, including "Motorola," "iDEN," "i1000 plus," "i500 plus," and "i700 plus"; and other companies.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY HIGHLIGHTS INFORMATION THAT WE PRESENT MORE FULLY ELSEWHERE IN THIS PROSPECTUS. YOU SHOULD READ THIS ENTIRE PROSPECTUS CAREFULLY.

                                NEXTEL PARTNERS

    We provide digital wireless communications services in mid-sized and smaller markets throughout the United States. We hold or have the right to use wireless frequencies in 58 markets where over 50 million people live and work. We are licensed or have the right to operate in 15 of the top 100 metropolitan statistical areas in the United States ranked by population and 55 of the top 200 metropolitan statistical areas. In January 1999, we entered into an affiliation with Nextel, whose wholly owned subsidiary owned 32.4% of our common stock as of September 30, 2000 and is our largest stockholder. This affiliation was created to accelerate the build-out of the Nextel digital mobile network by granting us the exclusive right to offer wireless communications services under the Nextel brand in selected mid-sized and smaller markets.

    The Nextel digital mobile network uses a single digital transmission technology called integrated digital enhanced network, or iDEN, which was developed by Motorola, Inc. This network constitutes one of the largest fully-integrated wireless communications systems in the United States. We offer a package of services under the Nextel brand name targeted to business users. We currently offer the following fully-integrated services accessible through a single wireless telephone:

    - digital mobile, or interconnect, telephone service;

    - Nextel Direct Connect service that allows users to contact co-workers instantly, on private one-to-one calls or on a group call; and

    - the ability to receive pages and short-text messages.

    In addition, Nextel has recently launched its Nextel Online service that provides Internet-capable subscriber units with wireless Internet services, including web-based applications and content. As part of our agreements with Nextel WIP, we introduced in June 2000 Nextel Online Service in all of our launched markets except upstate New York and Hawaii and expect to offer these same data services in those markets by the end of 2000.

    Our senior management team has substantial operating experience, averaging over 15 years in the communications industry. Each member of senior management has significant experience working at AT&T Wireless, McCaw Cellular and/or Nextel. Key stockholders, in addition to Nextel's subsidiary, include DLJ Merchant Banking Partners, Madison Dearborn Capital Partners, Eagle River Investments, an investment company controlled by Craig O. McCaw, and Motorola.

STRATEGIC ALLIANCE WITH NEXTEL

    Our affiliation with Nextel is an integral part of our strategy. Nextel WIP has contributed to us licenses and cash in exchange for an ownership stake in our company. Under our agreements with Nextel WIP, we enjoy numerous important benefits, including the following:

    - NEXTEL BRAND AND DIFFERENTIATED MARKETING PROGRAMS. We have the exclusive right to offer digital wireless communications services using the Nextel brand in all of our markets.

    - INTEGRATED NATIONWIDE NETWORK. Our systems are operationally seamless with those of Nextel, enabling customers of both companies to roam on each other's portion of the Nextel digital mobile network.

    - EXCLUSIVE ROAMING PARTNERSHIP. Under our agreements with Nextel WIP, we are the exclusive provider of wireless communication services to Nextel's iDEN/800 MHz frequency customers who roam into our markets.

    - INFRASTRUCTURE AND RELATIONSHIPS. In exchange for a fee, we have the right to utilize Nextel's current infrastructure, including certain switching facilities and network monitoring systems, until such time as our customer volume indicates that we should build our own.

BUSINESS STRATEGY

    Our goal is to become the leading provider of integrated digital wireless communication services in our markets. We believe the following elements of our business strategy will distinguish our wireless service offerings from those of our competitors and will enable us to compete successfully:

    - PROVIDE DIFFERENTIATED PACKAGE OF WIRELESS SERVICES. We offer a package of services and features that combines multiple wireless communications options in a single wireless telephone.

    - TARGET BUSINESS CUSTOMERS. We believe that our focus on business customers will result in higher monthly average revenue per unit and lower average monthly service cancellations or terminations.

    - RAPIDLY DEPLOY ROBUST NETWORK. Our objective is to build robust wireless systems that cover all key areas of a given market before we launch our network in that market.

    - OPERATE IN MID-SIZED AND SMALLER MARKETS. We focus on mid-sized and smaller markets with demographics we believe to be similar to those served by Nextel. We believe that this strategy will allow us to rapidly increase penetration within our targeted customer base, which we believe has historically been underserved in these markets.

MARKETS

    As of June 30, 2000, we had commercial operations in markets with total Pops of 24.3 million and the ability to offer service to, or cover, approximately
18.3 million Pops. These operational markets are in Hawaii, New York, Texas, Pennsylvania, Kentucky, Florida, Iowa, Nebraska, Idaho, Central Illinois, Alabama, Louisiana and Mississippi. As of June 30, 2000, we had approximately 121,000 digital subscribers with a covered market penetration of approximately 0.66%. We intend to be able to provide service to over 21 million Pops by the end of 2000 and over 31 million Pops by the end of 2001. The following table sets forth those markets with over 1.0 million Pops in which we have launched or intend to launch digital wireless service as of June 30, 2000:

                                                                             SCHEDULED
MARKETS                                                       TOTAL POPS   MARKET LAUNCH
-------                                                       ----------   -------------
Kentucky (Lexington-Fayette, Louisville)....................  2,966,795    Launched
Syracuse/Utica-Rome/Binghamton/Elmira, NY...................  2,039,082    Launched
Central Illinois (Peoria, Springfield, Champaign,
  Bloomington, Decatur).....................................  1,938,868    Launched
Eastern Iowa (Waterloo, Dubuque, Davenport, Cedar Rapids,
  Iowa City)................................................  1,820,414    Launched
Arkansas (Fayetteville, Fort Smith, Pine Bluff).............  1,811,547    1st Half 2001
Nebraska (Omaha, Lincoln)...................................  1,736,895    Launched
                                                                           1st and 2nd
Western Virginia (Roanoke/Lynchburg/Charlottesville)........  1,670,705    Half 2001
Evansville/Owensboro, KY/IN.................................  1,660,469    1st Half 2001
Harrisburg/York/Lancaster, PA...............................  1,658,157    Launched
Shreveport/Monroe/Tyler/Longview, LA/TX.....................  1,584,914    2nd Half 2000
Hattiesburg/Jackson, MS.....................................  1,401,096    1st Half 2001
Green Bay/Fond du Lac/Appleton/Sheboygan, WI................  1,374,957    1st Half 2001
Central Pennsylvania (Altoona, Johnstown, Williamsport,
  State College)............................................  1,355,266    2nd Half 2001
Buffalo, NY.................................................  1,331,256    Launched
Sioux City/Sioux Falls, SD..................................  1,239,353    2nd Half 2001
Rochester, NY...............................................  1,191,412    Launched
Hawaii (all islands)........................................  1,185,497    Launched
Albany/Glens Falls, NY......................................  1,160,447    Launched
Wilkes-Barre/Scranton, PA...................................  1,113,665    Launched

    We have calculated total Pops for a given market by utilizing the Population Estimates Program published by the U.S. Bureau of the Census which lists population estimates by county for 1999. Future launch schedules for our markets are subject to the various factors discussed under the heading "Risk Factors" in this prospectus.

    We were incorporated in the State of Delaware in July 1998. Our principal executive offices are located at 4500 Carillon Point, Kirkland, Washington 98033. Our telephone number is (425) 576-3600.

                               THE EXCHANGE OFFER

The Exchange Offer............  We are offering to exchange $1,000 principal amount at maturity of Nextel Partners 11% Senior Notes due 2010 which have been registered under the Securities Act for each
                                $1,000 principal amount at maturity of Nextel Partners
                                outstanding 11% Senior Notes due 2010 which were issued on
                                July 27, 2000 in a private offering. In order to be
                                exchanged, an old note must be properly tendered and
                                accepted. We will exchange all notes validly tendered and
                                not validly withdrawn. There is $200 million aggregate
                                principal amount at maturity of old notes outstanding.

Expiration and Exchange
  Dates.......................  This offer will expire at 5:00 p.m., New York City time, on
                                             , 2000 unless we extend it, and we will
                                consummate the exchange on the next business day.

Registration Rights...........  You have the right to exchange the old notes that you now hold for new notes with substantially identical terms. This exchange offer is intended to satisfy these rights. After
                                the exchange offer is complete, you will no longer be
                                entitled to any exchange or registration rights with respect to your notes.

Conditions....................  This offer is subject to various conditions. We reserve the right to terminate or amend the offer at any time before the expiration date if specified events occur.

Withdrawal Rights.............  You may withdraw your tender of old notes at any time before the offer expires.

Material Federal Income Tax
  Considerations of the
  Exchange....................  Davis Wright Tremaine LLP has acted as our special tax counsel in rendering an opinion as to all material federal income tax consequences of the exchange. It is their opinion that the exchange will not be a taxable event for United
                                States federal income tax purposes and thus, you will not
                                recognize any taxable gain or loss or any interest income as a result of such exchange.

Resale Without Further
  Registration................  We believe that the new notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act so long as the following statements are true:

                                    - you acquire the new notes issued in the exchange offer
                                    in the ordinary course of your business;

                                    - you are not one of our "affiliates," as defined in
                                    Rule 405 of the Securities Act of 1933, as amended; and

                                    - you are not participating, and do not intend to
                                    participate, and have no arrangement or understanding
                                      with any person to participate, in the distribution of
                                      the new notes issued to you in the exchange offer.

                                By tendering your notes as described below, you will be
                                making representations to this effect.

Transfer Restrictions on New
  Notes.......................  You may incur liability under the Securities Act if:

                                (1)  any of the representations listed above are not true;
                                     and

                                (2)  you transfer any new note issued to you in the exchange offer without:

                                    - delivering a prospectus meeting the requirements of
                                    the Securities Act, or

                                    - qualifying for an exemption under the Securities Act's
                                      requirements to register your new notes.

                                We do not assume or indemnify you against any such
                                liability. Each broker-dealer that is issued new notes for its own account in exchange for old notes that were acquired as a result of market-making or other trading activities,
                                must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with
                                any resale of the new notes. A broker-dealer may use this
                                prospectus for an offer to resell, a resale or other
                                transfer of the new notes issued to it in the exchange
                                offer.

Procedures for Tendering Old
  Notes.......................  Each holder of old notes who wishes to accept the exchange offer must:

                                    - complete, sign and date the accompanying letter of
                                      transmittal, or a facsimile thereof, or

                                    - arrange for The Depository Trust Company to transmit
                                      certain required information to the exchange agent in
                                      connection with a book-entry transfer.

                                You must mail or otherwise deliver such documentation and
                                your old notes to The Bank of New York, the exchange agent, at the address set forth under "The Exchange Offer--Exchange
                                Agent."

Failure to Exchange Will
  Affect You Adversely........  If you are eligible to participate in the exchange offer and you do not tender your old notes, you will not have any
                                further registration or exchange rights and your old notes will continue to be subject to some restrictions on
                                transfer. Accordingly, the liquidity of the old notes could be adversely affected.

Special Procedures for
  Beneficial Owners...........  If you beneficially own old notes registered in the name of a broker, dealer, commercial bank, trust company or other
                                nominee and you wish to tender your old notes in the
                                exchange offer, you should contact the registered holder
                                promptly and instruct it to tender on your behalf. If you
                                wish to tender on your own behalf, you must, before
                                completing and executing the letter of transmittal for the exchange offer and delivering your old notes, either arrange to have your old notes registered in your name or obtain a properly completed bond power from the registered holder.
                                The transfer of registered ownership may take considerable time.

Guaranteed Delivery
  Procedures..................  You may comply with the procedures described in this prospectus under the heading "The Exchange Offer--
                                Guaranteed Delivery Procedures" if you wish to tender your old notes and:

                                    - time will not permit your required documents to reach
                                    the exchange agent by the expiration date of the
                                      exchange offer,

                                    - you cannot complete the procedure for book-entry
                                      transfer on time, or

                                    - your old notes are not immediately available.

                                 THE NEW NOTES

    The new notes have the same financial terms and covenants as the old notes, which are as follows:

Issuer......................................................  Nextel Partners, Inc.

Maturity....................................................  March 15, 2010

Interest Rate and Payment
  Dates.......................  Interest on the notes will accrue at the rate of 11% per annum, payable semi-annually in cash in arrears on March 15 and September 15 of each year, beginning on September 15,
                                2000.

Ranking.......................  The new notes are senior unsecured indebtedness and:

                                    - rank equally in right of payment with all existing and
                                      future senior unsecured obligations, including as of
                                      September 30, 2000 $331.3 million in aggregate
                                      accreted amount of our 14% senior discount notes due
                                      2009 and $200.0 million in aggregate principal amount
                                      of our 11% senior notes issued in March 2000;

                                    - are senior in right of payment to all existing and
                                    future subordinated obligations of Nextel Partners; and

                                    - are effectively subordinated to all of our secured
                                      obligations, to the extent of the value of the assets
                                      securing those obligations.

                                Our operations are conducted through our subsidiaries,
                                effectively subordinating the new notes to all existing and future obligations of our subsidiaries, including the
                                borrowings under the credit facility and trade payables of our subsidiaries. At June 30, 2000, our subsidiaries had
                                approximately $915 million in outstanding liabilities,
                                including trade payables, of which $325 million were secured obligations.

Optional Redemption...........  On or after March 15, 2005, we will have the right to redeem any or all of the new notes at their principal amount at
                                maturity plus accrued interest and a premium initially equal to 5.5% and declining annually after that date.

                                In addition, before March 15, 2003, we have the right to use the net cash proceeds of qualifying offerings of stock to
                                redeem up to 35% of the aggregate principal amount of the
                                notes plus any interest that shall have accrued from the
                                issue date of the old notes at a redemption price equal to
                                111% of the principal amount. For more information, see
                                "Description of the Notes--Optional Redemption."

Covenants.....................  The indenture under which the old notes have been and the new notes are being issued contains covenants for your
                                benefit which, among other things and subject to certain
                                exceptions, restrict our ability and the ability of our
                                subsidiaries to:

                                    - borrow money;

                                    - pay dividends on stock or repurchase stock;

                                    - make investments;

                                    - use assets as security in other transactions; and

                                    - sell certain assets or merge with or into other
                                      companies

                                The indenture allows modification and amendment of these and other covenants by a vote of holders of a majority in
                                aggregate principal amount of the notes, subject to
                                exceptions described in the indenture. Also, holders of a
                                majority in aggregate principal amount of the notes may
                                waive our compliance with certain other restrictive
                                covenants in the indenture.

    For additional information regarding the notes, see "Description of the Note" and "Material United States Federal Income Tax Consequences."

                                  RISK FACTORS

    See "Risk Factors" immediately following this summary for a discussion of risks relating to the new notes, all of which apply to the old notes as well.

                      SUMMARY CONSOLIDATED FINANCIAL DATA

    You should read the following consolidated summary financial data together with "Management's Discussion and Analysis" and our consolidated financial statements and the related notes, all of which appear elsewhere in this prospectus. Our historical financial results discussed throughout this prospectus include the operations we acquired from Nextel WIP on January 29, 1999 in connection with our initial capitalization. See Note 1 of our audited consolidated financial statements for a discussion of our formation, capitalization and basis of presentation.

                                                                  YEAR ENDED         THREE MONTHS      SIX MONTHS
                                                                 DECEMBER 31,            ENDED            ENDED
                                                             --------------------      JUNE 30,         JUNE 30,
                                                               1998       1999           2000             2000
                                                             --------   ---------   ---------------   -------------
                                                                                              (UNAUDITED)
                                                                             (DOLLARS IN THOUSANDS)
CONSOLIDATED STATEMENTS OF OPERATIONS DATA:
Operating revenues:
  Service revenues.........................................    $3,745     $28,136       $25,716           $40,699
  Equipment revenues.......................................     1,564       4,584         5,997             9,523
                                                             --------   ---------   -----------       -----------
Total revenues.............................................     5,309      32,720        31,713            50,222
Operating expenses:
  Cost of service revenues.................................     6,108      18,807        17,225            28,433
  Cost of equipment revenues...............................     2,935      10,742        11,360            17,818
  Selling, general and administrative......................    13,531      34,862        28,683            48,514
  Stock based compensation.................................       447      27,256        17,017            35,053
  Depreciation and amortization............................     4,586      12,689         7,525            12,564
                                                             --------   ---------   -----------       -----------
Total operating expenses...................................    27,607     104,356        81,810           142,382
                                                             --------   ---------   -----------       -----------
Operating income (loss)....................................   (22,298)    (71,636)      (50,097)          (92,160)
Other income (expense):
  Interest expense, net....................................        --     (65,362)      (21,982)          (43,596)
  Interest income..........................................        --      24,585        16,265            28,077
                                                             --------   ---------   -----------       -----------
Total other (expense)......................................        --     (40,777)       (5,717)          (15,519)
                                                             --------   ---------   -----------       -----------
Loss before income tax provision...........................   (22,298)   (112,413)      (55,814)         (107,679)
Income tax provision.......................................        --          --            --                --
                                                             --------   ---------   -----------       -----------
Loss before extraordinary item.............................   (22,298)   (112,413)      (55,814)         (107,679)
Extraordinary item--loss on early retirement of debt, net
  of $0 income tax.........................................        --          --       (23,485)          (23,485)
                                                             --------   ---------   -----------       -----------
Net loss...................................................   (22,298)   (112,413)      (79,299)         (131,164)
Mandatorily redeemable preferred stock dividends...........        --          --          (763)           (4,054)
                                                             --------   ---------   -----------       -----------
Loss attributable to common stockholders...................  $(22,298)  $(112,413)     $(80,062)        $(135,218)
                                                             ========   =========   ===========       ===========

                                                                      AS OF
                                                                   DECEMBER 31,            AS OF
                                                              ----------------------     JUNE 30,
                                                                1998         1999          2000
                                                              ---------   ----------   -------------
                                                                                        (UNAUDITED)
                                                                      (DOLLARS IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents, short-term investments and
  restricted cash(1)........................................  $     16    $  568,729    $  953,752
Plant, property and equipment, net..........................   107,948       252,223       362,144
FCC operating licenses, net.................................   133,180       151,056       154,087
  Total assets..............................................   247,666     1,015,327     1,538,299
Current liabilities.........................................     8,995        58,503        69,522
Long-term debt..............................................        --       785,484       845,226
Series B redeemable preferred stock.........................        --            --        25,904
Total stockholders' equity..................................   238,671       170,616       594,520
  Total liabilities and stockholders' equity................  $247,666    $1,015,327    $1,538,299

                                                                   YEAR ENDED          SIX MONTHS
                                                                  DECEMBER 31,            ENDED
                                                              ---------------------     JUNE 30,
                                                                1998        1999          2000
                                                              ---------   ---------   -------------
                                                                     (DOLLARS IN THOUSANDS)
OTHER DATA:
Covered Pops (end of period) (millions).....................        --         6.1          18.3
Subscribers (end of period).................................    10,200      46,100       121,000
EBITDA as adjusted(2).......................................  $(17,265)   $(31,691)     $(44,543)
Capital expenditures(3).....................................  $104,334    $133,210      $122,228
Ratio of earnings to fixed charges(4).......................        --          --            --

------------------------------

(1) Short-term investments include marketable debt securities and corporate commercial paper with original purchase maturities greater than three months. Restricted cash reflects the cash collateral account maintained under our credit facility equal to borrowings outstanding under one of our term loans, until January 21, 2000 when the FCC approved Nextel WIP's transfer of the broadband wireless licenses to us.

(2) Earnings Before Interest, Taxes, Depreciation and Amortization, or EBITDA as adjusted, represents net loss before interest expense, interest income, depreciation, amortization and stock-based compensation expense. EBITDA is commonly used to analyze companies on the basis of operating performance, leverage and liquidity. While EBITDA as adjusted should not be construed as a substitute for operating income or a better measure of liquidity than cash flow from operating activities, which are determined in accordance with generally accepted accounting principles, we have presented EBITDA as adjusted to provide additional information with respect to our ability to meet future debt service, capital expenditure and working capital requirements. EBITDA as adjusted is not a measure determined under generally accepted accounting principles. Also, as calculated above, EBITDA as adjusted may not be comparable to similarly titled measures reported by other companies.

(3) Capital expenditures are expenditures exclusive of $22 million Motorola vendor credits and non-cash capitalized interest during the period related to depreciable property, plant and equipment. Capital expenditures are required to purchase network equipment, such as switching and radio transmission equipment. Capital expenditures also include purchases of other equipment used for administrative purposes, such as office equipment and computer and telephone systems.

(4) "Earnings" is defined as earnings before extraordinary items and accounting changes, interest expense, amortization of deferred financing costs, and taxes. Fixed charges consist of interest expense, amortization of deferred financing costs and a portion of rent expense under operating leases representative of interest. For the years ended December 31, 1998 and 1999, and the six months ended June 30, 2000 earnings were insufficient to cover fixed charges by $28.6 million, $126.1 million and $118.2 million, respectively. The difference between all amounts disclosed above and net loss represents interest capitalized by us.

                                  RISK FACTORS

    BEFORE TENDERING THE OLD NOTES IN THE EXCHANGE OFFER, YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS DESCRIBED BELOW AS WELL AS ALL THE OTHER INFORMATION IN THIS PROSPECTUS, INCLUDING OUR CONSOLIDATED FINANCIAL STATEMENTS AND RELATED NOTES. THE NEW NOTES, LIKE THE OLD NOTES, ENTAIL SUBSTANTIAL RISKS AND OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED DUE TO ANY OF THE FOLLOWING RISKS.

RISK FACTORS RELATING TO NEXTEL PARTNERS

WE HAVE A HISTORY OF OPERATING LOSSES, EXPECT TO CONTINUE TO INCUR SUBSTANTIAL OPERATING LOSSES AND MAY NOT BE ABLE TO GENERATE THE EARNINGS NECESSARY TO FUND OUR OPERATIONS, SUSTAIN THE CONTINUED GROWTH OF OUR BUSINESS OR REPAY OUR DEBT OBLIGATIONS.

    We did not commence commercial operations until January 29, 1999, and the portion of the Nextel digital mobile network we acquired on that date only had a few months of operating history. Since then, we have had a history of operating losses and, as of June 30, 2000, we had incurred operating losses of approximately $163.8 million. We expect to continue to incur substantial operating losses and to generate negative cash flow from operating activities through 2003. We cannot assure you that we will become profitable or sustain profitability in the future. If we fail to complete the commercial launch of our portion of the Nextel digital mobile network on schedule or if we fail to achieve significant and sustained growth in our revenues and earnings from operations, we will not have sufficient cash to fund our current operations, sustain the continued growth of our business or repay our debt obligations. Our failure to fund our operations or continued growth would have an adverse impact on our financial condition and our failure to make any required payments would result in defaults under all our debt agreements, which could result in the cessation of our business.

WE MUST COMPLETE OUR PORTION OF THE NEXTEL DIGITAL MOBILE NETWORK BY SET DEADLINES, OFFER CERTAIN SERVICES AND MEET PERFORMANCE REQUIREMENTS OR RISK TERMINATION OF OUR AGREEMENTS WITH NEXTEL WIP, WHICH WOULD ELIMINATE OUR ABILITY TO CARRY OUT OUR CURRENT BUSINESS PLAN AND STRATEGY.

    Our operating agreements with Nextel WIP require us to construct our portion of the Nextel digital mobile network to specific standards and by set deadlines, offer certain services and meet performance requirements. Our failure to meet any of these requirements could constitute a material default under the operating agreements that would give Nextel WIP the right to terminate these agreements, including the right to use the Nextel brand. The non-renewal or termination of the Nextel WIP operating agreements would eliminate our ability to carry out our current business plan and strategy and adversely affect our financial condition.

OUR SUCCESS IS DEPENDENT, IN PART, ON NEXTEL COMPLETING ITS PORTION OF THE NEXTEL DIGITAL MOBILE NETWORK AND CONTINUING TO BUILD AND SUSTAIN CUSTOMER SUPPORT OF ITS BRAND AND THE MOTOROLA IDEN TECHNOLOGY, AND IF NEXTEL EXPERIENCES FINANCIAL OR OPERATIONAL DIFFICULTIES OUR BUSINESS WOULD BE ADVERSELY AFFECTED.

    Our business plan depends, in part, on Nextel completing its portion of the Nextel digital mobile network on schedule and continuing to build and sustain customer support of its brand and the Motorola iDEN technology. If Nextel encounters financial problems or operating difficulties relating to its portion of the Nextel digital mobile network or experiences a significant decline in customer acceptance of its products or the Motorola iDEN technology, our affiliation with and dependence on Nextel may adversely affect our business, including the quality of our services, the ability of our customers to roam within the entire network and our ability to attract and retain new customers. Additional information regarding Nextel and its domestic digital mobile network business can be found in Nextel's Annual Report on Form 10-K for the year ended December 31, 1999 and

Nextel's other filings made under the Securities Act of 1933 and the Securities Exchange Act of 1934 under SEC file number 0-19656. You should read these filings to more fully understand the risks presented by our affiliation with Nextel. For a description of where this information can be obtained, see "Available Information."

OUR BUSINESS STRATEGY DEPENDS ON THE SUCCESSFUL AND CONTINUED INTEGRATION OF OUR PORTION OF THE DIGITAL MOBILE NETWORK WITH NEXTEL'S PORTION.

    Pursuant to our operating agreements with Nextel WIP, Nextel WIP provides us with important services and assistance, including a license to use the Nextel brand name and the sharing of switches that direct calls to their destinations. These services are critical to the successful integration of our portion of the Nextel digital mobile network with Nextel's portion, which is essential to the overall success of our business.

    Moreover, our business plan depends on our ability to implement an integrated customer service, network management and billing system with Nextel's systems to allow our respective portions of the Nextel digital mobile network to operate together, and provide our and Nextel's customers with seamless service. Integration requires that numerous and diverse computer hardware and software systems work together. Any failure to integrate these information systems on schedule may have an adverse effect on our results of operations.

DIFFICULTIES IN CONSTRUCTING AND OPERATING OUR PORTION OF THE NEXTEL DIGITAL MOBILE NETWORK COULD INCREASE THE ESTIMATED COSTS AND DELAY THE SCHEDULED COMPLETION OF THE NETWORK, THEREBY ADVERSELY AFFECTING OUR ABILITY TO GENERATE REVENUE.

    The development and operation of our portion of the Nextel digital mobile network involves a high degree of risk. Before we are in a position to commence operations in our undeveloped markets, we will need to:

    - select and acquire appropriate sites for our transmission equipment, or cell sites;

    - purchase and install low-power transmitters, receivers and control equipment, or base radio equipment;

    - build out the physical infrastructure;

    - obtain interconnection services from local telephone service carriers on a timely basis; and

    - test the network.

    Our ability to perform these necessary steps successfully may be hindered by, among other things, any failure:

    - to lease or obtain rights to sites for the location of our base radio equipment;

    - to obtain necessary zoning and other local approvals with respect to the placement, construction and modification of our facilities;

    - to acquire additional necessary radio frequencies from third parties or to exchange radio frequency licenses with Nextel WIP;

    - to commence and complete the construction of sites for our equipment in a timely and satisfactory manner; and

    - to obtain necessary approvals, licenses and permits from federal, state and local agencies, including land use regulatory approvals and approval from the Federal Aviation Administration with respect to the transmission towers that we will be using.

    Before fully implementing our portion of the Nextel digital mobile network in a new market area or expanding coverage in an existing market area, we must complete systems design work, find appropriate sites and construct necessary transmission structures, receive regulatory approvals, free up frequency channels now devoted to non-digital transmissions and begin systems optimization. These processes may take weeks or months to complete, and may be hindered or delayed by many factors, including unavailability of antenna sites at optimal locations, land use and zoning controversies and limitations of available frequencies. In addition, we may experience cost overruns and delays not within our control caused by acts of governmental entities, design changes, material and equipment shortages, delays in delivery and catastrophic occurrences. Any failure to construct our portion of the Nextel digital mobile network on a timely basis may affect our ability to provide services in our markets on a schedule consistent with our current business plan, and any significant delays could have a material adverse effect on our business. Moreover, if we fail to launch two or more markets in any year within 180 days of the scheduled launch date, or if we fail to complete the build-out of two or more markets in any year within 180 days of the scheduled build-out date, we could be in default of our operating agreements with Nextel WIP, which would impede our ability to execute our business plan.

WE MAY BE REQUIRED TO IMPLEMENT MATERIAL CHANGES TO OUR BUSINESS OPERATIONS TO THE EXTENT THESE CHANGES ARE ADOPTED BY NEXTEL, WHICH MAY NOT BE BENEFICIAL TO OUR BUSINESS.

    If Nextel adopts material changes to its operations, including the adoption of new technology, our operating agreements with Nextel WIP give it the right to require similar changes to our operations. The failure to implement required changes could, under certain circumstances, trigger the ability of Nextel WIP to terminate its operating agreements with us. Even if the required change is beneficial to Nextel, the effect on our business may differ due to differences in markets and customers. We cannot assure you that such changes would not adversely affect our business plan.

OUR HIGHLY LEVERAGED CAPITAL STRUCTURE LIMITS OUR ABILITY TO OBTAIN ADDITIONAL FINANCING AND COULD ADVERSELY AFFECT OUR BUSINESS IN SEVERAL OTHER WAYS.

    The level of our outstanding debt greatly exceeds the level of our revenues and stockholders' equity. As of June 30, 2000, we had $914.7 million of total indebtedness outstanding, including trade payables, $325 million outstanding under our credit facility, $320.2 million of senior discount notes outstanding at their accreted value and $200 million of senior notes outstanding. This indebtedness represented approximately 62% of our total capitalization at that date. As of June 30, 2000, we also had $25.9 million of mandatorily redeemable preferred stock outstanding, including accrued dividends.

    Our large amount of indebtedness could significantly impact our business for the following reasons:

    - it limits our ability to obtain additional financing, if needed, to complete the build-out of our portion of the Nextel digital mobile network, to cover our cash flow deficit or for working capital, other capital expenditures, debt service requirements or other purposes;

    - it means that we will need to dedicate a substantial portion of our operating cash flow to fund interest expense on our credit facility and other indebtedness, thereby reducing funds available for our build-out, operations or other purposes;

    - it makes us vulnerable to interest rate fluctuations because our credit facility term loan bears interest at variable rates;

    - it limits our ability to compete with competitors who are not as highly leveraged, especially those who may be able to price their service packages at levels below that which we can or are willing to match; and

    - it limits our ability to react to changing market conditions, changes in our industry and economic downturns.

DESPITE CURRENT INDEBTEDNESS LEVELS, WE AND OUR SUBSIDIARIES MAY STILL BE ABLE TO INCUR SUBSTANTIALLY MORE DEBT. THIS COULD FURTHER EXACERBATE THE RISKS DESCRIBED ABOVE.

    We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indenture do not fully prohibit us or our subsidiaries from doing so. Our credit facility would permit additional borrowing of up to $50 million after completion of this offering and all of those borrowings would be senior to the notes. Our and our subsidiaries' level of indebtedness could have important consequences to the holders of the notes, including the following:

    - the debt service requirements of any additional indebtedness could make it very difficult for us to make payments of cash interest on the notes;

    - a substantial portion of our cash flow from operations, if any, must be dedicated to the payment of principal and interest on our indebtedness and other obligations, and will not be available for use in our business;

    - the level of indebtedness and related cash debt service needs could limit our flexibility in planning for, or reacting to, changes in our business;

    - we are more highly leveraged than some of our competitors, which may place us at a competitive disadvantage; and

    - our level of indebtedness and related cash debt service needs will make us more vulnerable in the event of a downturn in our business.

    See "Capitalization," "Selected Consolidated Financial Data" and "Description of Notes--Covenants--Change of Control" and "Description of Other Indebtedness--The Credit Facility."

WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH TO SERVICE OUR INDEBTEDNESS. OUR ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS BEYOND OUR CONTROL.

    Our ability to make payments on our indebtedness, including these notes, and to fund planned capital expenditures will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. These factors include, among other things, our ability to:

    - successfully implement our business plan and related strategy, including the construction and operation of our portion of the Nextel digital mobile network;

    - obtain and retain a significant number of subscribers; and

    - achieve significant and sustained growth in our revenues and earnings from operations.

    Based on our current level of operations and anticipated cost savings and operating improvements, we believe our cash flow from operations, available cash and available borrowings under our credit facility will be adequate to meet our future liquidity until we become cash flow positive which we anticipate will not occur before 2003.

    We cannot assure you, however, that our business will generate sufficient cash flow from operations, that currently anticipated cost savings and operating improvements will be realized on schedule or that future borrowings will be available to us under our credit facility in an amount sufficient to enable us to pay our indebtedness, including obligations under our credit facility, our senior discount notes, existing senior notes, or these notes, or to fund our other liquidity needs. Moreover, the fund raising efforts of Nextel or any of its affiliates may also adversely affect our ability to raise additional funds.

IN THE FUTURE WE MAY NEED TO REFINANCE OUR INDEBTEDNESS AND OUR ABILITY TO REFINANCE OUR INDEBTEDNESS WILL DEPEND ON MANY FACTORS, SOME OF WHICH ARE BEYOND OUR CONTROL, AND WE CANNOT ASSURE YOU THAT WE WILL BE ABLE TO DO SO.

    Our credit facility will mature prior to the maturity of the notes, and our obligations thereunder are senior to the notes in right of payment and are secured by liens on assets of our subsidiaries and a pledge of their capital stock. We expect that we may be required to refinance our indebtedness under our credit facility. Our ability to refinance our indebtedness will depend on, among other factors, our financial condition at the time of the refinancing, the restrictions contained in the instruments governing our other indebtedness then outstanding and other factors beyond our control, including market conditions. If our indebtedness under our credit facility cannot be repaid at maturity or refinanced, then we will not be able to meet our obligations under the indenture or the notes.

BECAUSE THE NOTES THAT YOU HOLD ARE UNSECURED, YOU MAY NOT BE FULLY REPAID IF WE BECOME INSOLVENT.

    The notes are not secured by any of our assets or those of our subsidiaries. Our obligations under our credit facility, however, are secured by liens on assets of our subsidiaries and a pledge of their capital stock. You may not be fully repaid if we become insolvent. In addition, as described above, the indenture relating to the notes permits us to incur additional secured debt. If we incur secured debt, and we become insolvent the holders of the secured debt would receive payments from the assets used as security before you receive payments.

THE INDENTURE AND OUR EXISTING DEBT INCLUDE RESTRICTIVE AND FINANCIAL COVENANTS THAT LIMIT OUR OPERATING FLEXIBILITY.

    Our credit facility and the indentures governing these notes, our existing senior notes and our senior discount notes contain covenants that, among other things, restrict our ability to take specific actions even if we believe them to be in our best interest. These include restrictions on our ability to:

    - incur additional debt;

    - pay dividends or distributions on, or redeem or repurchase, capital stock;

    - create liens on assets;

    - make investments, loans or advances;

    - issue or sell capital stock of certain of our subsidiaries;

    - enter into transactions with affiliates;

    - enter into a merger, consolidation or sale of assets; or

    - engage in any business other than telecommunications.

    In addition, the credit facility imposes financial covenants which require our principal subsidiary to comply with specified financial ratios and tests, including minimum interest coverage ratios, maximum leverage ratios, minimum service revenues, minimum subscriber units and covered Pops, minimum EBITDA requirements and minimum fixed charge coverage ratios. We cannot assure you that we will be able to meet these requirements or satisfy these covenants in the future and if we fail to do so, our debts could become immediately payable at a time when we are unable to pay them, which could adversely affect our ability to carry out our business plan and would have a negative impact on our financial condition.

IF AN EVENT CONSTITUTING A CHANGE OF CONTROL OCCURS, WE MAY BE REQUIRED TO REDEEM ALL OF OUR OUTSTANDING NOTES EVEN IF OUR CREDIT FACILITY PROHIBITS SUCH A REDEMPTION OR WE LACK THE RESOURCES TO MAKE SUCH A REDEMPTION.

    Upon the occurrence of a defined change of control under the indentures governing our senior discount notes, our existing senior notes and these notes, other than a change of control involving certain of our existing stockholders, we could be required to redeem our senior discount notes, our existing senior notes and these notes. Our credit facility prohibits us, except under certain circumstances, from redeeming any of our senior discount notes, our existing senior notes and these notes before their stated maturity. In the event we become subject to a change of control at a time when we are prohibited from redeeming our senior discount notes, our existing senior notes and these notes, our failure to redeem our senior discount notes, our existing senior notes and these notes would constitute an event of default under the respective indentures, which would in turn result in a default under the credit facility. Any default under our indentures or credit facility could result in an acceleration of such indebtedness, which would harm our financial condition and could adversely impact our ability to effectuate our business plan. Moreover, even if we obtained consent under our credit facility, we cannot assure you that we would have sufficient resources to redeem our senior discount notes, our existing senior notes and these notes and still have sufficient funds available to successfully pursue our business plan.

OUR FUTURE PERFORMANCE WILL DEPEND ON OUR AND NEXTEL'S ABILITY TO SUCCEED IN THE HIGHLY COMPETITIVE WIRELESS COMMUNICATIONS TRANSMISSION INDUSTRY.

    Our ability to compete effectively with established and prospective wireless communications service providers depends on many factors, including:

    - If the wireless communications technology used by Nextel and us does not perform in a manner that meets customer expectations, we will be unable to attract and retain customers, which would adversely affect your investment. Customer acceptance of the services we offer is and will continue to be affected by technology-based differences and by the operational performance and reliability of system transmissions on the Nextel digital mobile network. If we are unable to address and resolve satisfactorily performance or other transmission quality issues as they arise, including transmission quality issues on Nextel's portion of the Nextel digital mobile network, or if these issues limit our ability to expand our network coverage or capacity as currently planned, or place either Nextel or us at a competitive disadvantage to other wireless service providers in our markets, we may have difficulty attracting and retaining customers, which would adversely affect our revenues.

    - If we or Nextel cannot expand, provide and maintain our respective system coverage on a nationwide basis in the United States, then our growth and operations, and the value of your investment, would be adversely affected. We will not be able to provide roaming system coverage comparable to that currently available through roaming arrangements from cellular and some personal communication services operators, unless and until we and Nextel substantially complete a nationwide digital mobile network. This places us at a competitive disadvantage, as some other providers currently have roaming agreements that provide coverage of each other's markets throughout the United States, including areas where our portion and/or Nextel's portion of the Nextel digital mobile network has not been or will not be built. In addition, some of our competitors provide their customers with subscriber units with both digital and analog capability, which expands their coverage, while we and Nextel have only digital capability. We cannot assure you that we will be able to achieve sufficient system coverage or that a sufficient number of customers or potential customers will be willing to accept system coverage limitations as a trade-off for the enhanced multi-function wireless communications package we provide on our portion and Nextel's portion of the Nextel digital mobile network.

    - Neither we nor Nextel have the extensive direct and indirect channels of distribution for the Nextel digital mobile network products and services that are available to some of our competitors. The lack of this distribution channel could adversely affect our operating results and have a negative impact on the value of your investment. Many of our competitors have established extensive networks of retail locations and multiple distribution channels, and so enjoy a competitive advantage over us in these areas. We have increased the proportion of our digital mobile network customers that we obtain through our indirect distributor network, and we currently anticipate that we will rely more heavily on indirect distribution channels to achieve greater market penetration for our digital wireless service offerings. However, as we expand our retail subscriber base through increased reliance on indirect distribution channels and as price competition in the wireless industry intensifies, our average revenue per digital subscriber unit may decrease and our customer retention may be adversely affected.

    - If we cannot offer pricing packages attractive to customers, our revenues may be adversely affected, which could adversely affect our operating results.

    - If our competitors provide two-way radio dispatch services, we will lose a competitive advantage. Our two-way radio dispatch services are currently not available through traditional cellular or personal communication services providers; however, if either personal communication services or cellular operators provide two-way radio dispatch or comparable services in the future, our competitive advantage may be impaired, which could have an adverse effect on our revenue.

THE COMPLETION OF OUR PORTION OF THE NEXTEL DIGITAL MOBILE NETWORK DEPENDS ON APPROVAL BY THE FCC OF THE TRANSFER OF LICENSES TO US FROM NEXTEL.

    On July 11, 2000 we exercised our option with Nextel to acquire additional frequencies in 12 markets. We intend to seek shortly and anticipate FCC approval for the transfer of the SMR licenses covering these territories from Nextel WIP to us. We cannot be sure, however, that the FCC will grant approval of the transfer of control of these licenses. Pending FCC approval we have the right to use the frequencies covered by these licenses pursuant to a management agreement.

WE MAY FACE PRESSURE TO REDUCE OUR PRICES, WHICH WOULD ADVERSELY AFFECT OUR OPERATING RESULTS AND THE VALUE OF YOUR INVESTMENT.

    We expect that as the number of wireless communications providers in our market areas increases, including providers of both digital and analog services, our competitors' prices in these markets will decrease. We may encounter further market pressures to:

    - reduce our digital mobile network service offering prices;

    - restructure our digital mobile network service offering packages to offer more value; or

    - respond to particular short-term, market-specific situations, for example, special introductory pricing or packages that may be offered by new providers launching their service in a particular market.

OUR EQUIPMENT IS MORE EXPENSIVE THAN THE EQUIPMENT OF SOME OF OUR COMPETITORS, WHICH MAY ADVERSELY AFFECT OUR GROWTH AND OPERATING RESULTS.

    We currently market multi-function digital wireless telephones, providing mobile telephone and private and group dispatch service, in addition to paging and alphanumeric short-text messaging. Our mobile telephones are, and are likely to remain, significantly more expensive than mobile analog telephones and are, and are likely to remain, somewhat more expensive than digital cellular or personal communication services telephones that do not incorporate a comparable multi-function capability. Although we believe that our multi-function wireless telephones currently are competitively priced compared to multi-function digital cellular and personal communication services telephones, the higher cost of our equipment may make it more difficult or less profitable to attract customers who do not place a high value on our unique multi-service offering. This may reduce our growth opportunities or profitability and may adversely affect the value of your investment.

OUR NETWORK MUST HAVE SUFFICIENT CAPACITY TO SUPPORT OUR ANTICIPATED CUSTOMER GROWTH.

    Our business plan depends on assuring that our portion of the Nextel digital mobile network has adequate capacity to accommodate anticipated new customers and the related increase in usage of our network. This plan relies on:

    - the ability to obtain additional radio spectrum when and where required;

    - the availability of wireless telephones of the appropriate model and type to meet the demands and preferences of our customers; and

    - the ability to obtain additional cell sites and other infrastructure equipment.

    We cannot assure you that we will not experience unanticipated difficulties in obtaining these items, which could adversely affect our ability to build our network.

WE HAVE POTENTIAL SYSTEMS LIMITATIONS ON ADDING CUSTOMERS, WHICH MAY ADVERSELY AFFECT OUR GROWTH AND PERFORMANCE.

    Critical to our business plan is our success in attracting and retaining large numbers of customers to our portion of the Nextel digital mobile network to generate revenue. In order to do so, we must develop effective procedures for customer activation, customer service, billing and other support services. Even if our system is functional on a technical basis, we may encounter other factors that could adversely affect our ability to successfully add customers to our portion of the Nextel digital mobile network, including:

    - inadequate or inefficient information systems, business processes and related support functions, especially as related to customer service and accounts receivable collection; and

    - an inappropriately long length of time between a customer's order and activation of service for that customer, especially since the current activation time is longer than that of some of our competitors.

    Customer reliance on our customer service functions may increase as we add new customers. Our inability to timely and efficiently meet the demands for services could decrease or postpone subscriber growth, or delay or otherwise impede billing and collection of amounts owed, which would adversely affect our revenues.

WE ARE DEPENDENT ON OUR CURRENT KEY PERSONNEL AND OUR SUCCESS DEPENDS UPON OUR CONTINUED ABILITY TO ATTRACT, TRAIN AND RETAIN ADDITIONAL QUALIFIED PERSONNEL.

    The loss of one or more key officers could impair our ability to successfully build out and operate our portion of the Nextel digital mobile network. We believe that our future success will also depend on our continued ability to attract and retain highly qualified technical and management personnel. We believe that there is and will continue to be intense competition for qualified personnel in the wireless communications industry. We may not be successful in retaining our key personnel or in attracting and retaining other highly qualified technical and management personnel.

THE TRANSMISSION TECHNOLOGY USED IN THE NEXTEL DIGITAL MOBILE NETWORK IS DIFFERENT FROM THAT USED BY MOST OTHER WIRELESS CARRIERS, AND, AS A RESULT, WE MIGHT NOT BE ABLE TO KEEP PACE WITH INDUSTRY STANDARDS IF MORE WIDELY-USED TECHNOLOGIES ADVANCE.

    The Nextel digital mobile network uses scattered, non-contiguous radio spectrum near the frequencies used by cellular carriers. Because of their fragmented character, these frequencies traditionally were only usable for two-way radio calls, such as those used to dispatch taxis and delivery vehicles. Nextel became able to use these frequencies to provide a wireless telephone service competitive with cellular carriers only when Motorola developed a proprietary technology it calls "iDEN." We and Nextel are currently the only major U.S. wireless service providers utilizing iDEN technology on a nationwide basis, and iDEN phones are not currently designed to roam onto other wireless networks.

    Our operating agreements with Nextel WIP require us to use the iDEN technology in our system and prevent us from adopting any new communications technology without Nextel WIP's consent. Future technological advancements may enable other wireless technologies to equal or exceed our current levels of service, and render iDEN technology obsolete. If Motorola is unable to upgrade or improve iDEN technology or develop other technology to meet future advances in competing technologies on a timely basis, or at an acceptable cost, because of the restrictive provisions in our agreements, we will be less able to compete effectively and could lose customers to our competitors.

WE ARE DEPENDENT ON MOTOROLA FOR TELECOMMUNICATIONS EQUIPMENT NECESSARY FOR THE OPERATION OF OUR BUSINESS AND ANY FAILURE OF MOTOROLA TO PERFORM WOULD ADVERSELY AFFECT OUR OPERATING RESULTS AND THE VALUE OF YOUR INVESTMENT.

    Motorola is currently our sole-source supplier of transmitters used in our network and wireless telephone equipment used by our customers and we rely, and expect to continue to rely, on Motorola to manufacture a substantial portion of the equipment necessary to construct our portion of the Nextel digital mobile network. We expect that for the next few years, Motorola, and competing manufacturers who are licensed by Motorola, will be the only manufacturers of wireless telephones that are compatible with the Nextel digital mobile network. If Motorola becomes unable to deliver such equipment, or refuses to do so on reasonable terms, then we may not be able to service our existing subscribers or add new subscribers and our business would be adversely affected. Motorola and its affiliates engage in wireless communications businesses and may in the future engage in additional businesses that do or may compete with some or all of the services we offer. We cannot assure you that any potential conflict of interest between us and Motorola will not adversely affect our ability to receive equipment in the future. In addition, the failure by Motorola to deliver necessary technology improvements and enhancements and system infrastructure and subscriber equipment on a timely, cost-effective basis would have an adverse effect on our growth and operations and would adversely affect your investment. We generally have been able to obtain adequate quantities of base radios and other system infrastructure equipment from Motorola, and adequate volumes and mix of wireless telephones and related accessories from Motorola, to meet subscriber and system loading rates, but we cannot assure you that quantities will be sufficient in the future. Additionally, in the event of shortages of that equipment, our agreements with Nextel WIP provide that available supplies of this equipment would be allocated proportionately among Nextel and us.

YOU CANNOT BE SURE THAT AN ACTIVE TRADING MARKET WILL DEVELOP FOR THESE NOTES.

    Prior to this exchange, there was no public market for these notes. The liquidity of the trading market in these notes, and the market price quoted for these notes, may be adversely affected by changes in the overall market for high yield securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, you cannot be sure that an active trading market will develop for these notes.

IF YOU DO NOT EXCHANGE YOUR OUTSTANDING NOTES YOU MAY HAVE DIFFICULTY IN TRANSFERRING THEM AT A LATER TIME.

    We will issue exchange notes in exchange for the outstanding notes after the exchange agent receives your outstanding notes, the letter of transmittal and all related documents. You should allow adequate time for delivery if you choose to tender your outstanding notes for exchange notes. Outstanding notes that are not exchanged will remain subject to restrictions on transfer and will not have any rights to registration.

    If you do participate in the exchange offer for the purpose of participating in the distribution of the exchange notes, you must comply with the registration and prospectus delivery requirements of the Securities Act of 1933 for any resale transaction. Each broker-dealer who holds outstanding notes for its own account due to market-making or other trading activities and who receives exchange notes for its own account must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. If any outstanding notes are not tendered in the exchange or are tendered but not accepted, the trading market for such outstanding notes could be negatively affected due to the limited number of outstanding notes expected to remain outstanding following the completion of the exchange offer.

RISK FACTORS RELATING TO OUR INDUSTRY

CONCERNS THAT THE USE OF WIRELESS TELEPHONES MAY POSE HEALTH AND SAFETY RISKS MAY DISCOURAGE THE USE OF OUR WIRELESS TELEPHONES.

    Media reports have suggested that, and studies are currently being undertaken to determine whether, radio frequency emissions from enhanced specialized mobile radio, or ESMR, cellular and personal communications service, or PCS, wireless telephones may be linked with health risks, including cancer, and may interfere with various electronic medical devices, including hearing aids and pacemakers. The actual or perceived risk of portable telephones could adversely affect us through a reduced subscriber growth rate, a reduction in subscribers, reduced network usage per subscriber or through reduced financing available to the mobile communications industry.

    Some state and local legislatures have passed or are considering legislation that would restrict the use of wireless telephones while driving automobiles due to safety concerns. The passage or proliferation of this type of legislation could decrease demand for our services.

REGULATORY AUTHORITIES EXERCISE CONSIDERABLE POWER OVER OUR OPERATIONS, WHICH COULD BE EXERCISED AGAINST OUR INTERESTS AND IMPOSE ADDITIONAL UNANTICIPATED COSTS.

    The FCC and state telecommunications authorities regulate our business to a substantial degree. The regulation of the wireless telecommunications industry is subject to constant change. New rules and regulations may be adopted pursuant to the Communications Act of 1934, as amended. The Telecommunications Act of 1996 provided for significant deregulation of the U.S. telecommunications industry and such legislation remains subject to judicial review and additional FCC rulemaking. As a result, we cannot predict the effect that the legislation and any FCC rulemaking may have on our future operations. We must comply with all applicable regulations to conduct our business. Modifications of our business plans or operations to comply with changing regulations or certain action taken by regulatory authorities might increase our costs of providing service and adversely affect our financial condition. We anticipate FCC regulation or Congressional legislation that creates additional spectrum allocations that may also have the effect of adding new entrants into the mobile telecommunications market.

    The FCC has the right to revoke licenses at any time for cause, including failure to comply with the terms of the licenses, failure to continue to qualify for the licenses, malfeasance or other misconduct. In addition, at the end of a ten-year term, we will have to apply to the FCC for renewal of some of our licenses to provide our core services which combine wireless telephone service with dispatch and paging features. We cannot assure you that these licenses will be renewed.

RISK FACTORS RELATING TO OUR CAPITAL STRUCTURE

NEXTEL WIP HAS APPROVAL RIGHTS THAT ALLOW IT TO EXERT SIGNIFICANT INFLUENCE OVER OUR OPERATIONS, AND IT CAN ACQUIRE ADDITIONAL SHARES OF OUR STOCK.

    Pursuant to our amended shareholders' agreement and operating agreements, the approval of the director designated by Nextel WIP, and/or Nextel WIP itself, is required in order for us to:

    - make a material change in our technology;

    - modify our business objectives in any way that is inconsistent with our objectives under our material agreements, including our operating agreements with Nextel WIP;

    - dispose of all or substantially all of our assets;

    - make a material change in or broaden the scope of our business beyond our current business objectives; or

    - enter into any agreement the terms of which would be materially altered in the event that Nextel WIP either exercises or declines to exercise its rights to acquire additional shares of our stock under the terms of the amended shareholders' agreement or our restated certificate of incorporation.

These approval rights relate to significant transactions, and decisions by the Nextel WIP-designated director could conflict with those of our other directors, including our independent directors.

    The amended shareholders' agreement does not prohibit Nextel WIP or any of our other stockholders or any of their respective affiliates from purchasing shares of our Class A common stock in the open market. Any such purchases would increase the voting power and influence of the purchasing stockholder, and could result in a change of control of us. Additionally, if we experience a change of control, Nextel WIP could purchase all of our licenses for $1.00, provided that it enters into a royalty-free agreement with us to allow us to use the licenses in our territory for as long as our operating agreements with Nextel WIP remain in effect. Such an agreement would be subject to approval by the FCC.

CERTAIN SIGNIFICANT STOCKHOLDERS REPRESENTED ON OUR BOARD OF DIRECTORS CAN EXERT SIGNIFICANT INFLUENCE OVER US AND MAY HAVE INTERESTS THAT CONFLICT WITH THOSE OF OUR NOTE HOLDERS, INCLUDING PURCHASERS IN THIS OFFERING.

    As of September 30, 2000, our officers, directors and greater than 5% stockholders together controlled approximately 78.4% of our outstanding common stock. As a result, these stockholders, if they act together, will be able to control the management and affairs of our company and all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control of our company.

    In addition, under our amended shareholders' agreement, Nextel WIP, Madison Dearborn Partners and Eagle River each have the right to designate a member to our six-member board of directors. We cannot be certain that any conflicts that arise between the interests of our company and those of these stockholders will always be resolved in our favor. Moreover, as described above, Nextel WIP has certain approval rights that allow it to exert significant influence over our operations.

    DLJ Merchant Banking, Madison Dearborn Partners and Eagle River each own significant amounts of our capital stock and each currently has a representative on our board of directors. Each of these entities or their affiliates has significant investments in other telecommunications businesses, some of which may compete with us currently or in the future. We do not have a noncompetition agreement with any of our stockholders, and thus their or their affiliates' current and future investments could create conflicts of interest.

ANTI-TAKEOVER PROVISIONS AFFECTING US COULD PREVENT OR DELAY A CHANGE OF CONTROL THAT INVESTORS MAY FAVOR.

    Provisions of our organizational documents, amended shareholders' agreement, operating agreements and Delaware law may discourage, delay or prevent a merger or other change of control that investors may consider favorable. We have authorized the issuance of "blank check" preferred stock and have imposed certain restrictions on the calling of special meetings of stockholders. If we experience a change of control, Nextel WIP could purchase all of our licenses for $1.00, provided that it enters into a royalty-free agreement with us to allow us to use the frequencies in our territory for as long as our operating agreements remain in effect. Such an agreement would be subject to approval by the FCC. Moreover, a change of control of us could trigger an event of default under provisions in our credit facility, the indentures governing our senior discount notes, our existing senior notes and these notes. These provisions could have the effect of delaying, deferring or preventing a change of control in our company, discourage bids for our Class A common stock at a premium over the market price, lower the market price of, and the voting and other rights of the holders of, our Class A common stock, or impede the ability of the holders of our Class A common stock to change our management. See "Related-Party Transactions," "Description of Certain Indebtedness" and "Description of Capital Stock."

OUR RESTATED CERTIFICATE OF INCORPORATION CONTAINS PROVISIONS THAT ALLOW US TO REDEEM SHARES OF OUR SECURITIES IN ORDER TO MAINTAIN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE TELECOMMUNICATIONS LAWS AND REGULATIONS.

    Our business is subject to regulation by the FCC and state regulatory commissions or similar state regulatory agencies in the states in which we operate. This regulation may prevent some investors from owning our securities, even if that ownership may be favorable to us. The FCC and some states have statutes or regulations that would require an investor who acquires a specified percentage of our securities or the securities of one of our subsidiaries to obtain approval to own those securities from the FCC or the applicable state commission. Moreover, our restated certificate of incorporation allows us to redeem shares of our stock from any stockholder in order to maintain compliance with applicable federal and state telecommunications laws and regulations.

FORWARD-LOOKING STATEMENTS

OUR FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A VARIETY OF FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM CURRENT BELIEFS.

    Some statements and information contained in this prospectus are not historical facts, but are forward-looking statements. They can be identified by the use of forward-looking words such as "believes," "expects," "plans," "may," "will," "would," "could," "should" or "anticipates" or other comparable words, or by discussions of strategy that involve risks and uncertainties. We warn you that these forward-looking statements are only predictions, subject to risks and uncertainties, including financial, regulatory environment, industry growth and trend predictions. Actual events or results can differ materially from those expressed or implied as a result of a variety of factors, including those set forth under "Risk Factors." Such forward-looking statements include, but are not limited to, statements with respect to the following:

    - our plan for meeting our scheduled build-out for commercial launch of markets within our portion of the Nextel digital mobile network;

    - our business plan, its advantages and our strategy for implementing our plan;

    - general economic conditions in the geographic areas and occupational markets that we are targeting in our portion of the Nextel digital mobile network;

    - our expectation regarding the continued successful performance and market acceptance of the technology we use;

    - our ability to attract and retain sufficient subscribers;

    - our anticipated capital expenditures and funding requirements, including our ability to access sufficient debt or equity capital to meet operating and financing needs;

    - the availability of adequate quantities of system infrastructure and subscriber equipment and components to meet our service deployment, marketing plans and customer demand;

    - the ability to achieve and maintain market penetration and average subscriber revenue levels sufficient to provide financial viability;

    - our ability to timely and successfully accomplish required scale-up of our billing, collection, customer care and similar back-office operations to keep pace with customer growth, increased system usage rates and growth in levels of accounts receivables;

    - the quality and price of similar or comparable wireless communications services offered or to be offered by our competitors, including providers of PCS and cellular services;

    - future legislation or regulatory actions relating to specialized mobile radio services, other wireless communications services or telecommunications services generally; and

    - other risks and uncertainties described from time to time in our reports filed with the SEC.

                                USE OF PROCEEDS

    We will not receive any cash proceeds from the issuance of the new notes as described in this prospectus. We will receive, in exchange for the new notes, old notes in like principal amount. The old notes surrendered in exchange for the news notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the new notes will not result in any change in the indebtedness of Nextel Partners.

                                 CAPITALIZATION

    The following table sets forth our capitalization as of June 30, 2000 on an actual basis. You should read this table in conjunction with our consolidated financial statements and the related notes included elsewhere in this prospectus.

    The outstanding share information excludes: 4,738,052 shares of Class A common stock issuable upon exercise of options outstanding as of June 30, 2000 having a weighted average exercise price of $2.04 per share.

                                                           AS OF DECEMBER 31,        AS OF
                                                          ---------------------    JUNE 30,
                                                            1998        1999         2000
                                                          ---------   ---------   -----------
                                                                                  (UNAUDITED)
                                                                (DOLLARS IN THOUSANDS)
Cash and cash equivalents, short-term investments and
  restricted cash.......................................  $     16    $ 568,729   $  953,752
                                                          ========    =========   ==========
Debt:
  Credit facility(1)....................................        --      325,000      325,000
  14% senior discount notes due 2009(2).................        --      460,484      320,226
  11% senior notes due 2010.............................        --           --      200,000
                                                          --------    ---------   ----------
  Total long-term debt..................................        --      785,484      845,226
                                                          --------    ---------   ----------
Series B redeemable preferred stock due 2010(3).........        --           --       25,904
                                                          --------    ---------   ----------
Stockholders' equity:
  Series B redeemable or convertible preferred stock due
    2010(3).............................................        --            2           --
  Convertible preferred stock...........................        --           34           --
  Class A common stock and additional paid-in capital...     1,604      145,420      863,905
  Class B common stock and additional paid-in capital...        --           --      127,051
  Warrants outstanding..................................        --        3,847           --
  Other paid-in capital.................................   260,761      357,028           --
  Subscriptions receivable..............................        --      (83,048)     (46,542)
  Deferred compensation.................................    (1,141)    (117,701)     (79,710)
  Accumulated deficit...................................   (22,553)    (134,966)    (270,184)
                                                          --------    ---------   ----------
    Total stockholders' equity..........................   238,671      170,616      594,520
                                                          --------    ---------   ----------
    Total capitalization................................  $238,671    $ 956,100   $1,465,650
                                                          ========    =========   ==========

------------------------

(1) One of our subsidiaries, Nextel Partners Operating Corp., entered into a $425 million credit facility and, as of June 30, 2000, had drawn down an aggregate of $325 million in term loans. See "Description of Certain Indebtedness."

(2) Represents the accreted value of the notes as of December 31, 1999 and June 30, 2000. On April 18, 2000, we redeemed 35% of the aggregate accreted value of those notes at a price equal to 114% of the aggregate accreted value with a portion of the proceeds from our recent initial public equity offering in accordance with the terms thereof. As of September 30, 2000, the accreted value of the outstanding senior discount notes was approximately $331.3 million.

(3) Relates to Series B preferred stock subject to mandatory redemption by us in February 2010 as a result of the initial public offering. Upon the closing of the initial public offering of our Class A common stock we recorded a charge to accumulated deficit with a credit to the Series B preferred stock representing the 12% dividend from issuance to date of effectiveness. Through June 30, 2000 this amounted to $4.1 million and is reflected above. The Series B preferred stock, plus accrued dividends, is being reclassified from stockholders' equity to the section of the balance sheet between liabilities and stockholders' equity.

                      SELECTED CONSOLIDATED FINANCIAL DATA

    We have summarized below our historical consolidated financial data as of December 31, 1998 and 1999 and June 30, 1999 and 2000 and for the years ended December 31, 1998 and 1999 and the three and six months ended June 30, 1999 and 2000. The historical operating data presented below is derived from our records.

    Our historical financial results discussed in this section and throughout this prospectus include the operations we acquired from Nextel WIP on January 29, 1999 in connection with our initial capitalization, which operations had previously been managed by Nextel. See Note 1 of our audited consolidated financial statements for a discussion of our formation, capitalization and basis of presentation.

    Please read this table together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our audited consolidated financial statements and the related notes included elsewhere in this offering prospectus.

                                                      YEAR ENDED           THREE MONTHS            SIX MONTHS
                                                     DECEMBER 31,         ENDED JUNE 30,         ENDED JUNE 30,
                                                 --------------------   -------------------   --------------------
                                                   1998       1999        1999       2000       1999       2000
                                                 --------   ---------   --------   --------   --------   ---------
                                                                            (UNAUDITED)           (UNAUDITED)
                                                                      (DOLLARS IN THOUSANDS)
CONSOLIDATED STATEMENTS OF OPERATIONS DATA:
Operating revenues:
  Service revenues.............................    $3,745     $28,136     $5,797    $25,716     $9,290     $40,699
  Equipment revenues...........................     1,564       4,584      1,033      5,997      1,844       9,523
                                                 --------   ---------   --------   --------   --------   ---------
Total revenues.................................     5,309      32,720      6,830     31,713     11,134      50,222
                                                 --------   ---------   --------   --------   --------   ---------
Operating expenses:
  Cost of service revenues.....................     6,108      18,807      3,964     17,225      7,070      28,433
  Cost of equipment revenues...................     2,935      10,742      3,080     11,360      4,798      17,818
  Selling, general and administrative..........    13,531      34,862      7,200     28,683     12,431      48,514
  Stock-based compensation.....................       447      27,256        390     17,017      1,031      35,053
  Depreciation and amortization................     4,586      12,689      3,023      7,525      5,538      12,564
                                                 --------   ---------   --------   --------   --------   ---------
Total operating expenses.......................    27,607     104,356     17,657     81,810     30,868     142,382
                                                 --------   ---------   --------   --------   --------   ---------
Operating income (loss)........................   (22,298)    (71,636)   (10,827)   (50,097)   (19,734)    (92,160)
                                                 --------   ---------   --------   --------   --------   ---------
Other income (expense):
  Interest expense, net........................        --     (65,362)   (14,507)   (21,982)   (27,036)    (43,596)
  Interest income..............................        --      24,585      5,875     16,265      9,888      28,077
                                                 --------   ---------   --------   --------   --------   ---------
Total other (expense)..........................        --     (40,777)    (8,632)    (5,717)   (17,148)    (15,519)
                                                 --------   ---------   --------   --------   --------   ---------
Loss before income tax provision...............   (22,298)   (112,413)   (19,459)   (55,814)   (36,882)   (107,679)
Income tax provision...........................        --          --         --         --         --          --
                                                 --------   ---------   --------   --------   --------   ---------
Loss before extraordinary item.................   (22,298)   (112,413)   (19,459)   (55,814)   (36,882)   (107,679)
Extraordinary item--loss on early retirement of
  debt, net of $0 income tax...................        --          --         --    (23,485)        --     (23,485)
                                                 --------   ---------   --------   --------   --------   ---------
Net loss.......................................   (22,298)   (112,413)   (19,459)   (79,299)   (36,882)   (131,164)
Mandatorily redeemable preferred stock
  dividend.....................................        --          --         --       (763)        --      (4,054)
                                                 --------   ---------   --------   --------   --------   ---------
Loss attributable to common shareholders.......  $(22,298)  $(112,413)  $(19,459)  $(80,062)  $(36,882)  $(135,218)
                                                 ========   =========   ========   ========   ========   =========
Loss per share attributable to common
  stockholders, basic and diluted:
Loss before extraordinary item attributable to
  common stockholders..........................       $--     $(38.18)    $(6.56)    $(0.24)   $(12.63)     $(0.66)
Extraordinary item.............................       $--         $--        $--     $(0.10)       $--      $(0.14)
                                                 --------   ---------   --------   --------   --------   ---------
                                                      $--     $(38.18)    $(6.56)    $(0.34)   $(12.63)     $(0.80)
                                                 ========   =========   ========   ========   ========   =========

                                                                      AS OF                    AS OF
                                                                   DECEMBER 31,               JUNE 30,
                                                              ----------------------   ----------------------
                                                                1998         1999        1999         2000
                                                              ---------   ----------   ---------   ----------
                                                                                            (UNAUDITED)
                                                                          (DOLLARS IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents, short-term investments and
  restricted cash(1)........................................  $     16    $  568,729   $466,013    $  953,752
Plant, property and equipment, net..........................   107,948       252,223    129,795       362,144
FCC operating licenses, net.................................   133,180       151,056    137,092       154,087
  Total assets..............................................   247,666     1,015,327    763,320     1,538,299
Current liabilities.........................................     8,995        58,503     28,640        69,522
Long-term debt..............................................        --       785,484    605,411       845,226
Series B redeemable preferred stock.........................        --            --         --        25,904
Total stockholders' equity..................................   238,671       170,616    129,269       594,520

                                                                                           SIX MONTHS
                                                                   YEAR ENDED                ENDED
                                                                  DECEMBER 31,              JUNE 30,
                                                              ---------------------   --------------------
                                                                1998        1999        1999       2000
                                                              ---------   ---------   --------   ---------
                                                                         (DOLLARS IN THOUSANDS)
OTHER DATA:
Covered Pops (end of period) (millions).....................        --         6.1         6.1       18.3
Subscribers (end of period).................................    10,200      46,100      25,000    121,000
EBITDA as adjusted(2).......................................  $(17,265)   $(31,691)   $(13,165)  $(44,543)
Capital expenditures(3).....................................  $104,334    $133,210    $ 19,388   $122,228
Ratio of earnings to fixed charges(4).......................        --          --          --         --

------------------------------

(1) Short-term investments include marketable securities and corporate commercial paper with original purchase maturities greater than three months. Restricted cash reflects the cash collateral account maintained under the credit facility equal to borrowings outstanding, until January 21, 2000 when the FCC approved the transfer applications relating to the licenses acquired by us on January 29, 1999.

(2) EBITDA as adjusted represents net loss before interest expense, interest income, depreciation, amortization and stock-based compensation expense. EBITDA is commonly used to analyze companies on the basis of operating performance, leverage and liquidity. While EBITDA as adjusted should not be construed as a substitute for operating income or a better measure of liquidity than cash flow from operating activities, which are determined in accordance with generally accepted accounting principles, we have presented EBITDA as adjusted to provide additional information with respect to our ability to meet future debt service, capital expenditure and working capital requirements. EBITDA as adjusted is not a measure determined under generally accepted accounting principles. Also, EBITDA as adjusted as calculated above may not be comparable to similarly titled measures reported by other companies.

(3) Capital expenditures are expenditures exclusive of $22 million Motorola vendor credits and non-cash capitalized interest during the period related to depreciable property, plant and equipment. Capital expenditures are required to purchase network equipment, such as switching and radio transmission equipment. Capital expenditures also include purchases of other equipment used for administrative purposes, such as office equipment and computer and telephone systems.

(4) "Earnings" is defined as earnings before extraordinary items and accounting changes, interest expense, amortization of deferred financing costs, and taxes. Fixed charges consist of interest expense, amortization of deferred financing costs and a portion of rent expense under operating leases representative of interest. For the years ended December 31, 1998 and 1999 and the six months ended June 30, 1999 and 2000, earnings were insufficient to cover fixed charges by $28.6 million, $126.1 million, $42.7 million and $118.2 million, respectively. The difference between all amounts disclosed above and net loss represents interest capitalized by us.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

    Some statements and information contained in this "Management's Discussion and Analysis of Financial Condition and Results of Operations" are not historical facts, but are forward-looking statements. For a discussion of important factors, including but not limited to the build-out of our portion of the Nextel digital mobile network, actions of regulatory authorities and competitors, and other factors that could cause results to differ materially from the forward-looking statements, see "Risk Factors."

    Please read the following discussion together with the Selected Consolidated Financial Data, the consolidated financial statements and the related notes included elsewhere in this prospectus.

    Our historical results discussed in this section and throughout this prospectus include the operations we acquired from Nextel WIP on January 29, 1999 in connection with our initial capitalization, which operations had previously been manage by Nextel. See Note 1 of our audited consolidated financial statements for a discussion of our formation, capitalization and basis of presentation.

OVERVIEW

    On September 27, 2000 we completed the exercise of our option to acquire from Nextel WIP frequencies in 12 additional markets where approximately
10.6 million people live and work. As a result, we currently hold or have the right to use wireless frequencies in 58 markets where over 50 million people live and work. As of June 30, 2000, we had commercial operations in markets with total Pops of 24.3 million and the ability to offer service to, or cover, approximately 18.3 million Pops. These operational markets are in Hawaii, New York, Texas, Pennsylvania, Kentucky, Florida, Iowa, Nebraska, Idaho, Central Illinois, Alabama, Louisiana and Mississippi.

    As of June 30, 2000, we had approximately 121,000 digital subscribers. Compared to June 30, 1999 with an ending subscriber count of approximately 25,000, our subscriber base grew 384%. In the three- and six-month periods ended June 30, 2000, we added, net of deactivations, approximately 45,600 and 74,900 subscriber units, respectively.

    In June 2000 we introduced Nextel Online services in all of our launched markets except upstate New York and Hawaii. Nextel Online service provides Internet-capable subscriber units with wireless Internet services, including web-based applications and content. We plan to offer these same data services in the remaining two launched markets by the end of 2000.

    Due to the continued development, build-out and enhancement of our portion of the Nextel digital mobile network, we expect to continue to experience negative operating margins. In addition, we anticipate costs such as site rentals, telecommunications expenses, network equipment and other capital items to increase. Sales and marketing expenses and general and administrative costs are also expected to increase with the commercialization of service in new markets.

RESULTS OF OPERATIONS

THREE MONTHS ENDED JUNE 30, 2000 COMPARED TO THE THREE MONTHS ENDED JUNE 30,
  1999

REVENUES

    Our primary sources of revenues are service revenues and equipment revenues. Our service revenues consist of charges for airtime usage and monthly network access fees from providing integrated wireless services within our territory, particularly mobile telephone and two-way radio dispatch services. Service revenues also include roaming revenues related to the use by Nextel subscribers of our portion of the Nextel digital mobile network.

    Our equipment revenues consist of revenues received for wireless telephones purchased by our subscribers. Certain of our digital equipment sales are made through independent distributors under agreements allowing rights of return on merchandise unsold by the distributors. We defer recognition of such sales until the merchandise is sold by the distributors.

    Total revenues increased 366% to $31.7 million during the second quarter of 2000 from $6.8 million during the same period in 1999. The growth in revenues was due to launching new markets along with increased revenues from the existing markets. The following table sets forth those markets launched during the second quarter of 2000 and our previously launched markets:

                         MARKETS                             MARKET LAUNCH
---------------------------------------------------------  -----------------
Central Illinois (Peoria, Springfield, Champaign,
  Bloomington, Decatur)..................................  2nd Quarter 2000
Eastern Iowa (Waterloo, Dubuque, Davenport, Cedar Rapids,
  Iowa City).............................................  2nd Quarter 2000
Nebraska (Omaha, Lincoln)................................  2nd Quarter 2000
Des Moines, IA...........................................  2nd Quarter 2000
Idaho (Boise, Twin Falls)................................  2nd Quarter 2000
Montgomery, AL...........................................  2nd Quarter 2000
Pensacola/Panama City/Fort Walton Beach, FL..............  2nd Quarter 2000
Lafayette/Lake Charles, LA...............................  2nd Quarter 2000
Mobile, AL...............................................  2nd Quarter 2000
Beaumont, TX.............................................  2nd Quarter 2000
Pascagoula, MS...........................................  2nd Quarter 2000
Bryan/College Station, TX Jamestown, NY..................  2nd Quarter 2000
Harrisburg/York/Lancaster, PA............................  1st Quarter 2000
Wilkes-Barre/Scranton, PA................................  1st Quarter 2000
Kentucky (Lexington-Fayette,Louisville)..................  1st Quarter 2000
Tallahassee, FL..........................................  1st Quarter 2000
Jamestown, NY............................................  1st Quarter 2000
Temple/Killeen/Waco, TX..................................  4th Quarter 1999
Erie, PA.................................................  4th Quarter 1999
Hawaii (all islands).....................................  3rd Quarter 1998
Rochester, NY............................................  3rd Quarter 1998
Buffalo, NY..............................................  3rd Quarter 1998
Syracuse/Utica-Rome/Binghamton/Elmira, NY................  3rd Quarter 1998
Albany/Glen Falls, NY....................................  3rd Quarter 1998

    Average revenue per unit, or ARPU, is an industry term that measures total service revenues per month from our subscribers divided by the average number of digital subscriber units in commercial service for that month. Our ARPU increased $11 from $62 at the end of second quarter 1999 to $73 for the same period ended June 30, 2000. We credit the higher ARPU to increased minutes used by subscribers, customers purchasing higher rate plans and additional features such as voice mail and short message services. The following table sets forth our recent revenues and ARPU:

                                    REVENUES
                 (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT FOR ARPU)

                                   FOR THE THREE                     FOR THE THREE
                                      MONTHS                            MONTHS
                                       ENDED            % OF             ENDED            % OF
                                     JUNE 30,       CONSOLIDATED       JUNE 30,       CONSOLIDATED
                                       2000           REVENUES           1999           REVENUES
                                   -------------   ---------------   -------------   ---------------
Service and roaming revenues.....     $25,716             81%            $5,797             85%
Equipment revenues...............       5,997             19%             1,033             15%
                                      -------            ---             ------            ---
  Total revenues.................     $31,713            100%            $6,830            100%
                                      =======            ===             ======            ===
  ARPU(1)........................     $    73                            $   62
                                      =======                            ======

------------------------

(1) ARPU does not include roaming revenues generated from the use by Nextel subscribers of our portion of the Nextel digital mobile network.

COST OF SERVICE REVENUES

    Cost of service revenues consists primarily of network operating costs composed of site and switch rent, utilities, maintenance and interconnect charges. It also includes the amounts we must pay Nextel WIP when our customers roam onto Nextel's portion of the Nextel digital mobile network. These expenses depend mainly on the number of operating cell sites, total minutes of use and mix of minutes of use between interconnect and Nextel Direct Connect services.

    For the three months ended June 30, 2000 our cost of service revenues was $17.2 million compared to $4.0 million for the same period in 1999. The increase in costs is primarily the result of bringing on-air approximately 720 additional cell sites during the period from June 30, 1999 to June 30, 2000 for a total of approximately 1,000 operating cell sites, as well as increases in airtime usage. Increased airtime usage resulted from the 384% growth in number of subscribers from June 30, 1999 along with the increased interconnect minutes of use per subscriber. We expect cost of service revenues to increase as we place more cell sites in service and the usage of minutes increases as our subscriber base grows.

COST OF EQUIPMENT REVENUES

    Cost of equipment revenues includes the cost of the subscriber wireless telephones and accessories sold by us. For the three months ended June 30, 2000 our cost of equipment revenues was $11.4 million compared to $3.1 million for the same period in 1999. The increase in costs is related mostly to the growth in volume of subscribers. As part of our business plan, we often offer our equipment at a discount or as part of a promotion. As a result, the difference between equipment revenues and cost of equipment revenues was a loss of $5.4 million and a loss of $2.0 million for the three months ended June 30, 2000 and 1999, respectively. We expect to continue to employ these discounts and promotions in an effort to grow our number of subscribers. Therefore, for the foreseeable future, we expect that cost of equipment revenues will exceed our equipment revenues.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

    Selling, general and administrative expenses consist of sales and marketing expenses, customer care services and general and administrative costs. For the three months ended June 30, 2000 these costs were $28.7 million compared to $7.2 million for the same period ended June 30, 1999.

    Sales and marketing expenses relate to salaries for sales representatives and sales support personnel, and costs associated with indirect distribution channels, marketing and advertising programs. These expenses increased as a result of:

    - increased sales and marketing activities to grow our subscriber base;

    - our hiring of additional sales and marketing employees to accommodate the growth in new and existing markets; and

    - higher expenses related to higher sales from the indirect distribution channel.

    We anticipate that our cost per additional customer may be slightly higher in the third quarter as compared to the second quarter of $480 per added subscriber.

    General and administrative costs relate to corporate overhead personnel including tax, legal, planning, human resources, information technology, treasury, accounting and our customer care center operations. The three-month period ended June 30, 1999 was a transition period during which Nextel WIP made many of the above services available to us. By June 30, 2000, we transferred the majority of these services to our employees and systems. Therefore, our general and administrative costs increased as a result of our:

    - hiring employees to set-up functional departments and offices to support the growth of the new and existing markets;

    - staffing and operating our own customer care and fulfillment service center in Las Vegas, NV to support the growing subscriber base; and

    - hiring employees to maintain and support systems that were in development during 1999.

STOCK BASED COMPENSATION EXPENSE

    For the three-month periods ended June 30, 2000 and 1999, we recorded stock based compensation expense associated with our restricted stock purchase plan and employee stock options granted during 1999 of $17.0 million and $390,000, respectively. This expense is a non-cash expense. These grants are considered compensatory and we accounted for their deferred compensation expenses on a basis similar to that used for stock appreciation rights. Upon the closing of our initial public offering on January 27, 2000, the intrinsic value of the options and restricted stock was recorded and is being amortized over the remaining vesting periods.

DEPRECIATION AND AMORTIZATION EXPENSE

    For the three months ended June 30, 2000, our depreciation and amortization expense was $7.5 million compared to $3.0 million for the same period in 1999. The $4.5 million increase relates primarily to depreciating the wireless network assets for approximately 720 additional cell sites placed in service and amortizing additional FCC licensed radio spectrum associated with the new markets launched.

INTEREST EXPENSE AND INTEREST INCOME

    Interest expense increased from $14.5 million for the second quarter 1999 to $22.0 million for the same period in 2000. The increase is due to the $150 million term loan C obtained in September 1999, and the issuance of $200 million 11% senior notes in March 2000, offset by redeeming 35% of the 14% senior discount notes in April 2000.

    For the three-month period ended June 30, 2000, interest income was $16.3 million, compared to $5.9 million for the same period in 1999, due to the income recognized on the investment of the net proceeds received from the term loan C in September 1999, our initial public offering of class A common stock in February 2000 and the issuance of 11% senior notes in March 2000.

EXTRAORDINARY ITEM

    On April 18, 2000 we utilized a portion of our proceeds from the initial public offering in February 2000 to redeem 35% of the aggregate accreted value of the 14% senior discount notes. As a result of the early retirement of these senior discount notes, we recognized an extraordinary loss of approximately $23.5 million, representing the excess of the redemption price over the accreted value of the notes redeemed.

NET LOSS

    For the second quarter 2000 we had losses attributable to common stockholders of approximately $80.1 million compared to a loss of $19.5 million for the same period in 1999. The $80.1 million loss includes an extraordinary loss of approximately $23.5 million and redeemable preferred stock dividends of approximately $763,000. Expenses have increased in all categories as we have added subscriber usage to the network, hired staff, set up functional departments and offices, and increased marketing and sales activities for the new launch markets. We anticipate reporting net losses for the foreseeable future as we grow and expand to meet the requirements of the business.

SIX MONTHS ENDED JUNE 30, 2000 COMPARED TO THE SIX MONTHS ENDED JUNE 30, 1999

REVENUES

    Total revenues increased 352% to $50.2 million during the first six months of 2000 compared to $11.1 million for the same period in 1999. The growth in revenues is due to the subscribers added from the newly launched markets along with increased customer base and revenues from the existing markets in upstate New York and Hawaii. From the period ended June 30, 1999 to June 30, 2000, the subscriber count grew 384% from approximately 25,000 to 121,000 units. Additionally, our ARPU increased $7 from $63 to $70 for the six months ended June 30, 1999 and 2000, respectively. The following table reflects our revenues and ARPU for the first six months of 2000 and 1999:

                                    REVENUES
                 (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT FOR ARPU)

                                              FOR THE SIX                     FOR THE SIX
                                                 MONTHS           % OF           MONTHS           % OF
                                                 ENDED        CONSOLIDATED       ENDED        CONSOLIDATED
                                             JUNE 30, 2000      REVENUES     JUNE 30, 1999      REVENUES
                                             --------------   ------------   --------------   ------------
Service and roaming revenues..............       $40,699           81%          $ 9,290            83%
Equipment revenues........................         9,523           19%            1,844            17%
                                                 -------          ---           -------           ---
  Total revenues..........................       $50,222          100%          $11,134           100%
                                                 =======          ===           =======           ===
  ARPU(1).................................       $    70                        $    63
                                                 =======                        =======

------------------------

(1) ARPU does not include roaming revenues generated from the use by Nextel subscribers of our portion of the Nextel digital mobile network.

COST OF SERVICE REVENUES

    For the six-month period ended June 30, 2000 our network costs were $28.4 million compared to $7.1 million for the same period in 1999. The increase in expenses from 1999 to 2000 is primarily due to adding approximately 720 additional operating cell sites for the new markets launched. For the first six months of 1999, the only cell sites in operation were the Hawaii and upstate New York markets.

COST OF EQUIPMENT REVENUES

    For the six months ended June 30, 2000 and 1999 our cost of subscriber wireless telephones and accessories was $17.8 million and $4.8 million, respectively. The increase in cost for the first half of 2000 compared to 1999 resulted primarily from the provision of wireless telephones and accessories to new subscribers in our recently launched markets. As part of our business plan, we often offer our equipment for less than the cost through discounts as part of a promotion. As a result, the difference between equipment revenues and cost is a loss of approximately $8.3 million for the six months ended June 30, 2000 compared to a loss of approximately $3.0 million for the same period in 1999. We expect to continue to employ these discounts and promotions in an effort to grow our number of subscribers and for the foreseeable future expect that the cost of equipment will exceed our equipment revenues.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

    For the six months ended June 30, 2000 selling and general and administrative expenses were $48.5 million compared to $12.4 million for the same period ended June 30, 1999. The first six months ended June 30, 1999 were a start-up and transition period, and by June 30, 2000 we launched new markets and transferred the majority of the transition services provided to us by Nextel WIP to our employees and systems.

    Selling expenses increased from $6.0 million for the first half of 1999 to $31.1 million for the same period ended June 30, 2000 due to the increased sales and marketing activities to grow our subscriber base and hiring employees to accommodate the growth in our existing and new markets. In 1999, the majority of the sales and marketing activities related to Hawaii and the upstate New York markets that we acquired from Nextel WIP. We anticipate that our cost per additional customer will be relatively high during our first several years of operation, but will decline as sales representatives become more efficient, we expand our indirect distribution channels and the cost of our sales infrastructure is distributed over a greater base of customer additions.

    The general and administrative expenses for the six-month periods ended
June 30, 2000 and 1999 were $17.4 million and $6.4 million, respectively. The increase in costs relate to hiring and setting up functional departments in addition to transferring the majority of the transition services provided to us by Nextel WIP to our employees and systems. Our customer care center also opened in October 1999 which increased general and administrative expenses for the first half 2000 compared to the same period for 1999.

STOCK BASED COMPENSATION EXPENSE

    For the six-month periods ended June 30, 2000 and 1999, we recorded stock based compensation expense associated with our restricted stock purchase plan and employee stock options granted during 1999 of $35.1 million and $1.0 million, respectively. This expense is a non-cash expense. The expense for the first six months of 1999 includes only the expense associated with our restricted stock purchase plan.

DEPRECIATION AND AMORTIZATION

    Depreciation and amortization for the six-month period ended June 30, 2000 was $12.6 million compared to $5.5 million for the same period in 1999. The $7.1 million increase in expenses relates mostly to depreciating the wireless network assets for the 720 additional cell sites placed in service along with office set-up and equipment expenses of approximately $6.4 million and amortization of additional FCC licensed radio spectrum associated with the new markets launched of $662,000.

INTEREST EXPENSE AND INTEREST INCOME

    For the six months ended June 30, 2000 and 1999 interest expense was $43.6 million and $27.0 million, respectively. The $16.6 million increase is a result of the $150 million term loan C obtained in September 1999 and the issuance of $200 million 11% senior notes in March 2000, offset by redeeming 35% of the 14% senior discount notes in April 2000.

    For the six-month period ended June 30, 2000, interest income was $28.0 million compared to $9.9 million for the same period ended June 30, 1999. The $18.1 million increase is due to the income recognized on the investment of the net proceeds received from the term loan C in September 1999, our initial public offering of class A common stock in February 2000 and the issuance of 11% senior notes in March 2000.

EXTRAORDINARY ITEM

    On April 18, 2000 we utilized a portion of our proceeds from the initial public offering in February 2000 to redeem 35% of the aggregate accreted value of the 14% senior discount notes. As a result of the early retirement of these senior discount notes, we recognized an extraordinary loss of approximately $23.5 million, representing the excess of the redemption price over the accreted value of the notes redeemed.

NET LOSS

    For the six-month period ended June 30, 2000 we had losses attributable to common shareholders of approximately $135.2 million compared to a loss of $36.9 million for the same period in 1999. The $135.2 million loss includes an extraordinary loss of approximately $23.5 million and a dividend relating to manditorily redeemable preferred stock of $4.1 million. Expenses increased in all categories as we moved from the start-up and transition phase and have added subscriber usage to the network, hired staff, set up functional departments and offices, and increased marketing and sales activities for the new launch markets. We anticipate reporting net losses for the foreseeable future as we grow and expand to meet the requirements of the business.

YEAR ENDED DECEMBER 31, 1999 COMPARED TO THE YEAR ENDED DECEMBER 31, 1998

REVENUES

    For the year ended December 31, 1999 total revenues were primarily generated from our upstate New York and Hawaii markets, which became operational in July and September 1998, respectively. Revenues increased from 1998 to 1999 due to the growth in the number of subscribers since the initial launch. From the year ended December 31, 1998 to the year ended December 31, 1999, our subscriber base increased from approximately 10,200 to 46,100.

    The following table sets forth our revenues and ARPU for the years ended December 31, 1999 and 1998:

                                    REVENUES
       (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT FOR AVERAGE REVENUE PER UNIT)

                                           FOR THE YEAR                  FOR THE YEAR
                                              ENDED           % OF          ENDED           % OF
                                           DECEMBER 31,   CONSOLIDATED   DECEMBER 31,   CONSOLIDATED
                                               1999         REVENUES         1998         REVENUES
                                           ------------   ------------   ------------   ------------
Service and roaming revenues.............    $28,136           86%          $3,745           71%
Equipment revenues.......................      4,584           14%           1,564           29%
                                             -------          ----          ------          ----
  Total revenues.........................    $32,720          100%          $5,309          100%
                                             =======          ====          ======          ====
ARPU(1)..................................    $    66                           N/A
                                             =======                        ======

------------------------

(1) ARPU does not include roaming revenues generated from the use by Nextel subscribers of our portion of the Nextel digital mobile network. ARPU is not calculated for December 31, 1998 due to the information not being comparable to the year ending December 31, 1999.

COST OF SERVICE REVENUES

    For the year ended December 31, 1999 our cost of service revenues was $18.8 million compared to $6.1 million for the same period in 1998. The increase for 1999 compared to 1998 was primarily due to twelve months of operational activities in 1999 compared to initial operating expenses for upstate New York and Hawaii that launched in July and September 1998, respectively.

COST OF EQUIPMENT REVENUES

    For the year ended December 31, 1999 our cost of equipment revenues was $10.7 million compared to $2.9 million for the same period in 1998. The increase in cost in 1999 resulted primarily from the provision of wireless telephones and accessories to new subscribers as we have expanded our portion of the Nextel digital mobile network. As of December 31, 1999, we had 46,083 subscribers. As part of our business plan, we often offer our equipment at a discount or as part of a promotion. As a result, the difference between equipment revenues and cost of equipment revenues was $6.2 million and $1.4 million for the years ended December 31, 1999 and 1998, respectively. We expect to continue to employ these discounts and promotions in an effort to grow our number of subscribers. Therefore, for the foreseeable future, we expect that cost of equipment revenues will exceed our equipment revenues.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

    The year ended December 31, 1999 was a transition period during which Nextel WIP made certain accounting, payroll, customer care, purchasing, human resources, information technology and billing functions available to us. For the year ended December 31, 1999 we paid Nextel WIP approximately $2.8 million for these services. In late October 1999, our customer care center began operations and at the end of 1999, we had transferred a majority of these services to our employees and systems.

    For the year ended December 31, 1999, our selling, general and administrative expenses were $34.9 million compared to $13.5 million for the same period in 1998. Of the total $34.9 million for the year ended December 31, 1999, $18.9 million pertained to our Hawaii and upstate New York markets. The remaining amount reflects the costs to hire and set up functional departments and offices in addition to increasing the sales and marketing activities for new market launches. The

$5.4 million increase in expenses for the Hawaii and upstate New York markets for the same period reflects the growth in sales and marketing activities to build the subscriber count.

STOCK-BASED COMPENSATION EXPENSE

    For the years ended December 31, 1999 and 1998, we recorded stock-based compensation expense associated with our restricted stock purchase agreements of $27.3 million and $447,000, respectively. This expense is a non-cash expense. These grants were approved by our board in July 1998, but shares were not issued until November 1998. These grants are considered compensatory and we account for their deferred compensation expenses on a basis similar to that used for stock appreciation rights.

DEPRECIATION AND AMORTIZATION EXPENSE

    For the year ended December 31, 1999, our depreciation and amortization expenses were $12.7 million compared to $4.6 million for the same period in 1998. The increase of $8.1 million relates primarily to depreciating the wireless network assets for the launched Hawaii and upstate New York markets and starting the amortization of our FCC-licensed radio spectrum.

NET LOSS

    For the year ended December 31, 1999 we reported a net loss of approximately $112.4 million, which includes an amount for stock-based compensation expense of $27.3 million. This represents an increase of $90.1 million from our loss of $22.3 million for the same period in 1998. Expenses increased in all categories as we have added subscriber usage to the network, hired staff, set up functional departments and offices, and increased marketing and sales activities for new launch markets. We anticipate reporting net losses for the foreseeable future as we grow and expand to meet the requirements of the business.

LIQUIDITY AND CAPITAL RESOURCES

    Our primary liquidity needs arise from the capital requirements necessary to complete the build-out of our portion of the Nextel digital mobile network, including the future acquisitions of additional frequencies and the introduction of new services. We expect capital expenditures to include, among other things, switches, base radios, transmission towers, antennae, radio frequency engineering, cell site construction, and additional FCC licenses. Currently, we estimate that capital requirements to build out our portion of the Nextel digital mobile network, including build-out of the markets we exercised our option to purchase, and operating losses and working capital for the period from inception through the end of 2003, will total approximately $1.9 billion, including the in-kind contributions we have received or expect to receive from Nextel WIP and Motorola.

    For the first six months of 2000, we used $46.3 million in cash for operating activities, compared to providing cash of $12.6 million for the same period in 1999. The increased use of funds for operating activities was primarily due to expenses relating to hiring employees, setting-up functional departments and offices, network operating costs for additional sites placed in service, increased marketing and sales activities along with purchasing subscriber inventory and an increase in receivables due to additional customers. In addition, during the first six months of 2000, we invested $123.9 million in capital expenditures, including $3.5 million of non-cash capitalized interest, spent primarily to build out the Nextel digital mobile network in Pennsylvania, Kentucky, Iowa, Nebraska, Florida, Texas, Alabama, Louisiana, Mississippi, Illinois and Idaho markets. During the same period in 1999, we invested
$19.4 million in capital expenditures, which was primarily for the Hawaii, upstate New York, Pennsylvania and Kentucky markets. During the first half of 2000 we also invested $367.2 million in short-term investments from the proceeds of the IPO declared effective February 22, 2000 and from the $200 million 11% Senior Notes issued in March 2000.

SOURCES OF FUNDING

    To date, third-party financing activities have provided all of our funding. As of June 30, 2000 these financings totaled $1.8 billion and included:

    - proceeds from cash equity contributions of $156.2 million;

    - the offering of our 14% senior discount notes for $406.4 million;

    - term loans incurred by our operating subsidiary of $325.0 million;

    - the contribution by Nextel WIP of FCC licenses valued at $142 million, in exchange for preferred stock

    - the contribution by Motorola of a $22.0 million credit to use against our purchases of Motorola manufactured infrastructure equipment in exchange for preferred stock, all of which had been used by December 31, 1999;

    - proceeds from the sale of common stock in our initial public offering of $540.5 million; and

    - the offering of 11% senior notes for $200.0 million in March 2000.

    In addition, as of June 30, 2000, we had irrevocable commitments from our current stockholders to contribute an additional $46.6 million. Prefunded installments of $36.5 million were contributed in May and June of 2000. The remaining commitments will be paid in installments of $10.3 million in September of 2000, $26.0 million in December 2000 and $10.3 million in September 2001.

    Our 14% senior discount notes due February 1, 2009 were sold in January 1999. The notes were issued at a discount to their aggregate principal amount at maturity and generated aggregate gross proceeds to us of approximately $406.4 million. In July 1999 these notes were exchanged by us for registered notes having the same financial terms and covenants as the notes issued in January 1999. Cash interest will not accrue on the notes prior to February 1, 2004. On April 18, 2000, we redeemed 35% of the accreted value of these outstanding notes for approximately $191.2 million with proceeds from our initial public offering. The redemption payment of $191.2 million included $167.7 million of these outstanding notes plus a 14% premium of approximately $23.5 million. The notes still outstanding will accrete in value representing the amortization of original issue discount at a rate of 14%, compounded semiannually, to an aggregate principal amount of $520 million by February 1, 2004. As of June 30, 2000, the accreted value of the outstanding senior discount notes was approximately $320.2 million.

    Nextel Partners Operating Corp., one of our wholly owned subsidiaries, entered into a credit facility in January 1999 with a syndicate of banks and other financial institutions led by Donaldson, Lufkin & Jenrette Securities Corporation, as arranger, DLJ Capital Funding, as syndication agent, and Bank of Montreal, as administrative agent. This credit facility was amended and restated in September 1999. The credit facility, as amended, includes a $175 million term loan, a $150 million term loan and a $100 million reducing revolving credit facility. Subject to Nextel Partners Operating Corp.'s right in the future to seek an increase of up to $50 million, the credit facility may not exceed
$425 million. The $175 million term loan matures on January 29, 2008 and the $150 million term loan matures on July 29, 2008. The revolving credit facility will terminate on January 29, 2007.

    On January 29, 1999, Nextel Partners Operating Corp. borrowed the full amount of the $175 million term loan and on September 9, 1999, it borrowed the full amount of the $150 million term loan. As of June 30, 2000, no amounts were outstanding under the $100 million revolving credit facility.

    The $175 million and the $150 million term loans both bear interest, at our option, at the administrative agent's alternate base rate or reserve-adjusted LIBOR plus, in each case, applicable margins. The applicable margin for the $175 million term loan is 4.75% over LIBOR and 3.75% over the base rate of the higher of 0.5% per annum above the latest federal funds rate or the prime rate. The applicable margin for the $150 million term loan is 4.25% over LIBOR and 3.25% over the base rate. For the revolving credit facility, the initial applicable margin is 4.25% over LIBOR and 3.25% over the base rate until consolidated EBITDA, as adjusted, is positive, at which time the applicable margin will be initially 4.0% over LIBOR and 3.0% over the base rate and thereafter will be determined on the basis of the ratio of total debt to annualized EBITDA, as adjusted, and will range between 2.25% and 3.75% over LIBOR and between 1.25% and 2.75% over the base rate.

    Borrowings under the term loans are secured by a first priority pledge of all assets of our subsidiaries and a pledge of their capital stock. The credit facility contains customary financial and other covenants for the wireless industry. The credit facility also contains covenants requiring the maintenance of certain defined financial ratios and meeting operational targets including service revenues, subscriber units and network coverage. As of June 30, 2000 we were in compliance with all covenants associated with this credit facility.

    On March 10, 2000, we issued $200 million of 11% Senior Notes due 2010, and on July 27, 2000 we issued an additional $200 million of 11% Senior Notes, each in a private placement. We exchanged the March notes for registered notes having the same financial terms and covenants. Interest will accrue for these notes at the rate of 11% per annum, payable semiannually in cash in arrears on March 15 and September 15 of each year, commencing September 15, 2000.

    While we believe we have sufficient funds to complete the build-out of our existing markets, acquire additional frequencies and provide us with the working capital necessary to cover our debt service requirements and operating losses through 2003, which is when we anticipate achieving positive operating cash flow for the full fiscal year, we cannot assure you that additional funding will not be necessary. As of June 30, 2000, our cash and cash equivalents and short-tem investments balance was approximately $953.8 million. We could require additional financing to complete our existing portion of the Nextel digital mobile network, to acquire additional FCC licenses, to add capacity and to offer additional services, and such additional financing might be expensive or impossible to obtain.

BUILD-OUT SCHEDULE

    For purposes of our build-out, we have divided our territory into 58 markets, including 12 markets on which we exercised our option to build out. Our agreements with Nextel WIP require us to build out and provide service in all existing markets by June 2001 and in all but one of the additional markets on which we exercised our option by the end of 2001. The table below identifies our historical and planned build-out schedule for these markets

                      NEXTEL PARTNERS BUILD-OUT SCHEDULE*

      INCREMENTAL COVERED   CUMULATIVE COVERED   NUMBER OF MARKETS LAUNCHED
          POPULATION            POPULATION           OR TO BE LAUNCHED
      -------------------   ------------------   --------------------------
1998     4.6 million           4.6 million                     5
1999     1.5 million           6.1 million                     2
2000    15.7 million          21.8 million                    27
2001     9.6 million          31.4 million                  **23

------------------------

* We have calculated Pops for purposes of our build-out schedule by using a radio frequency propagation tool to predict reliable service area. We then use a geographical information system product to determine Pops within such reliable service area. Our geographical information system product uses 1999 county census data published by the U.S. Bureau of the Census.

** Includes all but one of the markets which we exercised our option to acquire. We are not required to build out this one market until 2003.

OPTION TERRITORIES

    Under our agreements with Nextel WIP, we had the right, but not the obligation, to elect to build out additional markets. On July 11, 2000, we exercised part of this option to acquire frequencies in 12 markets where over
10.6 million people live and work and closed the transaction on September 27, 2000. These markets are in the following states: Idaho, Iowa, Kansas, Kentucky, Minnesota, Nebraska, New York, North Dakota, Texas, Vermont, Virginia, West Virginia and Wisconsin. We intend to seek shortly and anticipate FCC approval for the transfer of the SMR licenses covering these territories from Nextel WIP to us. Our option to acquire any additional markets has expired.

    We must build out all but one of these optioned markets by the end of 2001. We are not required to build out one of the markets until the third quarter of 2003. When we build out the optioned territory we must comply with the same launch criteria applicable in the rest of our markets. In addition, we have the right to purchase from Nextel WIP all related fixed network equipment and operational contracts existing, held or used by Nextel in such territories. Moreover, subject to Nextel WIP's ability to obtain any appropriate waivers or approvals from its financing entities and the FCC, Nextel WIP will transfer to us licenses held by Nextel to operate certain frequencies in these option territories in exchange for Class B Common Stock.

EQUIPMENT AND OPERATING AGREEMENTS

    We have entered into agreements with Motorola to purchase necessary infrastructure equipment and other related software and services we use as well as subscriber wireless telephones and other accessories. In addition, in connection with the capitalization transactions, Motorola contributed to us a total of $22 million credit against future purchases in exchange for shares of our preferred stock. As of December 31, 1999 we had fully utilized this credit. See "Related-Party Transactions--Motorola Purchase Agreements."

    Currently, our agreements with Nextel WIP allow us access to Nextel's switches and switching facilities. Nextel WIP has agreed to cooperate with us to establish a switch facility for our network and to deploy switches in our territory in a manner which best meets the following criteria:

    - integration of our cell sites into Nextel's national switching infrastructure;

    - shared coverage of Nextel Direct Connect service to communities of interest;

    - minimized costs to us and to Nextel; and

    - maximized quality of service to our customers and to Nextel customers.

    These criteria provide for a flexible construction schedule of switches to serve our territory, depending on the existing switches in Nextel's territory and the amount of customer traffic handled by any one switch. We have the option of installing our own switching facilities within our territory. However, our deployment of any switching facility requires coordination with Nextel WIP and may require Nextel WIP's approval. Our agreements with Nextel WIP require us to implement and install appropriate switch elements as the number of our subscribers and cell site levels increases. For example, we will need to install a mobile switching office for every 120,000 subscriber units or a base site controller for every 50 operational cell sites. We believe that we have sufficient funds on hand for these installations under our current business plans.

MARKET RISKS

    We are subject to market risks arising from changes in interest rates. Our primary interest rate exposure results from changes in LIBOR or the prime rate which are used to determine the interest rate applicable to the term loans of our subsidiary under its credit facility. In April 1999 and 2000, we entered into interest rate swap agreements for $60 million and $50 million of these borrowings, respectively, to partially hedge our interest rate exposure. Interest rate swaps have the effect of converting the applicable variable rate obligations to fixed or other variable rate obligations. Our potential loss over one year that would result from a hypothetical, instantaneous and unfavorable change of 100 basis points in the interest rate of all our variable rate obligations would be approximately $2.2 million.

    In January 1999, we issued our 14% senior discount notes, and in each of March 2000 and July 2000, we issued our existing 11% senior notes. While fluctuations in interest rates may affect the fair value of these notes, interest expense will not be affected due to the fixed interest rate of these notes.

    We do not use financial instruments for trading or other speculative purposes.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

    In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities"
("SFAS 133"), which establishes accounting and reporting standards for derivative instruments and for hedging activities by requiring that all derivatives be recognized in the balance sheet and measured at fair value.
SFAS 137 issued August 1999 postpones for one year the mandatory effective date for SFAS 133 to January 1, 2001. We have not evaluated the effects of this change on our financial position or results of operations.

    In December of 1999, the SEC released Staff Accounting Bulletin Number 101--Revenue Recognition in Financial Statements. This bulletin will become effective for us during the fourth quarter of 2000. This bulletin establishes more clearly defined revenue recognition criteria than previously existing accounting pronouncements, and specifically addresses revenue recognition requirements for nonrefundable fees, such as activation fees, collected by a company upon entering into an arrangement with a customer, such as an arrangement to provide telecommunication services. We believe that the effects of this bulletin will not be material to our financial position or results of our operations.

    In March 2000, FASB released FASB Interpretation No. 44, "ACCOUNTING FOR CERTAIN TRANSACTIONS INVOLVING STOCK COMPENSATION, an interpretation of APB Opinion No. 25," which provides clarification of Opinion 25 for certain issues such as the determination of an employee, the criteria for determining whether a plan qualifies as a non-compensatory plan and the accounting consequences of various modifications to the terms of a previously fixed stock option or award. We believe that our practices are in conformity with this guidance, and therefore Interpretation No. 44 will have little or no impact on our financial statements.

                                    BUSINESS

OVERVIEW

    We provide digital wireless communications services in mid-sized and smaller markets throughout the United States. We hold or have the right to use wireless frequencies in 58 markets where over 50 million people live and work. We are licensed or have the right to operate in 15 of the top 100 metropolitan statistical areas in the United States ranked by population and 55 of the top 200 metropolitan statistical areas. In January 1999, we entered into an affiliation with Nextel, whose wholly owned subsidiary owned 32.4% of our common stock as of September 30, 2000 and is our largest stockholder. This relationship was created to accelerate the build-out of the Nextel digital mobile network by granting us the exclusive right to offer wireless communications services under the Nextel brand in selected mid-sized and smaller markets.

    The Nextel digital mobile network uses a single digital transmission technology called integrated digital enhanced network, or iDEN, which was developed by Motorola. This network constitutes one of the largest fully-integrated wireless communications systems in the United States. We offer a package of services under the Nextel brand name targeted to business users. We currently offer these fully-integrated services, which are accessible through a single wireless telephone:

    - digital mobile, or interconnect, telephone service;

    - Nextel Direct Connect service that allows users to contact co-workers instantly, on private one-to-one calls or on a group call; and

    - the ability to receive pages and short text messages.

    In addition, Nextel has recently launched its Nextel Online service that provides Internet-capable subscriber units with wireless Internet services, including web-based applications and content. As part of our agreements with Nextel WIP, we introduced in June 2000 Nextel Online Service in all of our launched markets except upstate New York and Hawaii and expect to offer these same data services in those markets by the end of 2000.

    Our senior management team has substantial operating experience, averaging over 15 years in the communications industry. Each member of senior management has significant experience working at AT&T Wireless, McCaw Cellular and/or Nextel. Key stockholders, in addition to Nextel's subsidiary, include DLJ Merchant Banking, Madison Dearborn Partners, Eagle River Investments, an investment company controlled by Craig O. McCaw, and Motorola.

BUSINESS STRATEGY

    Our goal is to become the leading provider of integrated digital wireless communication services in each market in our territory by offering high-capacity, high-quality, advanced communications services and implementing key elements of Nextel's business strategy in our markets. In addition to our relationship with Nextel, we believe the following elements of our business strategy will distinguish our wireless service offerings from those of our competitors and will enable us to compete successfully:

    - PROVIDE DIFFERENTIATED PACKAGE OF WIRELESS SERVICES. We offer a package of services and features that combines multiple wireless communications options in a single wireless telephone. We will continue to emphasize the differentiated features of iDEN technology and implement advancements in this technology as they become available. In addition, we maintain uniformity with Nextel by offering consistent rates to our customers anywhere on the Nextel digital mobile network, billing based upon the actual numbers of seconds of airtime after the first minute, and rate plans that do not distinguish between "peak" and "off-peak" minutes.

    - TARGET BUSINESS CUSTOMERS. We believe that our focus on business customers will result in higher monthly average revenue per unit and lower average monthly service cancellations or terminations. This is a market segment for which we believe our product has high utility, and we further believe that we and Nextel are the only major U.S. wireless carriers directing fully integrated, nationwide offerings to this segment.

    - RAPIDLY DEPLOY ROBUST NETWORK. Our objective is to build robust wireless systems that cover all key areas of a given market before we launch our network in that market. We are deploying these systems rapidly to capture the current and projected growth in wireless usage in the United States. We are also building our customer care and internal systems to support future anticipated demand.

    - OPERATE IN MID-SIZED AND SMALLER MARKETS. We focus on mid-sized and smaller markets with demographics we believe to be similar to those served by Nextel. We believe that this strategy will allow us to rapidly increase penetration within our targeted customer base, which we believe has historically been underserved in these markets. We believe that this focus, combined with our differentiated service offerings, will give us the ability to sustain our pricing strategy.

MARKETS

    We hold or have the right to use wireless frequencies in 58 markets where over 50 million people live and work. We consider these markets to be attractive because:

    - based on our understanding of Nextel's plans, these markets are integral to Nextel's strategy of providing digital wireless services;

    - we believe that Nextel has experienced rapid subscriber growth and competitive success in markets with similar economic and demographic characteristics;

    - we believe that our markets generally contain fewer wireless competitors than do large urban markets; and

    - a number of our markets are adjacent to operational Nextel markets and include numerous offices and branches of Nextel national account customers that we expect will become our customers as soon as we launch service in their vicinity.

    The table below lists the 58 markets in which we have launched or intend to launch digital wireless service as of September 30, 2000, including the markets on which we have exercised our option. We must first receive FCC approval before the licenses covering the option territories are transferred to us. We do not anticipate any difficulties in receiving such authorization.

                                                                                  LICENSED         ACTUAL OR
REGION                  MARKETS(1)                                                  POPS        PLANNED LAUNCH
-----------------------------------------------------------------------------------------------------------------
NORTHEAST               Syracuse/Utica-Rome/Binghamton/Elmira, NY                 2,039,082         2nd Half 1998
                        Harrisburg/York/Lancaster, PA                             1,658,157         1st Half 2000
                        Central Pennsylvania (Altoona, Johnstown, State
                          College, Williamsport)                                  1,355,266         2nd Half 2001
                        Buffalo, NY                                               1,331,256         2nd Half 1998
                        Rochester, NY                                             1,191,412         2nd Half 1998
                        Albany/Glens Falls, NY                                    1,160,447         2nd Half 1998
                        Wilkes-Barre/Scranton, PA                                 1,113,665         1st Half 2000
                        Burlington, VT                                              680,845         2nd Half 2003
                        Erie, PA                                                    366,102         2nd Half 1999
                        Jamestown, NY                                               137,431         1st Half 2000
                                                                                 ----------
                                                                          Total  11,033,663
                                                                                 ----------

                                                                                  LICENSED         ACTUAL OR
REGION                  MARKETS(1)                                                  POPS        PLANNED LAUNCH
-----------------------------------------------------------------------------------------------------------------
MIDWEST                 Central Illinois (Peoria, Springfield, Champaign,
                          Bloomington, Decatur)                                   1,938,868         1st Half 2000
                        Eastern Iowa (Waterloo, Dubuque, Davenport, Cedar
                          Rapids, Iowa City)                                      1,820,414         1st Half 2000
                        Nebraska (Omaha, Lincoln)                                 1,736,895         1st Half 2000
                        Evansville/Owensboro, KY/IN                               1,660,469         1st Half 2001
                        Green Bay/Fond du Lac/Appleton/Sheboygan, WI              1,374,957         1st Half 2001
                        Sioux City/Sioux Falls, IA/SD                             1,239,353         2nd Half 2001
                        Fargo/Grand Forks, ND                                       757,597         2nd Half 2001
                        Rochester/Mankato, MN                                       752,469   1st & 2nd Half 2001
                        Des Moines, IA                                              735,116         1st Half 2000
                        Boise/Twin Falls, ID                                        629,417         1st Half 2000
                        Eau Claire/La Crosse, WI                                    525,696         2nd Half 2000
                        Duluth, MN                                                  338,728         1st Half 2001
                        Terre Haute, IN                                             338,520         1st Half 2001
                        Idaho Falls/Pocatello, ID                                   336,240         2nd Half 2001
                        Wausau, WI                                                  218,555         2nd Half 2001
                                                                                 ----------
                                                                          Total  14,403,294
                                                                                 ----------
SOUTH                   Kentucky (Lexington-Fayette, Louisville)                  2,966,795         1st Half 2000
                        Fayetteville/Fort Smith/Pine Bluff, AR                    1,811,547         1st Half 2001
                        Western Virginia (Roanoke/Lynchburg/Charlottesville)      1,670,705   1st & 2nd Half 2001
                        Shreveport/Monroe/Tyler/Longview, LA/TX                   1,584,914         2nd Half 2000
                        Hattiesburg/Jackson, MS                                   1,401,096         1st Half 2001
                        McAllen/Harlingen/Brownsville, TX                           983,769         1st Half 2001
                        Montgomery, AL                                              925,088         1st Half 2000
                        Pensacola/Panama City/Fort Walton Beach, FL                 869,437         1st Half 2000
                        Corpus Christi/Victoria, TX                                 841,801         2nd Half 2000
                        Huntington-Ashland, WV                                      840,738         2nd Half 2001
                        Macon-Warner Robins, GA                                     751,501         2nd Half 2000
                        Charleston, WV                                              737,543         2nd Half 2001
                        Lafayette/Lake Charles, LA                                  723,920         1st Half 2000
                        Albany, GA                                                  679,601         2nd Half 2000
                        Temple-Killeen/Waco, TX                                     667,905         2nd Half 1999
                        Odessa-Midland/San Angelo, TX                               625,055         2nd Half 2001
                        Little Rock, AR                                             559,074         1st Half 2001
                        Bristol/Johnson City/Kingsport, TN                          554,284         2nd Half 2000
                        Mobile, AL                                                  535,472         1st Half 2000
                        Parkersburg-Marietta, WV                                    503,646         2nd Half 2001
                        Alexandria, LA                                              452,765         2nd Half 2000
                        Tallahassee, FL                                             451,893         1st Half 2000
                        Lubbock, TX                                                 421,685         2nd Half 2001
                        Beaumont, TX                                                376,256         1st Half 2000
                        Pascagoula, MS                                              353,205         1st Half 2000
                        Texarkana, TX/AR                                            330,184         2nd Half 2000
                        Columbus, GA                                                316,938         2nd Half 2000
                        Amarillo, TX                                                314,108         2nd Half 2001
                        Laredo, TX                                                  297,403         1st Half 2001
                        Dothan/Auburn-Opelika, GA                                   251,926         2nd Half 2000
                        Abilene, TX                                                 184,685         1st Half 2001
                        Bryan-College Station, TX                                   174,277         1st Half 2000
                                                                                 ----------
                                                                          Total  24,159,216
                                                                                 ----------
NONCONTINENTAL US       Hawaii (all islands)                                      1,185,497         2nd Half 1998
                                                                                 ----------
                        Combined Total                                           50,781,670
                                                                                 ==========

(1) We may, from time to time, reconfigure our markets to take advantage of build out and management synergies and marketing opportunities. While the actual territories and population estimates will not change, the way we group our markets may increase or decrease the total number of markets.

    We have calculated total Pops for a given market by utilizing the Population Estimates Program published by the U.S. Bureau of the Census which lists population estimates by county for 1999. Future launch schedules for our markets are subject to the various factors discussed under the heading "Risk Factors" in this offering memorandum.

    In addition to the medium-sized and smaller markets, our markets include selected corridors along interstate highways and state highways. While these corridors do not have large business or residential populations, we believe that significant revenues will be earned from travelers on such highways. Accordingly, the population of a given area may not fully indicate the amount of the revenues that may be generated in such area.

FREQUENCY MANAGEMENT AGREEMENT

    In July, 2000, we exercised our option to elect to build out additional markets in Idaho, Iowa, Kansas, Kentucky, Minnesota, Nebraska, New York, North Dakota, Texas, Vermont, Virginia, West Virginia and Wisconsin. These markets contain an additional 10.6 million Pops. Nextel will file with the FCC a transfer of control application seeking FCC approval of the transfer of the licenses covering the frequencies in these territories to us. We entered into a frequency management agreement with Nextel WIP to allow us to manage and use the frequencies in these territories until FCC approval is obtained.

THE NEXTEL DIGITAL MOBILE NETWORK

    We are constructing our portion of the Nextel digital mobile network using the same technology used by Nextel. This technology, referred to as iDEN, was developed by Motorola.

    We are required and intend to build and operate our portion of the Nextel digital mobile network in accordance with Nextel's standards, which will enable both companies to achieve a consistent level of service throughout the United States.

    Our customers are assured of digital quality and advanced features whether they are using our or Nextel's portion of the Nextel digital mobile network. This contrasts to the hybrid analog/digital networks of cellular competitors, which do not support all features in the analog-only portions of their networks.

    DIGITAL MOBILE NETWORK SERVICES. We offer a bundled product consisting of the following fully-integrated services accessible through a single wireless telephone:

    - digital mobile, or interconnect, telephone service

    - Nextel Direct Connect service that allows users to contact co-workers instantly, on private one-to-one calls or on a group call

    - the ability to receive pages and short-text messages

In addition, the Nextel digital mobile network has been designed to offer customers additional features, such as voicemail, call hold, call waiting, no-answer or busy-signal transfer, call forwarding and three-way calling.

    We believe that Nextel's experience demonstrates that a significant degree of overlap exists in the customer population for these separate wireless communications services and that business customers are attracted to the convenience of combining multiple wireless communications options in a single wireless telephone and consolidating all wireless service charges into a single package price and billing statement.

    Nextel's experience and market research show that a sizable portion of certain business users' communications involves contacting others within the same organization. Nextel Direct Connect service is especially well suited to address these intracompany wireless communications needs. Nextel Direct Connect service enables a user to instantly set up a conference on either a one-to-one or group basis within the same geographic area. This is a feature that is not included in any integrated service package currently available from competing cellular and digital operators. We believe that the Nextel Direct Connect feature generates approximately 40% of our network traffic.

    To further expand the flexibility and convenience offered by Nextel Direct Connect service to users outside a single organization but within a single industry or interest group in a particular dispatch service area, Nextel has introduced the Nextel Business Networks service. Nextel Business Networks extends Nextel Direct Connect service beyond a company's employees to suppliers, customers and other parties involved in the same transaction, industry or work site.

    In May 1999, Nextel announced an agreement with Microsoft Corporation to deploy Nextel Online, a wireless Internet service offering that enables Nextel subscribers to access a customized set of Internet services offered through a version of Microsoft's MSN portal anytime, anywhere on the Nextel digital mobile network. Concurrent with this agreement, Microsoft invested $600 million in Nextel.

    On April 25, 2000, Nextel commercially launched the Nextel Online service offering in 43 major markets, including more than 750 cities across the United States, for Internet-capable devices developed and manufactured by Motorola, the "i1000plus," "i500plus," and "i700plus." These new devices are the first in a product line that incorporates micro-browsers and enables wireless Internet services, by supplying web-based applications and content directly to the subscribers.

    We believe Nextel's focus on business customers, particularly those customers who employ a mobile workforce with high demand for wireless communications services, accounts, in part, for its performance in the following areas:

    - SUBSCRIBER GROWTH. Nextel reported in its quarterly report that as of June 30, 2000, it provided digital service to about 5.6 million subscriber units in the United States.

    - SUBSCRIBER REVENUES. As reported in its quarterly report for the period ended June 30, 2000, Nextel's average monthly ARPU for its services was approximately $74 for the three months ended June 30, 2000, as compared with a wireless industry average of approximately $41 for the year ended December 31, 1999, as reported by the Cellular Telecommunications Industry Association.

    INTERNATIONAL ROAMING AGREEMENTS. We expect to enter into international roaming agreements with carriers operating outside of the United States. To the extent that we are unable to obtain an independent agreement due to a technological issue, our agreements with Nextel WIP allow us to earn revenue when non-U.S. subscribers roam on our portion of the Nextel digital mobile network.

    Currently, our and Nextel's subscribers can roam on Clearnet
Communications Inc.'s network in Canada and Clearnet's subscribers can roam on the Nextel digital mobile network.

    DIGITAL MOBILE NETWORK TECHNOLOGY. The Nextel digital mobile network combines the iDEN technology developed and designed by Motorola with a low-power, multi-site deployment of base radios similar to that used by cellular service, that permits us to reuse the same frequency in different cells, increasing our system's effective capacity. Nextel currently uses iDEN technology throughout its portion of the Nextel digital mobile network, and we are required to use iDEN technology exclusively. iDEN technology is a proprietary format for delivering signals over scattered, non-contiguous specialized mobile radio, or SMR, frequencies.

    The iDEN technology shares the same basic platform as the wireless standards underlying global system for mobile communications, or GSM, and time division multiple access, or TDMA. iDEN shares many common components with the GSM technology that has been established as the digital cellular communications standard in Europe and is a variant of the GSM technology that is being deployed by certain PCS operators in the United States. iDEN differs in a number of significant respects from the TDMA technology versions being assessed or deployed by many cellular and PCS providers in the United States. The iDEN technology, when utilized for the two-way radio dispatch function, can be significantly more efficient than TDMA technology formats.

    The design of the Nextel digital mobile network is premised on dividing a service area into multiple sites. Each site will contain the base radio connected by a microwave, fiber optic or telephone line to a computer-controlled switching center. In the case of mobile telephone calls, the switching center controls the automatic transfer of calls from site to site as a customer travels, coordinates calls to and from a customer unit and connects calls to the public switched telecommunications network. In the case of two-way dispatch calls, the switching center connects the customer initiating the call directly to the other customer in the case of a private call, and directly to a number of other customers in the case of a group call.

    Under our agreements, we and Nextel WIP are required to cooperate to optimize the location of the switching centers to support both its existing and planned Nextel digital mobile network service and launch of our service. In areas where we do not have our own switch, we obtain switching services from Nextel WIP for a fee.

    The implementation of the Nextel digital mobile network design and technology increases the capacity of a SMR channel significantly, as compared to analog technology, in two ways:

    - The content of every call made by a digital subscriber is converted into a stream of data bits that are encoded and compressed before being transmitted over the airwaves. By converting the call into digital bits, both the content and the processing information used to route the call can be transmitted over the same channel without causing interference with other calls. Upon receipt of the coded data bits, the subscriber's handset will decode the signal into an audible voice.

By using the iDEN digital technology instead of analog technology on our systems, we achieve an approximate six times improvement in efficiency in the use of our spectrum for two-way radio dispatch service and an approximate three times improvement in efficiency for mobile telephone service.

    - Each cell site provides service on our licensed frequencies to a particular geographic area permitting the customer's telephone to communicate with our network. By designing our system with multiple cell sites, we are able to reuse the frequency channels many times throughout the same license area by placing our transmitters at low elevation sites and restricting the power of each transmitter to a directed geographic area, which may be less than one mile and up to 30 miles. This process avoids interference, while permitting significantly more customers to use the frequencies allotted to us.

    This system, combining digital compression technology with the reuse of spectrum throughout our license area, allows us to support more customer calls than would otherwise be the case.

NETWORK BUILD-OUT AND CAPITAL EXPENDITURE PLAN

    For purposes of our build-out, we have divided our territory into 58 markets. Our agreements with Nextel WIP require us to build out and provide service in all but one of our markets by the end of 2001. The table below identifies our historical and planned build-out schedule for these markets:

                      NEXTEL PARTNERS BUILD-OUT SCHEDULE*

                            INCREMENTAL COVERED       CUMULATIVE COVERED       NUMBER OF MARKETS LAUNCHED
                                POPULATION                POPULATION               OR TO BE LAUNCHED
                            -------------------       ------------------       --------------------------
1998                           4.6 million               4.6 million                          5
1999                           1.5 million               6.1 million                          2
2000                          15.7 million              21.8 million                         27
2001                           9.6 million              31.4 million                         23**

------------------------

* We have calculated Pops for purposes of our build-out schedule by using a radio frequency propagation tool to predict reliable service area. We then use a geographical information system product to determine Pops within such reliable service area. Our geographical information system product uses 1999 county census data published by the U.S. Bureau of the Census.

** Includes all but one of the markets which we exercised our option to acquire. We are not required to build out this one market until 2003.

    Under the terms of the operating agreements with Nextel WIP, specific areas, including metropolitan areas, smaller communities and corridors, are "required build" areas. Our agreements with Nextel WIP require us to launch commercial service in these areas and we have ongoing requirements to complete additional build-outs in subsequent years.

    If our required markets are not built out on a timely basis, Nextel will have the right to build out these markets. If Nextel completes the build-out of these areas in a timely manner, we will have no right to acquire or operate in those areas.

    CELL SITE ACQUISITION AND CONSTRUCTION. As of June 30, 2000, we had leasehold interests in 1,362 cell site locations for our transmission equipment throughout our territory, which is 76% of the 1,800 sites that we estimate will be required to complete the initial system build-out of our portion of the Nextel digital mobile network. Of these sites, 1,001 were equipped and operational at June 30, 2000.

    Initially, we leased approximately 40 of these sites from Nextel WIP. In April 1999, Nextel WIP sold the towers on these sites to SpectraSite
Holdings, Inc., along with other towers, and entered into agreements pursuant to which SpectraSite agreed to build or purchase additional towers, including towers in our territory. We have entered into leasing arrangements with SpectraSite on agreed terms for space on towers controlled by SpectraSite located in our territory and upon which we require space. With respect to all SpectraSite towers in our territory on which we lease space, Nextel WIP has agreed to compensate us for the difference between the lease rates we pay to SpectraSite and the lease rates we would have paid to Nextel WIP under our former master lease agreement.

    To reduce the risk of zoning and other local regulatory delays, construction delays and site acquisition costs, we intend to locate our cell sites on existing transmission towers owned by third parties wherever possible, or if necessary, on towers constructed or purchased by SpectraSite or other contracted third parties at our request. In addition, we plan to take advantage of the capacity of iDEN technology to efficiently employ base radio equipment for less densely-populated areas and for coverage along interstate highways.

    BUILD-OUT CRITERIA. Our agreements with Nextel WIP require us to build out our markets in compliance with the site acquisition, frequency design, launch criteria and construction standards that are in effect from time to time and generally applicable to Nextel's U.S. operating subsidiaries. These standards evolve with changes in technology and are subject to modification or adjustments to comply with local rules and laws.

    In general, the site acquisition and construction standards include the use of standard lease or license agreements, appropriate environmental testing of sites for our transmission equipment, compliance with local zoning and building permit requirements and compliance with applicable FAA and FCC registration and other requirements applicable to site construction and operation.

    Frequency design requirements relate to specific frequencies, their required signal strength and performance levels in a given area.

    Similarly, the launch criteria include the ability to provide service in the designated market at specified performance levels to both new customers and existing Nextel digital mobile network customers who roam into our market and the ability to support additional features as required by Nextel.

RELATIONSHIP WITH NEXTEL

    We intend to capitalize on our relationship with Nextel, and believe our relationship provides strategic and cost-saving advantages, including the following:

    - NEXTEL BRAND AWARENESS AND MARKETING PROGRAMS. We benefit from the broad scope and geographic coverage of Nextel's marketing efforts and related advertising campaigns, which are designed to increase awareness of the Nextel brand name and stimulate interest in and demand for Nextel service by stressing its versatility, value, simplicity and quality.

    - NATIONWIDE ROAMING. Our subscribers and subscribers of Nextel are able to use interconnect service to roam throughout the Nextel digital mobile network at no additional charge. Nextel provides our subscribers the same basic mobile telephone functionality and related features available to them in our markets when they roam into Nextel's markets. Pursuant to our operating agreements with Nextel WIP, Nextel's subscribers generate revenue for us when they roam into our markets and we pay Nextel when our subscribers roam into its markets.

    - SUPPORT SERVICES. The operating agreements with Nextel WIP enable us to:

       - use Nextel's switching facilities and network monitoring center;

       - use Nextel's back-office systems to support customer activation and billing; and

       - access technology improvements from Nextel's research and development.

      Prices for these services are based on Nextel's cost to provide us these services.

    - NEXTEL'S EXISTING RELATIONSHIPS WITH VENDORS AND DISTRIBUTORS. Nextel WIP has agreed to assist us in obtaining the same terms it receives from its vendors of equipment and services. For example, under our agreement with Motorola, subject to certain exceptions, we purchase wireless telephones and infrastructure equipment from Motorola at the same prices as Nextel. We intend to develop our own relationships with vendors and seek from Nextel's distributors the same or comparable terms as Nextel's.

    - NEXTEL'S NATIONAL ACCOUNTS. We anticipate that individuals in numerous offices and branches of Nextel's national accounts will become our subscribers when we launch service in their area. On January 29, 1999, Nextel's subscribers who were located in our operational markets became our subscribers.

SALES AND MARKETING

    BUSINESS CUSTOMER FOCUS. Our marketing strategy targets business users who we believe are particularly attracted to the Nextel digital mobile network's potential for increasing efficiencies and reducing costs. Following Nextel's marketing approach, we have initially concentrated our sales efforts on a number of distinct groups of mobile workers, including personnel in the transportation, delivery, real property and facilities management, construction and building trades, landscaping and other service sectors. We will gradually expand our target customer group to include additional industry groups.

    As we launch in each of our markets, we receive leads and prospects previously generated by the Nextel marketing organization within our territory, either as a result of offices or branches of Nextel national accounts located within our territory or as a result of inquiries directed to Nextel before the launch of services. We expect to continue to benefit from Nextel's national advertising campaigns. We use a direct sales force as well as indirect sales channels, direct mail and telemarketing to market our services and products.

    We believe that this focus on business customers and our unique bundle of services have resulted in higher monthly average revenue per unit and a lower average monthly cancellation or termination rate than other wireless services providers have experienced.

    PRICING PLANS. Although we set our price levels in each of our markets independently of Nextel, we are required to adopt Nextel's pricing strategies. We believe these strategies are both profitable and attractive to customers. These pricing features include home-rate roaming, one-second rounding after the first minute and flat-rate pricing, which we believe differentiate our services from competitors, and enable us to benefit from Nextel's national advertising of these features:

    - HOME-RATE ROAMING. Our customers pay the same rates they pay at home when traveling anywhere on either Nextel's or our portion of the Nextel digital mobile network, without the complex dialing procedures, access fees or higher roaming airtime rates frequently encountered by roaming customers of cellular providers.

    - ONE-SECOND ROUNDING. We bill our mobile telephone service customers based on the actual number of seconds of airtime used after the first minute, in contrast to the common cellular industry practice of rounding call lengths up to the next minute.

    - FLAT-RATE PRICING. Our rate plans do not distinguish between "peak" and "off-peak" minutes, charging one airtime rate and a single nationwide long distance rate, regardless of the time of day a call is made.

CUSTOMER CARE

    In October 1999, our customer care call center in Las Vegas, Nevada became operational and began to provide services to our subscribers. Our subscribers can reach customer service by dialing 611 from their wireless telephones or by calling the national 800 number advertised by Nextel. Nextel's call center routes all calls from our customers to us. In addition to customer care, we have located our credit and activation, order fulfillment, and collection services in the call center.

THE NEXTEL WIP OPERATING AGREEMENTS

    The operating agreements define the relationship, rights and obligations between Nextel WIP and us. The agreements began January 29, 1999, have initial terms of ten years, and may be extended for up to two and a half years, with four ten-year renewals available at our option.

    Under these agreements, Nextel WIP is obligated to share with us Nextel's experience in operating iDEN networks by granting us access to meetings and providing specified services upon our request. The most significant services Nextel WIP may provide us are:

    - use of some of Nextel's switching facilities in exchange for a per-minute fee based on Nextel's national average cost for such service, including financing and depreciation costs

    - monitoring of switches owned by us on a 24-hour per day basis by Nextel's network monitoring center in exchange for a fee based on pro-rata costs

    - use of Nextel's back-office systems in order to support customer activation, billing and customer care for national accounts in exchange for fees based on Nextel's national average cost for such services

    - use of the Nextel brand name and certain trademarks and service marks, and the marketing and advertising materials developed by Nextel in exchange for a marketing services fee described below

    - access to technology enhancements and improvements

    - assisting us in contracting with Nextel's vendors on the same terms as Nextel's wherever possible

    To further support us in our efforts, Nextel WIP has also agreed that:

    - the per-minute switching fees through the year 2001 will be based on the estimated national average cost for such services in the year 2001

    - the switch monitoring services will be supplied for a fee based on Nextel's average costs of providing such service

    - no marketing services fee is due until the later of January 2002 or the first month of the quarter beginning after we achieve two consecutive quarters of positive EBITDA as adjusted, at which time the fee will be 0.5% of gross monthly service revenues for the next three years of operation and 1.0% of gross monthly service revenues thereafter

    - when a Nextel subscriber roams on our system we receive a percentage of the service revenues generated by the roaming subscriber. The percentage is 90% of the service revenues in 2000, 85% in 2001 and 80% thereafter, subject to upward or downward adjustment based on the relative customer satisfaction levels of Nextel and us

    In addition, the operating agreements demand that we adhere to certain key operating requirements, including the following:

    - we generally are required to offer the full complement of products and services offered by Nextel in comparable service areas

    - we must abide by Nextel's standard pricing structure--principally home-rate pricing, per-second billing and flat-rate pricing but we need not charge the same prices as Nextel

    - we must meet minimum network performance and customer care thresholds

    - we must adhere to standards in other operating areas, such as frequency design, site acquisition, construction, cell site maintenance and marketing and advertising

THE U.S. WIRELESS COMMUNICATIONS INDUSTRY

OVERVIEW

    Wireless communications systems use a variety of radio frequencies to transmit voice and data, and include cellular telephone services, ESMR, PCS and paging. ESMR stands for enhanced specialized mobile radio, and is the regulatory term applied to the services, including those provided by the Nextel digital mobile network, that combine wireless telephone service with a dispatch feature and paging. PCS stands for personal communications service, and refers to digital wireless telephone service.

    Since the first commercial cellular systems became operational in 1983, wireless telecommunications services have grown dramatically as these services have become widely available and increasingly affordable. This growth has been driven by technological advances, changes in consumer preferences and increased availability of spectrum to new operators.

    The provision of cellular telephone service began with providers utilizing the 800 MHz band of radio frequency in 1982 when the FCC began issuing two licenses per market throughout the United States. In 1993, the FCC allocated a portion of the radio spectrum, 1850-1990 MHz, for a new wireless communications service commonly known as PCS. The FCC's stated objectives in auctioning bandwidth for PCS were to foster competition among existing cellular carriers, increase availability of wireless services to a broader segment of the public, and bring innovative technology to the U.S. wireless industry. From 1995 through 1997, the FCC conducted auctions in which industry participants were awarded PCS licenses for designated areas throughout the United States.

    The demand for wireless telecommunications has grown rapidly, driven by the increased availability of services, technological advancements, regulatory changes, increased competition and lower prices. According to the Cellular Telecommunications Industry Association, the number of wireless subscribers in the United States, including cellular, PCS and ESMR, has grown from approximately 200,000 in June 30, 1985 to over 86 million at December 31, 1999, which reflected a penetration rate of 31.2%.

    The following table sets forth certain U.S. wireless industry statistics:

                           U.S. WIRELESS SUBSCRIBERS
                                   1992--1999

                                                                YEAR ENDED DECEMBER 31,
                                 -------------------------------------------------------------------------------------
WIRELESS INDUSTRY STATISTICS(1)    1992       1993       1994       1995       1996       1997       1998       1999
-------------------------------  --------   --------   --------   --------   --------   --------   --------   --------
Total service revenues (in
  billions)................       $  7.8     $ 10.9     $ 14.2     $ 19.1     $ 23.6     $ 27.5     $ 33.1     $ 40.0
Wireless subscribers at end of
  period (in millions).....         11.0       16.0       24.1       33.8       44.0       55.3       69.2       86.0
Subscriber growth..........         46.0%      45.1%      50.8%      40.0%      30.4%      25.6%      25.1%      24.3%
Average monthly revenues per
  subscriber...............       $68.68     $61.49     $56.21     $51.00     $47.70     $42.78     $39.43     $41.24
Ending penetration.........          4.3%       6.2%       9.2%      12.9%      16.6%      20.0%      25.0%      31.2%
Digital subscribers at end of
  period (in millions).....           --         --         --         --         --        6.5       18.3       38.5

------------------------

    Source: Cellular Telecommunications Industry Association and Census Bureau Data.

(1) Reflects domestic U.S. commercially operational cellular, ESMR and PCS providers.

WIRELESS COMMUNICATIONS SYSTEMS

    In the U.S. wireless communications industry, there are three mobile wireless telephone services: cellular, ESMR and PCS. Currently, cellular is the predominant service available and has several competitive advantages. Cellular and ESMR services utilize radio spectrum in the 800 MHz band while PCS operates at higher frequencies of 1850 to 1990 MHz. Use of the 800 MHz band gives cellular and ESMR superior ability to penetrate buildings and other physical obstacles and spread or "propagate" through air, thereby reducing infrastructure costs since fewer base radios are needed to cover a given area.

    All cellular services transmissions were originally analog-based, although some cellular providers have now overlaid digital systems alongside their analog systems in many markets. Analog cellular technology has the advantage of using a consistent standard nationwide, permitting nationwide roaming using a single mode, single band telephone. On the other hand, analog technology has several disadvantages, including less efficient use of spectrum, which reduces effective call capacity; inconsistent service quality; decreased privacy, security and reliability as compared to digital technologies; and the inability to offer services such as voice mail, call waiting or caller identification.

    All PCS services, like ESMR, are all-digital systems which convert voice or data signals into a stream of binary digits that is compressed before transmission, enabling a single radio channel to carry multiple simultaneous signal transmissions. This enhanced capacity, along with improvements in digital signaling, allows digital-based wireless technologies to offer new and enhanced services, and improved voice quality and system flexibility, as compared with analog technologies. Call forwarding, call waiting and greater call privacy are among the enhanced services that digital systems provide. In addition, due to the reduced power consumption of digital handsets, users benefit from an extended battery life.

    The FCC has also assigned non-contiguous portions of the 800 MHz band to SMR, which was initially dedicated to analog two-way radio dispatch services. This service only became viable in the wireless telephone market with the introduction in 1993 of ESMR, which applies digital technology to make use of the 800 MHz spectrum band and its superior propagation characteristics to deliver the advantages of a digital wireless mobile telephone system while retaining and significantly enhancing the value of SMR's traditional dispatch feature.

    Unlike analog cellular, which has been implemented in a uniform manner across the United States, several mutually incompatible digital technologies are currently in use in the United States. Roaming into different areas often requires multi-mode (analog/digital) and/or multi-band (PCS/ cellular) telephones that function at both cellular and PCS frequencies and/or are equipped for more than one type of modulation technology. Time-division technologies, which include GSM, TDMA and iDEN, break up each transmission channel into time slots that increase effective capacity. Code Division Multiple Access, or CDMA technology, is a spread-spectrum technology which transmits portions of many messages over a broad portion of the available spectrum rather than a single channel. iDEN phones presently operate only in the iDEN mode within SMR frequencies, and therefore cannot roam onto other digital or analog wireless networks.

NEXTEL

    Nextel deployed a second generation of Motorola's iDEN technology beginning in the third quarter of 1996. In its quarterly and annual reports, Nextel has reported a high rate of customer growth since that time, and has been an industry leader in terms of net subscriber additions as compared to information reported by other cellular and digital service providers. Based on Nextel's quarterly and annual reports, over the past three years the number of Nextel's ESMR customers in the United States has grown at a 16% compounded growth rate quarter over quarter, and as of June 30, 2000 the number of Nextel's ESMR customers in the United States, as reported by the company, has grown to approximately 5.6 million.

    Because our physical network will take several years to build out fully, and because of the smaller size of our territory as compared to Nextel's, our rate of customer growth may not equal or exceed Nextel's results. Moreover, we cannot assure you that Nextel, whose growth we believe has been driven primarily by its success in penetrating its core market of industries dependent upon mobile work groups and more recent broadening of its customer base to include the white collar segment, will sustain its recent growth rates in the future.

    Nextel's reported monthly ARPU has generally increased throughout the period from 1993 to 1999, a fact that stands in notable contrast to the overall trend in the wireless industry, where, according to data reported by the Cellular Telecommunications Industry Association, monthly ARPU declined from 1993 to 1998 with a slight increase during 1999. Nextel's monthly ARPU may be adversely affected in the future as it attempts to broaden its customer base and faces increasing competition. There can be no assurance that our monthly ARPU will duplicate that of Nextel because we set our prices independently, and our markets are distinct from Nextel's.

    Nextel has consistently reported its monthly ARPU to be $70 or higher for each quarter over the past two years, making it an industry leader in terms of monthly ARPU as compared to information reported by other cellular and digital service providers. We believe that Nextel has increased and maintained its monthly ARPU as a result of the unique features of its differentiated product, its focus on mobile work groups and recent broadening of its customer base to include white collar customers. Nextel has reported that it believes that these groups have made its service an integral part of their business operations, which we believe contributes to high usage and improved customer satisfaction. iDEN service offers the same mobile telephone features as digital cellular and PCS service, including call forwarding, call waiting and greater call privacy. Moreover, iDEN technology's unique differentiation from other digital standards is its dispatch service, which is marketed by Nextel and us as Nextel Direct Connect service.

    The Nextel Direct Connect service dispatch capability allows any member of a mobile team to immediately communicate with any or all of a prearranged Nextel phone-equipped team of up to 100 members with the push of a button. This "push-to-talk" feature works like a two-way radio, but, in contrast to analog dispatch SMR radios, iDEN technology allows only the person or persons being called to hear the conversation.

    Nextel Direct Connect service, together with other enhancements, including call alert, speakerphone capability, short text paging and "hot-sync" programming (on certain subscriber unit models), differentiate Nextel's digital service from those of cellular and PCS providers, and we believe it has been responsible for Nextel's strong appeal to business users in mobile occupations, including transportation, delivery, real property and facilities management, construction and building, landscaping, and other service sectors. "Hot-sync" programming allows users to quickly and easily program their subscriber units with the data necessary to form a Direct Connect work group by inserting each unit into a cradle connected to a personal computer. In addition to its advantages to users, Nextel Direct Connect service uses only half the bandwidth that an interconnected call over an iDEN network would use, and this efficient use of spectrum gives the iDEN service provider the opportunity to offer attractive pricing for Nextel Direct Connect service.

COMPETITION

    In each of the markets where our portion of the Nextel digital mobile network will operate, we will compete with the two established cellular licensees and as many as six PCS licensees, including AT&T Wireless, Sprint PCS, Verizon Wireless, VoiceStream, BellSouth and SBC Communications (Bell South and SBC have recently merged their wireless operations into Alloy, L.L.C.). Our ability to compete effectively with other wireless communications service providers depends on a number of factors, including:

    - the continued satisfactory performance of iDEN technology

    - the establishment and maintenance of roaming service among our market areas and those of Nextel

    - the development of cost-effective direct and indirect channels of distribution for our portion of the Nextel digital mobile network and our products and services

    A substantial number of the entities that have been awarded PCS licenses are current cellular communications service providers and joint ventures of current and potential wireless communications service providers, many of which have financial resources, customer bases and name recognition greater than ours. PCS operators will likely compete with us in providing some or all of the services available through our network. Additionally, we expect that existing cellular service providers, some of which have been operational for a number of years and have significantly greater financial and technical resources, customer bases and name recognition than us, will continue to upgrade their systems to provide digital wireless communications services competitive with those available on our network. Moreover, cellular and wireline companies are authorized to participate in dispatch and SMR services, respectively. We also expect our business to face competition from other technologies and services developed and introduced in the future.

    We believe that the mobile telephone service currently being provided on the Nextel digital mobile network utilizing the iDEN technology is similar in function to and achieves performance levels competitive with those being offered by other current wireless communications service providers in our market areas. There are, however, and will in certain cases continue to be, differences between the services provided by us and by cellular and/or PCS system operators and the performance of our respective systems. The all-digital networks that we and Nextel operate provide customers with digital quality and advanced features wherever they roam on the Nextel digital mobile network, in contrast to hybrid analog/digital networks of cellular competitors, which do not support these features in the large analog-only portion of their networks. Nevertheless, our ability to provide roaming services will be more limited than that of carriers whose subscribers use handsets that can operate on both analog and digital cellular networks and who have roaming agreements covering larger parts of the country. As the Nextel digital mobile network expands to cover a greater geographic area, this disadvantage will be reduced, but we can give no assurance that the Nextel digital mobile network will ever cover the same geographic areas as other mobile telephone services. In addition, if either PCS or cellular operators provide two-way radio dispatch services in the future, our competitive advantage in being uniquely able to combine that service with our mobile telephone service would be impaired.

    Telephones used on the Nextel digital mobile network are not compatible with those employed on cellular or PCS systems, and vice versa. This lack of interoperability may impede our ability to attract cellular or PCS customers or those new mobile telephone customers that desire the ability to access different service providers in the same market.

    We plan to market the multi-function telephones manufactured by Motorola. These telephones are and are likely to remain significantly more expensive than analog telephones, and are and are likely to remain somewhat more expensive than digital cellular or PCS telephones that do not incorporate a comparable multi-function capability. We therefore expect to charge higher prices for the telephones to be used by our customers than those charged by operators for analog cellular telephones and possibly than those charged by operators for digital cellular telephones. However, we believe that our multi-function telephones currently are competitively priced compared to multi-function--mobile telephone service and short text messaging--digital, cellular and PCS telephones.

    During the transition to digital technology, certain participants in the U.S. cellular industry are offering telephones with dual mode--analog and digital--compatibility. Additionally, certain analog cellular system operators that directly or through their affiliates also are constructing and operating digital PCS systems have made available to their customers dual mode/dual band--800 MHz cellular/1900 MHz PCS--telephones, to combine the enhanced feature set available on digital PCS systems within their digital service coverage areas with the broader wireless coverage area available on the analog cellular network. We do not have comparable hybrid telephones available to our customers.

    We can give no assurances that potential customers will be willing to accept system coverage limitations as a trade-off for the enhanced multi-function wireless communications package we plan to provide on our portion of the Nextel digital mobile network.

    Over the past several years as the number of wireless communications providers in our market areas has increased, the prices of such providers' wireless service offerings to customers in those markets have generally been decreasing. We may encounter market pressures to reduce our service offering prices or to restructure our service offering packages to respond to particular short-term, market-specific situations, such as special introductory pricing or packages that may be offered by new providers launching their service in a market, or to remain competitive in the event that wireless service providers generally continue to reduce the prices charged to their customers, particularly if PCS operators enter the smaller markets that we intend to serve.

    Because many of the cellular operators and certain of the PCS operators in our markets have substantially greater financial resources than us, they may be able to offer prospective customers equipment subsidies or discounts that are substantially greater than those, if any, that could be offered by us and may be able to offer services to customers at prices that are below prices that we are able to offer for comparable services. Thus, our ability to compete based on the price of our digital mobile network telephones and service offerings will be limited. We cannot predict the competitive effect that any of these factors, or any combination thereof, will have on us.

    Cellular operators and PCS operators and entities that have been awarded PCS licenses each control more spectrum than is allocated for SMR service in each of the relevant market areas. Specifically, each cellular operator is licensed to operate 25 MHz of spectrum and certain PCS licensees have been licensed for 30 MHz of spectrum in the markets in which they are licensed, while no more than
21.5 MHz is available in the 800 MHz band to all SMR systems, including our systems, in those markets. The control of more spectrum gives cellular operators and such PCS licensees the potential for more system capacity and, therefore, the ability to serve more subscribers than SMR operators, including Nextel and us. We believe that we generally have adequate spectrum to provide the capacity needed on our portion of the Nextel digital mobile network currently and for the reasonably foreseeable future.

    In 1997, the FCC reallocated and auctioned 30 MHz of 2.3 GHz spectrum to wireless services. However, the strict operational and technical limitations the FCC placed on use of the spectrum will likely prohibit the provision of mobile services using current technology. Additionally, the FCC has reallocated 220 MHz of radio spectrum for use by "emerging telecommunications technologies," such as PCS, low-earth orbit satellites and mobile satellite systems. The FCC has authorized a consortium of communications companies to provide nationwide mobile satellite services. Additionally, the FCC recently reallocated 36 MHz of the former analog television channels to commercial services, including broadcasts, fixed and mobile services. The FCC has announced that it intends to auction 30 MHz of this spectrum in March 2001 and it intends to exclude this spectrum from the spectrum cap, discussed below. It is possible that this spectrum will be used to offer services that are competitive with our service. The FCC will continue to auction spectrum in the future, and we cannot predict how these frequencies will be used, the technologies that will develop or what impact, if any, they will have on our ability to compete for wireless communications services customers.

    The FCC has also announced plans to reauction over 150 PCS licenses on December 12, 2000. However, these licenses are presently subject to ongoing litigation in federal court. If and when these licenses go into service, they may be purchased by our competitors, subject to the FCC's spectrum cap, discussed below, and may increase the level of competition in our markets. The FCC or Congress may also allocate additional spectrum at any time and create rules that would make services provided on that spectrum competitive with our ESMR service.

EMPLOYEES

    As of June 30, 2000, we had approximately 908 employees. None of our employees are or are expected to be represented by a labor union or subject to a collective bargaining agreement, nor have we experienced any work stoppage due to labor disputes. We believe that our relations with our employees are good.

PROPERTIES

    We own no material real property. We lease our headquarters located in Kirkland, Washington. This facility is approximately 10,000 square feet and we have a lease commitment on the facility through July 25, 2001. We recently signed a letter of intent to extend our lease on this space through January 2003 and to expand the space to include an additional 4,000 square feet. We lease administrative offices of approximately 22,800 square feet in Minnetonka, Minnesota under a lease expiring March 31, 2002. We lease office space of approximately 23,000 square feet in Las Vegas, Nevada for operation of our customer service call center under a lease expiring May 11, 2004. We lease cell sites for the transmission of radio service under various master site lease agreements as well as individual site leases. The terms of these leases generally range from five to 25 years at monthly rents ranging from $300 to $2,200. As of June 30, 2000, we had approximately 1,040 constructed sites at leased locations, of which 1,001 were operational.

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
                                   REGULATION

FEDERAL REGULATION

    SMR REGULATION. We are an SMR operator regulated as such by the FCC. The FCC also regulates the licensing, construction, operation and acquisition of all other wireless telecommunications systems in the United States, including cellular and PCS operators. We are generally subject to the same FCC rules and regulations as cellular and PCS operators, but our status as an SMR operator creates some important regulatory differences.

    Within the limitations of available spectrum and technology, SMR operators are authorized to provide mobile communications services to business and individual users, including mobile telephone, two-way radio dispatch, paging and mobile data services. SMR regulations have undergone significant changes during the last five years and continue to evolve as new FCC rules and regulations are adopted.

    The first SMR systems became operational in 1974, but these early systems were not permitted or designed to provide mobile telephone service competitive with that provided by cellular operators. SMR operators originally emphasized two-way dispatch service, which involves shorter duration communications than mobile telephone service and places less demand on system capacity. SMR system capacity and quality was originally limited by:

    - the smaller portion of the radio spectrum allocated to SMR

    - the assignment of SMR frequencies on a non-contiguous basis

    - regulations and procedures that initially served to spread ownership of SMR licenses among a large number of operators in each market, thereby further limiting the amount of SMR spectrum available to any particular operator

    - older SMR technology, which employed analog transmission and a single site, high-power transmitter configuration, thus precluding the use of any given SMR frequency by more than one caller at a time within a given licensed service area

    The original analog SMR market, therefore, was oriented largely to customers such as contractors, service companies and delivery services that have significant field operations and need to provide their personnel with the ability to communicate directly with one another, either on a one-to-one or one-to-many basis, within a limited geographic area. SMR licenses granted prior to 1997 have several unfavorable characteristics, as compared with cellular or PCS licenses. Because these SMR licenses were on a site-by-site basis, numerous SMR licenses were required to cover the metropolitan area typically covered by a single cellular or PCS license.

    SMR licenses granted in 1997 and later were granted to cover a large area (known as an economic area, or EA) rather than a particular antenna at a particular site. EA licenses, therefore, are more like cellular or PCS licenses in this regard, and eliminate one of the former regulatory disadvantages of SMR licenses. The FCC has held two auctions for EA licenses which include the frequencies we and Nextel operate in the 800 MHz band. The first auction, in 1997, included the upper 200 channels. In both auctions, Nextel, or a bidding consortium made up of Nextel and us, was the largest successful bidder, and, as a result, we, or a Nextel subsidiary, hold EA licenses for most, but not all, of the territories that we intend to serve.

    The first EA licenses granted the licensee exclusive use of the frequencies in the EA territory. To the extent that another SMR site-by-site licensee may be operating in the same frequencies in the EA pursuant to another license, the EA license has priority, but must compensate the incumbent for the cost of changing to another frequency. We, or a Nextel subsidiary, hold all of the EA licenses from this auction that include our frequencies. Most of our EA licenses are free of incumbent carriers other than Nextel. Nextel WIP has transferred to us those site-by-site licenses located in our EA territories operating at the same frequencies.

    In the second EA auction, we acquired almost all of the EA licenses that include frequencies which we operate on a site-by-site basis. As a result, we will be able to provide service throughout the EA territory on those frequencies. Unlike the previous EA auction, however, the EA licensee does not have exclusive use of the frequencies in the EA territory. Therefore, in those limited areas where another entity may have acquired the EA license at auction but where we are an incumbent licensee operating on a site-by-site basis on the same frequency, we have the right to continue to operate under the existing site-by-site authorization.

    EA licenses to operate on these frequencies were granted pursuant to a one-time auction and are issued for ten years, after which we need to apply for renewal from the FCC. EA licensees can generally expect to obtain renewal of their licenses if they are otherwise in good standing before the FCC. In addition, all of our SMR licenses are subject to FCC build-out requirements. The FCC recently modified the build-out deadlines for our pre-1997 site-by-site SMR licenses permitting us to utilize the same build-out schedules as our EA licenses. Our EA licenses must provide coverage to at least one-third of the population of the license area within three years of the initial grant and two-thirds of the population within five years. Failure to comply with the build-out requirements for both site-by-site licenses and EA licenses may result in a revocation of these licenses by the FCC. We will be acquiring and utilizing both site-by-site licenses and EA licenses. We expect to meet all of the build-out requirements of our licenses. However, from time to time the FCC has notified us that certain of our licenses have been revoked for failure to meet construction deadlines. In all such instances we have requested that the licenses be reinstated. We do not believe that a refusal to reinstate the licenses will have a material adverse effect on our operations.

    FEDERAL REGULATION OF WIRELESS OPERATORS. SMR regulations have undergone significant changes during the last five years and continue to evolve as new FCC rules and regulations are adopted pursuant to the Omnibus Budget Reconciliation Act of 1993 and the Telecommunications Act. Since 1996 SMR operators like us and Nextel have been subject to common carrier obligations similar to those of cellular and PCS operators. This regulatory change recognized the emergence of SMR service as competitive with the wireless service provided by cellular and PCS providers.

    As a result, SMR providers like us now have many of the same rights (such as the right to interconnect with other carriers) and are subject to many of the same obligations applicable to cellular and PCS operators.

    The FCC prohibits any SMR, cellular or PCS provider, including us, collectively regulated as "CMRS" providers, from restricting another carrier's ability to resell its services until November 24, 2002. The FCC also has adopted requirements for CMRS providers, including covered SMR providers, to implement various enhanced 911 capabilities. We are in the process of implementing such capabilities. In some states, we may not be able to recover our costs of implementing such enhanced 911 capabilities. At this time, we don't believe that these costs will have a material adverse impact on our operations. The FCC also requires CMRS providers to deploy technology that would allow customers to keep their telephone numbers when switching to another carrier. Covered SMR providers, including us, along with other CMRS services providers, must offer this number portability service in the 100 largest metropolitan areas, including the ability to support nationwide roaming, by November 2002. This requirement also includes enabling calls from our network to be delivered to telephone numbers which have been switched from one wireline carrier to another.

    The FCC's spectrum cap regulations limit any entity from holding attributable interests in more than 45 MHz of licensed broadband PCS, cellular or covered SMR spectrum with significant overlap in any geographic area. The FCC has recently upheld this 45 MHz cap, while increasing the cap in rural areas to 55 MHz. An interest of 20% or more of the equity or voting rights in a PCS, SMR or cellular licensee may subject an investor to restrictions on ownership of overlapping wireless providers. These rules may affect our ability to obtain additional spectrum. The FCC has stated that it intends to review the continued applicability of the spectrum cap later this year.

    Wireless providers, including us, also must satisfy FCC requirements relating to technical and reporting matters. One such requirement is the coordination of proposed frequency usage with adjacent wireless users, permittees and licensees in order to avoid electrical interference between adjacent networks. In addition, the height and power of base radio transmitting facilities of certain wireless providers and the type of signals they emit must fall within specified parameters.

    The FCC is responsible for the other rules and policies which govern the operations over the SMR spectrum necessary for the offering of our services. This includes the terms under which CMRS providers interconnect their networks and the networks of wireline and other wireless providers of interstate communications services. The FCC also has the authority to adjudicate complaints filed under the Communications Act with respect to service providers subject to its jurisdiction among other matters. Under its broad oversight authority with respect to market entry and the promotion of a competitive marketplace for wireless providers, the FCC regularly conducts rulemaking and other types of proceedings to determine rules and policies that could affect SMR operations. These rules and policies are applicable to our operations and we intend to comply with the FCC's promulgations.

    In August 1996, the FCC adopted rules implementing certain Communications Act provisions that impose a number of obligations for local exchange carriers to interconnect their network to other carriers' networks which affect wireless service providers. Established local exchange carriers must provide for co-location of equipment necessary for interconnection, as well as any technically feasible method of interconnection requested by a CMRS provider. In addition, all local exchange carriers are obligated to enter into reciprocal, cost-based compensation arrangements with CMRS providers for the transmission of local calls. On July 18, 2000 the United States Court of Appeals for the Eighth Circuit overturned the FCC's order that required compensation based on the most efficient network configuration. This decision has been appealed to the Supreme Court. Relatedly, on June 5, 2000, the Supreme Court agreed to hear an appeal which challenges the FCC's cost-based compensation arrangements in another proceeding. The outcome of these appeals may have a significant impact on the charges we pay to other carriers and on the compensation we receive for interconnection. If we cannot successfully negotiate an interconnection agreement with an established local exchange carrier, it may require the relevant state public utilities commission to serve as arbitrators.

    In addition, the Communications Assistance for Law Enforcement Act of 1994 requires all telecommunications carriers, including wireless carriers, as of June 30, 2000, to ensure that their equipment is capable of permitting the government, pursuant to a court order or other lawful authorization, to intercept any wire and electronic communications carried by the carrier to or from its subscribers. On August 15, 2000, the United States Court of Appeals for the D.C. Circuit reversed an FCC requirement that certain additional call identifying information be provided to law enforcement. This decision may be appealed to the Supreme Court. Moreover, implementation of certain capabilities affecting the transmission of protected data, as required by the FCC, must be completed by September 30, 2001. Compliance with the requirements of this Act and the FCC's rules could impose significant additional direct and/or indirect costs on us and other wireless carriers.

    Wireless networks are also subject to certain FCC and FAA regulations respecting the relocation, lighting and construction of transmitter towers and antennas and are subject to regulation under the National Environmental Policy Act, the National Historic Preservation Act, and the environmental regulations of the FCC. The FCC's rules require antenna structure owners to notify the FAA of structures that may require marking or lighting. In addition to our SMR licenses, we may also utilize other carriers' facilities to connect base radio sites and to link them to their respective main switching offices. These facilities may be separately licensed by the FCC and may be subject to regulation as to technical parameters, service, and transfer or assignment.

    Pursuant to the Telecommunications Act, all telecommunications carriers that provide interstate telecommunications services, including SMR providers such as ourselves, are required to make an "equitable and non-discriminatory contribution" to support the cost of federal universal service programs. These programs are designed to achieve a variety of public interest goals, including affordable telephone service nationwide, as well as subsidizing telecommunications services for schools and libraries. Contributions are calculated on the basis of each carrier's interstate end-user telecommunications revenue. The Telecommunications Act also permits states to adopt universal service regulations not inconsistent with the Telecommunications Act or the FCC's regulations. While states cannot, generally, regulate our rates for universal services, the FCC has concluded that states can require CMRS providers to contribute to their universal services funds. Additional costs may be incurred by us and ultimately by our subscribers as a result of our compliance with these required contributions.

    The Telecommunications Act also requires all telecommunications carriers, including SMR licensees, to ensure that their services are accessible to and useable by persons with disabilities, if readily achievable. Compliance with the Telecommunications Act requirements, and the regulations promulgated thereunder, could impose additional direct and/or indirect costs on us and other licensees.

    In addition, other regulations may be promulgated pursuant to the Communications Act or the Telecommunications Act which would significantly raise our cost of providing service. In response, we may be required to modify our business plans or operations in order to comply with any such regulations. Moreover, the FCC or other federal government agencies or any state regulatory agency having jurisdiction over our business may adopt or change regulations or take other action that could adversely affect our financial condition or results of operations.

STATE REGULATION AND LOCAL APPROVALS

    The states in which we operate generally have state agencies or commissions charged under state law with regulating telecommunications companies, and local governments generally seek to regulate placement of transmitters and rights of way. While the powers of state and local governments to regulate wireless carriers are limited to some extent by federal law, we will have to devote resources to comply with state and local requirements. For example, state and local governments generally may not regulate our rates or our entry into a market, but are permitted to manage public rights of way, for which they can require fair and reasonable compensation.

    Under the Communications Act, state and local authorities maintain authority over the zoning of sites where our antennas are located. These authorities, however, may not discriminate against or prohibit our services through their use of zoning authority. Therefore, while we may need approvals for particular sites or may not be able to choose the exact location for our sites we do not foresee significant problems in placing our antennas at sites in our territory.

PENDING REGULATORY INITIATIVES

    The FCC and a number of state regulatory authorities have initiated proceedings or indicated their intention to examine the implementation of number portability to permit customers to retain their telephone numbers when they change service providers, the implementation of various number conservation mechanisms, and alterations in the structure of universal service funding, among other matters. These initiatives could impose significant financial obligations on us and other wireless service providers, the magnitude of which we cannot predict. In addition, pursuant to Congressional directive, or on its own, the FCC may allocate additional spectrum, at any time, which may lead to the offering by others of services competitive with ours.

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
                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

    The following table sets forth certain information with respect to our executive officers and directors:

NAME                                          AGE                       POSITION
----                                        --------   ------------------------------------------
John Chapple..............................     47      President, Chief Executive Officer and
                                                       Chairman of the Board
John Thompson.............................     47      Vice President, Chief Financial Officer
                                                       and Treasurer
David Thaler..............................     45      Vice President--Business Operations
David Aas.................................     47      Vice President--Engineering and Technical
                                                       Operations
Perry Satterlee...........................     40      Vice President--Sales and Marketing
Mark Fanning..............................     41      Vice President--People Development
Donald Manning............................     40      Vice President, General Counsel and
                                                       Secretary
Steven Dodge..............................     55      Director
Timothy Donahue...........................     51      Director
Andrew Rush...............................     43      Director
Andrew Sinwell............................     36      Director
Dennis Weibling...........................     49      Director

    JOHN CHAPPLE worked to organize Nextel Partners throughout 1998 and has been the President, Chief Executive Officer and Chairman of the Board of Nextel Partners and our subsidiaries since August 1998. Mr. Chapple was elected to our board of directors pursuant to the terms of our shareholders' agreement.
Mr. Chapple, a graduate of Syracuse University and Harvard University's Advanced Management Program, has nearly 21 years of experience in the cable television and wireless communications industries. From 1978 to 1983, he served on the senior management team of Rogers Cablesystems before moving to American Cablesystems as Senior Vice President of Operations from 1983 to 1988. From 1988 to 1995, he served as Executive Vice President of Operations for McCaw Cellular Communications and subsequently AT&T Wireless Services following the merger of those companies. From 1995 to 1997, Mr. Chapple was the President and Chief Operating Officer for Orca Bay Sports and Entertainment in Vancouver, B.C. Orca Bay owns and operates Vancouver's National Basketball Association and National Hockey League sports franchises in addition to the General Motors Place sports arena and retail interests. Mr. Chapple is the past Chairman of Cellular One Group and the Personal Communications Industry Association, past Vice-Chairman of the Cellular Telecommunications Industry Association and has been on the Board of Governors of the NHL and NBA. Mr. Chapple is currently on the Syracuse University Maxwell School Board of Advisors.

    JOHN THOMPSON has been the Chief Financial Officer and Treasurer of Nextel Partners and our subsidiaries since August 1998 and has approximately 21 years of finance experience, including 13 years in the wireless communications industry. In March 1999 he became a Vice President. Mr. Thompson holds both a B.A. in Accounting and a Juris Doctor from the University of Puget Sound. From 1978 to 1986, he served as Tax Manager for Laventhol & Horwath. In 1986, he joined McCaw Cellular Communications as Vice President of Tax. In 1990, he became Senior Vice President of McCaw Cellular Communications and assumed a significant role in a number of key initiatives for the company, including its acquisition of LIN Broadcasting in 1990, the merger of it and AT&T in 1993, and AT&T's PCS license acquisitions in 1996. In 1997, he became Chief

Financial Officer for AT&T Wireless Services. Mr. Thompson has served on the boards of a number of AT&T Wireless Services joint ventures, including Bay Area Cellular Telephone Company.

    DAVID THALER has been the Vice President-Business Operations of Nextel Partners and our subsidiaries since August 1998 and has nearly 18 years of management experience in the wireless and cable television industries. From February 1997 to 1998, he served as Senior Vice President and Managing Director of International Development and Operations for AT&T Wireless Services. In this role, Mr. Thaler had overall responsibility for all operating facets related to AT&T Wireless joint ventures in Brazil, Hong Kong, India, Colombia and Taiwan. From 1995 to 1997, Mr. Thaler was Vice President of Operations for AT&T Wireless Services' Central Region business unit. From 1988 to 1995, Mr. Thaler served as Vice President and General Manager of McCaw Cellular Communications' Minnesota District, providing overall leadership for an operation consisting of 14 metropolitan areas. From 1983 to 1988, he served as General Manager and Regional Vice President for American Cablesystems.

    DAVID AAS has been the Vice President-Engineering and Technical Operations of Nextel Partners and our subsidiaries since August 1998. Prior to joining Nextel Partners, Mr. Aas served as Vice President of Engineering and Operations of AT&T Wireless' Messaging Division. Mr. Aas has 22 years of experience in the wireless industry and has held a number of senior technical management positions, including positions with Airsignal from 1977 to 1981, MCI from 1981 to 1986, and MobileComm from 1986 to 1989. From 1989 to August 1998, he was with AT&T Wireless, where he led the design, development, construction and operation of AT&T Wireless' national messaging network. Mr. Aas served on the Technical Development Committee of the Personal Communications Industry Association and led the development and deployment of the PACT two-way messaging system.

    PERRY SATTERLEE has been the Vice President-Sales and Marketing of Nextel Partners and our subsidiaries since August 1998 and has approximately 13 years of wireless industry experience. He spent the prior two years with Nextel, where he held the position of President-Pacific Northwest Area since its inception in 1996. Prior to joining Nextel, Mr. Satterlee served from 1992 to 1996 as Vice President and General Manager of AT&T Wireless Services' Central California District. From 1990 to 1992, he was General Manager of McCaw Cellular Communications' Ventura/Santa Barbara market. From 1988 to 1990, Mr. Satterlee was Director of Planning for McCaw Cellular Communications, where he led the company's planning and budgeting processes.

    MARK FANNING has been the Vice President-People Development of Nextel Partners and our subsidiaries since August 1998 and has over 18 years of human resources experience, including nine years in the wireless industry with McCaw Cellular Communications and AT&T Wireless Services. From 1995 to 1998,
Mr. Fanning served as Vice President for People Development Operations for AT&T Wireless Services. From 1991 to 1995, he served as Director and later as Vice President of Compensation & Benefits for AT&T Wireless Services. From 1989 to 1991, he was the Director of People Development for McCaw Cellular's California/Nevada region.

    DONALD MANNING has been the Vice President, General Counsel and Secretary of Nextel Partners and our subsidiaries since August 1998. From July 1996 to
July 1998, he served as Regional Attorney for the Western Region of AT&T Wireless Services, an 11-state business unit generating over $400 million in revenues annually. Prior to joining AT&T Wireless Services, from September 1989 to July 1998, Mr. Manning was an attorney with Heller Ehrman White & McAuliffe specializing in corporate and commercial litigation. From September 1985 to September 1989, he was an attorney with the Atlanta-based firm of Long, Aldridge & Norman.

    STEVEN DODGE has been a director of Nextel Partners and Nextel Partners Operating Corp. since February 2000. In addition, Mr. Dodge is currently the Chairman and Chief Executive Officer of American Tower Corporation, an independent owner and operator of communications towers in the

United States. American Tower Corporation was organized in July 1995 as a subsidiary of American Radio Systems Corporation, of which Mr. Dodge was the founder and Chief Executive Officer, and was spun off to the American Radio stockholders at the time of American Radio's merger with CBS in June 1998. At that time, American Tower Corporation began trading publicly. Mr. Dodge was employed with American Radio from March 1988 to June 1998, and prior to that time, from 1978 to 1988, Mr. Dodge was the founder and Chief Executive Officer of American Cablesystems, a publicly traded cable television company which was merged into Continental Cable in 1988, now Media One. Mr. Dodge also serves on the boards of directors of WebLink Wireless Inc., a publicly traded provider of wireless messaging services, TD Waterhouse Group, Inc., a publicly traded brokerage firm, and Sensitech, Inc., a supplier of environmentally-sensitive products.

    TIMOTHY DONAHUE has been a director of Nextel Partners and our subsidiaries since January 1999. Mr. Donahue was elected to our board of directors as the designee of Nextel WIP pursuant to the terms of our shareholders' agreement.
Mr. Donahue has been a director of Nextel since June 1996, was the President and Chief Operating Officer from February 1996 to July 1999, and has been the President and Chief Executive Officer since July 1999. From 1986 to
January 1996, Mr. Donahue held various senior management positions with AT&T Wireless Services.

    ANDREW RUSH has been a director of Nextel Partners and Nextel Partners Operating Corp. since January 1999. Mr. Rush was elected to our board of directors as the designee of DLJ Merchant Banking pursuant to the terms of our shareholders' agreement. Mr. Rush has been a Managing Director of DLJ Merchant Banking since January 1997. From 1992 to 1997, Mr. Rush was an officer of DLJ Merchant Banking and its predecessors. Mr. Rush currently serves as a member of the advisory board of Triax Midwest Associates, L.P. and as a member of the boards of directors of Societe d'Ethanol de Synthese, American Tissue, Inc. and 360networks, inc.

    ANDREW SINWELL has been a director of Nextel Partners and Nextel Partners Operating Corp. since January 1999. Mr. Sinwell was elected to our board of directors as the designee of Madison Dearborn Partners pursuant to the terms of our shareholders' agreement. Mr. Sinwell is currently a Director of Madison Dearborn Partners, which he joined in August 1996. From 1994 to 1996,
Mr. Sinwell was a Senior Policy Advisor at the FCC. He currently serves on the boards of directors of @Link Networks, Inc., Enews.com, Hotwire Services, Inc., Reiman Holding Company, LLC and Western Integrated Network, LLC.

    DENNIS WEIBLING has been a director of Nextel Partners and Nextel Partners Operating Corp. since January 1999. Mr. Weibling was elected to our board of directors as the designee of Eagle River pursuant to the terms of our shareholders' agreement. Mr. Weibling has been a director of NEXTLINK since January 1997. Mr. Weibling has also been President of Eagle River, Inc. since October 1993. Mr. Weibling is a director of Nextel and a member of the operations, audit, finance and compensation committees for Nextel. Mr. Weibling serves on the board and executive committee of Teledesic Corporation, a satellite telecommunications company backed by Craig O. McCaw and William H. Gates III.

BOARD OF DIRECTORS

    Our board of directors is comprised of six directors. Pursuant to the shareholders' agreement, as amended, certain parties to the agreement other than DLJ Merchant Banking, who together owned approximately 60.9% of our outstanding common stock as of September 30, 2000, have agreed to vote their shares of our common stock to elect as directors:

    - one person selected by Madison Dearborn Partners: currently, Andrew
      Sinwell;

    - one person selected by Nextel WIP: currently, Timothy Donahue;

    - one person selected by Eagle River: currently, Dennis Weibling; and

    - our chief executive officer: currently, John Chapple.

    Prior to the initial public offering of our Class A common stock, DLJ Merchant Banking had the right to designate two directors, one of whom was in turn designated by Madison Dearborn Partners, and all of the parties to the shareholders' agreement had agreed to vote to elect such designees as directors. The obligation of the other parties to the shareholders' agreement to vote in favor of the DLJ Merchant Banking designee terminated upon the amendment to the shareholders' agreement. The parties to the amended shareholders' agreement have agreed that DLJ Merchant Banking may nominate a director for election by the Company's stockholders. Andrew Rush was elected to our board as a result of his designation by DLJ Merchant Banking prior to the amendment to the shareholders' agreement. The shareholders' agreement, as amended, is now in effect. In addition, the shareholders' agreement was amended a second time effective February 22, 2000. This amendment, among other things, removed several stockholders from the shareholders' agreement. The current parties to the shareholders' agreement now include Nextel WIP, DLJ Merchant Banking, Madison Dearborn Partners, Eagle River, Motorola and our senior management stockholders.

    All directors will hold office until the next annual meeting of stockholders and until their successors are duly elected.

    COMMITTEES

    Our audit committee consists of Messrs. Rush, Sinwell and Dodge. The audit committee makes recommendations to our board of directors regarding the selection of independent auditors, reviews the scope of audit and other services by our independent auditors, reviews the accounting principles and auditing practices and procedures to be used for our financial statements and reviews the results of those audits.

    COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    We do not currently have a compensation committee, and, instead, our entire board of directors makes compensation determinations. John Chapple, our Chief Executive Officer and Chairman of the Board, participated in our board's deliberations of executive officer compensation in 1999. No interlocking relationship exists between any member of our board of directors and any member of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

DIRECTOR COMPENSATION

    To date, none of our directors has received compensation for services provided to us as a director other than Mr. Dodge. In February 2000 we granted to Mr. Dodge an option to purchase 25,000 shares of Class A common stock, which option vests in three equal annual installments and has an exercise price equal to $20.00 per share. Going forward, our non-employee and non-strategic shareholder directors will receive compensation of $2,500 per quarter, plus $1,000 for each meeting they attend in person and $500 for each meeting they attend via conference call. All directors are reimbursed for their out-of-pocket expenses in serving on the board of directors.

EXECUTIVE COMPENSATION

    Our executive officers are appointed by, and serve at the discretion of, our board of directors. There are no family relationships among our directors and officers.

    SUMMARY COMPENSATION TABLE. Prior to January 29, 1999, we did not pay any compensation to our executive officers, and on January 29, 1999, certain executive officers received a lump sum

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
in recognition of such officer's service prior to such date. See "--Executive Employment Contracts and Termination of Employment Arrangements."

    The following table sets forth the compensation paid by us for services rendered during fiscal year 1999 by our chief executive officer and our other four most highly compensated executive officers.

                                             ANNUAL               LONG-TERM COMPENSATION
                                          COMPENSATION       ---------------------------------
                                      --------------------    RESTRICTED        SECURITIES
                                        BASE                     STOCK          UNDERLYING            ALL OTHER
NAME AND PRINCIPAL POSITION           SALARY $    BONUS $    AWARDS(1)($)     OPTIONS/SARS(#)     COMPENSATION(9)($)
---------------------------           ---------   --------   -------------   -----------------   --------------------
John Chapple
  Chief Executive Officer...........  $150,000       --        $491,111(2)        105,000(7)           $87,500
John Thompson
  Chief Financial Officer and
  Treasurer.........................   150,000       --         339,444(3)        315,000(8)            87,500
David Thaler
  Vice President--Business
  Operations........................   150,000       --         195,000(4)         60,000(7)            87,500
David Aas
  Vice President--Engineering and
  Technical Operations..............   140,000       --         162,500(5)         60,000(7)            10,000
Perry Satterlee
  Vice President--Sales and
  Marketing.........................   150,000       --         137,222(6)        120,000(7)            44,000

------------------------------

(1) Represents an estimated value of $0.17 per share as of the date of grant, less price paid per share by such officer for shares of Class A common stock sold to such officer at a purchase price of $0.002 per share pursuant to restricted stock purchase agreements. As of January 1, 2000, 44.5% of these shares had vested. Assuming continued employment with us, the remaining shares vest pursuant to the following schedule: an additional 19.5% vest as of December 31, 2000 and an additional 18% vest as of each of December 31, 2001 and December 31, 2002. See "--Restricted Stock Purchase Agreements and Change of Control Arrangements."

(2) Represents 2,946,666 shares of Class A common stock, of which 1,311,264 shares have vested as of January 1, 2000.

(3) Represents 2,036,664 shares of Class A common stock, of which 906,318 shares have vested as of January 1, 2000.

(4) Represents 1,170,000 shares of Class A common stock, of which 520,650 shares have vested as of January 1, 2000.

(5) Represents 975,000 shares of Class A common stock, of which 433,878 shares have vested as of January 1, 2000.

(6) Represents 823,332 shares of Class A common stock, of which 366,384 shares have vested as of January 1, 2000.

(7) Represents options to purchase shares of Class A common stock granted on December 31, 1999, which options have an exercise price of $1.85 per share and vest in three equal annual installments.

(8) Represents an option to purchase up to 210,000 shares of Class A common stock granted to Mr. Thompson on January 29, 1999, which option has an exercise price of $1.67 per share and is fully vested, as well as an option to purchase up to 105,000 shares granted on December 31, 1999, which option has an exercise price of $1.85 per share and vests in three equal annual installments. See "--Option Grants in Fiscal Year 1999."

(9) Represents lump sum payments made to officers on January 29, 1999 for services rendered to us prior to that date. See "--Executive Employment Contracts and Termination of Employment Arrangements."

    OPTION GRANTS IN FISCAL YEAR 1999

    The following table sets forth certain information with respect to stock options granted to each of our named executive officers during the fiscal year ended December 31, 1999. In accordance with the rules of the Securities and Exchange Commission, also shown below is the potential realizable value over the term of the option, the period from the grant date to the expiration date, based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are mandated by the Securities and Exchange Commission and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will depend on the future performance of our Class A common stock. In fiscal year 1999, we granted options to acquire up to an aggregate of 5,049,600 shares to employees and directors, excluding options that were subsequently forfeited due to termination, all under our stock option plan and all at an exercise price equal to the fair market value of our Class A common stock on the date of grant as determined in good faith by our board of directors.

                                                                                                       POTENTIAL REALIZABLE
                                                                                                         VALUE AT ASSUMED
                                                                                                          ANNUAL RATES OF
                                    NUMBER OF                                                                  STOCK
                                   SECURITIES          PERCENT OF TOTAL                               PRICE APPRECIATION FOR
                                   UNDERLYING           OPTIONS GRANTED      EXERCISE                       OPTION TERM
                                     OPTIONS            TO EMPLOYEES IN       PRICE      EXPIRATION   -----------------------
NAME                               GRANTED (#)            FISCAL 1999       PER SHARE       DATE        5%($)        10%($)
----                          ---------------------   -------------------   ----------   ----------   ----------   ----------
John Chapple................         105,000                  2.1%            $1.85       12/31/09    $2,907,577   $4,629,830
John Thompson...............         210,000(1)               4.2              1.67        1/29/09     5,538,242    8,417,873
                                     105,000                  2.1              1.85       12/31/09     2,907,577    4,629,830
David Thaler................          60,000                  1.2              1.85       12/31/09     1,661,473    2,645,617
David Aas...................          60,000                  1.2              1.85       12/31/09     1,661,473    2,645,617
Perry Satterlee.............         120,000                  2.4              1.85       12/31/09     3,322,945    5,291,235

------------------------------

(1) After the fourth anniversary of the stock option agreement pursuant to which this option was granted, Mr. Thompson may surrender, without payment of the exercise price, all or a portion of the option for payment in cash by us of $2.38 per share. The option is currently fully vested and exercisable by Mr. Thompson and will expire on January 29, 2009.

AGGREGATE OPTION EXERCISES IN FISCAL 1999 AND FISCAL YEAR-END OPTION VALUES

    None of our named executive officers exercised any options in fiscal 1999. With respect to our named executive officers, the following table sets forth information concerning exercisable and unexercisable options held as of December 31, 1999. The "Value of Unexercised In-the-Money Options at
December 31, 1999" is based upon a price of $19.25 per share, which was the reported last sale price of our Class A common stock on the Nasdaq National Market on October 18, 2000, minus the per share exercise price multiplied by the number of shares underlying the option.

                                                         NUMBER OF SECURITIES                VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS AT
                                                     OPTIONS AT DECEMBER 31, 1999           DECEMBER 31, 1999 ($)
                                                   ---------------------------------   --------------------------------
NAME                                               EXERCISABLE        UNEXERCISABLE    EXERCISABLE       UNEXERCISABLE
----                                               ------------       --------------   ------------      --------------
John Chapple.....................................          0             105,000        $       --         $1,827,000
John Thompson....................................    210,000             105,000         3,691,800          1,827,000
David Thaler.....................................          0              60,000                --          1,044,000
David Aas........................................          0              60,000                --          1,044,000
Perry Satterlee..................................          0             120,000                --          2,088,000

EXECUTIVE EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

    We have entered, through our wholly owned subsidiary, into employment agreements with Messrs. Chapple, Thompson, Thaler, Aas, Satterlee and Fanning in connection with their employment. Each receives an annual base salary in fiscal year 2000 ranging from $150,000 to $175,000, with an additional cash payment of up to 50% of his then current base salary if certain performance targets are met. On or about January 29, 1999, each received a lump sum ranging from $70,000 to $90,000 in recognition of services rendered to us prior to such date. Upon completion of the build-out of initial portions and applicable optional portions of the Nextel digital mobile network on or before March 1, 2002, each may receive a raise in his base salary and a performance-based bonus. In addition, each has agreed that while employed by us, and for one year thereafter, he will not compete against, or solicit employees or business from, us or Nextel, or any of our affiliates.

    Each agreement has an initial four-year term and further provides that in the event the employee is terminated without cause or resigns for good reason, as defined in the agreements, the employee shall be entitled to receive up to one year's base salary plus an amount equal to the employee's most recent annual bonus.

RESTRICTED STOCK PURCHASE AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

    On November 20, 1998, we entered into restricted stock purchase agreements with each of Messrs. Chapple, Thompson, Thaler, Aas, Satterlee and Fanning in consideration of their employment, which agreements were amended on January 29, 1999. We also entered into a restricted stock purchase agreement with Donald Manning on September 9, 1999. Pursuant to these agreements, we sold an aggregate of 8,834,994 shares of Class A common stock to these executive officers at a price of $0.002 per share. These shares are subject to vesting provisions and, subject to certain conditions, unvested shares may be repurchased by us for $0.002 per share upon termination of the individual's employment, and vested shares may be repurchased by us upon termination for cause or resignation without good reason at varying prices.

    As of January 1, 2000, 44.5% of these shares had vested. Assuming continued employment with us, the remaining shares vest pursuant to the following schedule: an additional 19.5% vest as of December 31, 2000 and an additional 18% vest as of each of December 31, 2001 and December 31, 2002. In addition, the vesting of the shares may be accelerated upon:

    - a change of control of us or Nextel;

    - termination of employment on account of death or disability, or by us without cause;

    - resignation for good reason as defined in the agreements; or

    - subject to certain conditions, upon the sale or other disposition by affiliates of DLJ Merchant Banking of 75% or greater of their Class A common stock.

EMPLOYEE STOCK OPTION PLAN

    Our nonqualified stock option plan was adopted by our board of directors in January 1999 and was approved by our stockholders in February 2000. This plan offers employees the opportunity to purchase shares of Class A common stock at a price equal to the fair market value of the stock as of the date of the option grant. The total number of shares that has been reserved for issuance under the plan is 16,545,354 shares of Class A common stock, provided that this number will be increased by the amount of shares repurchased by us under the restricted stock purchase agreements or our shareholders' agreement.

    Under our stock option plan, no options may be granted to senior managers unless we achieve certain performance criteria based on build-out, revenue and EBITDA targets. The grants to employees, other than senior managers, may be subject to similar performance criteria or other criteria established by our board of directors. Under the terms of the plan, it is contemplated that approximately 25% of the options subject to the plan will be granted in connection with the recruitment of new employees and that senior managers will receive in the aggregate approximately 20% of the total number of options granted each year.

    Moreover, under the terms of the plan, no more than 30% of the total number of authorized options may be granted in any year and no options may be granted under the plan after January 1, 2003. The options granted are exercisable for ten years. The options are generally non-transferable, and the right to exercise terminates concurrently with termination of employment. The plan contemplates the acceleration of vesting of some or all outstanding options upon a change of control of us.

EMPLOYEE STOCK PURCHASE PLAN

    Our employee stock purchase plan was adopted by our board of directors in January 2000, was approved by our stockholders in February 2000 and is now in effect. Initially, a total of

3,000,000 shares of Class A common stock has been reserved for issuance under the employee stock purchase plan.

    The employee stock purchase plan, which is intended to qualify under
Section 423 of the Internal Revenue Code of 1986, will be administered by a committee appointed by our board. Our employees, including officers and employee directors, are eligible to participate in the employee stock purchase plan if they are employed for at least 20 hours per week.

    The employee stock purchase plan will be implemented by quarterly offering periods. The initial offering period under the employee stock purchase plan began on June 1, 2000 and terminated on June 30, 2000. Our board of directors may change the timing or duration of the offering periods. The employee stock purchase plan permits eligible employees to purchase shares of common stock through payroll deductions at 85% of the lesser of the fair market value per share of the common stock on the first day of the offering period or on the purchase date. Participants generally may not purchase shares if, immediately after the grant, the participant would own stock or options to purchase shares of Class A common stock totaling 5% or more of the total combined voting power of all of our outstanding capital stock, or more than $25,000 of our outstanding capital stock in any calendar year.

                           RELATED-PARTY TRANSACTIONS

    Prior to January 29, 1999, we had limited financial resources and Nextel and Eagle River funded our operations. On January 29, 1999, we reimbursed Nextel and Eagle River $1.5 million and $1.2 million, respectively, for operating advances previously made to us, and we made a return of capital payment to Nextel WIP of $130.9 million representing the reimbursement of net operating expenses of $15.1 million and capital expenditures of $115.8 million incurred by our operations prior to January 29, 1999. As of June 30, 2000, Nextel WIP owed us $4.2 million.

    As a result of the initial capitalization transactions which were consummated on January 29, 1999, we raised $989.4 million in debt and equity capital through cash and in-kind equity contribution and commitments, issuance of the 14% senior discount notes and borrowings by our principal operating subsidiary. On September 9, 1999 we raised an additional $209 million through cash and in-kind equity contribution and commitments and borrowings. In connection with these transactions, we or one of our subsidiaries entered into several agreements with our majority stockholders, including new and/or revised operating agreements with Nextel WIP and equipment purchase agreements with Motorola.

CAPITALIZATION TRANSACTIONS

    JANUARY 29, 1999 TRANSACTIONS. On January 29, 1999, Nextel WIP assigned to us, subject to approval by the FCC, certain licenses and equipment in exchange for 13,110,000 shares of Series B preferred stock, 52,440,000 shares of Series C preferred stock, 13,110,000 shares of Series D preferred stock and cash of $130.9 million. As of September 30, 2000, Nextel WIP was the owner of 32.4% of our common stock, and two of our directors, Timothy Donahue and Dennis Weibling, are affiliated with Nextel WIP.

    Simultaneously, we sold equity securities in a private placement in the amount of $174.8 million and issued 14% senior discount notes for aggregate proceeds of approximately $406 million. The equity securities sold consisted of 104,879,826 shares of Series A preferred stock, valued at $170.9 million, and warrants to purchase 2,434,260 shares of Class A common stock for an exercise price of less than $0.01 per share, valued at $3.8 million. The equity securities were sold in exchange for cash of $52.1 million, an irrevocable cash equity commitment of $104.3 million to be received over the subsequent two-year period, and a vendor credit from Motorola of $18.4 million towards the purchase of infrastructure equipment. As of December 31, 1999 the Company had used all $18.4 million of the vendor credit from Motorola. As of September 30, 2000, Motorola was the beneficial owner of 5.4% of our outstanding common stock.

    In addition to Motorola, purchasers of the Series A preferred stock and warrants in the January 29, 1999 transaction included:

    - DLJ Merchant Banking and its affiliates, which were the beneficial owners of 11.7% of our outstanding common stock as of September 30, 2000. One of our directors, Andrew Rush, is affiliated with DLJ Merchant Banking;

    - Madison Dearborn Partners, which was the beneficial owner of 11.2% of our outstanding common stock as of September 30, 2000. One of our directors, Andrew Sinwell, is affiliated with Madison Dearborn Partners;

    - Eagle River, which was the beneficial owner of 8.0% of our outstanding common stock as of September 30, 2000. One of our directors, Dennis Weibling, is affiliated with Eagle River;

    - The Huff Alternative Income Fund, L.P., which was the beneficial owner of 5.8% of our outstanding common stock as of September 30, 2000, and holds a portion of our 14% senior discount notes; and

    - John Chapple, our chief executive officer and a director, and the beneficial owner of 1.4% of our outstanding common stock as of September 30, 2000.

    SEPTEMBER 9, 1999 EXPANSION TRANSACTIONS. On September 9, 1999, one of our subsidiaries entered into an expansion territory asset transfer and reimbursement agreement with Nextel WIP to acquire for $10.6 million certain assets, properties, rights and interests to be used in connection with the construction and operation of additional territories. To accomplish the build-out and operation of this expansion territory, we issued 5,330,142 shares of Series C preferred stock to Nextel WIP having an aggregate value of $8.9 million in exchange for the contribution of certain licenses and an extension of an operating agreement governing the build-out of the Nextel digital mobile network in the expansion territory. We also issued
20,954,820 shares of Series A preferred stock, valued at $37.2 million, to investors, and 6,902,484 shares of Series C preferred stock, valued at $12.8 million, to Nextel WIP. The equity securities were issued in exchange for cash of $15.5 million, an irrevocable cash equity commitment of $31.0 million to be received over the subsequent two-year period, and a vendor credit from Motorola of $3.6 million towards the purchase of infrastructure equipment. As of December 31, 1999 we had used all of the $3.6 million vendor credit from Motorola. In addition to Motorola, purchasers of the Series A preferred stock in the September 9,1999 transaction included DLJ Merchant Banking and its affiliates, Madison Dearborn Partners, Eagle River, The Huff Alternative Income Fund, John Chapple, David Aas, our vice president--engineering and technical operations, Mark Fanning, our vice president--people development, Perry Satterlee, our vice president--sales and marketing, David Thaler, our vice president--business operations, and John Thompson, our chief financial officer and treasurer.

    With the consummation of the IPO on February 25, 2000 all the outstanding shares of the Company's Series A preferred stock converted into 125,834,646 shares of Class A common stock and all the outstanding Company's Series C and D preferred stock automatically converted into 77,782,626 shares of Class B common stock. In addition, the Series B redeemable preferred stock held by Nextel WIP became subject to mandatory cash redemption 375 days after February 1, 2009. The Series B preferred stock, plus accrued dividends, was reclassified from stockholder's equity to the section of the balance sheet between liabilities and stockholder's equity. Simultaneously, an adjustment was made to the accumulated deficit representing the 12% dividend accrued from the time of issuance to the closing date of the IPO.

    SEPTEMBER 27, 2000 EXPANSION TRANSACTIONS. On September 27, 2000, one of our subsidiaries entered into an expansion territory asset transfer and reimbursement agreement with Nextel WIP to acquire for approximately
$3.4 million certain assets, properties, rights and interests to be used in connection with the construction and operation of additional territories. As part of this expansion, we issued to Nextel WIP 1,273,602 shares of our Class B common stock in exchange for the contribution of certain licenses and an extension of an operating agreement governing the build-out of the Nextel digital mobile network in the new expansion territory.

SHAREHOLDERS' AGREEMENT

    GENERAL. On January 29, 1999, we entered into a shareholders' agreement with Nextel WIP, DLJ Merchant Banking, Madison Dearborn Partners, Eagle River, Motorola, our senior management stockholders, and all of our other stockholders prior to the initial public offering. In that agreement, we agreed to certain matters in connection with our management and operations and the sale, transfer or other disposition of our capital stock by these stockholders. This agreement was amended in February 2000 in connection with the initial public offering of our Class A common stock. After the amendments, the current parties to the agreement are Nextel WIP, DLJ Merchant Banking, Madison Dearborn Partners, Eagle River, Motorola and our senior management stockholders.

    MANAGEMENT. Under the terms of the shareholders' agreement, as amended, we have agreed that our board of directors will consist of six persons. The parties to the amended shareholders' agreement other than DLJ Merchant Banking, who together owned approximately 60.9% of our outstanding common stock as of September 30, 2000, have agreed to vote to elect as directors:

    - one person selected by Madison Dearborn Partners;

    - one person selected by Nextel WIP;

    - one person selected by Eagle River; and

    - our chief executive officer.

    Prior to the initial public offering of our Class A common stock, DLJ Merchant Banking had the right to designate two directors, one of whom was designated by Madison Dearborn Partners, and all of the parties to the shareholders' agreement had agreed to vote to elect such designees as directors. The obligation of the other parties to the shareholders' agreement to vote in favor of the DLJ Merchant Banking designee terminated upon the amendment of the shareholders' agreement. The parties to the amended shareholders' agreement have also agreed that DLJ Merchant Banking may nominate a director for election by our stockholders.

    On January 29, 1999, the parties to the shareholders' agreement elected John Chapple, our chief executive officer, Timothy Donahue, Nextel WIP's designee, Andrew Rush and Andrew Sinwell, DLJ Merchant Banking's designees, and Dennis Weibling, Eagle River's designee, to our board of directors. The right of a stockholder to designate a director terminates when the stockholder and its affiliates own, in the aggregate, less than 50% of their original ownership of our capital stock.

    Certain matters, including a sale of substantially all of our assets, the entering into of any agreement the terms of which would be materially altered in the event Nextel or Nextel WIP exercised or failed to exercise its right to acquire a majority of our outstanding stock, changes in our business strategy or objectives, a material change in the technology we use, or a decision to broaden the scope of our business, require the approval of the director designated by Nextel WIP, although these approval rights terminate if, after January 29, 2011, Nextel WIP transfers all of its shares to a third party.

    RESTRICTIONS ON TRANSFER. The shareholders' agreement imposes numerous restrictions with respect to the sale, transfer or other disposition of our capital stock by the parties to the shareholders' agreement. Generally, prior to the completion of our portion of the Nextel digital mobile network and the achievement of positive EBITDA for two consecutive fiscal quarters, excluding the effects of any optional markets acquired by us, Eagle River, Motorola and the management stockholders may transfer shares only to family members, affiliates and certain other permitted transferees; provided, however, that each such stockholder may sell up to 30% of its shares subject to certain rights of first offer and rights of first refusal available to the other parties to the shareholders' agreement and their permitted transferees. Prior to January 29, 2011, Nextel WIP may not transfer its shares other than to permitted transferees or to us in return for frequencies that it repurchases. Stockholders who are parties to the shareholders' agreement may transfer their shares to third parties in a private transaction, subject to the rights of first offer and rights of first refusal described above. However, other than as set forth above, the stockholders may transfer shares under Rule 144. No party to the shareholders' agreement may transfer its shares to a telecommunications company or a person or entity controlling a telecommunications company.

    REGISTRATION RIGHTS. Following the initial public offering of our Class A common stock, entities affiliated with DLJ Merchant Banking and Madison Dearborn Partners have the following registration rights, provided in each case that the aggregate proceeds from the sale of the amount of securities demanded to be registered must be expected to exceed $50,000,000:

    - DLJ Merchant Banking and Madison Dearborn Partners may collectively demand one registration, at our expense, of up to all of their shares if entities affiliated with DLJ Merchant Banking collectively then hold at least 5% of our outstanding common stock at the time of demand, assuming conversion of any outstanding warrants, options and convertible stock; and

    - DLJ Merchant Banking and Madison Dearborn Partners may collectively demand a second and third registration, at their expense, if the stockholder making the request then holds at least 2.5% of our outstanding common stock at the time of demand, assuming conversion of any outstanding warrants, options and convertible stock.

If DLJ Merchant Banking or Madison Dearborn Partners exercises any of their demand rights, all of the other parties to the shareholders' agreement and the parties to the registration rights agreement described below would be entitled to include their shares in such registration, subject to cutback by the underwriters in any underwritten offering.

    Additionally, under the terms of the shareholders' agreement, if we propose to register any of our securities under the Securities Act, either for our own account or for the account of other security holders exercising registration rights, the parties to the shareholders' agreement and parties to our registration rights agreement are entitled to notice of the registration and to include their shares of common stock in the registration at our expense. All of these registration rights are subject to the right of the underwriters of an offering to limit the number of shares included in such registration.

    Each of Nextel WIP, DLJ Merchant Banking and its affiliates, Madison Dearborn Partners, Eagle River and the management stockholders have entered into a lock-up agreement with us and have agreed generally not to transfer their shares or exercise their registration rights for a period of 18 months following the initial public offering of our Class A common stock.

    PREEMPTIVE RIGHTS. Prior to the later of completion of the initial build-out of scheduled sections of our territory and January 29, 2003, Nextel WIP has the right to preempt any public offering of our stock by us, DLJ Merchant Banking or Madison Dearborn Partners and to purchase all of the stock being offered.

    STOCKHOLDER APPROVAL RIGHTS. Approval of a majority of the parties to the shareholders' agreement who are non-Nextel stockholders is required prior to any acquisition or disposition of our assets or operations, or the assets or operations of any of our subsidiaries, in an amount in excess of $25.0 million.

    REIMBURSEMENT OF CERTAIN EXPENSES. In 1999 we reimbursed Nextel, Nextel WIP and Eagle River an aggregate of $16.6 million and $1.2 million for operating advances and expenses, respectively, made and incurred by them prior to January 29, 1999 in order to facilitate the construction of our portion of the Nextel digital mobile network. We also reimbursed the actual out-of-pocket transaction costs, including fees and expenses of counsel, incurred by Nextel WIP, Eagle River and DLJ Merchant Banking in connection with the consummation of the capitalization transactions on January 29, 1999.

    TERMINATION. The amended shareholders' agreement continues until January 29, 2014 and thus remains in effect following the closing of this exchange.

REGISTRATION RIGHTS AGREEMENT

    Pursuant to a registration rights agreement dated effective February 2000, stockholders who had formerly been parties to our shareholders' agreement were granted rights to include, at our expense, their shares of common stock in a registration of our securities under the Securities Act either for our own account or for the account of other security holders exercising registration rights. These registration rights are subject to the right of the underwriters of such an offering to limit the number of shares included in such registration.

NEXTEL OPERATING AGREEMENTS

    We, through our principal subsidiary, entered into agreements with Nextel WIP which govern the build-out and operation of our portion of the Nextel digital mobile network. Except as specifically set forth below, these operating agreements were executed on January 29, 1999 and, in some cases, were amended on September 9, 1999 and again on September 27, 2000, and have an initial term of ten years, which may be extended for up to an additional two and a half years and renewed for up to four ten-year renewal terms at our option. Summarized below are some important terms of these agreements.

JOINT VENTURE AGREEMENT

    BUILD-OUT AND OPERATIONS. Our agreements with Nextel WIP require us to build our portion of the Nextel digital mobile network on time and make it compatible with Nextel's systems. We have agreed to meet or exceed quality standards applicable from time to time to Nextel's subsidiaries operating in the United States. We are also required to offer a set of core service features and to upgrade our system to comply with future Nextel standards. If we determine that implementation of an upgrade required by Nextel WIP would be materially adverse to us, then we will not be required to implement the upgrade unless Nextel WIP agrees to pay a subsidy to us in an amount not to exceed the lesser of:

    - our anticipated aggregate net losses resulting from the upgrade;

    - our actual net losses associated with the upgrade through the date of the subsidy payment;

    - the anticipated cumulative losses for all the upgrades net of all cumulative anticipated profits for all the upgrades; and

    - the actual cumulative losses for all the upgrades net of all actual cumulative profits for all the upgrades.

    Alternatively, if Nextel WIP elects not to pay us a subsidy in connection with the required upgrade, then:

    - Nextel WIP can agree under certain circumstances to waive the requirement that we make the upgrade;

    - we can exercise an option to provide all non-Nextel stockholders with the opportunity to put their stock to Nextel WIP, as described below; or

    - we can request arbitration to determine the subsidy that Nextel WIP will be required to pay in connection with the implementation of the upgrade.

    With respect to data and Internet connectivity services, Nextel WIP has agreed to charge us only for development work necessary to enable us to offer those services and not to charge us for any part of Nextel's development cost. In return, we have agreed not to seek any subsidy under the operating agreements when we offer the data and Internet connectivity services now being implemented by Nextel.

    ACQUISITION OF LICENSES. In October 1999, we received FCC approval of the transfer of control of Nextel WIP's initial contribution of licenses to us, and the transfer was completed in January 2000. On March 20, 2000 the FCC granted approval to transfer ownership from Nextel WIP to us of the option territory licenses we acquired from Nextel WIP as part of our expansion in September 1999. The licenses we acquired from Nextel WIP as part of our expansion in September 2000 are still subject to FCC approval, although we have the right currently to use those frequencies pending FCC approval. To the extent that we require additional frequencies to operate our business, the joint venture agreement sets forth the terms under which we may acquire such frequencies from Nextel WIP, from third parties or from FCC auctions of spectrum. All of the frequencies we use are subject to transfer restrictions and rights of first refusal in favor of Nextel WIP.

    EQUIPMENT, VENDORS AND DISCOUNTS. If we request, Nextel WIP has agreed to assist us in obtaining the same discounts as are available to Nextel from any Nextel vendor or service provider with whom we are negotiating for the purchase of equipment, advertising, media buying, telemarketing and related services.

    NEXTEL APPROVAL RIGHTS. We have agreed that we will obtain Nextel WIP's approval prior to taking certain actions, including:

    - making a material change in our technology or business objectives;

    - broadening the scope of our business beyond our current business objectives;

    - disposing all or substantially all of our assets; or

    - the entering into of any agreement the terms of which would be materially altered in the event that Nextel WIP or Nextel exercises, or declines to exercise, its rights to acquire additional shares of our stock under the terms of the shareholders' agreement or our restated certificate of incorporation.

    EXCLUSIVITY. Nextel WIP has agreed that during the term of the joint venture agreement, Nextel and/or its subsidiaries will not provide digital mobile wireless communications services within our markets, except that Nextel and/or its subsidiaries:

    - have certain rights in any of the option territories we elect not to build out;

    - may continue to provide analog 800 MHz service in our markets so long as the services do not use any of the marks licensed to us under our trademark license agreement with Nextel WIP;

    - may provide digital wireless communications services in our markets on non-800 MHz frequencies so long as these services:

       - do not use any of the marks licensed to us under the trademark license agreement,

       - do not use Motorola iDEN or other digital service on 800 MHz frequencies, and

       - do not offer interconnection services with other landline carriers.

    In addition, Nextel WIP has agreed to negotiate with us to give us the first right to own and operate businesses using the 900 MHz frequency in our territory.

    MARKETING, ADVERTISING AND PRICING. We are generally required to adhere to the same standards for pricing structure, advertising, promotions, customer care, telemarketing and related activities as the Nextel subsidiaries operating in the United States. We do, however, set our own prices in our markets, except that we are required to honor pricing plans established by Nextel for its national account customers even with respect to subscribers of those national accounts located in our markets, and we are required to support any of Nextel's indirect distribution outlets located in our markets.

    BACK OFFICE/MIS SERVICES. Nextel WIP provides us access to certain back-office support and information systems on an ongoing basis. In exchange, we pay Nextel WIP fees, based on its costs, for access to and use of these systems. For the year ended December 31, 1999 and the three- and six-month periods ended June 30, 2000, we were charged approximately $455,000, $226,000 and $432,000, respectively, for these services.

    MATERIAL BREACH; TERMINATION. In the case of certain material breaches, including, without limitation, a delay in the completion of the build-out of the Nextel digital mobile network and our failure to offer services required by Nextel WIP or to meet performance requirements, Nextel WIP may have the right to terminate the joint venture agreement and the other operating agreements following an arbitration proceeding.

    In the event of a termination of the joint venture agreement, Nextel WIP could, in certain circumstances, purchase or be forced to purchase all of our outstanding stock. In such event, Nextel WIP, at its option, would be entitled to pay the purchase price therefor in cash or in shares of Nextel common stock. See "--Certain Obligations Under Our Charter."

TRADEMARK LICENSE AGREEMENT

    Under the trademark license agreement, Nextel granted us a license to use certain Nextel trademarks and service marks. We can sublicense the licensed marks to our subsidiaries and authorized dealers in connection with the marketing, promotion and sale of our services and equipment. Royalties are due to Nextel WIP for the use of the licensed marks, beginning January 1, 2002, if and when, following January 1, 2002 we achieve two consecutive fiscal quarters of positive EBITDA. In such event, we would pay 0.5% of our gross monthly service revenues from the time of such event to December 31, 2004, and thereafter we would pay 1.0% of our gross monthly service revenues from the later of the time of such event and January 1, 2005. This agreement terminates automatically upon termination of the joint venture agreement. Nextel WIP is entitled to seek termination of the trademark license agreement upon the occurrence of certain material defaults under the joint venture agreement, even if the joint venture agreement and other operating agreements remain in effect. Termination of the trademark license agreement would require, among other things, that we change our corporate name and all of our promotional materials.

ROAMING AGREEMENT

    Through the roaming agreement, we and Nextel WIP, with respect to Nextel subscribers, have agreed to provide ESMR service to each other's subscribers when those subscribers are roaming in the territory of the other. Subject to quarterly adjustment, we receive revenues from the payment of roaming fees by Nextel WIP equal to 95% of the aggregate service revenue generated by Nextel customers roaming on our portion of the Nextel digital mobile network through 1999, 90% in 2000, 85% in 2001 and 80% thereafter. When our customers roam onto Nextel's portion of the Nextel digital mobile network, 80% of the aggregate service revenue generated by such customers is paid to Nextel WIP. In either case, such percentage payments are subject to adjustment based on a comparison between customer satisfaction levels attained in Nextel's and our portions of the Nextel digital mobile network. For the year ended December 31, 1999 and the three- and six-month periods ended June 30, 2000, we earned approximately
$8.5 million, $5.0 million and $8.8 million, respectively, from Nextel customers roaming on our portion of the Nextel digital mobile network and paid Nextel WIP approximately $1.2 million, $1.1 million and $1.7 million for our subscribers roaming on Nextel's portion.

ANALOG MANAGEMENT AGREEMENT

    Through the analog management agreement, as amended, we permit Nextel WIP to use SMR frequencies that are covered by our licenses and licenses being transferred to us and that are not being used by us to operate our portion of the Nextel digital mobile network, to operate analog systems and to offer analog service. If we need to use these frequencies for our portion of the Nextel digital mobile network, we may terminate Nextel WIP's right to use any of these frequencies upon at least six months notice. The analog management agreement requires Nextel WIP to, among other things, comply with all applicable FCC rules and regulations governing the licenses covering the managed frequencies.

SECOND EXPANSION TERRITORY MANAGEMENT AGREEMENT

    Through the second expansion territory management agreement, Nextel WIP permits us to manage and use the SMR frequencies that are covered by the licenses that Nextel WIP has agreed to transfer to us in connection with our option exercise pending FCC approval of the transfer. When the FCC approves the transfer of the licenses, the second expansion territory management agreement will terminate.

ASSET AND STOCK TRANSFER AND REIMBURSEMENT AGREEMENTS

    On January 29, 1999, we purchased from Nextel WIP assets located in our markets at a cost of approximately $115.8 million through the asset transfer reimbursement agreement. We also reimbursed Nextel WIP for operating losses incurred by Nextel WIP prior to January 29, 1999 in the amount of $15.1 million. On September 9, 1999, one of our subsidiaries entered into an expansion territory asset transfer and reimbursement agreement with Nextel WIP to acquire for $10.6 million certain assets, properties, rights and interests to be used in connection with the construction and operation of additional territories.

SEPTEMBER 27, 2000 EXPANSION TRANSACTIONS

    On September 27, 2000, one of our subsidiaries entered into an expansion territory asset transfer and reimbursement agreement with Nextel WIP to acquire for approximately $3.4 million assets, properties, rights and interests to be used in connection with the construction and operation of additional territories. As part of this expansion, we issued to Nextel WIP
1,273,602 shares of our Class B common stock in exchange for the contribution of certain licenses and an extension of an operating agreement governing the build-out of the Nextel digital mobile network in the new expansion territory.

MASTER SITE LEASE AGREEMENT

    On January 29, 1999 we entered into a master site lease agreement with Nextel WIP for the lease of space on approximately 40 telecommunications towers. We paid Nextel WIP monthly rental payments based on the number of sites subject to the master site lease, and for the year ended December 31, 1999 we were charged approximately $586,000 by Nextel WIP under these arrangements.

    Nextel has reported that in April 1999, it and SpectraSite entered into an agreement whereby SpectraSite purchased certain existing telecommunications towers from Nextel, including those we leased. We have executed a master site lease agreement with SpectraSite to replace our master lease with Nextel WIP. Nextel WIP has agreed to compensate us for the difference between the lease rates we pay to SpectraSite and the lease rates we would have paid to Nextel WIP under our former master lease agreement. For the three months ended June 30, 2000 Nextel WIP compensated us a difference of $57,600 and for the six months ended June 30, 2000 we paid a net amount of $121,000.

TRANSITION SERVICES AGREEMENT

    Under the transition services agreement, certain accounting, payroll, customer care, purchasing, human resources and billing functions are made available to us by Nextel WIP during a defined transition period. The services provided under the transition services agreement have different variable terms agreed to by the parties. Subject to notice requirements, we have the right to terminate any services covered by the transition services agreement before the end of any term of service. In the event we desire any services from Nextel WIP following the expiration of the transition services agreement, Nextel WIP may, at its election, agree to provide certain services to us on an arm's length basis, at prices to be agreed upon.

    We pay monthly fees based on Nextel WIP's cost of providing such transition services. For the year ended December 31, 1999, and the three- and six month periods ended June 30, 2000 we were charged approximately $2.7 million, $781,000 and $1.5 million, respectively, for these services. We have terminated the majority of the services provided under the transition services agreement as of December 31, 1999.

SWITCH SHARING AGREEMENT

    Nextel WIP provides certain telecommunications switching services to us which permit us to link cell sites to, and electronically access, certain switching equipment used and maintained by Nextel and thereby allows us to provide ESMR service to our customers in areas in which we do not own a switch. Until January 1, 2001, while we develop our own infrastructure, we will pay Nextel WIP monthly switching fees based on the estimated cost of providing such services as of January 1, 2001 subject to adjustment. For the year ended December 31, 1999 and the three- and six-month periods ended June 30, 2000, we were charged approximately $2.4 million, $3.2 million and $4.3 million for these services.

    As Nextel's and our operations expand and customer bases grow, the monthly switching fees are expected to increase in the aggregate, but decrease on a per customer basis, assuming a reduction in the minute of use charge. We are entitled to a credit against our monthly switching fee charges based on the operation of certain owned switching network elements as described in the switch sharing agreement. If and when we install or acquire additional switching equipment to serve additional areas within our markets, our dependency on Nextel WIP and its affiliates for switching services should decrease.

    Nextel WIP is obligated, on the terms set forth in the switch sharing agreement, to cause its affiliates to implement upgrades so that sufficient switching capacity is available to meet our predicted customer growth and increased service use during the term of the joint venture agreement. We are also obligated to install our own equipment when our customer usage reaches certain levels. At any time upon or following termination or expiration of the joint venture agreement, either party will be allowed to terminate the switch sharing agreement upon notice to the other.

AGREEMENT SPECIFYING OBLIGATIONS AND LIMITING LIABILITY OF, AND RECOURSE TO,
  NEXTEL

    All of our operating agreements are with Nextel WIP, not Nextel. Pursuant to the terms of the agreement specifying obligations and limiting liability of, and recourse to, Nextel, the maximum cumulative, aggregate cash liability of Nextel and its controlled affiliates, other than Nextel WIP, for any and all actual or alleged claims or causes of action arising in connection with any aspect of the agreements governing or otherwise relating to the operating agreements is capped at $200 million.

    The amount of the cap will be reduced, dollar for dollar, by the aggregate amount that Nextel and its affiliates have advanced, expended or otherwise provided to or for the benefit of Nextel WIP to enable Nextel WIP to perform its obligations relating to the operating agreements, other than contributions for which Nextel has received equity securities or has received consideration equal to Nextel's cost to provide the contribution.

    Some significant Nextel obligations, including any commitments that Nextel may make in the future to enable Nextel WIP to subsidize required upgrades and to buy our stock from our other stockholders under certain circumstances, will not be subject to the cap. This agreement will survive the expiration or termination of any and all of the operating agreements.

CERTAIN OBLIGATIONS UNDER OUR CHARTER

    The following is a discussion of provisions of our restated certificate of incorporation that, under certain circumstances, allow Nextel WIP, or allow a majority of our Class A stockholders to cause Nextel WIP, to purchase all of our outstanding Class A common stock. In any such event, Nextel WIP will have the choice of paying for any shares of Class A common stock in cash, in shares of Nextel common stock, or in a combination of cash and Nextel common stock. If Nextel WIP purchases all of our Class A common stock, we will cease to be a publicly traded company.

    The following table sets forth the triggering events and the consideration to be paid with regard to the ability of Nextel WIP to purchase all outstanding shares of our Class A common stock:

TRIGGERING EVENT                               CONSIDERATION PAID
----------------                               ------------------
- January 29, 2008, subject to certain         - Cash, Nextel stock or a combination of
  postponements by our board of directors      both, at Nextel WIP's option

- If Nextel changes its digital transmission   - Cash, Nextel stock or a combination of
  technology for our frequency range, the      both, at Nextel WIP's option
  change is materially adverse to us and
  Nextel WIP determines not to provide us
  free of charge the equipment necessary to
  provide our subscribers with service
  comparable to what they had been receiving

- If Nextel WIP requires a change in our       - Cash, Nextel stock or a combination of
  business, operations or systems, the change  both, at Nextel WIP's option is materially adverse to us, Nextel WIP
  does not subsidize us for the costs of such
  change and we decline to implement the
  required change

- Termination of our operating agreements      - Cash, Nextel stock or a combination of
  with Nextel WIP as a result of our breach    both, at Nextel WIP's option

    If Nextel WIP is able to purchase all of our outstanding Class A common stock for any reason other than as a result of the termination of the operating agreements, then the purchase price will be the fair market value of the Class A common stock. Under our restated certificate of incorporation, "fair market value" is determined by the appraisal process described below, and is defined as the price that a buyer would be willing to pay for all of our outstanding capital stock, excluding the Series B preferred stock, in an arm's-length transaction and includes a control premium. In the event of a termination of the operating agreements as a result of our breach, then Nextel WIP has the ability to purchase all of our outstanding Class A common stock for an amount based on 80% of the average closing price on the Nasdaq National Market of our Class A common stock for the 20 trading days prior to the date of termination.

    The following table sets forth the triggering events and the consideration to be paid with regard to the ability of a majority of our stockholders to cause Nextel WIP to purchase all outstanding

Class A common stock. If a triggering event occurs and a majority of our Class A common stockholders determine to require Nextel WIP to purchase all of our outstanding Class A common stock, all stockholders will be required to sell their shares to Nextel WIP. We currently have no majority stockholder.

TRIGGERING EVENT                               CONSIDERATION PAID
----------------                               ------------------
- Change of control of Nextel                  -Cash, Nextel stock or a combination of both,
                                               at Nextel WIP's option

- If prior to January 29, 2003, Nextel WIP     - Cash, Nextel stock or a combination of
  exercises its right under the shareholders'  both, at Nextel WIP's option agreement to preempt a public offering of
  our stock by DLJ Merchant Banking or
  Madison Dearborn Partners and buys all of
  our shares owned by DLJ Merchant Banking or
  Madison Dearborn Partners

- If we do not implement a change in our       - Cash, Nextel stock or a combination of
  business, operations or systems required by  both, at Nextel WIP's option
  Nextel WIP, the change is materially
  adverse to us, and our board of directors
  provides non-Nextel affiliated stockholders
  with the opportunity to require Nextel WIP
  to buy their shares of Class A common stock
  and a majority of the stockholders vote to
  do so

-Termination of our operating agreements with  - Cash, Nextel stock or a combination of
Nextel WIP as a result of a breach by Nextel   both, at Nextel WIP's option
WIP

    If the event giving rise to the stockholders' right to cause Nextel WIP to buy all of the outstanding shares of Class A common stock:

    - is a change in control of Nextel, the purchase price that Nextel WIP is required to pay for shares of Class A common stock is the fair market value of the Class A common stock, as determined by the appraisal process described below;

    - is the preemption of a public offering of our stock by DLJ Merchant Banking or Madison Dearborn Partners, the purchase price that Nextel WIP is required to pay for shares of Class A common stock is the same per share price that was paid by Nextel WIP to purchase the shares from DLJ Merchant Banking or Madison Dearborn Partners;

    - is the election of a majority of our non-Nextel stockholders to require Nextel WIP to buy all shares of Class A common stock after our failure to implement changes in our business, operations or systems required by Nextel WIP, the purchase price that Nextel WIP is required to pay for shares of Class A common stock is an amount that would equal a 20% rate of return on each tranche of invested capital in us, from the date of its contribution, whether contributed in cash or in kind, through the purchase date, which value will be divided over all our capital stock; or

    - is the termination of our operating agreement with Nextel WIP as a result of a breach by Nextel WIP, the purchase price that Nextel WIP is required to pay for shares of Class A common stock is an amount based on 120% of the average closing price on the Nasdaq National Market of our Class A common stock for the 20 trading days prior to the date of termination.

    REDEMPTION ALTERNATIVE. If Nextel WIP elects to purchase or is required to purchase our shares pursuant to our restated certificate of incorporation, Nextel WIP is entitled to cause the transaction to be effected as a redemption by us of the Class A common stock.

    APPRAISAL AND CHALLENGE PROCESS. When the fair market value of our Class A common stock is to be determined using an appraisal, our restated certificate of incorporation sets out a procedure binding on all our stockholders. Our board first selects a nationally recognized investment banker or appraiser and then Nextel WIP selects one. If the higher of the two values so determined is more than 110% of the lower value, a third appraiser will be asked to value us. In any event, the fair market value that will determine the per share price that Nextel WIP will pay will be somewhere between the values determined by the first two appraisers.

    Our restated certificate of incorporation also allows either Nextel WIP or our stockholders to challenge the value so determined. Our restated certificate of incorporation sets a floor and a ceiling, binding on both Nextel WIP and all other stockholders, for the price to be paid if there is a challenge. The maximum value that can result from a challenge to the appraisal value is a value equal to a 30% rate of return on each tranche of capital invested in us. The lowest price that could result from a challenge would be a value that would equal a 10% rate of return on each tranche of capital invested in us. Any stockholder that joins the challenge is bound by the results of the challenge process and receives the value so determined, not the value determined by the appraiser.

    In any purchase by Nextel WIP of all our outstanding stock, stockholders will not otherwise be entitled to any statutory appraisal rights under Delaware law.

    RIGHT/OBLIGATION TO PARTICIPATE IN SALE BY NEXTEL WIP AND NEXTEL. Holders of our Class A common stock also have the right and/or obligation to participate in any sale by Nextel WIP of all of its shares of our capital stock to a third party occurring after January 29, 2011. Pursuant to the amended shareholders' agreement, prior to January 29, 2011, Nextel WIP cannot transfer its shares of our capital stock to a third party. In the event that the holders of a majority of the Class A common stock elect to participate in such sale, then pursuant to our restated certificate of incorporation, all holders of Class A common stock will be required to participate.

MOTOROLA PURCHASE AGREEMENTS

    Under the iDEN infrastructure equipment purchase agreement and the subscriber purchase and distribution agreement between us and Motorola, we agreed to purchase, and Motorola agreed to sell, certain infrastructure equipment and related software and services required for the build-out of our portion of the Nextel digital mobile network, as well as telephones and other accessories.

    We obtained pricing for the Motorola equipment and telephones on financial and other terms that we believe are substantially similar to those obtained by Nextel. Under these purchase agreements, we expect to purchase over a three-year period $98.5 million worth of telephones and accessories and over the same period approximately $145 million worth of Motorola equipment. For the years ended December 31, 1998 and 1999 and the three- and six-month periods ended
June 30, 2000, we purchased approximately $47.5 million, $40.7 million (includes $22 million of purchases from the Motorola vendor credit), $35.8 million and $61.3 million, respectively, of infrastructure and other equipment, telephones, warranties and services from Motorola.

    We received, in connection with our purchases of Motorola equipment, an aggregate $22 million credit from Motorola in return for the issuance of 13,076,376 shares of Series A preferred stock to Motorola as part of the capitalization transactions consummated on January 29, 1999 and September 9, 1999.

EAGLE RIVER SUBLEASE

    On August 1, 1999, one of our subsidiaries entered into an assignment and assumption of lease agreement with Eagle River, one of our stockholders, pursuant to which we assumed Eagle River's obligations in connection with our leased property in Kirkland, Washington.

DLJ MERCHANT BANKING RELATIONSHIP

    Donaldson, Lufkin & Jenrette Securities Corporation served as an initial purchaser of our senior notes and senior discount notes and received customary discounts and commissions in connection with each such offering. Donaldson, Lufkin & Jenrette Securities Corporation also acted as our financial advisor and as arranger, and DLJ Capital Funding, Inc., an affiliate of Donaldson, Lufkin & Jenrette Securities Corporation, acted as syndication agent under our credit facility, and received customary fees and reimbursements in connection therewith. DLJ Merchant Banking and certain related parties, all of which are affiliates of Donaldson, Lufkin & Jenrette Securities Corporation, own a significant amount of our equity and are represented on our board of directors. The aggregate amount of all fees paid to the DLJ entities in connection with the capitalization transactions was approximately $14.7 million. Donaldson, Lufkin & Jenrette Securities Corporation was a co-lead manager of the initial public offering of our Class A common stock and we may from time to time enter into other investment banking relationships with it or one of its affiliates. See "Plan of Distribution."

OTHER TRANSACTIONS WITH SENIOR MANAGEMENT

    We have entered into restricted stock purchase agreements with each of Messrs. Chapple, Thompson, Thaler, Aas, Satterlee, Fanning and Manning pursuant to which we sold an aggregate of 8,834,994 shares of Class A common stock to these executive officers at a price of $0.002 per share. See "Management--Restricted Stock Purchase Agreements and Change of Control Arrangements." In addition, on January 29, 1999, Mr. Thompson obtained an interest-free secured loan of $2.2 million from us, evidenced by a non-negotiable promissory note due and payable on January 29, 2003.

    We have also granted options to purchase shares of Class A common stock under our employee stock option plan to the following officers and directors on the date, for the number of shares and with an exercise price indicated opposite each person's name:

                                                                           NUMBER OF
                                                                             SHARES
                                                                           UNDERLYING   EXERCISE
NAME                                                          GRANT DATE    OPTIONS      PRICE
------------------------------------------------------------  ----------   ----------   --------
John Chapple................................................   12/31/99     105,000      $ 1.85
John Thompson...............................................    1/29/99     210,000        1.67
                                                               12/31/99     105,000        1.85
David Thaler................................................   12/31/99      60,000        1.85
David Aas...................................................   12/31/99      60,000        1.85
Perry Satterlee.............................................   12/31/99     120,000        1.85
Mark Fanning................................................   12/31/99      90,000        1.85
Donald Manning..............................................    1/29/99     180,000        1.67
                                                               12/31/99      90,000        1.85
Steven Dodge................................................    2/25/00      25,000       20.00

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information with respect to the beneficial ownership of shares of our common stock as of September 30, 2000, consisting of Class A and Class B common stock by:

    - each stockholder known to us to be a beneficial owner of more than 5% of the outstanding shares of our common stock;

    - each of our directors;

    - each of our named executive officers; and

    - all of our executive officers and directors as a group.

    Our Class B common stock is convertible into shares of our Class A common stock at any time on a one-for-one basis upon a transfer to a person other than Nextel, a majority-owned Nextel subsidiary or a person or entity controlling Nextel. The holders of our Class A and Class B common stock are entitled to one vote per share on all matters in which they are entitled to vote. All of our Class B common stock is held by Nextel WIP and is subject to restrictions on its transfer contained in the amended and restated shareholders' agreement.

    Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares subject to options, warrants and securities convertible into common stock held by that person that are currently exercisable or exercisable within 60 days are deemed outstanding. Except as indicated in the footnotes to this table, we believe that each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name, except to the extent shared by a spouse under applicable law. This table is based on information supplied by officers, directors, principal stockholders and Schedules 13G filed with the SEC.

    Unless otherwise noted, the address for each stockholder below is: c/o Nextel Partners, Inc., 4500 Carillon Point, Kirkland, WA 98033.

                                                                                          PERCENTAGE OF
                                                 NUMBER OF SHARES    NUMBER OF SHARES      COMMON STOCK
NAME AND ADDRESS                                 OF COMMON STOCK    UNDERLYING OPTIONS     OUTSTANDING
----------------                                 ----------------   ------------------   ----------------
Parties to Amended and Restated Shareholders'
  Agreement(1).................................    177,156,288            210,000              72.6%
Nextel WIP Corp.
  2001 Edmund Halley Drive
  Reston, VA 20191.............................     79,056,228                 --              32.4
Entities affiliated with DLJ Merchant Banking
  Partners II, L.P.(2)
  277 Park Avenue
  New York, NY 10172...........................     28,533,132                 --              11.7
Madison Dearborn Capital Partners II, L.P.
  Three First National Plaza, Suite 3800
  Chicago, IL 60602............................     27,218,904                 --              11.2
Eagle River Investments, LLC
  2300 Carillon Point
  Kirkland, WA 98033...........................     19,500,012                 --               8.0
The Huff Alternative Income Fund, L.P.
  1776 On The Green
  67 Park Place
  Morristown, NJ 07960.........................     14,119,380                 --               5.8

                                                                                          PERCENTAGE OF
                                                 NUMBER OF SHARES    NUMBER OF SHARES      COMMON STOCK
NAME AND ADDRESS                                 OF COMMON STOCK    UNDERLYING OPTIONS     OUTSTANDING
----------------                                 ----------------   ------------------   ----------------
Motorola, Inc.
  1303 East Algonquin Road, 11th Floor
  Schaumburg, IL 60196.........................     13,076,376                 --               5.4
John Chapple(3)................................      3,336,024                 --               1.4
John Thompson(4)...............................      2,210,664            210,000               1.0
David Thaler...................................      1,254,000                 --                 *
David Aas......................................      1,064,130                 --                 *
Perry Satterlee(5).............................      1,003,332                 --                 *
Mark Fanning...................................        903,486                 --                 *
Andrew Rush(6).................................     28,533,132                 --              11.7
Dennis Weibling(7).............................     98,556,240                 --              40.4
Timothy Donahue(8).............................     79,056,228                 --              32.4
Andrew Sinwell(9)..............................     27,218,904                 --              11.2
Steven Dodge...................................             --                 --                --
Directors and officers as a group (12
  persons)(10).................................    164,139,912            270,000              67.3%

--------------------------

*   Less than 1%

(1) The following stockholders are parties to a shareholders' agreement that contains an agreement to vote for certain of our directors and imposes restrictions with respect to the sale, transfer or other disposition of our capital stock by these parties: Nextel WIP, DLJ Merchant Banking, Madison Dearborn Partners, Eagle River, Motorola and our senior management stockholders. See "Related-Party Transactions--Shareholders' Agreement" for a description of this agreement. All parties to this agreement disclaim beneficial ownership of shares not owned directly by them or by an entity otherwise affiliated with them.

(2) Consists of shares held directly by DLJ Merchant Banking Partners and the following related investors: AXA, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Conseil Vie Assurance Mutuelle, AXA Courtage Assurance Mutuelle, AXA Financial Inc., DLJ Capital Investors, Inc., DLJ Diversified Partners, Inc., DLJ LBO Plans Management Corporation, Donaldson, Lufkin & Jenrette, Inc., DLJ Merchant Banking Partners II-A, L.P., DLJ Offshore Partners II, C.V., DLJ Diversified Partners, L.P., DLJ Diversified Partners-A, L.P., DLJ Millennium Partners, L.P., DLJ Millennium Partners-A, L.P., DLJMB Funding II, Inc., UK Investment Plan 1997 Partners, DLJ EAB Partners, L.P., DLJ First ESC, L.P. and DLJ ESC II, L.P.

(3) Includes 736,667 shares held by JRC Coho LLC, an entity controlled by Mr. Chapple.

(4) Includes 509,166 shares held by JDT-JRT, LLC, an entity controlled by Mr. Thompson.

(5) Includes 165,000 shares held by PSS-MSS L.P., an entity controlled by Mr. Satterlee.

(6) Consists of shares held by entities affiliated with DLJ Merchant Banking Partners II, L.P., all of which are funds managed by DLJ Merchant Banking, of which Mr. Rush is a Managing Director. Mr. Rush disclaims beneficial ownership of such shares.

(7) Consists of shares held by Eagle River Investments, LLC, of which Mr. Weibling serves as President, and by Nextel WIP, of which Mr. Weibling serves as a director. Mr. Weibling disclaims beneficial ownership of such shares.

(8) Consists of shares held by Nextel WIP, of which Mr. Donahue is president, chief executive officer and director. Mr. Donahue disclaims beneficial ownership of such shares.

(9) Consists of shares held by Madison Dearborn Partners II, L.P., of which
    Mr. Sinwell serves as a director. Mr. Sinwell disclaims beneficial ownership of such shares.

(10) See footnotes 3 through 9 above. Also includes an option to purchase up to 60,000 shares of Class A common stock granted to Mr. Manning.

                               THE EXCHANGE OFFER

BACKGROUND

    On July 27, 2000, we privately placed the old notes in a transaction exempt from registration under the Securities Act. Accordingly, the old notes may not be reoffered, resold or otherwise transferred in the United States unless so registered or unless an exemption from the Securities Act registration requirements is available.

    In the registration rights agreement, we agreed with the initial purchasers to, at our cost:

    - file an exchange offer registration statement within 120 days after July 27, 2000,

    - use our commercially reasonable efforts to cause the exchange offer registration statement to become effective under the Securities Act at the earliest possible time, but no later than 180 days following July 27, 2000, and

    - upon effectiveness of the exchange offer registration statement, offer new notes in exchange for surrender of the old notes.

    In addition, we agreed to keep the exchange offer open for at least
20 days, or longer if required by applicable law, after the date notice of the exchange offer is mailed to holders of the old notes. The new notes are being offered under this prospectus to satisfy these obligations under the registration rights agreement.

    A copy of the registration rights agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

TERMS OF THE EXCHANGE

    Upon the terms and subject to the conditions contained in this prospectus and in the letter of transmittal that accompanies this prospectus, we will accept any and all old notes validly tendered and not withdrawn before 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue an equal principal amount at maturity of new notes in exchange for the principal amount of old notes accepted in the exchange offer. Old notes may be tendered only in integral multiples of $1,000.

    The form and terms of the new notes are substantially identical to the form and terms of the old notes, except that:

    - the new notes will be freely transferable, other than as described in this prospectus, and will not contain any legend restricting their transfer;

    - holders of the new notes will not be entitled to certain rights of holders of old notes under the registration rights agreement, which rights will terminate on consummation of the exchange offer; and

    - the new notes will not contain any provisions regarding the payment of liquidated damages.

    The new notes will evidence the same debt as the old notes and will be entitled to the benefits of the indenture. See "Description of the Notes."

    The exchange offer is not conditioned on any minimum aggregate principal amount at maturity of old notes being tendered for exchange.

RESALE OF THE NEW NOTES

    Based on interpretations by the staff of the SEC in no-action letters issued to third parties, we believe that the new notes issued pursuant to the exchange offer in exchange for the old notes may be offered for resale, resold and otherwise transferred by holders of the new notes without complying with the registration and prospectus delivery requirements of the Securities Act if:

    - the holder acquired the new notes in the ordinary course of its business;

    - the holder is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the new notes;

    - the holder is not an "affiliate" of Nextel Partners within the meaning of Rule 405 under the Securities Act;

    - the holder is not a broker-dealer who acquired the old notes directly from us; and

    - the holder is not a broker-dealer who acquired the old notes as a result of market-making or other trading activities.

    Each broker-dealer that receives new notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those new notes. The letter of transmittal that accompanies this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. A participating broker-dealer must acknowledge that it acquired the old notes as a result of market-making activities or other trading activities and that it will deliver a prospectus meeting the requirements of the Securities Act. The broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of new notes received in exchange for old notes. We will make this prospectus available to any participating broker-dealer in connection with any resale of this kind for a period of one year after the consummation of the exchange offer.

    See "Plan of Distribution."

SHELF REGISTRATION STATEMENT

    If applicable law or interpretations of the staff of the SEC are changed such that either:

    (1) the exchange offer is no longer permitted or

    (2) the new notes received by a holder who makes all of the above representations in the letter of transmittal are not, or would not be upon receipt, transferable by such holder without restriction under the Securities Act,

    We will, at our cost:

    - file a shelf registration statement covering resales of the old notes, within 60 days after we determine clause (1) above or we receive notice of clause (2) above.

    - use all commercially reasonable efforts to cause the shelf registration statement to be declared effective under the Securities Act within 90 days after the filing deadline, and

    - use all commercially reasonable efforts to keep effective the shelf registration statement until the earlier of July 27, 2002 or the time when all of the applicable old notes are no longer outstanding.

    We will, if and when we file the shelf registration statement:

    - provide to each holder of the old notes copies of the prospectus which is a part of the shelf registration statement,

    - notify each holder when the shelf registration statement has become effective, and

    - take other actions as are required to permit unrestricted resales of the old notes.

    A holder that sells old notes pursuant to the shelf registration statement generally:

    - must be named as a selling security holder in the related prospectus,

    - must deliver a prospectus to purchasers,

    - will be subject to civil liability provisions under the Securities Act in connection with these sales, and

    - will be bound by the provisions of the registration rights agreement which are applicable to the holder, including certain indemnification obligations.

    In addition, within 20 days of receiving a request to deliver information to be used in connection with the shelf registration statement and provide comments on the shelf registration statement, each holder of old notes must provide the information and comments in order to have its old notes included in the shelf registration statement and benefit from the provisions regarding any liquidated damages described below.

LIQUIDATED DAMAGES

    Liquidated damages will accrue on the principal amount at maturity of the old notes, in addition to the stated interest on the old notes, from the date on which a registration default occurs to the date such registration default is cured.

    The occurrence of any of the following is a registration default:

    - neither the exchange offer registration statement nor the shelf registration statement has been filed with the SEC on or before the applicable deadline described above;

    - neither the exchange offer registration statement nor the shelf registration statement has been declared effective by the SEC on or before the applicable deadline described above;

    - the exchange offer has not been consummated by the 30th business day after the exchange offer registration statement has become effective; or

    - after either the exchange offer registration statement or the shelf registration statement has been declared effective, that registration statement ceases to be effective or usable, subject to certain exceptions, without being succeeded within two days by an amendment to that registration statement that cures such failure and is declared effective within five days of such filing.

    Liquidated damages will accrue at a rate of $0.05 per week per $1,000 in principal amount at maturity of the notes during the 90-day period after the occurrence of the registration default and will increase by an additional $0.05 per week per $1,000 in principal amount at maturity at the end of each subsequent 90-day period until all registration defaults have been cured. In no event will the rate exceed $0.50 per week per $1,000 in principal amount at maturity of the notes.

    The sole remedy available to the holders of the old notes will be the immediate assessment of liquidated damages on the old notes as described above. Any amount of liquidated damages due as described above will be payable in cash on the same interest payment dates as the old notes.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

    The expiration date of the exchange offer is 5:00 p.m., New York City time,
on              , 2000, unless we, in our reasonable discretion, extend the exchange offer, in which case the expiration date shall be the latest date and time to which the exchange offer is extended.

    In order to extend the exchange offer, we will notify the exchange agent of any extension by oral or written notice and will make a public announcement of the extension prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

    We reserve the right, in our reasonable discretion:

    - to delay accepting any old notes, to extend the exchange offer or to terminate the exchange offer if, in its reasonable judgment, any of the conditions described below under "--Conditions" shall not have been satisfied, by giving oral or written notice of the delay, extension or termination to the exchange agent, or

    - to amend the terms of the exchange offer in any manner.

    We will promptly announce any such event by making a timely release to the Dow Jones News Service and may or may not do so by other means as well.

PROCEDURES FOR TENDERING

    To tender old notes in the exchange offer, the holder must:

    - properly complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal,

    - have the signatures thereon guaranteed if required by the letter of transmittal, and

    - except as discussed in "Guaranteed Delivery Procedures," mail or otherwise deliver the letter of transmittal, or facsimile thereof, together with the old notes and any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.

    The exchange agent must receive the old notes, a completed letter of transmittal and all other required documents at the address listed below under "--Exchange Agent" before 5:00 p.m., New York City time, on the expiration date for the tender to be effective. You may deliver your old notes by using the book-transfer procedures described below, as long as the exchange agent receives confirmation of the book-entry transfer before the expiration date.

    The Depository Trust Company has authorized its participants that hold old notes on behalf of beneficial owners of old notes through The Depository Trust Company to tender their old notes as if they were holders. To effect a tender of old notes, The Depository Trust Company participants should either:

    - complete and sign the letter of transmittal, have the signature thereon guaranteed if required by the instructions to the letter of transmittal and mail or deliver the letter of transmittal, or the manually signed facsimile, to the exchange agent according to the procedures described above, or

    - transmit their acceptance to The Depository Trust Company through its automated tender offer program for which the transaction will be eligible and follow the procedure for book-entry transfer as described in "Book-Entry; Delivery and Form."

    By tendering, each holder will make the representations contained in the first paragraph under the heading "--Resale of the New Notes." Each participating broker-dealer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See "Plan of Distribution."

    The tender by a holder and the acceptance of the tender by us will constitute the agreement between the holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

    THE METHOD OF DELIVERY OF THE OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. AS AN ALTERNATIVE TO DELIVERY BY MAIL, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, HOLDERS SHOULD ALLOW SUFFICIENT TIME TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES OR BOOK-ENTRY CONFIRMATION SHOULD BE SENT TO NEXTEL PARTNERS. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS ON THEIR BEHALF.

    Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If the beneficial owner wishes to tender on its own behalf, such owner must, prior to completing and executing the letter of transmittal and delivering its old notes, either make appropriate arrangement to register ownership of the old notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

    Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible guarantor institution that is a member of a recognized signature guarantee medallion program unless the old notes are tendered:

    - by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal, or

    - for the account of an eligible guarantor institution.

    If signatures on a letter of transmittal or notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an eligible guarantor institution.

    If a letter of transmittal is signed by a person other than the registered holder of any old notes listed in the letter of transmittal, the old notes must be endorsed or accompanied by a properly completed bond power and signed by the registered holder as the registered holder's name appears on the old notes.

    If a letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by Nextel Partners, evidence satisfactory to Nextel Partners of their authority to so act must be submitted with the letter of transmittal.

    Promptly after the date of this prospectus, the exchange agent will establish a new account or utilize an existing account with respect to the old notes at the book-entry transfer facility, The Depository Trust Company, for the purpose of facilitating the exchange offer. Subject to the establishment of the accounts, any financial institution that is a participant in The Depository Trust Company's system may make a book-entry tender of old notes by causing The Depository Trust Company to transfer such old notes into the exchange agent's account in accordance with book-transfer procedures. Although delivery of the old notes may be effected through book-entry transfer into the exchange agent's account at The Depository Trust Company, an appropriate letter of transmittal properly completed and duly executed or an agent's message with any required signature guarantee and all other required documents, must be received by the exchange agent at its address listed below on or prior to the expiration date of the exchange offer, or, if the guaranteed delivery procedures described below must be complied with, within the time period provided under such procedures. Delivery of documents to The Depository Trust Company does not constitute delivery to the exchange agent.

    The term "agent's message" means a message transmitted by The Depository Trust Company to, and received by, the exchange agent, which states that The Depository Trust Company has received an express acknowledgment from the participant in The Depository Trust Company tendering the old notes stating:

    - the aggregate principal amount at maturity of old notes which have been tendered by such participant,

    - that such participant has received and agrees to be bound by the terms of the letter of transmittal, and

    - that we may enforce such agreement against the participant.

    All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered old notes will be determined by us, which determination shall be final and binding. We reserve the right to reject any and all old notes not properly tendered or any old notes the acceptance of which would, in the opinion of counsel for us, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects of irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Neither we, the exchange agent nor any other person shall incur any liability for failure to give notice of any defect or irregularity with respect to any tender of old notes. Tender of old notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

GUARANTEED DELIVERY PROCEDURES

    A holder who wishes to tender old notes and:

    - whose old notes are not immediately available,

    - who cannot deliver the old notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date, or

    - who cannot complete the procedures for book-entry transfer before the expiration date may effect a tender if:

    - the tender is made through an eligible guarantor institution,

    - before the expiration date, the exchange agent receives from the eligible guarantor institution a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery setting forth the name and address of the holder, the certificate number(s) of the old notes and the principal amount at maturity of the old notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal (or facsimile thereof) together with the certificate(s) representing the old notes (or a confirmation of book-entry transfer of the old notes into the exchange agent's account at The Depository

      Trust Company), and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent, and

    - the exchange agent receives, within three New York Stock Exchange trading days after the expiration date, a properly completed and executed letter of transmittal or facsimile, as well as the certificate(s) representing all tendered old notes in proper form for transfer or a confirmation of book-entry transfer of the old notes into the exchange agent's account at The Depository Trust Company, and all other documents required by the letter of transmittal.

WITHDRAWAL OF TENDERS

    Except as otherwise provided herein, tenders of old notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.

    To withdraw a tender of old notes in the exchange offer, a letter or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth herein prior to 5:00 p.m., New York City time, on the expiration date. Any notice of withdrawal must:

    - specify the name of the person having deposited the old notes to be withdrawn,

    - identify the old notes to be withdrawn, including the certificate number(s) and principal amount of such old notes, or in the case of old notes transferred by book-entry transfer, the name and number of the account at the book-entry transfer facility to be credited, and otherwise comply with the procedures of the exchange agent,

    - be signed by the holder in the same manner as the original signature on the letter of transmittal by which such old notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee under the indenture governing the old notes register the transfer of the old notes into the name of the person withdrawing the tender, and

    - specify the name in which any such old notes are to be registered, if different from that of the person who deposited the notes.

    If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, before the release of the certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible guarantor.

    All questions as to the validity, form and eligibility, including time of receipt, of such notices will be determined by us, and our determination shall be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer, and no new notes will be issued, unless the old notes so withdrawn are validly retendered. Any old notes which have been tendered but which are not accepted for exchange will be returned to the holder of the notes without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be retendered by following any of the procedures described above under "Procedures for Tendering" at any time prior to the expiration date.

CONDITIONS

    Despite any other term of the exchange offer, we are not required to accept for exchange, or exchange new notes for, any old notes, and may terminate the exchange offer as provided in this prospectus prior to the expiration date if:

    - any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us, or any material adverse development has occurred in any existing action or proceeding with respect to us or any of our subsidiaries;

    - any change, or any development involving a prospective change, in our business or financial affairs or any of our subsidiaries has occurred which, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us;

    - any law, statute, rule or regulation is proposed, adopted or enacted, which, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us; or

    - any governmental approval has not been obtained, which approval we shall, in our reasonable discretion, deem necessary for the consummation of the exchange offer as contemplated hereby.

    The conditions listed above are for the sole benefit of us and may be asserted by us regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in its reasonable discretion in whole or in part from time to time. The failure by us at any time to exercise any of the above rights shall not be deemed a waiver of such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

    If we determine in our reasonable discretion that any of the conditions are not satisfied, we may:

    - refuse to accept any old notes and return all tendered old notes to the tendering holders,

    - extend the exchange offer and retain all old notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders to withdraw these old notes (see "--Withdrawal of Tenders" above), or

    - waive unsatisfied conditions with respect to the exchange offer and accept all properly tendered old notes which have not been withdrawn. If this waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that will be distributed to the registered holders. We will also extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during such five to ten business day period.

EXCHANGE AGENT

    The Bank of New York has been appointed as exchange agent for the exchange offer. Questions and requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to The Bank of New York addressed as follows:

For Information by Telephone:              (212) 815-2824

By Hand or Overnight Delivery Service:     The Bank of New York 101
                                           Barclay Street, Floor 7
                                           East New York, NY 10286
                                           Attention: Tolutope Adeyoju

By Facsimile Transmission:                 (212) 815-4699

Telephone Confirmation                     (212) 815-2824

    The Bank of New York also acts as trustee under the indenture governing the notes.

FEES AND EXPENSES

    We will bear the expenses of soliciting tenders. We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with providing the services.

    The cash expenses to be incurred in connection with the exchange offer will be paid by us. Such expenses include fees and expenses of The Bank of New York as exchange agent and as trustee under the indenture governing the notes, accounting and legal fees and printing costs, among others.

    Tendering holders of the old notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes relating to the exchange of old notes for new notes in the exchange offer.

ACCOUNTING TREATMENT

    The new notes will be recorded at the same carrying value as the old notes as reflected in our accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us. The expenses of the exchange offer and the unamortized expenses related to the issuance of the old notes will be amortized over the term of the notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

    Holders of old notes who are eligible to participate in the exchange offer but who do not tender their old notes will not have any further registration rights, and their old notes will continue to be subject to restrictions on transfer. Accordingly, such old notes may be resold only:

    - to us, upon redemption of these notes or otherwise,

    - so long as the old notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A,

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    - in accordance with Rule 144 under the Securities Act, or under another exemption from the registration requirements of the Securities Act, and based upon an opinion of counsel reasonably acceptable to us,

    - outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, or

    - pursuant to an effective registration statement under the Securities Act,

    - in each case in accordance with any applicable securities laws of any state of the United States.

REGULATORY APPROVALS

    We do not believe that the receipt of any material federal or state regulatory approvals will be necessary in connection with the exchange offer, other than the effectiveness of the exchange offer registration statement under the Securities Act.

OTHER

    Participation in the exchange offer is voluntary and holders of old notes should carefully consider whether to accept the terms and conditions of this offer. Holders of the old notes are urged to consult their financial and tax advisors in making their own decisions on what action to take with respect to the exchange offer.

                            DESCRIPTION OF THE NOTES

    The new notes, like the old notes, will be issued under the indenture, dated July 27, 2000, between us and The Bank of New York, as trustee. The new notes are the same as the old notes except that the new notes:

    - will not bear legends restricting their transfer, and

    - will not contain certain terms providing for the payment of liquidated damages under the circumstances described in the registration rights agreement.

    The indenture and its associated documents contain the full legal text of the matters described in this section. A copy of the indenture has been filed with the SEC as part of our registration statement of which this prospectus forms a part. See "Where You Can Find More Information" on page 138 for information on how to obtain a copy.

    Because this section is a summary of the material provisions of the indenture, it does not describe every aspect of the indenture or the notes. This summary is subject to and qualified in its entirety by reference to the Trust Indenture Act. In this section we use capitalized words to signify defined terms that have been given special meaning in the indenture. We describe the meaning for only the more important terms under "Certain Definitions." We also include references in parentheses to certain sections of the indenture.

    In this description of the notes, the term "Nextel Partners" refers to Nextel Partners, Inc. and does not include its subsidiaries except for purposes of financial data determined on a consolidated basis.

BRIEF DESCRIPTION OF THE NOTES

    These notes:

    - will be senior unsecured obligations of Nextel Partners;

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    - will be limited to $400.0 million in aggregate principal amount, of which
      $200.0 million in aggregate principal amount has been issued;

    - will mature on March 15, 2010; and

    - will bear interest at the rate of 11% per annum.

    Interest will be paid semi-annually on March 15 and September 15 of each year, commencing September 15, 2000, to the registered holder at the close of business on the preceding March 1 or September 1.

    Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months. (Sections 3.01, 3.09 and 3.12)

METHODS OF RECEIVING PAYMENTS ON THE NOTES

    Nextel Partners will pay interest, principal and any other money due on the notes at the corporate trust office of the trustee in New York City. That office is currently located at 101 Barclay Street, New York, New York 10286. You must make arrangements to have your payments picked up at or wired from that office. Nextel Partners may also choose to pay interest by mailing checks. (Sections
3.01 and 10.02)

    The notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. (Section 3.02) You will not be required to pay a service charge to transfer or exchange notes, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. (Section 3.05)

RANKING

    The notes:

    - will be senior unsecured obligations of Nextel Partners;

    - will rank equally in right of payment to all existing and future senior unsecured obligations of Nextel Partners; and

    - will rank senior in right of payment to all existing and future subordinated obligations of Nextel Partners.

    Holders of secured obligations of Nextel Partners will, however, have claims that are prior to the claims of the holders of the notes with respect to the assets securing those other obligations.

    Nextel Partners' principal operations are conducted through its Subsidiaries, and Nextel Partners is therefore dependent upon the cash flow of its Subsidiaries to meet its obligations. Nextel Partners' Subsidiaries will have no obligation to guarantee or otherwise pay amounts due under the notes. Therefore, the notes will be effectively subordinated to all indebtedness and other liabilities and commitments, including borrowings under the credit facility and trade payables, of Nextel Partners' Subsidiaries. Any right of Nextel Partners to receive assets of any Subsidiary upon any liquidation or reorganization of that Subsidiary (and the consequent right of holders of the notes to participate in those assets) will be effectively subordinated to the claims of the Subsidiary's creditors, except to the extent that Nextel Partners itself is recognized as a creditor of the Subsidiary.

    As of June 30, 2000, the total amount of outstanding consolidated liabilities of Nextel Partners and its Subsidiaries, including trade payables, was approximately $915 million, of which $325 million were secured obligations.

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    For more information, see "Description of Other Indebtedness--Description of
Credit Facility" and "Selected Consolidated Financial Data."

OPTIONAL REDEMPTION

    Nextel Partners may redeem the notes, in whole or in part, at any time on or after March 15, 2005, upon not less than 30 nor more than 60 days' prior written notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus an amount in cash equal to all accrued and unpaid interest and any Liquidated Damages, if any, to the redemption date, if redeemed during the twelve-month period beginning on March 15 of each of the years set forth below.

YEAR                                                       REDEMPTION PRICE
----                                                      ------------------
2005....................................................       105.5000%
2006....................................................       103.6667%
2007....................................................       101.8333%
2008 and thereafter.....................................       100.0000%

(Sections 2.03, 11.01, 11.05 and 11.07)

    Prior to March 15, 2003, Nextel Partners may redeem up to 35% of the aggregate principal amount of notes issued under the indenture at a redemption price of 111.0% of the principal amount of the notes redeemed, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date if:

    - Nextel Partners receives net proceeds of at least $75 million from one or more sales of its Capital Stock (other than Redeemable Stock) prior to March 15, 2003;

    - at least 65% of the notes originally issued under the indenture remain outstanding immediately after the redemption; and

    - the redemption occurs within 60 days of such sale.

MANDATORY REDEMPTION; SINKING FUND

    Except as described under "--Covenants--Limitation on Asset Sales" and "--Covenants--Change of Control" below, Nextel Partners is not required to purchase or make mandatory redemption payments or sinking fund payments with respect to the notes.

SELECTION AND NOTICE

    If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

    - if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

    - if the notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee shall deem fair and appropriate.

    No notes of $1,000 or less will be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 45 days before the redemption date to each Holder of notes to be redeemed at its registered address. Notices of redemption may not be conditional.

    If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of

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the Holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

COVENANTS

    In the indenture, Nextel Partners agreed to certain restrictions that limit its and its Restricted Subsidiaries' ability to:

    - incur additional Debt;

    - to pay dividends, acquire shares of Nextel Partners, make Investments or redeem Debt of Nextel Partners which is subordinate in right of payment to the notes;

    - designate Unrestricted Subsidiaries;

    - enter into transactions with Affiliates;

    - engage in any business other than telecommunications;

    - create Liens;

    - pay dividends, to make loans or advances to Nextel Partners or any other Restricted Subsidiary or to transfer any of its property or assets to Nextel Partners or any other Restricted Subsidiary;

    - issue or sell shares of Capital Stock of Restricted Subsidiaries; and

    - make Asset Sales.

    In addition, if a Change of Control occurs, each holder of notes will have the right to require Nextel Partners to repurchase all or part of such holder's notes at a price equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the notes repurchased to the date of purchase. The above limitations are "restrictive covenants" that are promises that we make to you about how we will run our business, or business actions that we promise not to take. A more detailed description of the restrictive covenants and the exceptions to them follows below.

LIMITATION ON CONSOLIDATED DEBT

    Nextel Partners will not, and will not permit any Restricted Subsidiary to, Incur any Debt (including Acquired Debt), other than Permitted Debt, unless immediately after giving effect to the Incurrence of such Debt and the receipt and application of the net proceeds therefrom (including, without limitation, the application or use of the net proceeds therefrom to repay Debt or make any Restricted Payment):

    (1) the Consolidated Debt to Annualized Operating Cash Flow Ratio would be less than 7.0 to 1.0, or

    (2) in the case of any incurrence of Debt prior to January 1, 2005 only, Consolidated Debt would be equal to or less than 80% of Total Invested Capital. (Section 10.08)

LIMITATION ON RESTRICTED PAYMENTS

    Nextel Partners will not, directly or indirectly:

    (1) declare or pay any dividend on, or make any distribution in respect of, its Capital Stock or to holders thereof (in their capacity as such), excluding any dividends or distributions payable

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solely in its shares of Capital Stock (other than Redeemable Stock) or in options, warrants or other rights to purchase any such Capital Stock (other than Redeemable Stock);

    (2) and will not permit any Restricted Subsidiary to, directly or indirectly, purchase, redeem or otherwise acquire or retire for value (other than value consisting solely of Capital Stock of Nextel Partners that is not Redeemable Stock or options, warrants or other rights to acquire such Capital Stock that is not Redeemable Stock), any Capital Stock of Nextel Partners (including options, warrants or other rights to acquire such Capital Stock);

    (3) and will not permit any Restricted Subsidiary to, directly or indirectly, redeem, repurchase, defease or otherwise acquire or retire for value (other than value consisting solely of Capital Stock of Nextel Partners that is not Redeemable Stock or options, warrants or other rights to acquire such Capital Stock that is not Redeemable Stock), prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Debt that is subordinate (whether pursuant to its terms or by operation of law) in right of payment to the notes; or

    (4) and will not permit any Restricted Subsidiary to, directly or indirectly, make any Investment, except for Permitted Investments, in any Person, other than in a Restricted Subsidiary or a Person that becomes a Restricted Subsidiary as a result of such Investment (each of the actions set forth in clauses (1) through (4), other than any such action that is a Permitted Investment or a Permitted Distribution, being referred to as a "Restricted Payment") unless, at the time of and after giving effect to such Restricted
Payment:

        (a) no Default or Event of Default has occurred and is continuing;

        (b) Nextel Partners would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable period, have been permitted to Incur at least $1.00 of additional Debt pursuant to the terms of the indenture described in clause (1) under the caption "Limitation on Consolidated Debt" above; and

        (c) after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount of all Restricted Payments made from the Closing Date does not exceed:

           (A) the amount of the Operating Cash Flow of Nextel Partners after December 31, 2002 through the end of the latest full fiscal quarter for which consolidated financial statements of Nextel Partners are available preceding the date of such Restricted Payment (treated as a single accounting period) less 150% of the cumulative Consolidated Interest Expense of Nextel Partners after December 31, 2002 through the end of the latest full fiscal quarter for which consolidated financial statements of Nextel Partners are available preceding the date of such Restricted Payment (treated as a single accounting period), plus

           (B) the aggregate net proceeds (other than proceeds from a Committed Capital Contribution), including the fair market value of property other than cash, as determined:

               (x) in the case of any property other than cash with a value less than $25.0 million, by Nextel Partners' Board of Directors, whose good faith determination will be conclusive and as evidenced by a Board Resolution, or

               (y) in the case of any property other than cash with a value equal to or greater than $25.0 million, by an accounting, appraisal or investment banking firm of national standing and evidenced by a written opinion of such firm, received by Nextel Partners from the issuance and sale (other than to a Restricted Subsidiary) after February 24, 2000 of shares of its Capital Stock (other than Redeemable Stock), or any options, warrants or other rights to purchase such Capital Stock (other than Redeemable

                                       95
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           Stock), other than shares of Capital Stock or options, warrants or other rights to purchase Capital Stock (or shares issuable upon exercise thereof), the proceeds of the issuance of which is used to make a Directed Investment, unless such designation has been revoked by Nextel Partners' Board of Directors and Nextel Partners is able to make such Investment pursuant to this covenant (other than as a Directed Investment), plus

           (C) the aggregate net proceeds, including the fair market value of property other than cash, as determined:

               (x) in the case of any property other than cash with a value less than $25.0 million, by Nextel Partners' Board of Directors, whose good faith determination will be conclusive and as evidenced by a Board Resolution, or

               (y) in the case of any property other than cash with a value equal to or greater than $25.0 million, by an accounting, appraisal or investment banking firm of national standing and evidenced by a written opinion of such firm, received by Nextel Partners from the issuance or sale (other than to a Restricted Subsidiary) after February 24, 2000 of any Capital Stock of Nextel Partners (other than Redeemable Stock), or any options, warrants or other rights to purchase such Capital Stock (other than Redeemable Stock), upon the conversion of, or exchange for, Debt of Nextel Partners or a Restricted Subsidiary.

    Nothing contained in this section limits or restricts Nextel Partners from making any Permitted Distribution, Permitted Investment or Directed Investment, and neither a Permitted Distribution nor a Permitted Investment will be counted as a Restricted Payment for purposes of clause (c) above.

    In addition, the foregoing limitations do not prevent Nextel Partners from:

    (1) paying any dividend on its Capital Stock within 60 days after the declaration thereof if, on the date when the dividend was declared, Nextel Partners could have paid such dividend in accordance with the provisions of the indenture, repurchasing its Capital Stock (including options, warrants or other rights to acquire such Capital Stock) from former employees or directors of Nextel Partners or any Subsidiary thereof for consideration not to exceed:

        (a) in the case of all such employees or directors (other than Itemized Executives), $500,000 in the aggregate in any fiscal year, with amounts not used in any given fiscal year being carried over into subsequent fiscal years, and

        (b) in the case of any Itemized Executive, $2.0 million per Itemized Executive (plus the amount of any proceeds of any key man life insurance received by Nextel Partners in respect to such Itemized Executive) in any fiscal year, with the aggregate amount of such repurchases under this clause (2)(b) not to exceed $5.0 million in any fiscal year;

PROVIDED that the aggregate amount of all such repurchases made pursuant to this paragraph (2) does not exceed $17.0 million in the aggregate (not including the amount of any proceeds of key man life insurance received by Nextel Partners in respect to any Itemized Executive),

    (3) the repurchase, redemption or other acquisition for value of Capital Stock of Nextel Partners to the extent necessary to prevent the loss or secure the renewal or reinstatement of any license or franchise held by Nextel Partners or any of its Subsidiaries from any governmental agency,

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    (4) making a loan in the aggregate principal amount of approximately
$2.2 million to a certain officer of Nextel Partners as described in this prospectus (with Restricted Payments pursuant to this clause not being counted as Restricted Payments for purposes of clause (c) above),

    - the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the notes, including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for:

          (a) the proceeds of a capital contribution or a substantially concurrent offering of, shares of Capital Stock of Nextel Partners (other than Redeemable Stock) or options, warrants or other rights to acquire such Capital Stock, the proceeds of which are not designated as a Directed Investment, or

          (b) Debt that is at least as subordinated in right of payment to the notes, including premium, if any, and accrued and unpaid interest, as the Debt being purchased (with Restricted Payments pursuant to this paragraph not being counted as Restricted Payments for purposes of clause (c) above),

    - the repurchase, redemption or other acquisition of Capital Stock of Nextel Partners, or options, warrants or other rights to acquire such Capital Stock, in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of Common Stock of Nextel Partners (other than Redeemable Stock), or options, warrants or other rights to acquire such Capital Stock) the proceeds of which are not designated as a Directed Investment, or

    - other Restricted Payments not to exceed $5.0 million in the aggregate at any time outstanding (with Restricted Payments pursuant to this paragraph not being counted as Restricted Payments for purposes of clause (c) above).

    Notwithstanding the foregoing, no Investment in a Person that immediately thereafter would be a Restricted Subsidiary will be a Restricted Payment. In addition, if any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Restricted Subsidiary, all such Investments previously made in such Person will no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to clause (c) above or the aggregate amount of Investments pursuant to paragraph (5)(a) above, in each case to the extent such Investments would otherwise be so counted.

    For purposes of clause (c)(C) above, the net proceeds received by Nextel Partners from the issuance or sale of its Capital Stock either upon the conversion of, or exchange for, Debt of Nextel Partners or any Restricted Subsidiary will be deemed to be an amount equal to:

        (a) the sum of (i) the principal amount or accreted value (whichever is less) of such Debt on the date of such conversion or exchange and (ii) the additional cash consideration, if any, received by Nextel Partners upon such conversion or exchange, less any payment on account of fractional shares, MINUS

        (b) all expenses incurred in connection with such issuance or sale.

    In addition, for purposes of clause (c)(C) above, the net proceeds received by Nextel Partners from the issuance or sale of its Capital Stock upon the exercise of any options or warrants of Nextel Partners or any Restricted Subsidiary will be deemed to be an amount equal to the additional cash consideration, if any, received by Nextel Partners upon such exercise, minus all expenses incurred in connection with such issuance or sale.

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    For purposes of this "Limitation on Restricted Payments" covenant, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment will be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the fair market value of the non-cash portion of such Restricted Payment, as determined by Nextel Partners' Board of Directors (whose good faith determination shall be conclusive and evidenced by a Board Resolution).

    The amount of any Investment outstanding at any time will be deemed to be equal to the amount of such Investment on the date made, less the return of capital, repayment of loans and return on capital (including interest and dividends), in each case, received in cash, up to the amount of such Investment on the date made. (Section 10.09)

RESTRICTED SUBSIDIARIES

    Subject to compliance with the "Limitation on Restricted Payments" covenant, Nextel Partners' Board of Directors may designate any Restricted Subsidiary as an Unrestricted Subsidiary.

    The designation by the Board of Directors of a Restricted Subsidiary as an Unrestricted Subsidiary will, for all purposes of the "Limitation on Restricted Payments" covenant (including clause (b) thereof), be deemed to be a Restricted Payment of an amount equal to the fair market value of Nextel Partners' ownership interest in such Subsidiary (including, without duplication, such indirect ownership interest in all Subsidiaries of such Subsidiary), as determined by Nextel Partners' Board of Directors in good faith and evidenced by a Board Resolution.

    Notwithstanding the foregoing provisions of this "Restricted Subsidiaries" covenant, the Board of Directors may not designate a Subsidiary of Nextel Partners to be an Unrestricted Subsidiary if, after such designation:

        (a) Nextel Partners or any of its other Restricted Subsidiaries:

            (i) provides credit support for, or a Guarantee of, any Debt of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt) or

           (ii) is directly or indirectly liable for any Debt of such Subsidiary,

        (b) a default with respect to any Debt of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of Nextel Partners or any Restricted Subsidiary to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity, or

        (c) such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any Restricted Subsidiary which is not a Subsidiary of the Subsidiary to be so designated.

    Nextel Partners' Board of Directors, from time to time, may designate any Person that is about to become a Subsidiary of Nextel Partners as an Unrestricted Subsidiary, and may designate any newly-created Subsidiary as an Unrestricted Subsidiary, if at the time such Subsidiary is created it contains no assets (other than such DE MINIMIS amount of assets then required by law for the formation of corporations) and no Debt. Subsidiaries of Nextel Partners that are not designated by Nextel Partners' Board of Directors as Restricted or Unrestricted Subsidiaries shall be deemed to be Restricted Subsidiaries. Notwithstanding any provisions of this "Restricted Subsidiaries" covenant, all Subsidiaries of an Unrestricted Subsidiary shall be Unrestricted Subsidiaries. (Section 10.10)

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TRANSACTIONS WITH AFFILIATES

    Nextel Partners will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) or series of related transactions with any Affiliate of Nextel Partners on terms that are less favorable to Nextel Partners or such Restricted Subsidiary, as the case may be, than those which might be obtained at the time of such transaction from a Person that is not such an Affiliate. However, this "Transactions with Affiliates" covenant will not limit, or be applicable to:

    - any transaction between Unrestricted Subsidiaries not involving Nextel Partners or any Restricted Subsidiary,

    - any transaction between Nextel Partners and any Restricted Subsidiary or between Restricted Subsidiaries, or

    - any Permitted Transactions.

    In addition, any transaction or series of related transactions, other than Permitted Transactions, between Nextel Partners or any Restricted Subsidiary and any Affiliate of Nextel Partners (other than a Restricted Subsidiary) involving an aggregate consideration of $5 million or more must be approved in good faith by:

    - a majority of Nextel Partners' Disinterested Directors (of which there must be at least one) and evidenced by a Board Resolution, or

    - if there is no Disinterested Director at such time or such transaction involves aggregate consideration of $25.0 million or more, by an opinion as to fairness to Nextel Partners or such Subsidiary from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

    For purposes of this "Transactions with Affiliates" covenant, any transaction or series of related transactions between Nextel Partners or any Restricted Subsidiary and an Affiliate of Nextel Partners that is approved by a majority of the Disinterested Directors (of which there must be at least one to utilize this method of approval) and evidenced by a Board Resolution or for which a fairness opinion has been issued will be deemed to be on terms as favorable as those that might be obtained at the time of such transaction (or series of transactions) from a Person that is not such an Affiliate and thus will be permitted under this "Transactions with Affiliates" covenant.
(Section 10.11)

LIMITATION ON THE ACTIVITIES OF NEXTEL PARTNERS AND ITS RESTRICTED SUBSIDIARIES

    Nextel Partners will not, and will not permit any Restricted Subsidiary to, engage in any business other than the telecommunications business and related activities and services, including such businesses, activities and services as Nextel Partners and the Restricted Subsidiaries were engaged in on the Closing Date. (Section 10.15)

LIMITATION ON LIENS

    Nextel Partners will not and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the indenture and the notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien. (Section 10.12)

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
LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

    Nextel Partners will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

    (1) pay dividends or make any other distributions to Nextel Partners or any of its Restricted Subsidiaries with respect to its Capital Stock or any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Nextel Partners or any of its Restricted Subsidiaries,

    (2) make loans or advances to Nextel Partners or any of its Restricted Subsidiaries, or

    (3) transfer any of its properties or assets to Nextel Partners or any of its Restricted Subsidiaries.

    However, the foregoing restrictions will not apply to encumbrances or restrictions existing under or by reason of:

    - existing Debt as in effect on the date of the indenture,

    - any Credit Facility as in effect as of the date of the indenture (or in the case of the New Credit Facility, as initially executed by the parties thereto), and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, PROVIDED that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Credit Facility as in effect on the date of the indenture (as conclusively determined in good faith by Nextel Partners' Board of Directors and set forth in a Board Resolution),

    - the indenture and the notes,

    - applicable law,

    - any instrument governing Debt and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, PROVIDED that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and payment restrictions other than those contained in such Debt as in effect on the date of its incurrence by Nextel Partners or any Restricted Subsidiary (as conclusively determined in good faith by an executive officer of Nextel Partners) or Capital Stock of a Person acquired by Nextel Partners or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Debt was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, PROVIDED that, in the case of Debt, such Debt was permitted by the terms of the indenture to be incurred,

    - customary non-assignment provisions in leases entered into in the ordinary course of business,

    - purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (3) above on the property so acquired,

    - any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Subsidiary pending its sale or other disposition,

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    - Liens securing Debt otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the caption "Limitation on Liens" that limit the right of Nextel Partners or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien,

    - provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business, and

    - restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business. (Section 10.14)

LIMITATION ON ISSUANCES AND SALES OF EQUITY INTERESTS IN WHOLLY OWNED
  SUBSIDIARIES

    Nextel Partners will not and will not permit any of its Restricted Subsidiary to:

    - transfer, convey, sell or otherwise dispose of any Capital Stock in any Wholly Owned Restricted Subsidiary of Nextel Partners to any Person (other than Nextel Partners or any Wholly Owned Restricted Subsidiary of Nextel Partners) unless:

    - such transfer is of all the Capital Stock in such Wholly Owned Restricted Subsidiary and

    - the cash Net Proceeds from such transfer are applied in accordance with the covenant described under the caption "--Limitation on Asset Sales," and

    - will not permit any Wholly Owned Restricted Subsidiary of Nextel Partners to issue any of its Capital Stock (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to Nextel Partners or a Wholly Owned Restricted Subsidiary of Nextel Partners.

    The foregoing restrictions will not apply to:

    - the creation of Permitted Joint Ventures,

    - any transfer required by applicable law or regulation,

    - the issuance of Redeemable Stock that is otherwise permitted to be issued pursuant to the terms of the indenture, and

    - transfers in which Nextel Partners or a Restricted Subsidiary acquires at the same time not less than its proportionate share in such issuance of Capital Stock. (Section 10.20)

LIMITATION ON ASSET SALES

    Nextel Partners will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless:

    - Nextel Partners or the Restricted Subsidiary, as the case may be, receives consideration for such Asset Sale at least equal to the fair market value of the assets or Capital Stock issued or sold or otherwise disposed of as determined by Nextel Partners' Board of Directors in good faith and evidenced by a Board Resolution set forth in an Officers' Certificate delivered to the trustee, which determination shall be conclusive, and

    - at least 80% of the consideration for such disposition consists of cash; PROVIDED that the amount of:

    - any liabilities (as shown on Nextel Partners' or such Restricted Subsidiary's most recent balance sheet), of Nextel Partners or any Restricted Subsidiary (other than contingent

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      liabilities and liabilities that are by their terms subordinated to the notes or any guarantee thereof) that are assumed by the transferee of any such assets and

    - any securities, notes or other obligations received by Nextel Partners or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by Nextel Partners or such Subsidiary into cash (to the extent of the cash received) shall be deemed to be cash for purposes of this provision.

    Within 360 days after receipt of any Net Proceeds from an Asset Sale, Nextel Partners may apply those Net Proceeds at its option:

    - to repay Debt under a Credit Facility or any Vendor Financing Debt,

    - to make a capital expenditure in the same or similar line of business as Nextel Partners is engaged in on the date of the indenture or in a business reasonably related thereto, or

    - to acquire Capital Stock of an entity that is or becomes a Restricted Subsidiary or other long-term assets that are used or useful in the same or similar line of business as Nextel Partners or such Restricted Subsidiaries were engaged in on the date of the indenture or in businesses reasonably related thereto.

    Pending the final application of any such Net Proceeds, Nextel Partners may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the indenture.

    Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds
$5.0 million, Nextel Partners will be required to make an offer (an "Asset Sale Offer") to all holders of notes and all holders of other Debt that is PARI PASSU with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount at maturity of notes and such other PARI PASSU Debt that may be purchased out of the Excess Proceeds. The offer price for such Asset Sale Offer shall be an amount in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase, in accordance with the procedures set forth in the indenture and the instrument or instruments governing such other PARI PASSU Debt, respectively.

    To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, Nextel Partners may use such Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes tendered into such Asset Sale Offer surrendered by holders thereof exceeds the amount of Excess Proceeds, the trustee shall select the notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero. (Section 10.22)

CHANGE OF CONTROL

    Within 30 days of the occurrence of a Change of Control, Nextel Partners will be required to make an Offer to Purchase all outstanding notes at a cash purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase. (Section 10.13)

    Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require Nextel Partners to repurchase or redeem the notes in the event of a takeover, recapitalization or similar restructuring.

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    Restrictions in the indenture on the ability of Nextel Partners and its
Restricted Subsidiaries to incur additional Indebtedness, to grant Liens on its or their property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of Nextel Partners, whether favored or opposed by the management of Nextel Partners. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the notes, and there can be no assurance that Nextel Partners or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of Nextel Partners or any of its Subsidiaries by the management of Nextel Partners or other Persons. While such restrictions cover a variety of arrangements which have traditionally been used to effect highly leveraged transactions, the indenture may not afford the holders of notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

    Nextel Partners does not currently have adequate financial resources to effect such repurchases and repurchase the notes upon a Change of Control and there can be no assurance that Nextel Partners will have such resources in the future. The inability of Nextel Partners to repurchase the notes upon a Change of Control would constitute an Event of Default.

    In addition, there may be restrictions contained in instruments evidencing Indebtedness incurred by Nextel Partners or its Restricted Subsidiaries permitted under the indenture which restrict or prohibit the ability of Nextel Partners to effect any repurchase required under the indenture in connection with a Change of Control.

    In the event that Nextel Partners makes an Offer to Purchase the notes, Nextel Partners intends to comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act.

PROVISION OF FINANCIAL INFORMATION

    Whether or not Nextel Partners is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, Nextel Partners will, for so long as any notes remain outstanding, file with the SEC copies of the annual and quarterly reports and the information, documents, and other reports that Nextel Partners would have been required to file with the SEC pursuant to such
Section 13(a) or 15(d) or any successor provision thereto if Nextel Partners were subject thereto on or prior to the respective dates (the "Required Filing Dates") by which Nextel Partners would have been required to file such document. Nextel Partners will also, within 15 days of each Required Filing Date, transmit by mail to all holders without cost to such holders and file with the trustee, copies of the required filings. If under the Exchange Act Nextel Partners is not permitted to file such documents with the SEC, promptly upon written request of any prospective holder, Nextel Partners shall supply copies of these documents. (Section 10.16)

    In addition, Nextel Partners has agreed that, for so long as any notes remain outstanding, it will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A under the Securities Act.

MERGER, SALE OF ASSETS, ETC.

    Nextel Partners shall not, in any transaction or series of related transactions:

    - merge or consolidate with or into, or sell, assign, convey, transfer or otherwise dispose of its properties and assets substantially as an entirety to, any Person; and

    - permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a

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      sale, assignment, conveyance, transfer or other disposition of the properties and assets of Nextel Partners and its Restricted Subsidiaries, taken as a whole, substantially as an entirety to any Person, unless:

       (a) either:

               (A) if the transaction or series of transactions is a consolidation of Nextel Partners with or a merger of Nextel Partners with or into any other Person, Nextel Partners shall be the surviving Person of such merger or consolidation, or

               (B) the Person formed by any consolidation with or merger with or into Nextel Partners, or to which the properties and assets of Nextel Partners or Nextel Partners and its Restricted Subsidiaries, taken as a whole, as the case may be, substantially as an entirety are sold, assigned, conveyed or otherwise transferred shall be a corporation, partnership, limited liability company or trust organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture executed and delivered to the trustee, in form satisfactory to the trustee, all the obligations of Nextel Partners under the notes and the indenture and, in each case, the indenture, as so supplemented, shall remain in full force and effect, and

       (b) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing, and

       (c) Nextel Partners or the successor entity to Nextel Partners will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable period:

               (A) have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of Nextel Partners immediately preceding the transaction and

               (B) be permitted to Incur at least $1.00 of additional Debt pursuant to clause (1) of the covenant described above under "--Covenants--Limitation on Consolidated Debt."

    The foregoing requirements shall not apply to any transaction or series of transactions involving the sale, assignment, conveyance, transfer or other disposition of the properties and assets by any Restricted Subsidiary to any other Restricted Subsidiary, or the merger or consolidation of any Restricted Subsidiary with or into any other Restricted Subsidiary. The indenture also provides that Nextel Partners may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

    In connection with any consolidation, merger, sale, assignment, conveyance, transfer or other disposition contemplated by the foregoing provisions, Nextel Partners shall deliver, or cause to be delivered, to the trustee, in form and substance reasonably satisfactory to the trustee, an Officers' Certificate stating that such consolidation, merger, sale, assignment, conveyance, transfer, or other disposition and the supplemental indenture in respect thereof (required under clause (a)(B) of the preceding paragraph) comply with the requirements of the indenture and an opinion of counsel. Each such Officers' Certificate shall set forth the manner of determination of Nextel Partners' compliance with clause (c) of the preceding paragraph.

    For all purposes of the indenture and the notes (including the provisions described in the two immediately preceding paragraphs and the "Limitation on Consolidated Debt" and "Restricted

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Subsidiaries" covenants), Subsidiaries of any successor entity will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to the "Restricted Subsidiaries" covenant and all Debt of the successor entity and its Subsidiaries that was not Debt of Nextel Partners and its Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been Incurred upon such transaction or series of transactions.

    The successor entity shall succeed to, and be substituted for, and may exercise every right and power of Nextel Partners under the indenture, and the predecessor company shall be released from all its obligations and covenants under the indenture and the notes. (Sections 8.01 and 8.02)

CERTAIN DEFINITIONS

    Set forth below is a summary of some of the definitions used in the indenture. Reference is made to the indenture for the definition of all such terms, as well as any other term used herein for which no definition is provided. (Section 1.01)

    "ACQUIRED DEBT" means Debt of a Person:

    - existing at the time such Person becomes a Restricted Subsidiary or assumed by Nextel Partners or a Restricted Subsidiary in connection with the acquisition of assets from such Person, and

    - secured by a Lien encumbering any asset of such specified Person.

    "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of the covenant described under "--Covenants--Transactions with Affiliates" only, "affiliate" shall be deemed to include, any Person owning, directly or indirectly, (i) 10% or more of the outstanding Common Stock of Nextel Partners or (ii) securities having 10% or more of the total voting power of the Voting Stock of Nextel Partners. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. No individual shall be deemed to be controlled by or under common control with any specified Person solely by virtue of his or her status as an employee or officer of such specified Person or of any other Person controlled by or under common control with such specified Person.

    "ANNUALIZED OPERATING CASH FLOW" means, for any fiscal quarter, the Operating Cash Flow for such fiscal quarter multiplied by four.

    "ASSET SALE" means:

    - the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory and obsolete equipment in the ordinary course of business (PROVIDED that the sale, conveyance or other disposition of all or substantially all of the assets of Nextel Partners and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "--Covenants--Change of Control" and/or the provisions described above under the caption "--Covenants--Merger, Sale of Assets, Etc." and not by the provisions of the Asset Sale covenant), and

    - the issue or sale by Nextel Partners or its Restricted Subsidiaries of Capital Stock of any of Nextel Partners' Subsidiaries

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provided in each case, the transaction or a series of related transactions has a fair market value in excess of $5.0 million or net proceeds in excess of $5.0 million.

    The following items shall not be deemed to be Asset Sales:

    - a transfer of assets by Nextel Partners to a Wholly Owned Restricted Subsidiary or by a Wholly Owned Restricted Subsidiary to Nextel Partners or to another Wholly Owned Restricted Subsidiary;

    - an issuance of Capital Stock by a Wholly Owned Restricted Subsidiary to Nextel Partners or to another Wholly Owned Restricted Subsidiary;

    - a Restricted Payment that is permitted by the covenant described under "--Covenants--Limitation on Restricted Payments";

    - Permitted Joint Ventures, and

    - any License Exchange.

    "AVERAGE LIFE" means, at any date of determination with respect to any Debt, the quotient obtained by dividing:

    - the sum of the products of the number of years from such date of determination to the dates of each successive scheduled principal payment of such Debt and the amount of such principal payment by

    - the sum of all such principal payments.

    "BENEFICIAL OWNER" means a beneficial owner as defined in Rules 13d-3 and 13d-5 under the Exchange Act (or any successor rules), including the provision of such Rules that a person shall be deemed to have beneficial ownership of all securities that such person has a right to acquire within 60 days, PROVIDED that a person shall not be deemed a beneficial owner of, or to own beneficially, any securities if such beneficial ownership arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act and the applicable rules and regulations thereunder and is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act.

    "BOARD RESOLUTION" means a copy of a resolution certified by the Secretary or an Assistant Secretary of Nextel Partners to have been duly adopted by its Board of Directors (unless the context specifically requires that such resolution be adopted by a majority of the Disinterested Directors, in which case by a majority of such directors) and to be in full force and effect on the date of such certification and delivered to the trustee.

    "CAPITAL LEASE OBLIGATIONS" of any Person means the obligations to pay rent or other amounts under lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which are required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person determined in accordance with generally accepted accounting principles and the amount of such obligations shall be the capitalized amount thereof in accordance with generally accepted accounting principles and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

    "CAPITAL STOCK" of any Person means any and all shares, interests, participations or other equivalents (however designated) of stock of, or other ownership interests in, such Person.

                                      106
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    "CHANGE OF CONTROL" means the occurrence of any of the following events:

    (1) any person or group of persons (as such term is used in Section 13(d)(3) of the Exchange Act and the regulations thereunder) other than a Permitted Holder is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total Voting Stock or Total Common Equity of Nextel Partners; PROVIDED that no Change of Control shall be deemed to occur pursuant to this clause (1) if the person is a corporation with outstanding debt securities having a maturity at original issuance of at least one year and if such debt securities are rated Investment Grade by S&P or Moody's for a period of at least 90 consecutive days, beginning on the date of such event (which period will be extended up to 90 additional days for as long as the rating of such debt securities is under publicly announced consideration for possible downgrading by the applicable rating agency); or

    (2) Nextel Partners consolidates with, or merges with or into, another Person other than a Permitted Holder or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person other than a Permitted Holder, or any Person other than a Permitted Holder consolidates with, or merges with or into, Nextel Partners, in any such event pursuant to a transaction in which the outstanding Voting Stock of Nextel Partners is converted into or exchanged for cash, securities or other property, other than any such transaction where:

        (a) the outstanding Voting Stock of Nextel Partners is converted into or exchanged for:

           (A) Voting Stock (other than Redeemable Stock) of the surviving or transferee Person or

           (B) cash, securities and other property in an amount which could be paid by Nextel Partners as a Restricted Payment under the indenture, and

        (b) immediately after such transaction no person or group of persons (as such term is used in Section 13(d)(3) of the Exchange Act and the regulations thereunder) is the Beneficial Owner, directly or indirectly, of more than 50% of the total Voting Stock or Total Common Equity of the surviving or transferee Person; PROVIDED that no Change of Control shall be deemed to occur pursuant to this clause (2), if the surviving or transferee Person or the person referred to in clause (2)(b) is a corporation with outstanding debt securities having a maturity at original issuance of at least one year and if such debt securities are rated Investment Grade by S&P or Moody's for a period of at least 90 consecutive days, beginning on the date of such event (which period will be extended up to 90 additional days for as long as the rating of such debt securities is under publicly announced consideration for possible downgrading by the applicable rating agency); or

    (3) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors together with:

        (a) any directors who are members of the Board of Directors on the Closing Date,

        (b) any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of Nextel Partners was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, and

        (c) any new directors appointed or selected by a Permitted Holder, whether pursuant to a transaction of a type described in either of the preceding paragraphs (a) and (b), pursuant to a contractual right or pursuant to a right granted under Nextel Partners' certificate of incorporation or by-laws) cease for any reason to constitute a majority of the Board of Directors then in office; or

                                      107
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    (4) the adoption of a plan relating to the liquidation or dissolution of
Nextel Partners.

    Any event that would constitute a Change of Control pursuant to clause (1) or (2) above but for the exceptions thereto shall not be deemed to be a Change of Control until such time (if any) as the conditions described in such exceptions cease to have been met.

    "CLOSING DATE" means July 27, 2000, the date on which the notes were first issued under the indenture.

    "CLOSING PRICE" on any Trading Day with respect to the per share price of any shares of Capital Stock means the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if such shares of Capital Stock are not listed or admitted to trading on such exchange, on the principal national securities exchange on which such shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq Stock Market or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq Stock Market but the issuer is a Foreign Issuer (as defined in Rule 3b-4(b) under the Exchange Act) and the principal securities exchange on which such shares are listed or admitted to trading is a Designated Offshore Securities Market (as defined in Rule 902(a) under the Securities Act), the average of the reported closing bid and asked prices regular way on such principal exchange, or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq Stock Market and the issuer and principal securities exchange do not meet such requirements, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm of national standing that is selected from time to time by Nextel Partners for that purpose.

    "CODE" means the Internal Revenue Code, as amended from time to time, and the rules and regulations thereunder.

    "COMMITTED CAPITAL CONTRIBUTION" means the irrevocable cash commitments pursuant to those certain subscription and contribution agreements by and among Nextel Partners, Nextel WIP Corp., Motorola and the Cash Equity Investors (as defined therein), as in effect on the date of the indenture.

    "COMMON STOCK" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

    "CONSOLIDATED DEBT" means the aggregate amount of Debt of Nextel Partners and its Restricted Subsidiaries on a Consolidated basis outstanding at the date of determination.

    "CONSOLIDATED DEBT TO ANNUALIZED OPERATING CASH FLOW RATIO" means, as at any date of determination, the ratio of (i) Consolidated Debt to (ii) the Annualized Operating Cash Flow of Nextel Partners for the most recently completed fiscal quarter of Nextel Partners for which financial statements are available.

    "CONSOLIDATED INTEREST EXPENSE" of any Person means, for any period:

    - the aggregate interest expense and fees and other financing costs in respect of Debt (including amortization of original issue discount and non-cash interest payments and accruals),

    - the interest component in respect of Capital Lease Obligations and any deferred payment obligations of such Person and its Restricted Subsidiaries, determined on a Consolidated basis in accordance with generally accepted accounting principles,

    - all commissions, discounts, other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs (including amortizations of discounts) associated with interest rate swap and similar agreements and with foreign currency hedge, exchange and similar agreements and

    - the product of:

       - all dividend payments, whether or not in cash, on any series of Preferred Capital Stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Capital Stock payable solely in Capital Stock of Nextel Partners (other than Redeemable Stock) or to Nextel Partners or its Restricted Subsidiary, times

       - a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a Consolidated basis in accordance with generally accepted accounting principles.

    "CONSOLIDATED NET INCOME" and "CONSOLIDATED NET LOSS" mean, for any period, the net income or net loss, as the case may be, of Nextel Partners and its Restricted Subsidiaries for such period, all as determined on a Consolidated basis in accordance with generally accepted accounting principles, adjusted, to the extent included in calculating such net income or net loss, as the case may be, by excluding without duplication:

    - any after-tax gain or loss attributable to the sale, conversion or other disposition of assets other than in the ordinary course of business,

    - any after-tax gains resulting from the write-up of assets and any loss resulting from the write-down of assets,

    - any after-tax gain or loss on the repurchase or redemption of any securities (including in connection with the early retirement or defeasance of any Debt),

    - any foreign exchange gain or loss,

    - all payments in respect of dividends on shares of Preferred Capital Stock of Nextel Partners,

    - any other extraordinary, non-recurring or unusual items incurred by Nextel Partners or any Restricted Subsidiary,

    - the net income (or loss) of any Person acquired by Nextel Partners or any Restricted Subsidiary in a pooling-of-interests transaction for any period prior to the date of such transaction,

    - all income or losses of Unrestricted Subsidiaries and Persons (other than Subsidiaries) accounted for by Nextel Partners using the equity method of accounting, and

    - the net income (but not net loss) of any Restricted Subsidiary which is subject to any judgment, decree, order or governmental regulation which prevent the payment of dividends or the making of distributions to Nextel Partners but only to the extent of such restrictions.

    "CONSOLIDATED NET INCOME (LOSS)" means, for any period, Nextel Partners' Consolidated Net Income or Consolidated Net Loss for such period, as applicable.

    "CONSOLIDATED NET WORTH" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with generally accepted accounting principles, less amounts attributable to Redeemable Stock of such Person; PROVIDED that, with respect to Nextel Partners, no effect shall be given to adjustments following the Closing Date to the accounting books and records of Nextel Partners in accordance with Accounting Principles Board

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Opinions Nos. 16 and 17 (or successor opinions thereto) or otherwise resulting from the acquisition of control of Nextel Partners by another Person.

    "CONSOLIDATION" means the consolidation of the accounts of each of the Restricted Subsidiaries with those of Nextel Partners, if and to the extent that the accounts of each such Restricted Subsidiary would normally be consolidated with those of Nextel Partners in accordance with generally accepted accounting principles; PROVIDED, HOWEVER, that "Consolidation" shall not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of Nextel Partners or any Restricted Subsidiary in any Unrestricted Subsidiary shall be accounted for as an investment. The term "Consolidated" has a correlative meaning.

    "CREDIT FACILITY" means any credit facility (whether a term or revolving type or both), including the New Credit Facility) or letter of credit facility of the type customarily entered into with banks or any Hedging Agreement (as defined), between Nextel Partners and/or any of its Restricted Subsidiaries, on the one hand, and any banks or other lenders or affiliates thereof, on the other hand (and any renewals, refundings, extensions or replacements of any such credit facility), which credit facility is designated by Nextel Partners as a "Credit Facility" for purposes of the indenture, and shall include all such credit facilities in existence on the Closing Date whether or not so designated.

    "DEBT" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent:

    (1) every obligation of such Person for money borrowed, including without limitation, in each case, premium, interest (including interest accruing subsequent to the filing of, or which would have accrued but for the filing of, a petition for bankruptcy, whether or not such interest is an allowable claim in such bankruptcy proceeding), fees and expenses relating thereto,

    (2) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses,

    (3) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person,

    (4) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith),

    (5) every Capital Lease Obligation of such Person,

    (6) the maximum fixed redemption or repurchase price of Redeemable Stock of such Person at the time of determination plus accrued but unpaid dividends,

    (7) every obligation of such Person under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements of such Person (collectively, "Hedging Agreements"), and

    (8) every obligation of the type referred to in clauses (1) through (7) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or is liable, directly or indirectly, as obligor, Guarantor or otherwise.

    The amount of Debt of any Person issued with original issue discount is the face amount of such Debt less the unamortized portion of the original issue discount of such Debt at the time of its issuance as determined in conformity with generally accepted accounting principles, and money borrowed at the time of the Incurrence of any Debt in order to pre-fund the payment of interest on

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such Debt shall be deemed not to be "Debt." The amount of Debt represented by an obligation under an agreement referred to in clause (7) shall be equal to:

    - zero if such obligation has been Incurred under clause (5)(b) of the definition of Permitted Debt and

    - the notional amount of such obligation if it is not so incurred.

    "DEFAULT" means an event that is, or after notice or passage of time, or both, would be, an Event of Default.

    "DEFAULT AMOUNT" means, in respect of any note the principal amount payable in respect of the note at the Stated Maturity thereof.

    "DIRECTED INVESTMENT" by Nextel Partners or any of its Restricted Subsidiaries means any Investment for which the cash or property used for such Investment is received by Nextel Partners from the issuance and sale (other than to a Restricted Subsidiary) on or after February 24, 2000 of shares of its Capital Stock (other than any of the Preferred Stock), or any options, warrants or other rights to purchase such Capital Stock (other than any of the Preferred Stock) designated by Nextel Partners' Board of Directors as a "Directed Investment" to be used for one or more specified investments in the telecommunications business (including related activities and services) and is so designated and used at any time within 365 days after the receipt thereof; PROVIDED that the aggregate amount of any such Directed Investments may not at any time exceed fifty percent (50%) of the aggregate amount of such cash or property received by Nextel Partners on or after the date of the indenture from any such issuance and sale or capital contribution; and provided further that any proceeds from any such issuance or sale may not be used for such an Investment if such proceeds were, prior to being designated for use as a Directed Investment, used to make a Restricted Payment.

    "DISINTERESTED DIRECTOR" means, with respect to any proposed transaction between Nextel Partners and an Affiliate thereof, a member of Nextel Partners' Board of Directors who is not an officer or employee of Nextel Partners, would not be a party to, or have a financial interest in, such transaction and is not an officer, director or employee of, and does not have a financial interest in, such Affiliate. For purposes of this definition, no person would be deemed not to be a Disinterested Director solely because such person holds Capital Stock of Nextel Partners.

    "DLJMB" means DLJ Merchant Banking Partners II, L.P. and its Affiliates.

    "EXCHANGE NOTES" means the new notes of Nextel Partners that may be exchanged for the notes pursuant to a registration rights agreement.

    "FAIR MARKET VALUE" means, for purposes of clause (1) of the "Limitation on Consolidated Debt" covenant, the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by Nextel Partners' Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution, PROVIDED that:

    - the Fair Market Value of any security registered under the Exchange Act shall be the average of the closing prices, regular way, of such security for the 20 consecutive trading days immediately preceding the sale of Capital Stock and

    - in the event the aggregate Fair Market Value of any other property received by Nextel Partners exceeds $10 million, the Fair Market Value of such property shall be determined in good faith by Nextel Partners' Board of Directors, including a majority of the Disinterested Directors who are then members of such Board of Directors, which determination shall be conclusive if evidenced by a Board Resolution.

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    "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such
Person:

    - to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt,

    - to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt, or

    - to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and "Guaranteed," "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing);

PROVIDED, HOWEVER, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

    "INCUR" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume (pursuant to a merger, consolidation, acquisition or other transaction), Guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and "Incurrence" and "Incurred" shall have meanings correlative to the foregoing); PROVIDED, HOWEVER, that a change in generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that the accretion of original issue discount on Debt shall not be deemed to be an Incurrence of Debt. Debt otherwise Incurred by a Person before it becomes a Subsidiary of Nextel Partners shall be deemed to have been Incurred at the time it becomes such a Subsidiary.

    "INVESTMENT" by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution to (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person or the designation of a Subsidiary as an Unrestricted Subsidiary; PROVIDED that a transaction will not be an Investment to the extent it involves:

    - the issuance or sale by Nextel Partners of its Capital Stock (other than Redeemable Stock), including options, warrants or other rights to acquire such Capital Stock (other than Redeemable Stock),

    - a transfer, assignment or contribution by Nextel Partners of shares of Capital Stock (or any options, warrants or rights to acquire Capital Stock), or all or substantially all of the assets of, any Unrestricted Subsidiary of Nextel Partners to another Unrestricted Subsidiary of Nextel Partners, or

    - extensions of trade credit by Nextel Partners and its Restricted Subsidiaries on commercially reasonable terms in the ordinary course of business and consistent with their normal practice.

    "INVESTMENT GRADE" means a rating of at least BBB-, in the case of S&P, or Baa3, in the case of Moody's.

    "ITEMIZED EXECUTIVE" means any of the following individuals: (i) John Chapple; (ii) John Thompson; (iii) David Thaler; (iv) David Aas; (v) Perry Satterlee; and (vi) Mark Fanning.

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    "LICENSE EXCHANGE" means:

    - any exchange of Licenses between Nextel Partners and Nextel or any Affiliates of Nextel which Nextel Partners' Board of Directors determines in good faith, on the date of such exchange, are, in the aggregate, of at least equivalent value; provided, however, that the aggregate value of all such Licenses exchanged pursuant to this clause shall not exceed
      $25.0 million, or

    - any transaction pursuant to which Nextel Partners transfers certain of its Licenses to Nextel or any Affiliates of Nextel in exchange for Licenses from a third party, the purchase price for which was funded by Nextel or any Affiliates of Nextel; provided, however, that the aggregate value of all such Licenses exchanged pursuant to this clause shall not exceed
      $25.0 million.

    "LICENSES" means SMR licenses granted by the FCC that entitle the holder to use the radio channels covered thereby, subject to compliance with FCC rules and regulations, in connection with the SMR business.

    "LIEN" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

    "LIQUIDATED DAMAGES" means all liquidated damages then owing pursuant to section 5 of the registration rights agreement.

    "MARKETABLE SECURITIES" means:

    (1) securities either issued directly or fully guaranteed or insured by the government of the United States of America or any agency or instrumentality thereof having maturities of not more than one year;

    (2) time deposits and certificates of deposit, having maturities of not more than six months from the date of deposit, of any domestic commercial bank having capital and surplus in excess of $500 million and having outstanding long-term debt rated A or better (or the equivalent thereof) by S&P or Aaa or better (or the equivalent thereof) by Moody's;

    (3) commercial paper rated A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's, and in each case maturing within one year;

    (4) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above; and

    (5) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (1) through (4).

    "MOODY'S" means Moody's Investors Service, Inc. or, if Moody's Investors Service, Inc. shall cease rating debt securities having a maturity at original issuance of at least one year and such ratings business shall have been transferred to a successor Person, such successor Person; PROVIDED, HOWEVER, that if Moody's Investors Service, Inc. ceases rating debt securities having a maturity at original issuance of at least one year and its ratings business with respect thereto shall not have been transferred to any successor Person, then "Moody's" shall mean any other national recognized rating agency (other than S&P) that rates debt securities having a maturity at original issuance of at least one year and that shall have been designated by Nextel Partners by a written notice given to the trustee.

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    "NET PROCEEDS" means the aggregate cash proceeds received by Nextel Partners or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

    - the direct costs relating to such Asset Sale (including, without limitation, legal, accounting, appraisal, investment banking fees, and sales and brokerage commissions),

    - any relocation expenses incurred as a result thereof,

    - taxes paid or payable as a result thereof,

    - amounts required to be applied to the repayment of Debt secured by a Lien on the asset or assets that were the subject of such Asset Sale,

    - amounts required to be paid in order to obtain a necessary consent to such Asset Sale,

    - appropriate amounts to be provided by such Person or any Subsidiary thereof, as the case may be, as a reserve in accordance with generally accepted accounting principles against any liabilities associated with such assets that are the subject thereof, as the case may be, after such Asset Sale, including liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Sale, in each case, as conclusively determined by the board of directors of such Person.

    "NEW CREDIT FACILITY" means that certain credit agreement, dated as of January 29, 1999, as amended and restated in September 1999, by and among a subsidiary of Nextel Partners and a syndicate of banks and other financial institutions led by Donaldson, Lufkin & Jenrette Securities Corporation, as arranger, DLJ Capital Funding, as syndication agent and the Bank of Montreal, as administrative agent, governing a $175.0 million term loan facility, a $150 million term loan facility and a $100.0 million revolving credit facility, and Hedging Agreements with Persons that were lenders under the New Credit Facility (or were affiliates of such lenders) at the time such Hedging Agreements were entered into, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement, Hedging Agreements and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent or lenders and irrespective of any changes in the terms and conditions thereof.

    "OFFER TO PURCHASE" means a written offer (the "Offer") sent by Nextel Partners by first class mail, postage prepaid, to each holder at the address appearing in the security register maintained by the trustee (the "Security Register") on the date of the Offer offering to purchase the notes at the purchase price specified in such Offer (as determined pursuant to the indenture). Unless otherwise required by applicable law, the Offer will specify an expiration date (the "Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for purchase of notes within five Business Days after the Expiration Date. Nextel Partners will notify the trustee at least 15 days (or such shorter period as is acceptable to the trustee), prior to the mailing of the Offer of Nextel Partners' obligation to make an Offer to Purchase, and the Offer will be mailed by Nextel Partners or, at Nextel Partners' request, by the trustee, in the name and at the expense of Nextel Partners. The Offer will contain information concerning the business of Nextel Partners and its Subsidiaries which, at a minimum, will include:

    (1) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee pursuant to the indenture (which requirements may be satisfied by delivery of such documents together with the Offer),

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    (2) a description of material developments in Nextel Partners' business subsequent to the date of the latest of such financial statements referred to in clause (1) (including a description of the events requiring Nextel Partners to make the Offer to Purchase),

    (3) if required under applicable law, pro forma financial information concerning, among other things, the Offer to Purchase and the events requiring Nextel Partners to make the Offer to Purchase and

    (4) any other information required by applicable law to be included therein.

    The Offer will contain all instructions and materials necessary to enable such holders to tender their notes pursuant to the Offer to Purchase.

    The Offer shall also state:

    - the section of the indenture pursuant to which the Offer to Purchase is being made;

    - the Expiration Date and the Purchase Date;

    - the aggregate principal amount of the outstanding notes offered to be purchased by Nextel Partners pursuant to the Offer to Purchase (the "Purchase Amount");

    - the purchase price to be paid by Nextel Partners for each $1,000 principal amount of notes accepted for payment (as specified pursuant to the indenture) (the "Purchase Price");

    - that the holder may tender all or any portion of the notes registered in the name of such holder and that any portion of notes tendered must be tendered in an integral multiple of $1,000 of principal amount;

    - the place or places where the notes are to be surrendered for tender pursuant to the Offer to Purchase;

    - that interest, if any, on any notes not tendered or tendered but not purchased by Nextel Partners pursuant to the Offer to Purchase will continue to accrue;

    - that on the Purchase Date the Purchase Price will become due and payable upon each note being accepted for payment pursuant to the Offer to Purchase;

    - that each holder electing to tender notes pursuant to the Offer to Purchase will be required to surrender such notes at the place or places Nextel Partners or the trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to Nextel Partners and the trustee duly executed by the holder thereof or his attorney duly authorized in writing);

    - that holders will be entitled to withdraw all or any portion of the notes tendered if Nextel Partners (or its Paying Agent) receives, not later than the close of business on the Expiration Date, a facsimile transmission or letter setting forth the name of the holder, the principal amount of the notes the holder tendered, the certificate number of the notes the holder tendered and a statement that such holder is withdrawing all or a portion of his tender;

    - that Nextel Partners will purchase all such notes duly tendered and not withdrawn pursuant to the Offer to Purchase; and

    - that in the case of any holder whose notes are purchased only in part, Nextel Partners will execute, and the trustee will authenticate and deliver to the holder of such notes without service charge, new notes of any authorized denomination as requested by such holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the aggregate principal amount of the notes so tendered.

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    Any Offer to Purchase will be governed by and effected in accordance with the Offer for such Offer to Purchase.

    "OFFICERS' CERTIFICATE" means a certificate signed by the Chairman of the Board, the President or Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary, or an Assistant Secretary, of Nextel Partners, and delivered to the trustee.

    "OPERATING CASH FLOW" means, for any fiscal quarter:

    - Nextel Partners' Consolidated Net Income (Loss) plus depreciation, amortization and other non-cash charges in respect thereof for such fiscal quarter, plus

    - all amounts deducted in calculating Consolidated Net Income (Loss) for such fiscal quarter in respect of Consolidated Interest Expense, and all income taxes, whether or not deferred, applicable to such income period, all as determined on a Consolidated basis in accordance with generally accepted accounting principles. For purposes of calculating Operating Cash Flow for the fiscal quarter most recently completed for which financial statements are available prior to any date on which an action is taken that requires a calculation of the Operating Cash Flow to Consolidated Interest Expense Ratio or Consolidated Debt to Annualized Cash Flow Ratio:

       (A) any Person that is a Restricted Subsidiary on such date (or would become a Restricted Subsidiary in connection with the transaction that requires the determination of such ratio) will be deemed to have been a Restricted Subsidiary at all times during such fiscal quarter,

       (B) any Person that is not a Restricted Subsidiary on such date (or would cease to be a Restricted Subsidiary in connection with the transaction that requires the determination of such ratio) will be deemed not to have been a Restricted Subsidiary at any time during such fiscal quarter, and

       (C) if Nextel Partners or any Restricted Subsidiary shall have in any manner acquired (including through commencement of activities constituting such operating business) or disposed (including through termination or discontinuance of activities constituting such operating business) of any operating business during or subsequent to the most recently completed fiscal quarter, such calculation will be made on a pro forma basis on the assumption that such acquisition or disposition had been completed on the first day of such completed fiscal quarter and may give effect to projected quantifiable improvements in operating results (on an annualized basis) due to cost reductions calculated in accordance with Regulation S-X of the Securities Act and evidenced by:

           (x) in the case of cost reductions of less than $10.0 million, an Officers' Certificate delivered to the trustee, and

           (y) in the case of cost reductions of $10.0 million or more, a resolution of Nextel Partners' Board of Directors set forth in an Officers' Certificate delivered to the trustee.

    "PAYING AGENT" means any Person authorized by Nextel Partners to pay the principal of (and premium, if any) or interest on any notes on behalf of Nextel Partners.

    "PERMITTED DEBT" means:

    (1) any Debt (including Guarantees thereof) outstanding on the Closing Date (including the old notes and the new notes) and any accretion of original issue discount and accrual of interest with respect to such Debt;

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    (2) any additional Debt outstanding under a Credit Facility in aggregate principal amount at any one time outstanding under this clause not to exceed $325.0 million in the aggregate for all such credit facilities, less permanent repayments of Debt under such Credit Facilities made by Nextel Partners or any of its Restricted Subsidiaries pursuant to the covenant described above under the caption "Asset Sales";

    (3) any Vendor Financing Debt in an aggregate principal amount outstanding at any time not to exceed $100.0 million;

    (4) Debt to Nextel Partners or to any Restricted Subsidiary; provided that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Debt (other than to Nextel Partners or another Restricted Subsidiary) will be deemed, in each case, to constitute an Incurrence of such Debt not permitted by this clause;

    (5) Debt:

        (a) in respect of performance, surety or appeal bonds or bankers' acceptances provided in the ordinary course of business,

        (b) under foreign currency hedge, foreign currency exchange, interest rate swap or similar agreements; PROVIDED that such agreements:

           (A) are designed solely to protect Nextel Partners or its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and

           (B) do not increase the Debt of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; and

        (c) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of Nextel Partners or any Restricted Subsidiary pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Debt Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by Nextel Partners or any Restricted Subsidiary in connection with such disposition;

    (6) renewals, refundings or extensions of any Debt referred to in clause (1) or (3) above or (8) below or Incurred pursuant to clause (2) under the caption "Limitation on Consolidated Debt" and any renewals, refundings or extensions thereof, plus:

        (a) the amount of any premium reasonably determined by Nextel Partners as necessary to accomplish such renewal, refunding or extension and

        (b) such other fees and expenses of Nextel Partners reasonably incurred in connection with the renewal, refunding or extension, provided that such renewal, refunding or extension shall constitute Permitted Debt only:

           (A) to the extent that it does not result in an increase in the aggregate principal amount (or, if such Debt provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, in an amount not greater than such lesser amount) of such Debt (except as permitted by paragraphs (a) or (b) above), and

           (B) to the extent such renewed, refunded or extended Debt does not have a mandatory redemption date prior to the mandatory redemption date of the Debt being

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       renewed, refunded or extended or have an Average Life shorter than the remaining Average Life of the Debt being renewed, refunded or extended;

    (7) Debt payable solely in, or mandatorily convertible into, Capital Stock (other than Redeemable Stock) of Nextel Partners;

    (8) all new notes issued pursuant to the terms of the registration rights agreement for the notes;

    (9) Debt (in addition to Debt permitted under clauses (1) through (8) above) in an aggregate principal amount outstanding at any time not to exceed $50.0 million.

    In the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness specified in the above clauses (1) through (9), Nextel Partners shall have the right, at any time in its sole discretion, to classify such item as one of the types and shall only be required to include such item under the clause permitting such Indebtedness as so classified.

    "PERMITTED DISTRIBUTION" of a Person means:

    - the exchange by such Person of Capital Stock (other than Redeemable Stock) for outstanding Capital Stock; and

    - the redemption, repurchase, defeasance or other acquisition or retirement for value of Debt of Nextel Partners that is subordinate in right of payment to the notes, in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the proceeds of a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of, either:

        (a) Capital Stock of Nextel Partners (other than Redeemable Stock) or

        (b) Debt of Nextel Partners that is subordinate in right of payment to the notes on subordination terms no less favorable to the holders of the notes in their capacities as such than the subordination terms (or other arrangement) applicable to the Debt that is redeemed, repurchased, defeased or otherwise acquired or retired for value, PROVIDEDthat, such new Debt does not mature prior to the Stated Maturity or have a mandatory redemption date prior to the mandatory redemption date of the Debt being redeemed, repurchased, defeased or otherwise acquired or retired for value or have an Average Life shorter than the remaining Average Life of the Debt being redeemed, repurchased, defeased or otherwise acquired or retired for value.

    "PERMITTED HOLDER" means each of:

    (1) Nextel Communications, Inc., and any entity or entities controlled by, directly or indirectly, Nextel Communications, Inc.

    (2) Craig O. McCaw and any entity or entities:

        (A) controlled, directly or indirectly, by Craig O. McCaw or the estate of Craig O. McCaw and

        (B) a majority of the equity interests of which are owned, directly or indirectly, by Craig O. McCaw and his family, his brothers and estates of, or trusts for the primary benefit of, the foregoing persons,

    (3) Motorola, Inc.,

    (4) DLJMB, and any of their respective Affiliates and the respective successors (by merger, consolidation, transfer or otherwise) to all or substantially all of the respective businesses and assets of any of the foregoing, and

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    (5) any "person" or "group" (as such terms are used in Section 13(d) and
14(d) of the Exchange Act) controlled by one or more persons identified in clauses (1) through (4) of this definition.

    "PERMITTED INVESTMENT" means any Investment in Marketable Securities or a Permitted Joint Venture.

    "PERMITTED JOINT VENTURE" means any joint venture entered into by Nextel Partners or any of its Restricted Subsidiaries with a third party:

    - for the purpose of financing the acquisition or lease of telecommunications towers for use in the Nextel Partners' markets; provided that the aggregate value of all assets contributed by Nextel Partners or any of its Restricted Subsidiaries to any joint venture pursuant to this clause shall not exceed $15.0 million (as determined in good faith by Nextel Partners' Board of Directors) or

    - in which Nextel Partners or any of its Restricted Subsidiaries: is responsible for the managerial control of such joint venture and owns at least 40% of the outstanding Capital Stock of such joint venture; provided that such joint venture, together with all other Permitted Joint Ventures described in this clause, does not cover or service more than 10.0% of the POPs (computed by including only a percentage of the total POPs equal to Nextel Partners' percentage ownership in that joint venture) covered by Nextel Partners at the date of determination (as determined in good faith by the board of directors).

    "PERMITTED LIENS" means:

    (1) Liens securing Debt or other monetary obligations under a Credit Facility to the extent the principal amount of such obligations was permitted by the terms of the indenture to be Incurred;

    (2) Liens in favor of Nextel Partners or a Wholly Owned Restricted
Subsidiary;

    (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Nextel Partners or any Subsidiary of Nextel Partners; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Nextel Partners;

    (4) Liens on property existing at the time of acquisition thereof by Nextel Partners or any Subsidiary of Nextel Partners, provided that such Liens were in existence prior to the contemplation of such acquisition;

    (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

    (6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (3) of the definition of "Permitted Debt";

    (7) Liens existing on the date of the indenture;

    (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, PROVIDED that any reserve or other appropriate provision as will be required to be in conformity with generally accepted accounting principles shall have been made therefor;

    (9) Liens (including zoning restrictions, servitudes, easements and rights-of-way) incurred in the ordinary course of business of Nextel Partners or any Subsidiary that:

        (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and

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        (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by Nextel Partners or such Subsidiary;

    (10) Liens of a lessor under a lease (other than a capitalized lease);

    (11) Liens not otherwise permitted by the foregoing clauses (1) through
(7) securing Debt in an aggregate amount not to exceed 5% of Nextel Partners' consolidated tangible assets; and

    (12) Liens to secure Debt incurred to refinance, in whole or in part, Debt secured by any Lien referred to in the foregoing clauses (1), (3), (4), (5) or this clause (12) so long as such Lien does not extend to any other property (other than improvements and accessions to the original property) and the principal amount of Debt so secured is not increased except as otherwise permitted by the indenture.

    "PERMITTED TRANSACTION" means:

    - any transaction pursuant to written agreements existing on the Closing Date and described in or incorporated by reference into this offering memorandum,

    - any transaction or transactions with any vendor or vendors (other than Motorola) of property or materials used in the telecommunications business (including related activities and services) of Nextel Partners or any Restricted Subsidiary, provided such transactions are in the ordinary course of business and such vendor does not beneficially own more than 10% of the voting power of the Voting Stock of Nextel Partners,

    - any amendment, modification or other change to the purchase agreement between Nextel Partners and Motorola, dated as of January 29, 1999 and as amended on September 9, 1999, or any other similar agreement with Motorola that has been approved by a majority of the Disinterested Directors of Nextel Partners,

    - agreements and transactions contemplated by the joint venture agreement entered into by and among Nextel Partners and Nextel and their respective Subsidiaries as of January 29, 1999, as amended,

    - any License Exchange, and

    - any issuance of equity by Nextel Partners (other than Redeemable Stock).

    "PERSON" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

    "POP" means the population equivalents as estimated by Nextel Partners by extrapolation from the 1990 or 2000 U.S. Census and other publicly available information.

    "PREFERRED CAPITAL STOCK," as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

    "PREFERRED STOCK" means Nextel Partners' Series B redeemable preferred stock.

    "REDEEMABLE STOCK" of any Person means any Capital Stock of such Person that by its terms or otherwise is:

    (1) required to be redeemed prior to the Stated Maturity of the notes,

    (2) redeemable at the option of the holder thereof at any time prior to the Stated Maturity of the notes, or

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    (3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Debt having a scheduled maturity prior to the Stated Maturity of the notes; PROVIDED that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of a "change of control" occurring prior to the Stated Maturity of the notes shall not constitute Redeemable Stock if the "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in the "Change of Control" covenant described herein and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to Nextel Partners' repurchase of such notes as are required to be repurchased pursuant to the covenant described under the caption "Change of Control."

    "REQUIRED CONSENT" means except as otherwise expressly provided in the indenture with respect to matters requiring the consent of each holder of notes affected thereby, the consent of holders of not less than a majority in aggregate principal amount at Stated Maturity of the notes.

    "RESTRICTED SUBSIDIARY" means any Subsidiary of Nextel Partners, whether existing on the Closing Date or created subsequent thereto, designated from time to time by the Board of Directors as (or otherwise deemed to be) a "Restricted Subsidiary" in accordance with the covenant described under the caption "Restricted Subsidiaries."

    "S&P" means Standard & Poor's Ratings Services or, if Standard & Poor's Ratings Services shall cease rating debt securities having a maturity at original issuance of at least one year and such ratings business shall have been transferred to a successor Person, such successor Person; PROVIDED, HOWEVER, that if Standard & Poor's Ratings Services ceases rating debt securities having a maturity at original issuance of at least one year and its ratings business with respect thereto will not have been transferred to any successor Person, then "S&P" will mean any other nationally recognized rating agency (other than Moody's) that rates debt securities having a maturity at original issuance of at least one year and that will have been designated by Nextel Partners by a written notice given to the trustee.

    "SPECIALIZED MOBILE RADIO" or "SMR" means a mobile radio communications system that is operated as described in this offering memorandum:

    "STATED MATURITY," when used with respect to any Debt security or any installment of interest thereon, means the date specified in such Debt security as the fixed date on which the principal of such Debt security or such installment of interest is due and payable.

    "SUBSIDIARY" of any Person means:

    - a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or

    - any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

    "TOTAL COMMON EQUITY" of any Person means, as of any day of determination (and as modified for purposes of the definition of "Change of Control"), the product of:

    (1) the aggregate number of outstanding primary shares of Common Stock of such Person on such day (which will not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of such Person) and

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    (2) the average Closing Price of such Common Stock over the 20 consecutive
Trading Days immediately preceding such day.

    If no such Closing Price exists with respect to shares of any such class, the value of such shares for purposes of clause (2) of the preceding sentence shall be determined by Nextel Partners' Board of Directors in good faith and evidenced by a Board Resolution.

    "TOTAL INVESTED CAPITAL" means at any time of determination, the sum of, without duplication:

    - the total amount of equity contributed to Nextel Partners as of January 29, 1999 (being $183.2 million), plus

    - the aggregate net cash proceeds received by Nextel Partners from capital contributions or the issuance or sale of Capital Stock (other than Redeemable Stock but including Capital Stock issued upon the conversion of convertible Debt or from the exercise of options, warrants or rights to purchase Capital Stock (other than Redeemable Stock)), including cash payments under the Committed Capital Contribution, subsequent to January 29, 1999, other than to a Restricted Subsidiary, PLUS

    - the aggregate net cash proceeds received by Nextel Partners or any Restricted Subsidiary from the sale, disposition or repayment of any Investment made after January 29, 1999 and constituting a Restricted Payment in an amount equal to the lesser of: the return of capital with respect to such Investment and the initial amount of such Investment, in either case, less the cost of the disposition of such Investment, PLUS

    - an amount equal to the Consolidated net Investment (as of the date of determination) Nextel Partners and/or any of its Restricted Subsidiaries has made in any Subsidiary that has been designated as an Unrestricted Subsidiary after January 29, 1999 upon its redesignation as a Restricted Subsidiary in accordance with the covenant described above under the caption "Restricted Subsidiaries," PLUS

    - Consolidated Debt,

    MINUS

    - the aggregate amount of all Restricted Payments declared or made on or after January 29, 1999.

    "TRADING DAY" with respect to a securities exchange or automated quotation system means a day on which such exchange or system is open for a full day of trading.

    "TRUSTEE" means the trustee under the indenture.

    "U.S. GOVERNMENT OBLIGATION" means:

    - any security which is: a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, is not callable or redeemable at the option of the issuer thereof, and

    - any depository receipt issued by a bank (as defined in the Securities Act) as custodian with respect to any U.S. Government Obligation and held by such bank for the account of the holder of such depository receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held, PROVIDEDthat (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the

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      custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depository receipt.

    "UNRESTRICTED SUBSIDIARY" means any Subsidiary that is not a Restricted Subsidiary and includes any Restricted Subsidiary that becomes an Unrestricted Subsidiary in accordance with the covenant described above under the caption "Restricted Subsidiaries."

    "VENDOR FINANCING DEBT" means any Debt owed to:

    - a vendor or supplier of any property or materials used by Nextel Partners or its Restricted Subsidiaries in their telecommunications business,

    - any Affiliate of such a vendor or supplier,

    - any assignee of such a vendor, supplier or Affiliate of such a vendor or supplier, or

    - a bank or other financial institution that has financed or refinanced the purchase of such property or materials from such a vendor, supplier, Affiliate of such a vendor or supplier or assignee of such a vendor or supplier; provided that the aggregate amount of such Debt does not exceed the sum of: the purchase price of such property or materials (including transportation, installation, warranty and testing charges, as well as applicable taxes paid, in respect of such property or materials), the cost of design, development, site acquisition and construction, any interest or other financing costs accruing or otherwise payable in respect of the foregoing, and the cost of any services provided by such vendor, supplier or Affiliate of such vendor or supplier.

    "VOTING STOCK" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

    "WHOLLY OWNED RESTRICTED SUBSIDIARY" of Nextel Partners means a Restricted Subsidiary all of the outstanding Capital Stock of which (other than directors' qualifying shares) is at the time owned by Nextel Partners or by one or more Wholly Owned Restricted Subsidiaries or by Nextel Partners and one or more Wholly Owned Restricted Subsidiaries.

EVENTS OF DEFAULT

    The following will be Events of Default under the indenture:

    (1) failure to pay principal of (or premium, if any, on) any notes when due;

    (2) failure to pay any interest on any notes when due, continued for 30 days;

    (3) default in the payment of principal and interest on notes required to be purchased pursuant to an Offer to Purchase as described under "Covenants--Change of Control" when due and payable, or failure to make an Offer to Purchase as required thereunder;

    (4) failure to perform or comply with the provisions described under "Covenants--Merger, Sales of Assets, Etc.";

    (5) failure to perform any other covenant or agreement of Nextel Partners under the indenture or the notes continued for 60 days after written notice to Nextel Partners by the trustee or holders of at least 25% in aggregate principal amount of the outstanding notes;

    (6) failure to pay when due the principal of, or acceleration of, any Debt of Nextel Partners or any Restricted Subsidiary having an outstanding principal amount of at least $25 million, individually or in the aggregate;

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    (7) the rendering of a final judgment or judgments (not subject to appeal)
for the payment of money against Nextel Partners or any Restricted Subsidiary in an aggregate amount in excess of $25 million which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal all such judgments has expired; and

    (8) certain events of bankruptcy, insolvency or reorganization affecting Nextel Partners or any Restricted Subsidiary. (Section 5.01)

    Subject to the provisions of the indenture relating to the duties of the trustee in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders shall have offered to the trustee reasonable indemnity. (Section 6.03) Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. The trustee may refuse, however, to follow any direction that the trustee, in its sole discretion, determines may be unduly prejudicial to the rights of another holder or that may subject the trustee to any liability or expense if the trustee determines, in its sole discretion, that it lacks indemnification against such loss or expense. (Section 5.12)

    If an Event of Default (other than an Event of Default described in clause (8) above) occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may accelerate the maturity of all notes; PROVIDED, HOWEVER, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount at maturity of outstanding notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived as provided in the indenture. If an Event of Default specified in clause (8) above occurs, the outstanding notes will ipso facto become immediately due and payable without any declaration or other act on the part of the trustee or any holder. (Section 5.02) For information as to waiver of defaults, see "Modification and Waiver."

    No holder of any note will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder, unless such holder has previously given to the trustee written notice of a continuing Event of Default and unless also the holders of a majority in aggregate principal amount of the outstanding notes have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. (Section 5.07) However, such limitations do not apply to a suit instituted by a holder of a note for enforcement of payment of the principal of and premium, if any, or interest on such note on or after the respective due dates expressed in such note.
(Section 5.08)

    The indenture provides that if a Default occurs and is continuing, generally the trustee must, within 90 days after the occurrence of such Default, give to the holders notice of such Default. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal of, premium, if any or interest) if it determines that withholding notice is in their interest; PROVIDED, HOWEVER, that in the case of any default of a character specified in clause (5) above, no such notice to holders shall be given until at least
30 days after the occurrence thereof. (Section 6.02)

    Nextel Partners will be required to furnish to the trustee annually a statement as to the performance by Nextel Partners of certain of its obligations under the indenture and Nextel Partners is required upon becoming aware of any Default or Event of Default to deliver to the trustee a statement specifying such Default or Event of Default. (Section 10.17)

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SATISFACTION AND DISCHARGE OF THE INDENTURE

    The indenture will cease to be of further effect as to all outstanding notes except as to:

    (1) rights of registration of transfer and exchange and Nextel Partners' right of optional redemption,

    (2) substitution of apparently mutilated, defaced, destroyed, lost or stolen notes,

    (3) rights of holders to receive payment of principal of and premium, if any, and interest on the notes,

    (4) rights, obligations and immunities of the trustee under the indenture, and

    (5) rights of the holders of the notes as beneficiaries of the indenture with respect to any property deposited with the trustee payable to all or any of them), if:

        (a) Nextel Partners will have paid or caused to be paid the principal of and premium, if any, and interest on the notes as and when the same will have become due and payable or

        (b) all outstanding notes (except lost, stolen or destroyed notes which have been replaced or paid) have been delivered to the trustee for cancellation. (Section 4.01)

DEFEASANCE

    The indenture will provide that, at the option of Nextel Partners:

    (1) if applicable, Nextel Partners will be discharged from any and all obligations in respect of the outstanding notes or

    (2) if applicable, Nextel Partners may omit to comply with certain restrictive covenants, and that such omission shall not be deemed to be an Event of Default under the indenture and the notes, in either case (1) or (2) upon irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations which will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent certified public accountants to pay the principal of each installment of interest, if any, on the outstanding notes. With respect to clause (2), the obligations under the indenture other than with respect to such covenants and the Events of Default other than the Events of Default relating to such covenants above shall remain in full force and effect. Such trust may only be established if, among other things:

        (a) with respect to clause (1), Nextel Partners has received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of counsel provides that holders of the notes will not recognize gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur; or, with respect to clause (2), Nextel Partners has delivered to the trustee an opinion of counsel to the effect that the holders of the notes will not recognize gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur;

        (b) no Default or Event of Default will have occurred or be continuing;

        (c) the deposit shall not cause the trustee or the trust so created to be subject to the Investment Company Act of 1940, as amended; and

        (d) certain other customary conditions precedent are satisfied. (Section 12.04)

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MODIFICATION AND WAIVER

    Modifications and amendments of the indenture may be made by Nextel Partners and the trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding notes; PROVIDED, HOWEVER, that no such modification or amendment may, without the consent of the holder of each outstanding note affected thereby:

    - change the due date of the principal of, or any installment of interest on, any note;

    - reduce the principal amount of, or the premium or interest on, any note;

    - change the place or currency of payment of principal of, or premium or interest on, any note;

    - impair the right to institute suit for the enforcement of any payment on or with respect to any note;

    - waive a default in the payment of, or the premium or interest on, any note;

    - reduce the above stated percentage of outstanding notes necessary to modify or amend the indenture;

    - reduce the percentage of aggregate principal amount of outstanding notes necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

    - following the mailing of any Offer to Purchase and until the Expiration Date of that Offer to Purchase, modify any Offer to Purchase for the notes required under the "Limitation on Asset Dispositions" and the "Change of Control" covenants contained in the indenture in a manner materially adverse to the holders of the notes. (Section 9.02)

    Notwithstanding the foregoing, without the consent of any holder of notes, Nextel Partners and the trustee may amend or supplement the indenture or the notes:

    - to cure any ambiguity, defect or inconsistency,

    - to provide for uncertificated notes in addition to or in place of certificated notes,

    - to provide for the assumption of Nextel Partners' obligations to holders of notes in the case of a merger or consolidation,

    - to make any change that would provide any additional rights or benefits to holders of notes or that does not adversely affect the legal rights under the indenture of any such holder, or

    - to comply with requirements of the SEC in order to maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.01)

    The holders of a majority in aggregate principal amount of the outstanding notes, on behalf of all holders of notes, may waive compliance by Nextel Partners with certain restrictive provisions of the indenture. (Section 10.18) Subject to certain rights of the trustee, as provided in the indenture, the holders of a majority in aggregate principal amount of the outstanding notes, on behalf of all holders of notes, may waive any past default under the indenture, except a default in the payment of principal, premium or interest or a default arising from failure to purchase any note tendered pursuant to an Offer to Purchase. (Section 5.13)

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NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

    No director, officer, employee, incorporator or stockholder of Nextel Partners, as such, will have any liability for any obligations of Nextel Partners under the notes or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the commission that such waiver is against public policy.

GOVERNING LAW

    The indenture and the notes will be governed by the laws of the State of New York.

THE TRUSTEE

    The indenture provides that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an Event of Default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.
(Section 6.01)

    The indenture and provisions of the Trust Indenture Act, incorporated by reference in the indenture, contain limitations on the rights of the trustee, should it become a creditor of Nextel Partners, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with Nextel Partners or any Affiliate, PROVIDED, HOWEVER, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict or resign. (Sections 6.08 and 6.13)

BOOK-ENTRY; DELIVERY AND FORM

    The new notes initially will be in the form of one or more registered global notes without interest coupons (collectively, the "Global Notes"). Upon issuance, the Global Notes will be deposited with the Trustee, as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee for credit to the accounts of DTC's Direct and Indirect Participants (as defined below).

    Beneficial interests in all Global Notes and all Certificated Notes (as defined below), if any, will be subject to certain restrictions on transfer and will bear a restrictive legend as described under "Notice to Investors." In addition, transfer of beneficial interests in any Global Notes will be subject to the applicable rules and procedures of DTC and its Direct or Indirect Participants (including, if applicable, those of the Euroclear System ("Euroclear") and Clearstream Banking ("Clearstream")), which may change from time to time.

    The Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee in certain limited circumstances. Beneficial interests in the Global Notes may be exchanged for notes in certificated form in certain limited circumstances. See "--Transfers of Interests in Global Notes for Certificated Notes."

    Initially, the Trustee will act as Paying Agent and Registrar. The notes may be presented for registration of transfer and exchange at the offices of the Registrar.

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DEPOSITARY PROCEDURES

    DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Direct Participants") and to facilitate the clearance and settlement of transactions in those securities between Direct Participants through electronic book-entry changes in accounts of Participants. The Direct Participants include securities brokers and dealers (including the Initial Purchaser), banks, trust companies, clearing corporations and certain other organizations, including Euroclear and Clearstream. Access to DTC's system is also available to other entities that clear through or maintain a direct or indirect, custodial relationship with a Direct Participant (collectively, the "Indirect Participants").

    DTC has advised the Company that, pursuant to DTC's procedures, (i) upon deposit of the Global Notes, DTC will credit the accounts of the Direct Participants designated by the Initial Purchaser with portions of the principal amount of the Global Notes that have been allocated to them by the Initial Purchaser, and (ii) DTC will maintain records of the ownership interests of such Direct Participants in the Global Notes and the transfer of ownership interests by and between Direct Participants. DTC will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, Indirect Participants or other owners of beneficial interests in the Global Notes. Direct Participants and Indirect Participants must maintain their own records of the ownership interests of, and the transfer of ownership interests by and between, Indirect Participants and other owners of beneficial interests in the Global Notes.

    Investors in the Global Notes may hold their interests therein directly through DTC if they are Direct Participants in DTC or indirectly through organizations that are Direct Participants in DTC.

    The laws of some states in the United States require that certain persons take physical delivery in definitive, certificated form, of securities that they own. This may limit or curtail the ability to transfer beneficial interests in a Global Note to such persons. Because DTC can act only on behalf of Direct Participants, which in turn act on behalf of Indirect Participants and others, the ability of a person having a beneficial interest in a Global Note to pledge such interest to persons or entities that are not Direct Participants in DTC, or to otherwise take actions in respect of such interests, may be affected by the lack of physical certificates evidencing such interests. For certain other restrictions on the transferability of the notes see "--Transfers of Interests in Global Notes for Certificated Notes."

    Except as described in "--Transfers of Interests in Global Notes for Certificated Notes," owners of beneficial interests in the Global Notes will not have Notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the indenture for any purpose.

    Under the terms of the indenture, the Company and the Trustee will treat the persons in whose names the notes are registered (including notes represented by Global Notes) as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal, premium, Liquidated Damages, if any, and interest on Global Notes registered in the name of DTC or its nominee will be payable by the Trustee to DTC or its nominee as the registered holder under the indenture. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any Direct Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Direct Participant's or Indirect Participant's records relating to the beneficial ownership interests in any Global Note or (ii) any other matter relating to the actions and practices of DTC or any of its Direct Participants or Indirect Participants.

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
    DTC has advised the Company that its current payment practice (for payments of principal, interest and the like) with respect to securities such as the notes is to credit the accounts of the relevant Direct Participants with such payment on the payment date in amounts proportionate to such Direct Participant's respective ownership interests in the Global Notes as shown on DTC's records. Payments by Direct Participants and Indirect Participants to the beneficial owners of the notes will be governed by standing instructions and customary practices between them and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or its Direct Participants or Indirect Participants in identifying the beneficial owners of the notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the notes for all purposes.

    The Global Notes will trade in DTC's Same-Day Funds Settlement System and, therefore, transfers between Direct Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in immediately available funds. Transfers between Indirect Participants (other than Indirect Participants who hold an interest in the notes through Euroclear or Clearstream) who hold an interest through a Direct Participant will be effected in accordance with the procedures of such Direct Participant but generally will settle in immediately available funds. Transfers between and among Indirect Participants who hold interests in the notes through Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

    Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between Direct Participants in DTC, on the one hand, and Indirect Participants who hold interests in the notes through Euroclear or Clearstream, on the other hand, will be effected by Euroclear's or Clearstream's respective Nominee through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream; however, delivery of instructions relating to crossmarket transactions must be made directly to Euroclear or Clearstream, as the case may be, by the counterparty in accordance with the rules and procedures of Euroclear or Clearstream and within their established deadlines (Brussels time for Euroclear and UK time for Clearstream). Indirect Participants who hold interest in the notes through Euroclear and Clearstream may not deliver instructions directly to Euroclear's or Clearstream's Nominee. Euroclear or Clearstream will, if the transaction meets its settlement requirements, deliver instructions to its respective Nominee to deliver or receive interests on Euroclear's or Clearstream's behalf in the relevant Global Note in DTC, and make or receive payment in accordance with normal procedures for same-day fund settlement applicable to DTC.

    Because of time zone differences, the securities accounts of an Indirect Participant who holds an interest in the notes through Euroclear or Clearstream purchasing an interest in a Global Note from a Direct Participant in DTC will be credited, and any such crediting will be reported to Euroclear or Clearstream during the European business day immediately following the settlement date of DTC in New York. Although recorded in DTC's accounting records as of DTC's settlement date in New York, Euroclear and Clearstream customers will not have access to the cash amount credited to their accounts as a result of a sale of an interest in a Global Note to a DTC Participant until the European business day for Euroclear or Clearstream immediately following DTC's settlement date.

    DTC has advised the Company that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Direct Participants to whose account interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the notes to which such Direct Participant or Direct Participants has or have given direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange Global Notes (without the direction of one or more of its Direct Participants) for legended notes in certificated form, and to distribute such certificated forms of notes to its Direct Participants. See "--Transfers of Interests in Global Notes for Certificated Notes."

    Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among Direct Participants, including Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Initial Purchaser or the Trustee shall have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective Direct and Indirect Participants of their respective obligations under the rules and procedures governing any of their operations.

    The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

TRANSFERS OF INTERESTS IN GLOBAL NOTES FOR CERTIFICATED NOTES

    An entire Global Note may be exchanged for definitive notes in registered, certificated form without interest coupons ("Certificated Notes") if (i) DTC
(x) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes and the Company thereupon fails to appoint a successor depositary within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes or
(iii) there shall have occurred and be continuing a Default or an Event of Default with respect to the notes. In any such case, the Company will notify the Trustee in writing that, upon surrender by the Direct and Indirect Participants of their interest in such Global Note, Certificated Notes will be issued to each person that such Direct and Indirect Participants and the DTC identify as being the beneficial owner of the related notes.

    Beneficial interests in Global Notes held by any Direct or Indirect Participant may be exchanged for Certificated Notes upon request to DTC, by such Direct Participant (for itself or on behalf of an Indirect Participant), to the Trustee in accordance with customary DTC procedures. Certificated Notes delivered in exchange for any beneficial interest in any Global Note will be registered in the names, and issued in any approved denominations, requested by DTC on behalf of such Direct or Indirect Participants (in accordance with DTC's customary procedures).

    In all cases described herein, such Certificated Notes will bear the restrictive legend referred to in "Notice to Investors," unless the Company determines otherwise in compliance with applicable law.

    Neither the Company nor the Trustee will be liable for any delay by the holder of any Global Note or DTC in identifying the beneficial owners of notes, and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of the Global Note or DTC for all purposes.

TRANSFERS OF CERTIFICATED NOTES FOR INTERESTS IN GLOBAL NOTES

    Certificated Notes may only be transferred if the transferor first delivers to the Trustee a written certificate (and, in certain circumstances, an opinion of counsel) confirming that, in connection with such transfer, it has complied with the restrictions on transfer described under "Notice to Investors."

SAME DAY SETTLEMENT AND PAYMENT

    The indenture will require that payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available same day funds to the accounts specified by the holder of

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
interests in such Global Note. With respect to Certificated Notes, the Company will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available same day funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. The Company expects that secondary trading in the Certificated Notes will also be settled in immediately available funds.

                       DESCRIPTION OF OTHER INDEBTEDNESS

14% SENIOR DISCOUNT NOTES

    In January 1999, we sold $800 million aggregate principal amount at maturity 14% senior discount notes due February 1, 2009. The senior discount notes were issued at a discount to their aggregate principal amount at maturity and generated aggregate gross proceeds to us of approximately $406 million. In
July 1999 the senior discount notes were exchanged by us for registered notes having the same financial terms and covenants as the senior discount notes issued in January 1999. The senior discount notes accrete in value representing the amortization of original issue discount at a rate of 14%, compounded semiannually, to an aggregate principal amount of $800 million by February 1, 2004. Cash interest will not accrue on the senior discount notes prior to February 1, 2004. On April 18, 2000, we redeemed 35% of the aggregate accreted value of those notes at a price equal to 114% of the aggregate accreted value with a portion of the proceeds from our recent initial public equity offering in accordance with the terms thereof. As of September 30, 2000, the accreted value of the outstanding senior discount notes was approximately $331.3 million.

    The senior discount notes:

    - are subject to the provisions of an indenture;

    - are senior unsecured obligations of ours;

    - will mature on February 1, 2009; and

    - bear interest at the rate of 14% per annum, which interest is to be paid semi-annually on February 1 and August 1 of each year, commencing
      August 1, 2004.

    We may redeem the senior discount notes, in whole or in part, at any time on or after February 1, 2004. If we choose this optional redemption, we are required to redeem the senior discount notes at the redemption prices set forth below, plus an amount in cash equal to all accrued and unpaid interest and liquidated damages, if any, to the redemption date:

                                                 REDEMPTION PRICE (EXPRESSED AS
                                               PERCENTAGES OF THE PRINCIPAL AMOUNT
YEAR                                                AT MATURITY OF THE NOTES)
----                                           -----------------------------------
2004.........................................                 107.000%
2005.........................................                 104.667%
2006.........................................                 102.333%
2007 and thereafter..........................                 100.000%

    In the indenture relating to the senior discount notes, we agreed to certain restrictions that limit our and our subsidiaries' ability to:

    - incur additional debt;

    - pay dividends, acquire our shares, make certain investments or redeem outstanding debt which is subordinate in right of payment to the senior discount notes;

    - designate unrestricted subsidiaries;

    - enter into transactions with affiliates;

    - engage in any business other than telecommunications;

    - create liens;

    - pay dividends, make loans or advances to our subsidiaries or transfer any of our property or assets to our subsidiaries;

    - issue or sell shares of capital stock of our subsidiaries; and

    - sell assets.

    In addition, in the event of a change of control as defined in the indenture relating to the senior discount notes, each holder of senior discount notes will have the right to require us to repurchase all or part of such holder's senior discount notes at a price equal to 101% of the accreted value plus any liquidated damages to any purchase date prior to February 1, 2004 or 101% of the aggregate principal amount of the senior discount notes, plus accrued and unpaid interest and any liquidated damages to any purchase date after February 1, 2004.

    Events of default under the indenture relating to the senior discount notes include but are not limited to:

    - the failure to pay principal of or premium, if any, on, any senior discount note when due;

    - the failure to pay any interest on any senior discount note when due, such failure continuing for 30 days;

    - the default in the payment of principal and interest on senior discount notes required to be purchased; and

    - certain events of bankruptcy, insolvency or reorganization.

    If an event of default, other than events of bankruptcy, insolvency or reorganization, occurs and is continuing, the maturity date of all of the senior discount notes may be accelerated. If a bankruptcy, insolvency or reorganization occurs, the outstanding senior discount notes will automatically become immediately due and payable.

11% SENIOR NOTES

    In March 2000, we sold $200 million aggregate principal amount at maturity 11% senior notes due March 15, 2010. The senior notes generated aggregate net proceeds to us of approximately $194.5 million. In September 2000, these senior notes were exchanged by us for registered notes having the same financial terms and covenants as the senior notes issued in March 2000.

    The senior notes:

    - are subject to the provisions of an indenture;

    - are senior unsecured obligations of ours;

    - will mature on March 15, 2010; and

    - bear interest at the rate of 11% per annum, which interest is to be paid semi-annually on March 15 and September 15 of each year, commencing September 15, 2000.

    We may redeem the senior notes, in whole or in part, at any time on or after March 15, 2005. If we choose this optional redemption, we are required to redeem the senior notes at the redemption prices set forth below, plus an amount in cash equal to all accrued and unpaid interest and liquidated damages, if any, to the redemption date, if redeemed during the twelve-month period beginning on March 15 of each of the years set forth below.

                                          REDEMPTION PRICE (EXPRESSED AS
                                        PERCENTAGES OF THE PRINCIPAL AMOUNT
YEAR                                         AT MATURITY OF THE NOTES)
----                                   -------------------------------------
2005.................................                105.5000%
2006.................................                103.6667%
2007.................................                101.8333%
2008 and thereafter..................                100.0000%

    Prior to March 15, 2003, we may redeem up to 35% of the senior notes at a redemption price of 111.0% of the face value of the senior notes on the redemption date, plus liquidated damages, if any, to the redemption date if:

    - we receive net proceeds of at least $75 million from one or more sales of our capital stock, other than redeemable stock, prior to March 15, 2003;

    - at least 65% of the aggregate face value of the senior notes originally issued remain outstanding immediately after the redemption; and

    - the redemption occurs within 60 days of such sale.

    In the indenture relating to the senior notes, we agreed to certain restrictions that limit our and our subsidiaries' ability to:

    - incur additional debt;

    - pay dividends, acquire our shares, make certain investments or redeem outstanding debt which is subordinate in right of payment to the senior notes;

    - designate unrestricted subsidiaries;

    - enter into transactions with affiliates;

    - engage in any business other than telecommunications;

    - create liens;

    - pay dividends, make loans or advances to our subsidiaries or transfer any of our property or assets to our subsidiaries;

    - issue or sell shares of capital stock of our subsidiaries; and

    - sell assets.

    In addition, in the event of a change of control as defined in the indenture relating to the senior notes, each holder of senior notes will have the right to require us to repurchase all or part of such holder's senior notes at a price equal to 101% of the aggregate principal amount of the senior notes repurchased, plus accrued and unpaid interest and any liquidated damages on the senior notes repurchased to the date of purchase.

    Events of default under the indenture relating to the senior notes include but are not limited to:

    - the failure to pay principal of or premium, if any, on, any senior note when due;

    - the failure to pay any interest on any senior note when due, such failure continuing for 30 days;

    - the default in the payment of principal and interest on senior notes required to be purchased; and

    - certain events of bankruptcy, insolvency or reorganization.

    If an event of default, other than events of bankruptcy, insolvency or reorganization, occurs and is continuing, the maturity date of all of the senior notes may be accelerated. If a bankruptcy, insolvency or reorganization occurs, the outstanding senior notes will automatically become immediately due and payable.

DESCRIPTION OF CREDIT FACILITY

    Nextel Partners Operating Corp., one of our wholly owned subsidiaries, entered into a credit facility in January 1999 with a syndicate of banks and other financial institutions led by Donaldson, Lufkin & Jenrette Securities Corporation, as arranger, DLJ Capital Funding, as syndication agent and Bank of Montreal, as administrative agent. This credit facility was amended and restated in September 1999. The credit facility includes a $175 million term loan, a $150 million term loan and a $100 million reducing revolving credit facility. Subject to Nextel Partners Operating Corp.'s right in the future to seek an increase of up to $50 million, the credit facility will not exceed
$425 million. The $175 million term loan matures on January 29, 2008 and the $150 million term loan matures on July 29, 2008. The revolving credit facility will terminate on January 29, 2007.

    On January 29, 1999, Nextel Partners Operating Corp. borrowed the full amount of the $175 million term loan and on September 9, 1999, it borrowed the full amount of the $150 million term loan. As of December 31, 1999, no amounts were outstanding under the $100 million revolving credit facility.

    The $175 million and the $150 million term loans both bear interest, at our option, at the administrative agent's alternate base rate or reserve-adjusted LIBOR plus, in each case, applicable margins. The applicable margin for the $175 million term loan is 4.75% over LIBOR and 3.75% over the base rate of the higher of 0.5% per annum above the latest federal funds rate or the prime rate. For the revolving credit facility, the initial applicable margin is 4.25% over LIBOR and 3.25% over the base rate until consolidated EBITDA as adjusted is positive, at which time the applicable margin will be initially 4.0% over LIBOR and 3.0% over the base rate and thereafter will be determined on the basis of the ratio of total debt to annualized EBITDA, as adjusted, and will range between 2.25% and 3.75% over LIBOR and between 1.25% and 2.75% over the base rate. The applicable margin for the $150 million term loan is 4.25% over LIBOR and 3.25% over the base rate.

    We pay a commitment fee calculated at a rate equal to 2.0% per annum, calculated on the daily average unused commitment under the revolving credit facility, whether or not then available. Such fee is payable quarterly in arrears. The commitment fee is subject to reduction based on utilization of the revolving credit facility.

    Prior to the date on which our portion of the Nextel digital mobile network is substantially complete and operations and services are offered to customers over a minimum coverage area, loans under the revolving credit facility will be made subject to satisfaction of certain financial covenants and certain build-out covenants.

    PREPAYMENTS.  The term loans are subject to mandatory prepayment:

    - with 100% of the net cash proceeds from the issuance of debt, subject to exceptions;

    - with 100% of the net cash proceeds of asset sales, subject to exceptions;

    - after December 31, 2002, with 50% of Nextel Partners Operating Corp.'s excess earnings over interest expense, taxes, capital expenditures, payments made in connection with the credit facility, and other adjustments; and

    - after January 29, 2004, with 50% of the net cash proceeds from the issuance of equity by us.

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
    Nextel Partners Operating Corp.'s obligations under the credit facility is secured by:

    - a first-priority lien on all property and assets, tangible and intangible, of the borrower and its subsidiaries, including accounts receivable, inventory, equipment, intellectual property, general intangibles, cash and proceeds of the foregoing; and

    - a first-priority pledge of its capital stock and the stock of its current and future subsidiaries, including the subsidiary holding our FCC licenses.

    Our other subsidiaries have guaranteed the obligations of Nextel Partners Operating Corp. under the credit facility.

    The credit facility contains customary covenants and restrictions on our and our subsidiaries' ability to engage in certain activities, including but not limited to:

    - limitations on the incurrence of liens and indebtedness;

    - restrictions on sale lease-back transactions, consolidations, mergers, sale of assets, capital expenditures, transactions with affiliates and investments; and

    - severe restrictions on dividends and distributions on, and redemptions and repurchases of, capital stock, and other similar distributions.

    In addition, Nextel Partners Operating Corp. is required to comply with specified financial ratios and tests, including:

    - certain defined ratios of senior debt and total debt to EBITDA as adjusted;

    - a minimum interest coverage ratio;

    - a minimum fixed charge coverage ratio;

    - a maximum leverage ratio; and

    - minimum service revenues, subscriber units and covered population equivalents.

    As of June 30, 2000, Nextel Partners Operating Corp. was in compliance with all of its required covenants.

    The credit facility contains customary events of default, including defaults relating to payments, breach of representations, warranties and covenants, cross-defaults and cross-acceleration to other indebtedness, bankruptcy and insolvency, judgments, and actual or asserted invalidity of security, as well as, among others, events of default relating to:

    - the change of control of us or Nextel Partners Operating Corp.;

    - the early termination of our right to use the Nextel brand name or right to acquire equipment incorporating iDEN technology;

    - the termination of, revocation of, or failure to renew by the FCC of licenses material to our business;

    - the early termination or failure to renew of operating agreements with Nextel WIP;

    - certain material breaches of obligations under these operating agreements or default by Nextel WIP of certain obligations to provide agreed upon services; or

    - the failure of certain of our stockholders to make funding or contribution obligations in accordance with the subscription and contribution agreement.

                 CERTAIN UNITED STATES FEDERAL TAX CONSEQUENCES

SCOPE OF DISCUSSION

    The following general discussion summarizes the material United States federal income tax considerations of exchanging the old notes for the new notes and certain United States federal income and estate tax consequences of holding the new notes that apply to "United States Holders" and "Non-United States Holders" who acquire new notes by exchanging old notes acquired at their original issue price for cash and who hold the new notes as "capital assets," generally, for investment, under Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). This discussion reflects the tax opinion of Davis Wright Tremaine LLP delivered to us in connection with the exchange offer, to the effect that the exchange will not be a taxable event for federal income tax purposes and that the following is an accurate and fair general discussion of the laws to which the discussion refers.

    This summary does not consider state, local or foreign tax laws. In addition, it does not include all of the rules which may affect the United States tax treatment of your investment in the notes. For example, special rules not discussed here may apply to you if you are:

    - a broker-dealer, a dealer in securities or a financial institution;

    - an S corporation;

    - a bank;

    - a thrift;

    - an insurance company;

    - a tax-exempt organization;

    - subject to the alternative minimum tax provisions of the Code;

    - holding the notes as part of a hedge, straddle or other risk reduction or constructive sale transaction;

    - a person with a "functional currency" other than the U.S. dollar; or

    - a United States expatriate.

This discussion only represents a general description of certain United States federal income tax consequences that may apply to you based on current United States federal tax law. We have not and will not seek any rulings from the Internal Revenue Service (the "IRS") regarding the matters discussed below. This discussion may not accurately describe the federal income tax consequences which are applicable to you because the law may change, possibly retroactively, because the law applicable to your particular circumstances may not be described, or because the IRS or any court may disagree with this discussion.

    THIS SUMMARY MAY NOT COVER YOUR PARTICULAR CIRCUMSTANCES BECAUSE IT DOES NOT CONSIDER FOREIGN, STATE OR LOCAL TAX RULES, DOES NOT CONSIDER CERTAIN FEDERAL TAX RULES, AND DOES NOT DESCRIBE FUTURE CHANGES IN FEDERAL TAX RULES. PLEASE CONSULT YOUR TAX ADVISOR RATHER THAN RELYING ON THIS GENERAL DESCRIPTION.

EXCHANGE OF NOTES

    The exchange of old notes for the new notes pursuant to the exchange offer will not be treated as a taxable event for federal income tax purposes because the new notes received will not differ materially from the old notes and because the exchange will occur by operation of the terms of the old notes. As a result, there will be no federal income tax consequences to holders exchanging old notes for new notes pursuant to the exchange offer, such that:

    - no gain or loss will be realized by a holder upon receipt of a new note;

    - the holding period of the new note will include the holding period of the old note; and

    - the adjusted tax basis of the new note will be the same as the adjusted tax basis of the old note immediately before the exchange.

TAX CONSEQUENCES OF HOLDING NEW NOTES--UNITED STATES HOLDERS

    If you are a "United States Holder," as defined below, this section applies to you. Otherwise, the next section, "Non-United States Holders," applies to you.

    DEFINITION OF UNITED STATES HOLDER. You are a "United States Holder" if you hold the new notes and you are:

    - a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the "substantial presence" test under Section 7701(b) of the Code;

    - a corporation or partnership created or organized in the United States (including the District of Columbia) or under the law of the United States or of any State, (except that the Secretary of the Treasury is authorized to provide by regulation that certain partnerships created or organized under United States law may be classified as foreign partnerships if such classification is more appropriate);

    - an estate, the income of which is subject to United States federal income tax regardless of its source;

    - a trust, if a United States court can exercise primary supervision over the administration of the trust and one or more United States persons can control all substantial decisions of the trust, or if the trust was in existence on August 20, 1996 and has elected to continue to be treated as a United States person; or

    - otherwise subject to United States federal income tax on your worldwide income on a net income basis.

    TAXATION OF STATED INTEREST. Generally, you must include the interest on the new notes in ordinary income:

    - when it accrues, if you use the accrual method of accounting for United States federal income tax purposes; or

    - when you receive it, if you use the cash method of accounting for United States federal income tax purposes.

We are not aware of any case in which the new notes will be subject to the original issue discount rules for federal income tax purposes.

    SALE OR OTHER TAXABLE DISPOSITION OF THE NOTES. You must recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note. The amount of your gain or loss equals the difference between the amount you receive for the note (in cash or other property, valued at fair market value), except to the extent amounts received are attributable to accrued interest on the note, minus your adjusted tax basis in the note. Your initial tax basis in a new note equals the price you paid for the old note exchanged therefor, reduced by any principal payments on the old note.

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
    Your gain or loss will generally be a long-term capital gain or loss if you have held the note for more than one year. Otherwise, it will be a short-term capital gain or loss. Long term capital gains of a non-corporate holder are subject to a maximum tax rate of 20%. There are limits on the deductibility of capital losses. Payments attributable to accrued interest which you have not yet included in income will be taxed as ordinary interest income.

    BACKUP WITHHOLDING. You may be subject to a 31% backup withholding tax when you receive interest payments on the note or proceeds upon the sale or other disposition of a note. Certain holders (including, among others, corporations, financial institutions and certain tax-exempt organizations) are generally not subject to backup withholding. In addition, the 31% backup withholding tax will not apply to you if you provide your social security or other taxpayer identification number ("TIN") in the prescribed manner unless:

    - the IRS notifies us or our paying agent that the TIN you provided is incorrect;

    - you fail to report interest and dividend payments that you receive on your tax return and the IRS notifies us or our paying agent that withholding is required; or

    - you fail to certify under penalties of perjury that you are not subject to backup withholding.

Backup withholding is not an additional tax. Rather, the tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is furnished to the IRS.

    United States Holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedures for obtaining such exemption.

TAX CONSEQUENCES OF HOLDING NEW NOTES--NON-UNITED STATES HOLDERS

    The following general discussion is limited to the United States federal income and estate tax consequences relevant to a "Non-United States Holder." A "Non-United States Holder" is any person other than a United States Holder.

INTEREST.

    PORTFOLIO INTEREST EXEMPTION. You will generally not have to pay United States federal income tax on interest paid on the new notes because of the "portfolio interest exemption" if either:

    - you represent that you are not a United States person for United States federal income tax purposes and you provide your name and address to us or our paying agent on a properly executed IRS Form W-8BEN (or a suitable substitute form) signed under penalties of perjury; or

    - a securities clearing organization, bank, or other financial institution that holds customers' securities in the ordinary course of its business holds the note on your behalf, certifies to us or our paying agent under penalties of perjury that it has received IRS Form W-8BEN (or a suitable substitute) from you or from another qualifying financial institution intermediary, and provides a copy of the Form W-8BEN (or a suitable substitute) to us or our paying agent.

    You will not, however, qualify for the portfolio interest exemption described above if:

    - you own, actually or constructively, 10% or more of the total combined voting power of all classes of our capital stock;

    - you are a controlled foreign corporation with respect to which we are a "related person" within the meaning of Section 864(d)(4) of the Code; or

    - you are a bank receiving interest described in Section 881(c)(3)(A) of the Code;

    WITHHOLDING TAX IF THE INTEREST IS NOT PORTFOLIO INTEREST. If you do not claim, or do not qualify for, the benefit of the portfolio interest exemption, you may be subject to a 30% withholding tax on the gross amount of interest payments made on the new notes.

    However, if the payments of interest on a note are effectively connected with the conduct by you of a trade or business in the United States, such payments will be subject to United States federal income tax on a net basis at the rates applicable to United States persons generally (and, if paid to corporate holders, may also be subject to a 30% branch profits tax). If payments are subject to United States federal income tax on a net basis in accordance with the rules described in the preceding sentence, such payments will not be subject to United States withholding tax so long as you provide us or our paying agent with a properly executed IRS Form 4224 (or for payments after December 31, 2000, Form W-8ECI).

    Non-United States Holders should consult any applicable income tax treaties, which may provide for a lower rate of withholding tax, exemption from or reduction of the branch profits tax rate, or other rules different from those described above. Generally, in order to claim any treaty benefits you must submit a properly executed IRS Form 1001 (or for payments after December 31, 2000, Form W-8BEN, which will require additional information, as discussed below under the heading "NON-UNITED STATES HOLDERS--NEW WITHHOLDING REGULATIONS").

    SALE OR OTHER DISPOSITION OF THE NOTES. You will generally not be subject to United States federal income tax or withholding tax on gain recognized on a sale, exchange, redemption, retirement, or other disposition of a note unless:

    - such gain is effectively connected with the conduct by you of a trade or business within the United States, in which case such gain will be subject to United States federal income tax on a net basis at the rates applicable to United States persons generally (and, if recognized by a corporate holder, may be subject to a 30% branch profits tax); or

    - you are an individual who was present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are satisfied, in which case you will generally be required to pay a United States federal income tax of 30% (or a reduced treaty rate) on such gain.

    UNITED STATES FEDERAL ESTATE TAXES. If you qualify for the portfolio interest exemption under the rules described above when you die, the notes will not be included in your estate for United States federal estate tax purposes, unless the income on the notes is effectively connected with the conduct by you of a trade or business in the United States.

BACKUP WITHHOLDING AND INFORMATION REPORTING.

    PAYMENTS FROM UNITED STATES OFFICE. If you receive payments of interest or principal directly from us or through the United States office of a custodian, nominee, agent or broker, you may be subject to both backup withholding at a rate of 31% and information reporting.

    With respect to interest payments made on the note, however, backup withholding and information reporting generally will not apply if you certify that you are not a United States person in the manner described above under the heading "NON-UNITED STATES HOLDERS--INTEREST."

    Moreover, with respect to proceeds received on the sale, exchange, redemption, or other disposition of a note, backup withholding or information reporting generally will not apply if you properly provide a statement that you are an "exempt foreign person" and other required information. If you are not subject to United States federal income or withholding tax on the sale or other disposition of a note, as described above under the heading "NON-UNITED STATES HOLDERS--SALE OR OTHER DISPOSITION OF NOTES," you will generally qualify as an "exempt foreign person."

    PAYMENTS FROM FOREIGN OFFICE. If payments of principal and interest are made to you outside the United States by or through the foreign office of your foreign custodian, nominee or other agent, or if you receive the proceeds of the sale of a note through a foreign office of a "broker," as defined in the pertinent United States Treasury Regulations, you will generally not be subject to backup withholding or information reporting. You will, however, be subject to backup withholding and information reporting if the foreign custodian, nominee, agent or broker has actual knowledge or reason to know that you are a United States person. You will also be subject to information reporting, but not backup withholding, if the payment is made by a foreign office of a custodian, nominee, agent or broker that is a United States person or a controlled foreign corporation for United States federal income tax purposes, or that derives 50% or more of its gross income from the conduct of a United States trade or business for a specified three year period, unless the broker has in its records documentary evidence that you are a Non-United States Holder and certain other conditions are met.

    REFUNDS. Any amounts withheld under the backup withholding rules may be refunded or credited against the Non-United States Holder's United States federal income tax liability, provided that the required information is furnished to the IRS.

    NEW WITHHOLDING REGULATIONS. New regulations relating to withholding tax on income paid to foreign persons (the "New Withholding Regulations") will generally be effective for payments made after December 31, 2000, subject to certain transition rules. The New Withholding Regulations modify and, in general, unify the way in which you establish your status as a non-United States "beneficial owner" eligible for withholding exemptions (including the portfolio interest exemption, a reduced treaty rate or an exemption from backup withholding) and require the filing of new forms for this purpose, which you will generally have to provide earlier than you would have had to provide replacements for expiring forms you previously may have provided.

    The New Withholding Regulations clarify withholding agents' reliance standards. They also require additional certifications for claiming treaty benefits. The New Withholding Regulations also provide somewhat different procedures for foreign intermediaries and flow-through entities (such as foreign partnerships) to claim the benefit of applicable exemptions on behalf of non-United States beneficial owners for which or for whom they receive payments.

    The New Withholding Regulations provide that certifications satisfying the requirements of the New Withholding Regulations will be deemed to satisfy the requirement of the Treasury Regulations now in effect. If you are a Non-United States Holder claiming a benefit under an income tax treaty (and not relying on the portfolio interest exemption), you should be aware that you may be required to obtain a taxpayer identification number and to certify your eligibility under the applicable treaty's limitations on benefits article in order to comply with the New Withholding Regulations' certification requirements.

    THE NEW WITHHOLDING REGULATIONS ARE COMPLEX AND THIS SUMMARY DOES NOT COMPLETELY DESCRIBE THEM. PLEASE CONSULT YOUR TAX ADVISOR TO DETERMINE HOW THE NEW WITHHOLDING REGULATIONS WILL AFFECT YOUR PARTICULAR CIRCUMSTANCES.

                              PLAN OF DISTRIBUTION

    Each holder desiring to participate in the exchange offer will be required to represent, among other things, that:

    - it is not an "affiliate" (as defined in Rule 405 of the Securities Act) of ours,

    - it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the new notes, and

    - it is acquiring the new notes in the ordinary course of its business.

    A holder unable to make the above representations is referred to as a "restricted holder." A restricted holder will not be able to participate in the exchange offer, and may only sell its old notes pursuant to a registration statement containing the selling securityholder information required by
Item 507 of Regulation S-K of the Securities Act, or pursuant to an exemption from the registration requirement of the Securities Act.

    Each participating broker-dealer is required to acknowledge in the letter of transmittal that it acquired the old notes as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with the resale of such new notes. Based upon interpretations by the staff of the SEC, we believe that new notes issued through the exchange offer to participating broker-dealers may be offered for resale, resold, and otherwise transferred by a participating broker-dealer upon compliance with the prospectus delivery requirements, but without compliance with the registration requirements, of the Securities Act. We have agreed that for a period of 365 days following consummation of the exchange offer, it will make this prospectus available to participating broker-dealers for use in connection with any such resale. During such period of time, delivery of this prospectus, as it may be amended or supplemented, will satisfy the prospectus delivery requirements of a participating broker-dealer engaged in market-making or other trading activities.

    Based upon interpretations by the staff of the SEC, we believe that new notes issued pursuant to the exchange offer may be offered for resale, resold and otherwise transferred by their holder, other than a participating broker-dealer, without compliance with the registration and prospectus delivery requirements of the Securities Act.

    We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by participating broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such participating broker-dealer and/or the purchasers of any such new notes. Any participating broker-dealer that resells new notes that were received by it for its own account through the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    We have agreed to pay all expenses incidental to the exchange offer other than commissions and concessions of any brokers or dealers and will indemnify holders of the notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act, as set forth in the registration rights agreement.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

    We are authorized to issue up to 500,000,000 shares of Class A common stock, $.001 par value, 100,000,000 shares of Class B convertible common stock, $.001 par value, and 113,110,000 shares of preferred stock, $.001 par value. The following summary of our common stock and preferred stock is not complete and is subject to and qualified in its entirety by provisions of our restated certificate of incorporation, bylaws, and provisions of applicable Delaware law.

COMMON STOCK

    The common stock is classified into two classes: Class A common stock and Class B convertible common stock.

    As of September 30, 2000, there were 244,026,862 shares of Class A and Class B common stock outstanding. As of September 30, 2000, there were outstanding options to purchase a total of 5,023,702 shares of Class A common stock. Our Class A common stock trades on the Nasdaq National Market under the symbol "NXTP."

PREFERRED STOCK

GENERAL

    Pursuant to our restated certificate of incorporation, our board of directors has the authority, without further action by the stockholders, to issue up to 100,000,000 shares of preferred stock in one or more series and to fix the relative designations, powers, preferences and privileges of the preferred stock, any or all of which may be greater than the rights of the common stock. Our board of directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could thus be issued quickly with terms that could delay or prevent a change in control of us or make removal of our management more difficult.

SERIES B PREFERRED STOCK

    Our only preferred stock that remains issued and outstanding is 13,110,000 shares of our Series B preferred stock.

    With respect to rights on liquidation, dissolution or winding up, the Series B preferred stock ranks senior to the Class A and Class B common stock. In addition, upon any liquidation of us, holders of the Series B preferred stock will be entitled to receive a liquidation preference of approximately
$21.9 million, plus dividends of 12% per year.

    We may redeem the Series B preferred stock, in whole but not in part, at any time in exchange for an aggregate amount equal to its accrued liquidation preference. If the Series B preferred stock has not been redeemed by us by February 11, 2010, we will be required to redeem it in exchange for an aggregate amount equal to its accrued liquidation preference. Our ability to redeem the Series B preferred stock may be limited by the provisions of the indentures governing the 11% senior notes and the 14% senior discount notes, and our credit facility.

                                 LEGAL MATTERS

    Certain legal matters in connection with the notes offered hereby will be passed upon for us by Summit Law Group PLLC. Certain other legal matters will be passed upon for us by our special FCC counsel, Willkie Farr & Gallagher, Washington, D.C., and by our special tax counsel, Davis Wright Tremaine LLP, Seattle, Washington.

                                    EXPERTS

    The consolidated financial statements of Nextel Partners, Inc. and Subsidiaries as of and for the years ended December 31, 1999 and 1998, included in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                      WHERE YOU CAN FIND MORE INFORMATION

    We are subject to the informational requirements of the Securities Exchange Act, and in accordance therewith we file reports, proxy and information statements and other information at:

    - the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, DC 20549, and

    - the regional offices of the Commission located at:

    - 500 West Madison Street, Room 1400, Chicago, Illinois 60606, and

    - 7 World Trade Center, 13th Floor, New York, New York 10048

    You also can obtain copies of these materials from the Public Reference Section of the Commission at 450 Fifth Street, N.W. Washington, DC 20549 at prescribed rates. You can obtain our electronic filings made through the Electronic Data Gathering, Analysis and Retrieval System at the Commission's web site, http://www.sec.gov.

    In addition, you can inspect material filed by us at the offices of the Nasdaq Stock Market, Reports Section, at 1735 K Street, Washington, D.C. 20006, on which shares of our common stock are listed.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Public Accountants....................    F-2

Consolidated Balance Sheets as of December 31, 1998 and
  1999, and June 30, 2000 (unaudited).......................    F-3

Consolidated Statements of Operations for the years ended
  December 31, 1998 and 1999 and for the three and six-month
  periods ended June 30, 1999 and 2000 (unaudited)..........    F-4

Consolidated Statements of Changes in Stockholders' Equity
  for the years ended December 31, 1998 and 1999 and for the
  six-month period ended June 30, 2000 (unaudited)..........    F-5

Consolidated Statements of Cash Flows for the years ended
  December 31, 1998 and 1999 and for the six-month periods
  ended June 30, 1999 and 2000 (unaudited)..................    F-6

Notes to Consolidated Financial Statements..................    F-7

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Nextel Partners, Inc.:

    We have audited the accompanying consolidated balance sheets of Nextel Partners, Inc. (a Delaware corporation) and subsidiaries as of December 31, 1999 and 1998 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nextel Partners, Inc. and subsidiaries as of December 31, 1999 and 1998, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/ ARTHUR ANDERSEN LLP

Seattle, Washington,
February 4, 2000
(except with respect to certain
matters discussed in Note 11, as to
which the date is February 25, 2000)

                     NEXTEL PARTNERS, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                               DECEMBER 31,     DECEMBER 31,     JUNE 30,
                                                                   1998             1999           2000
                                                              --------------   --------------   -----------
                                                                                                (UNAUDITED)
                           ASSETS
CURRENT ASSETS:

  Cash and cash equivalents.................................     $     16        $  154,273     $  347,104
  Short-term investments....................................           --           239,456        606,648
  Accounts receivable, net of allowance $254, $1,193 and
    $900, respectively......................................        1,546             7,172         16,637
  Due from Nextel WIP.......................................           --             1,183          4,152
  Subscriber equipment inventory............................        1,353             1,695          6,606
  Other current assets......................................          325             8,519         11,904
  Restricted cash...........................................           --           175,000             --
                                                                 --------        ----------     ----------
Total current assets........................................        3,240           587,298        993,051
                                                                 --------        ----------     ----------
PROPERTY, PLANT AND EQUIPMENT, at cost......................      112,334           268,766        390,102
  Less--accumulated depreciation............................        4,386            16,543         27,958
                                                                 --------        ----------     ----------
    Property, plant and equipment, net......................      107,948           252,223        362,144
                                                                 --------        ----------     ----------
OTHER NON-CURRENT ASSETS:
  FCC operating licenses, net of accumulated amortization of
    $200, $718, and $1,640, respectively....................      133,180           151,056        154,087
  Debt issuance costs and other assets......................        3,298            22,550         26,817
  Receivable from officer...................................           --             2,200          2,200
                                                                 --------        ----------     ----------
Total non-current assets....................................      136,478           175,806        183,104
                                                                 --------        ----------     ----------
TOTAL ASSETS................................................     $247,666        $1,015,327     $1,538,299
                                                                 ========        ==========     ==========
            LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable..........................................     $  1,043        $   33,968     $   37,332
  Accrued expenses..........................................        4,554            24,535         32,190
  Due to Nextel WIP.........................................        3,398                --             --
                                                                 --------        ----------     ----------
Total current liabilities...................................        8,995            58,503         69,522
                                                                 --------        ----------     ----------
LONG-TERM OBLIGATIONS
  Credit facility--term B and C.............................           --           325,000        325,000
  14% Senior discount notes due 2009........................           --           460,484        320,226
  11% Senior notes due 2010.................................           --                --        200,000
  Other long-term liabilities...............................           --               724          3,127
                                                                 --------        ----------     ----------
Total long-term obligations.................................           --           786,208        848,353
                                                                 --------        ----------     ----------
Total liabilities...........................................        8,995           844,711        917,875
                                                                 --------        ----------     ----------
COMMITMENTS AND CONTINGENCIES (see notes)
REDEEMABLE PREFERRED STOCK, Series B redeemable 2010, par
  value $.001 per share, 12% cumulative annual dividend;
  13,110,000 shares issued and outstanding..................           --                --         25,904
                                                                 --------        ----------     ----------
STOCKHOLDERS' EQUITY
  Preferred stock, Series A convertible, par value $.001 per
    share, 125,834,646 shares issued and outstanding........           --                21             --
  Preferred stock, Series B redeemable or convertible to
    Series C preferred stock 2010, par value $.001 per
    share, 12% cumulative annual dividend;
    13,110,000 shares issued and outstanding................           --                 2             --
  Preferred stock, Series C convertible, par value $.001 per
    share, 64,672,626 shares issued and outstanding.........           --                11             --
  Preferred stock, Series D convertible, par value at $.001
    per share, 13,110,000 shares issued and outstanding.....           --                 2             --
  Common stock, Class A, par value $.001 per share,
    9,533,328, 9,593,328, and 164,887,234 shares,
    respectively, issued and outstanding, and paid-in
    capital.................................................        1,604           145,420        863,905
  Warrants outstanding......................................           --             3,847             --
  Common stock, Class B, par value $.001 per share
    convertible, 77,782,626 shares, issued and outstanding,
    and paid-in-capital.....................................           --                --        127,051
  Other paid-in capital.....................................      260,761           357,028             --
  Accumulated deficit.......................................      (22,553)         (134,966)      (270,184)
  Subscriptions receivable from stockholders................           --           (83,048)       (46,542)
  Deferred compensation.....................................       (1,141)         (117,701)       (79,710)
                                                                 --------        ----------     ----------
Total stockholders' equity..................................      238,671           170,616        594,520
                                                                 --------        ----------     ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..................     $247,666        $1,015,327     $1,538,299
                                                                 ========        ==========     ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                     NEXTEL PARTNERS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

              (DOLLARS IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)

                                                 YEAR ENDED           FOR THE THREE MONTHS         FOR THE SIX MONTHS
                                                DECEMBER 31,             ENDED JUNE 30,              ENDED JUNE 30,
                                            ---------------------   -------------------------   -------------------------
                                              1998        1999         1999          2000          1999          2000
                                            --------   ----------   -----------   -----------   -----------   -----------
                                                                    (UNAUDITED)   (UNAUDITED)   (UNAUDITED)   (UNAUDITED)
REVENUES:
  Service revenues (Received from Nextel
    WIP $0, $8,536, $3,092, $4,984,
    $3,100, and $8,830, respectively).....  $  3,745   $   28,136   $    5,797    $    25,716   $    9,290    $    40,699
  Equipment revenues......................     1,564        4,584        1,033          5,997        1,844          9,523
                                            --------   ----------   ----------    -----------   ----------    -----------
    Total revenues........................     5,309       32,720        6,830         31,713       11,134         50,222
                                            --------   ----------   ----------    -----------   ----------    -----------
OPERATING EXPENSES:
  Cost of service revenues (Paid to Nextel
    WIP $0, $4,922, $1,190, $3,152, $1,555
    and $4,325, respectively).............     6,108       18,807        3,964         17,225        7,070         28,433
  Cost of equipment revenues..............     2,935       10,742        3,080         11,360        4,798         17,818
  Selling, general and administrative
    (exclusive of stock based compensation
    expense shown below) (Paid to Nextel
    WIP $0, $2,831, $704, $831, $1,054 and
    $1,564, respectively).................    13,531       34,862        7,200         28,683       12,431         48,514
  Stock based compensation................       447       27,256          390         17,017        1,031         35,053
  Depreciation and amortization...........     4,586       12,689        3,023          7,525        5,538         12,564
                                            --------   ----------   ----------    -----------   ----------    -----------
    Total operating expenses..............    27,607      104,356       17,657         81,810       30,868        142,382
                                            --------   ----------   ----------    -----------   ----------    -----------
LOSS FROM OPERATIONS......................   (22,298)     (71,636)     (10,827)       (50,097)     (19,734)       (92,160)
  Interest expense, net...................        --      (65,362)     (14,507)       (21,982)     (27,036)       (43,596)
  Interest income.........................        --       24,585        5,875         16,265        9,888         28,077
                                            --------   ----------   ----------    -----------   ----------    -----------
LOSS BEFORE INCOME TAX PROVISION..........   (22,298)    (112,413)     (19,459)       (55,814)     (36,882)      (107,679)
  Income tax provision....................        --           --           --             --           --             --
                                            --------   ----------   ----------    -----------   ----------    -----------
LOSS BEFORE EXTRAORDINARY ITEM............   (22,298)    (112,413)     (19,459)       (55,814)     (36,882)      (107,679)
  Extraordinary item--loss on early
    retirement of debt, net of $0 income
    tax...................................        --           --           --        (23,485)          --        (23,485)
                                            --------   ----------   ----------    -----------   ----------    -----------
  Net loss................................   (22,298)    (112,413)     (19,459)       (79,299)     (36,882)      (131,164)
  Mandatorily redeemable preferred stock
    dividends.............................        --           --           --           (763)          --         (4,054)
                                            --------   ----------   ----------    -----------   ----------    -----------
  Loss attributable to common
    stockholders..........................  $(22,298)  $ (112,413)  $  (19,459)   $   (80,062)  $  (36,882)   $  (135,218)
                                            ========   ==========   ==========    ===========   ==========    ===========
LOSS PER SHARE:
Basic and diluted loss per share
  Loss before extraordinary item
    attributable to common stockholders...  $     --   $   (38.18)  $    (6.56)   $     (0.24)  $   (12.63)   $     (0.66)
  Extraordinary item......................  $     --   $       --   $       --    $     (0.10)  $       --    $     (0.14)
                                            --------   ----------   ----------    -----------   ----------    -----------
                                            $     --   $   (38.18)  $    (6.56)   $     (0.34)  $   (12.63)   $     (0.80)
                                            ========   ==========   ==========    ===========   ==========    ===========
  Weighted average shares outstanding.....        --    2,944,218    2,967,084    236,362,555    2,920,972    168,682,309
                                            ========   ==========   ==========    ===========   ==========    ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                     NEXTEL PARTNERS, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
           FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1999 AND FOR THE
                      SIX-MONTH PERIOD ENDED JUNE 30, 2000
                  (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)
                 (SIX-MONTHS ENDED JUNE 30, 2000 ARE UNAUDITED)

                                                                     CLASS A COMMON            CLASS B COMMON
                                                                    STOCK AND PAID-IN        STOCK AND PAID-IN
                                           PREFERRED STOCK               CAPITAL                  CAPITAL
                                       -----------------------   -----------------------   ----------------------     WARRANTS
                                          SHARES       AMOUNT      SHARES       AMOUNT       SHARES      AMOUNT     OUTSTANDING
                                       ------------   --------   -----------   ---------   ----------   ---------   ------------
BALANCE

  January 1, 1998....................            --     $ --              --   $     --            --   $     --      $    --
  Equity contributions...............            --       --              --         --            --         --           --
  Issuance of common stock under
    restricted stock purchase plan...            --       --       9,533,328      1,604            --         --           --
  Vesting of deferred compensation...            --       --              --         --            --         --           --
  Net loss...........................            --       --              --         --            --         --           --
                                       ------------     ----     -----------   --------    ----------   --------      -------
BALANCE
  January 1, 1999....................            --       --       9,533,328      1,604            --         --           --
  Issuance of common stock...........                                 60,000         61            --         --           --
  Issuance of Series A preferred
    stock............................   125,834,646       21              --         --            --         --           --
  Issuance of warrants...............            --       --              --         --            --         --        3,847
  Subscriptions receivable from
    stockholders.....................            --       --              --         --            --         --           --
  Proceeds from stockholders.........            --       --              --         --            --         --           --
  Reclass of other paid-in capital to
    Preferred Series B, C, and D.....            --       --              --         --            --         --           --
  Issuance of Series B preferred
    stock............................    13,110,000        2              --         --            --         --           --
  Issuance of Series C preferred
    stock............................    64,672,626       11              --         --            --         --           --
  Issuance of Series D preferred
    stock............................    13,110,000        2              --         --            --         --           --
  Return of capital to Nextel........            --       --              --         --            --         --           --
  Deferred compensation..............            --       --              --    143,755            --         --           --
  Vesting of deferred compensation...            --       --              --         --            --         --           --
  Net loss...........................            --       --              --         --            --         --           --
  Equity issuance costs..............            --       --              --         --            --         --           --
  Motorola credit....................            --       --              --         --            --         --           --
                                       ------------     ----     -----------   --------    ----------   --------      -------
BALANCE
  December 31, 1999..................   216,727,272       36       9,593,328    145,420            --         --        3,847
  Initial public offering conversion
    to common stock..................
  Series A preferred stock...........  (125,834,646)     (21)    125,834,646    208,163            --         --           --
  Series C preferred stock...........   (64,672,626)     (11)             --         --    64,672,626    110,742           --
  Series D preferred stock...........   (13,110,000)      (2)             --         --    13,110,000     22,266           --
  Series B preferred stock
    reclassed........................   (13,110,000)      (2)             --         --            --         --           --
  Series B redeemable preferred stock
    dividend.........................            --       --              --         --            --         --           --
  Initial public offering stock
    issued...........................            --       --      27,025,000    540,500            --         --           --
  Net loss...........................            --       --              --         --            --         --           --
  Equity issuance costs..............            --       --              --    (31,091)           --     (5,957)          --
  Deferred Compensation..............            --       --              --     (2,938)           --         --           --
  Vesting of deferred compensation...            --       --              --         --            --         --           --
  Subscription receivable from
    stockholders.....................            --       --              --         --            --         --           --
  Warrants exercised by
    stockholders.....................            --       --       2,434,260      3,851            --         --       (3,847)
                                       ------------     ----     -----------   --------    ----------   --------      -------
BALANCE
  June 30, 2000 (unaudited)..........            --     $ --     164,887,234   $863,905    77,782,626   $127,051      $    --
                                       ============     ====     ===========   ========    ==========   ========      =======


                                         OTHER
                                        PAID-IN     ACCUMULATED    SUBSCRIPTIONS       DEFERRED
                                        CAPITAL       DEFICIT        RECEIVABLE      COMPENSATION     TOTALS
                                       ---------   -------------   --------------   --------------   ---------
BALANCE
  January 1, 1998....................  $   8,255     $    (255)      $      --        $      --      $   8,000
  Equity contributions...............    252,506            --              --               --        252,506
  Issuance of common stock under
    restricted stock purchase plan...         --            --              --           (1,588)            16
  Vesting of deferred compensation...         --            --              --              447            447
  Net loss...........................         --       (22,298)             --               --        (22,298)
                                       ---------     ---------       ---------        ---------      ---------
BALANCE
  January 1, 1999....................    260,761       (22,553)             --           (1,141)       238,671
  Issuance of common stock...........         --            --              --              (61)            --
  Issuance of Series A preferred
    stock............................    208,142            --              --               --        208,163
  Issuance of warrants...............         --            --              --               --          3,847
  Subscriptions receivable from
    stockholders.....................         --            --        (157,203)              --       (157,203)
  Proceeds from stockholders.........         --            --          52,145               --         52,145
  Reclass of other paid-in capital to
    Preferred Series B, C, and D.....   (133,180)           --              --               --       (133,180)
  Issuance of Series B preferred
    stock............................     21,848            --              --               --         21,850
  Issuance of Series C preferred
    stock............................    110,731            --              --               --        110,742
  Issuance of Series D preferred
    stock............................     22,264            --              --               --         22,266
  Return of capital to Nextel........   (130,900)           --              --               --       (130,900)
  Deferred compensation..............         --            --              --         (143,755)            --
  Vesting of deferred compensation...         --            --              --           27,256         27,256
  Net loss...........................         --      (112,413)             --               --       (112,413)
  Equity issuance costs..............     (2,638)           --              --               --         (2,638)
  Motorola credit....................         --            --          22,010               --         22,010
                                       ---------     ---------       ---------        ---------      ---------
BALANCE
  December 31, 1999..................    357,028      (134,966)        (83,048)        (117,701)       170,616
  Initial public offering conversion
    to common stock..................
  Series A preferred stock...........   (208,142)           --              --               --             --
  Series C preferred stock...........   (110,731)           --              --               --             --
  Series D preferred stock...........    (22,264)           --              --               --             --
  Series B preferred stock
    reclassed........................    (21,848)           --              --               --        (21,850)
  Series B redeemable preferred stock
    dividend.........................         --        (4,054)             --               --         (4,054)
  Initial public offering stock
    issued...........................         --            --              --               --        540,500
  Net loss...........................         --      (131,164)             --               --       (131,164)
  Equity issuance costs..............      5,957            --              --               --        (31,091)
  Deferred Compensation..............         --            --              --            2,938             --
  Vesting of deferred compensation...         --            --              --           35,053         35,053
  Subscription receivable from
    stockholders.....................         --            --          36,506               --         36,506
  Warrants exercised by
    stockholders.....................         --            --              --               --              4
                                       ---------     ---------       ---------        ---------      ---------
BALANCE
  June 30, 2000 (unaudited)..........  $      --     $(270,184)      $ (46,542)       $ (79,710)     $ 594,520
                                       =========     =========       =========        =========      =========

  The accompanying notes are an integral part of these consolidated financial statements.

                     NEXTEL PARTNERS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                                                                   YEAR ENDED            FOR THE SIX-MONTHS
                                                                  DECEMBER 31,             ENDED JUNE 30,
                                                              ---------------------   -------------------------
                                                                1998        1999         1999          2000
                                                              ---------   ---------   -----------   -----------
                                                                                      (UNAUDITED)   (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................  $ (22,298)  $(112,413)   $ (36,882)    $(131,164)
  Adjustments to reconcile net loss to net cash provided by
    (used in) operating activities..........................
  Depreciation and amortization.............................      4,586      12,689        5,538        12,564
  Amortization of debt issuance costs.......................         --       2,122          892         1,486
  Interest accretion for senior discount notes..............         --      44,496       24,035        21,977
  Extraordinary loss on retirement of debt..................         --          --           --        23,485
  Stock based compensation..................................        447      27,256        1,031        35,053
  Allowance for doubtful accounts...........................        254         939          120          (293)
  Gain on deferred sale--leaseback..........................         --         (27)          --          (110)
  Change in current assets and liabilities:
    Accounts receivable.....................................     (1,800)     (6,565)      (2,163)       (9,172)
    Subscriber equipment inventory..........................     (1,353)       (342)         343        (4,911)
    Other current assets....................................       (325)     (8,194)      (3,245)       (3,501)
    Accounts payable, accrued expenses and other
      liabilities...........................................      2,300      56,419       11,476        11,258
    Operating advances due from Nextel WIP..................      3,398      (4,581)      11,467        (2,969)
                                                              ---------   ---------    ---------     ---------
  Net cash provided by (used in) operating activities.......    (14,791)     11,799       12,612       (46,297)
                                                              ---------   ---------    ---------     ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Loan to officer...........................................         --      (2,200)      (2,200)           --
  Capital expenditures......................................   (104,334)   (133,210)     (19,388)     (122,228)
  Proceeds from sale of assets..............................         --       2,246           --         6,422
  FCC licenses..............................................         --      (2,850)      (4,184)       (1,919)
  Purchase of short-term investments                                 --    (239,456)     (19,996)     (367,192)
                                                              ---------   ---------    ---------     ---------
    Net cash used in investing activities...................   (104,334)   (375,470)     (45,768)     (484,917)
                                                              ---------   ---------    ---------     ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of common stock..................................         16          --           --            --
  Equity contributions from Nextel WIP......................    119,125          --           --            --
  Proceeds from sale of common stock........................         --          --           --       540,500
  Proceeds from borrowings..................................         --     731,376      581,376       200,000
  Payment to redeem 14% senior discount notes...............         --          --           --      (191,233)
  Exercise warrants.........................................         --          --           --             4
  Restricted cash transfer..................................         --    (175,000)    (175,000)      175,000
  Proceeds from equity contributions........................         --     119,740       52,144        36,506
  Return of capital to Nextel WIP...........................         --    (130,900)    (130,900)           --
  Equity costs..............................................         --      (2,638)      (2,524)      (31,091)
  Debt issuance costs.......................................         --     (24,650)     (20,939)       (5,641)
                                                              ---------   ---------    ---------     ---------
    Net cash provided by financing activities...............    119,141     517,928      304,157       724,045
                                                              ---------   ---------    ---------     ---------
NET INCREASE IN CASH AND CASH EQUIVALENTS...................         16     154,257      271,001       192,831
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD..............         --          16           16       154,273
                                                              ---------   ---------    ---------     ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD....................  $      16   $ 154,273    $ 271,017     $ 347,104
                                                              =========   =========    =========     =========
SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS
  Contribution of FCC licenses from Nextel WIP..............  $ 133,380   $   8,884    $      --     $      --
                                                              =========   =========    =========     =========
  Accrued debt and equity issuance costs....................  $   3,298   $      --    $      --     $      --
                                                              =========   =========    =========     =========
  Equipment purchased from Motorola's equity contribution
    credit..................................................  $      --   $  22,010    $   7,729     $      --
                                                              =========   =========    =========     =========
  Capitalized interest on accretion of senior discount
    notes...................................................  $      --   $   9,612    $      --     $   5,513
                                                              =========   =========    =========     =========
  Accretion of redeemable preferred stock dividends.........  $      --   $      --    $      --     $   4,054
                                                              =========   =========    =========     =========
CASH PAID FOR INTEREST, NET OF CAPITALIZED AMOUNT...........  $      --   $  17,302    $   4,758     $  13,316
                                                              =========   =========    =========     =========

  The accompanying notes are an integral part of these consolidated financial statements

                     NEXTEL PARTNERS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

             DECEMBER 31, 1998 AND 1999 AND JUNE 30, 1999 AND 2000

       (AMOUNTS AND DISCLOSURES AS OF AND FOR THE SIX-MONTH PERIODS ENDED
                     JUNE 30, 1999 AND 2000 ARE UNAUDITED)

1. FORMATION, CAPITALIZATION AND BASIS OF PRESENTATION

FORMATION

    Nextel Partners, Inc., which together with its subsidiaries is referred to as "Partners" or the "Company," was formed as a shell corporation on July 8, 1998, solely to facilitate the Capitalization Transactions discussed below. From July 8, 1998 to January 29, 1999, the activities of Partners were solely focused on this objective. These activities were funded by Nextel Communications, Inc. and its subsidiaries ("Nextel") through Nextel WIP Corp. ("Nextel WIP"), an indirect wholly owned subsidiary of Nextel, and Eagle River Investments LLC ("Eagle River") through intercompany advances amounting to $3.4 million at December 31, 1998, which were repaid by using proceeds from the Capitalization Transactions. The only common stock issuance of the Partners shell entity in 1998 consisted of issuance of restricted stock to key employees of the Partners shell entity as part of its compensation plan and to Eagle River.

    Prior to January 29, 1999, Nextel formed and began to operate the digital wireless communication service business in upstate New York and Hawaii described in Note 2, which is referred to as the Nextel Carve-Out. The unincorporated operations of the Nextel Carve-Out constitute the Company's business and were contributed to the Company in the Capitalization Transactions.

INITIAL CAPITALIZATION TRANSACTIONS

    On January 29, 1999, Nextel WIP contributed the Nextel Carve-Out to the Company in exchange for 13,110,000 shares of Series B Preferred Stock, 52,440,000 shares of Series C Preferred Stock, 13,110,000 shares of Series D Preferred Stock and cash of $130.9 million. Simultaneously, the Company sold equity securities in a private placement in the amount of $174.8 million and debt securities in the aggregate principal amount at maturity of $800 million. The equity securities sold consisted of 104,879,826 shares of Series A Preferred Stock (valued at $170.9 million) and warrants to purchase 2,434,260 shares of Class A Common Stock for an exercise price of $.00167 per share (valued at $3.8 million). The equity securities were sold in exchange for cash of $52.1 million, an irrevocable cash equity commitment of $104.3 million to be received over the subsequent two-year period and a vendor credit from Motorola, Inc. ("Motorola") of $18.4 million towards the purchase of infrastructure equipment.

    Some of the principal assets used in the Nextel Carve-Out are Federal Communications Commission ("FCC") licenses. To effect the contribution of the business of the Nextel Carve-Out to the Company, Nextel filed for approval with the FCC to transfer to the Company all the rights to the use of and benefits of these licenses. The FCC granted approval to transfer ownership of the Initial Capitalization Transaction licenses on January 21, 2000 from Nextel WIP to the Company.

EXPANSION TERRITORY CAPITALIZATION TRANSACTIONS

    On September 9, 1999, Nextel Partners Operating Corporation ("OPCO"), a wholly owned subsidiary of Nextel Partners, entered into an Expansion Territory Asset Transfer and Reimbursement Agreement with Nextel WIP to acquire certain assets, properties, rights and

                     NEXTEL PARTNERS, INC. AND SUBSIDIARIES

             DECEMBER 31, 1998 AND 1999 AND JUNE 30, 1999 AND 2000

       (AMOUNTS AND DISCLOSURES AS OF AND FOR THE SIX-MONTH PERIODS ENDED
                     JUNE 30, 1999 AND 2000 ARE UNAUDITED)

1. FORMATION, CAPITALIZATION AND BASIS OF PRESENTATION (CONTINUED)

interests to be used in connection with the construction and operation of additional territories ("Expansion Territory") for $10.6 million. To accomplish the build-out and operation of the Expansion Territory, the Company issued 5,330,142 shares of Series C Preferred Stock to Nextel WIP having an aggregate implied value of $8.9 million in exchange for the contribution of certain licenses and an extension of an operating agreement governing the build-out of the Network in the Expansion Territory. On March 20, 2000 the FCC granted approval to transfer ownership of the Option Territory licenses from Nextel WIP to the Company. Upon receipt of FCC approval, the Frequency Management Agreement expired. The Company also issued Series A and C Preferred Stock for equity contributions of $50 million. The issuance of Series A Preferred Stock consisted of 20,954,820 shares (valued at $37.2 million) and Series C Preferred stock of 6,902,484 shares (valued at $12.8 million). The equity securities were issued in exchange for cash of $15.5 million, an irrevocable cash equity commitment of $31.0 million to be received over the subsequent two-year period, and a vendor credit from Motorola of $3.6 million towards the purchase of infrastructure equipment. As of December 31, 1999, the Company had used the credit from both the Initial and Expansion Territory Capitalization Transactions in its entirety.

INITIAL PUBLIC OFFERING CAPITALIZATION TRANSACTIONS

    In January 1999, the Board of Directors of the Company authorized the filing of a registration statement with the Securities and Exchange Commission (the "SEC") that would permit the Company to sell shares of the Company's common stock in connection with a proposed initial public offering ("IPO"). On
January 27, 2000 the Company filed a registration statement with the SEC to sell 27,025,000 shares of Class A common stock which became effective February 22, 2000. With the consummation of the IPO on February 25, 2000 all the outstanding shares of the Company's Series A preferred stock automatically converted into 125,834,646 shares of Class A common stock and all the outstanding Company's Series C and D preferred stock automatically converted into 77,782,626 shares of Class B common stock. In addition, the Series B redeemable preferred stock held by Nextel WIP became subject to mandatory cash redemption 375 days after February 1, 2009. The Series B preferred stock, plus accrued dividends, was reclassified from stockholder's equity to the section of the balance sheet between liabilities and stockholder's equity. Simultaneously, an adjustment was made to the accumulated deficit representing the 12% dividend accrued from the time of issuance to the closing date of the IPO.

                     NEXTEL PARTNERS, INC. AND SUBSIDIARIES

             DECEMBER 31, 1998 AND 1999 AND JUNE 30, 1999 AND 2000

       (AMOUNTS AND DISCLOSURES AS OF AND FOR THE SIX-MONTH PERIODS ENDED
                     JUNE 30, 1999 AND 2000 ARE UNAUDITED)

1. FORMATION, CAPITALIZATION AND BASIS OF PRESENTATION (CONTINUED)

    The following summarizes the dollar amount and number of shares issued as part of the Initial, Expansion and Initial Public Offering Capitalization Transactions described above.

                                                                                 EQUITY
                                                              SHARES ISSUED   CONTRIBUTIONS
                                                              -------------   -------------
Common--Class A (Series A preferred stock converted)........   125,834,646    $ 208,160,194
Common--Class A (IPO--public shareholders)..................    27,025,000    $ 540,500,000
Common--Class B (Series C preferred stock converted)........    64,672,626    $ 110,740,170
Common--Class B (Series D preferred stock converted)........    13,110,000    $  22,266,000
Subscriptions Receivable....................................            --    $(157,203,019)
Warrants to purchase Class A common shares issued for a
  purchase price of $.00167 per share.......................     2,434,260    $   3,847,000

    Approximately $33 million of issuance costs were charged to equity as part of the Capitalization Transactions.

WARRANTS EXERCISED

    On May 2 and June 5, 2000, two of the Company's stockholders exercised their warrants that totaled 1,245,822 and 1,188,438 shares, respectively, to purchase the same number of Class A common shares for a purchase price of $.00167 per share. As of June 30, 2000 all outstanding warrants had been exercised.

SUBSCRIPTIONS RECEIVABLE

    During the three-month period ended June 30, 2000 three stockholders contributed a total of approximately $36.5 million, representing a pre-funding of their irrevocable equity commitment previously due on September and December of 2000 and September 2001.

                     NEXTEL PARTNERS, INC. AND SUBSIDIARIES

             DECEMBER 31, 1998 AND 1999 AND JUNE 30, 1999 AND 2000

       (AMOUNTS AND DISCLOSURES AS OF AND FOR THE SIX-MONTH PERIODS ENDED
                     JUNE 30, 1999 AND 2000 ARE UNAUDITED)

1. FORMATION, CAPITALIZATION AND BASIS OF PRESENTATION (CONTINUED)

    The following chart reflects ownership by major shareholders as of June 30, 2000 after the Initial Public Offering Capitalization Transactions.

MAJOR SHAREHOLDER                                 CLASS OF STOCK              VOTING %   EQUITY %
-----------------                      -------------------------------------  --------   --------
Nextel WIP                             Common--Class B (Preferred--
                                       Series C converted)                     26.65%     26.14%
Nextel WIP                             Common--Class B (Preferred--
                                       Series D converted)                      5.40%      5.30%
                                                                               -----      -----
Subtotal--Nextel WIP                                                           32.05%     31.44%
                                                                               =====      =====
DLJ Merchant Banking Partners II,      Common--Class A (Preferred--Series A
L.P. and affiliates ("DLJ Merchant     converted and warrants to buy Class A
Banking")                              common stock)                           11.76%     11.53%
                                                                               =====      =====
Public Shareholders                    Common--Class A                         11.14%     10.92%
                                                                               =====      =====
Madison Dearborn Capital               Common--Class A (Preferred--Series A
Partners II, L.P.                      converted and warrants to buy Class A
                                       common stock)                           11.22%     11.00%
                                                                               =====      =====
Eagle River                            Common--Class A                          8.04%      7.88%
                                                                               =====      =====
The Huff Alternative Income Fund, LP   Common--Class A (Preferred--Series A
                                       converted)                               5.87%      5.76%
                                                                               =====      =====
Motorola                               Common--Class A (Preferred--Series A
                                       converted)                               5.39%      5.29%
                                                                               =====      =====
Management                             Common--Class A                          4.05%      3.97%
                                                                               =====      =====

BASIS OF PRESENTATION

    In substance, the Capitalization Transactions on January 29, 1999 constituted (1) the incorporation of the Nextel Carve-Out, (2) the formal assumption by the Nextel Carve-Out of Partners' liabilities, (3) a $130.9 million distribution to Nextel WIP, and (4) sales of Nextel Carve-Out securities to outsiders in exchange for cash and irrevocable commitments. Accordingly, the accompanying financial statements reflect the accounts of the Nextel Carve-Out at Nextel WIP's historical cost basis for all periods presented. These accounts include Nextel WIP's cost basis in the FCC licenses discussed above, as all of the rights to the use of and the benefits of ownership of the FCC licenses were held by the Nextel Carve-Out prior to the Capitalization Transactions. In the Capitalization Transactions, the rights to the use of and the benefits of the FCC licenses were transferred to the Company through the Frequency Management Agreement in exchange for the issuance of preferred stock to Nextel WIP for $133.2 million. Since the Frequency Management Agreement is analogous to a capital lease, the cost basis of the FCC licenses continue to be

                     NEXTEL PARTNERS, INC. AND SUBSIDIARIES

             DECEMBER 31, 1998 AND 1999 AND JUNE 30, 1999 AND 2000

       (AMOUNTS AND DISCLOSURES AS OF AND FOR THE SIX-MONTH PERIODS ENDED
                     JUNE 30, 1999 AND 2000 ARE UNAUDITED)

1. FORMATION, CAPITALIZATION AND BASIS OF PRESENTATION (CONTINUED)

reflected in the Company's accounts in a manner similar to the accounting for a capital lease under Statement of Financial Accounting Standards ("SFAS") No. 13 "Accounting for Leases." The accompanying financial statements also include the accounts of Partners prior to the Capitalization Transactions, as Nextel WIP funded the operations of Partners and they were incurred for the benefit of the Nextel Carve-Out, and Partners had no substance apart from the Nextel Carve-Out.

    The accompanying financial statements also reflect the acquisition of the Expansion Territory for $10.6 million from Nextel WIP and related Capitalization Transactions on September 9, 1999 and the Initial Public Offering Capital Transactions consummated on February 25, 2000.

2. OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

    The Company provides a wide array of digital wireless communications services throughout the United States, primarily to business users, utilizing frequencies licensed by the FCC. The Company's operations are primarily conducted by OPCO, a wholly owned subsidiary of the Company. Substantially all of the assets, liabilities, operating losses and cash flows of the Company are within OPCO and its wholly owned subsidiaries.

    The Company's digital network ("Nextel digital mobile network") has been developed with advanced mobile communication systems employing digital technology with a multi-site configuration permitting frequency reuse utilizing digital technology developed by Motorola (such technology is referred to as the "integrated Digital Enhanced Network" or "iDEN"). The Company's principal business objective is to offer high-capacity, high-quality, advanced communication services in its territories throughout the United States targeted towards mid-sized and smaller markets. Various operating agreements entered into by subsidiaries of the Company and Nextel WIP (see Note 9) provide for support services to be provided by Nextel WIP, as required.

INTERIM FINANCIAL STATEMENT PRESENTATION

    Our interim financial statements for the three- and six-month periods ended June 30, 1999 and 2000 have been prepared without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. These consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes contained in our Form S-1 Registration Statement declared effective on February 22, 2000.

    The financial information included herein reflects all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for the fair presentation of the results of the interim periods. The results of operations for the three- and six-month periods ended June 30, 2000 are not necessarily indicative of the results to be expected for the full year.

                     NEXTEL PARTNERS, INC. AND SUBSIDIARIES

             DECEMBER 31, 1998 AND 1999 AND JUNE 30, 1999 AND 2000

       (AMOUNTS AND DISCLOSURES AS OF AND FOR THE SIX-MONTH PERIODS ENDED
                     JUNE 30, 1999 AND 2000 ARE UNAUDITED)

2. OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CONCENTRATION OF RISK

    The Company believes that the geographic and industry diversity of its customer base minimizes the risk of incurring material losses due to concentration of credit risk.

    The Company is party to certain equipment purchase agreements with Motorola (see Notes 2 and 9). For the foreseeable future the Company expects that it will need to rely on Motorola for the manufacture of a substantial portion of the infrastructure equipment necessary to construct and make operational its digital mobile network as well as for the provision of digital mobile telephone handsets and accessories.

    As previously discussed, the Company is reliant on Nextel WIP for the provision of certain services. For the foreseeable future, the Company will need to rely on Nextel WIP for the provision of these services, as the Company will not have the infrastructure to support those services.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of Partners and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

NET LOSS PER SHARE

    In accordance with SFAS No. 128, "Computation of Earnings Per Share," basic earnings per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed by dividing net loss by the weighted average number of common and dilutive common equivalent shares outstanding during the period. Common equivalent shares consist of shares of common stock issuable upon the conversion of the convertible preferred stock (using the if-converted method) and shares issuable upon the exercise of stock options and warrants (using the treasury stock method); common equivalent shares are excluded from the calculation as their effects are antidilutive. The Company has not had any issuances or grants for nominal consideration as defined under Staff Accounting Bulletin 98. Diluted net loss per share for all periods shown does not include the effects of the convertible preferred stock and shares issuable upon the exercise of stock options, warrants and restricted stock as the effect of their inclusion is antidilutive during each period.

                     NEXTEL PARTNERS, INC. AND SUBSIDIARIES

             DECEMBER 31, 1998 AND 1999 AND JUNE 30, 1999 AND 2000

       (AMOUNTS AND DISCLOSURES AS OF AND FOR THE SIX-MONTH PERIODS ENDED
                     JUNE 30, 1999 AND 2000 ARE UNAUDITED)

2. OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    The basic and diluted net loss per share is computed based on the weighted average number of shares of common stock issued for the IPO plus the common stock outstanding that was automatically converted from the preferred stock outstanding upon completion of the Company's initial public offering. The weighted average number of shares for the six months ended June 30, 2000 does not represent a complete reporting period since the IPO was consummated on February 25, 2000. In addition, net loss available to common stockholders increased by the amount of the accrued dividend on the Series B redeemable preferred stock. Per share information is not included for periods prior to 1999 because the capitalization transactions that occurred on January 29, 1999 substantially altered the capital structure.

CASH AND CASH EQUIVALENTS

    Cash equivalents include time deposits and highly liquid investments with remaining maturities of three months or less at the time of purchase.

SHORT-TERM INVESTMENTS

    Marketable debt securities and certificates of deposit with original purchase maturities greater than three months are classified as short-term investments. Marketable debt securities include corporate commercial paper, which the Company holds to maturity. These held to maturity securities are valued on the Company's balance sheet at amortized cost.

RESTRICTED CASH

    Restricted cash reflects the cash collateral account maintained under the credit facility equal to the $175.0 million borrowings outstanding at December 31, 1999 under one of the Company's term loans. On January 21, 2000 the restricted cash was made available to use since the FCC approved the transfer of control of the Initial Capitalization Transaction FCC licenses to the Company from Nextel WIP.

SUBSCRIBER EQUIPMENT INVENTORY

    Subscriber equipment is valued at the lower of cost or market. Cost is determined by the first-in, first-out method.

PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment, including improvements that extend useful lives, are recorded at cost, while maintenance and repairs are charged to operations as incurred. Depreciation and amortization are computed using the straight-line method based on estimated useful lives of three to ten years for equipment and three to seven years for furniture and fixtures. Leasehold improvements are amortized over the shorter of the respective lives of the leases or the useful lives of the improvements.

                     NEXTEL PARTNERS, INC. AND SUBSIDIARIES

             DECEMBER 31, 1998 AND 1999 AND JUNE 30, 1999 AND 2000

       (AMOUNTS AND DISCLOSURES AS OF AND FOR THE SIX-MONTH PERIODS ENDED
                     JUNE 30, 1999 AND 2000 ARE UNAUDITED)

2. OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    Construction in progress includes labor, material, transmission and related equipment, engineering, site design, interest and other costs relating to the construction of the Nextel digital mobile network.

    The Company periodically reviews the carrying value of its long-lived assets (including property, plant and equipment and operating licenses) whenever events or changes in circumstances indicate that the carrying value may not be recoverable. If the estimated future cash inflows attributable to the asset, less estimated future cash outflows is less than the carrying amount, an impairment loss will be recognized.

CAPITALIZED INTEREST

    The Company's wireless communications systems and FCC operating licenses represent qualifying assets pursuant to SFAS No. 34, "Capitalization of Interest Cost." The Company capitalized interest of approximately $6.3 million and $13.7 million for the years ended December 31, 1998 and 1999, respectively.

FCC LICENSES

    FCC operating licenses are recorded at historical cost and are amortized using the straight-line method based on estimated useful lives of 40 years. The Company's FCC licenses and the requirements to maintain the licenses are similar to other licenses granted by the FCC, including Personal Communications Services ("PCS") and cellular licenses in that they are subject to renewal after the initial 10-year term. Historically, the renewal process associated with these FCC licenses has been perfunctory. The accounting for these licenses has historically not been constrained by the renewal and operational requirements. Amortization begins with the commencement of service to customers in a particular market. Amortization expense of approximately $200,000 and $518,000 was recorded for the years ended December 31, 1998 and 1999, respectively.

INTEREST RATE RISK MANAGEMENT

    The Company uses derivative financial instruments consisting of interest rate swap and interest rate protection agreements in the management of its interest rate exposures. In April 1999 and 2000, the Company entered into an interest rate swap agreement for $60 million and $50 million, respectively, to partially hedge interest rate exposure with respect to its $325 million term loans. This interest rate swap agreement has the effect of converting certain of the Company's variable rate obligations to fixed or other variable rate obligations. Amounts paid or received under the interest rate swap agreement are accrued as interest rates change and are recognized over the life of the swap agreement as an adjustment to interest expense. The fair value of the swap agreement is not recognized in the consolidated financial statements, since the swap agreement meets the criteria for hedge accounting.

                     NEXTEL PARTNERS, INC. AND SUBSIDIARIES

             DECEMBER 31, 1998 AND 1999 AND JUNE 30, 1999 AND 2000

       (AMOUNTS AND DISCLOSURES AS OF AND FOR THE SIX-MONTH PERIODS ENDED
                     JUNE 30, 1999 AND 2000 ARE UNAUDITED)

2. OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    The Company will not use financial instruments for trading or other speculative purposes, nor will it be a party to any leveraged derivative instrument. The use of derivative financial instruments is monitored through regular communication with senior management. The Company will be exposed to credit loss in the event of nonperformance by the counterparties. This credit risk is minimized by dealing with a group of major financial institutions with which the Company has other financial relationships. The Company does not anticipate nonperformance by these counterparties.

REVENUE RECOGNITION

    Revenue net of customer discounts and rebates is recognized for airtime and other services over the period earned and for sales of equipment when delivered. Certain of the Company's digital equipment sales are made through independent distributors under agreements allowing rights of return on merchandise unsold by the distributors. The Company defers recognition of such sales until the merchandise is sold by the distributors.

ADVERTISING COSTS

    Costs related to advertising and other promotional expenditures are expensed as incurred. Advertising costs totaled approximately $1.5 million and $3.0 million for the years ended December 31, 1998 and 1999, respectively.

DEBT ISSUANCE COSTS

    In relation to the issuance of long-term debt discussed in Note 4, the Company has incurred a total of $1.3 million, $24.6 million and $28.1 million in deferred financing costs as of December 31, 1998 and 1999 and June 30, 2000, respectively. As of June 30, 2000, in connection with the issuance of the 11% Senior Notes (the "Senior Notes") discussed in Note 4, the Company incurred a total of $5.6 million in deferred financing costs of which $400,000 relates to amending the Amended and Restated Credit Agreement for the Term B and C loans for these Senior Notes. These debt issuance costs will be amortized over the terms of the underlying obligation using the effective interest rate method. For the year ended December 31, 1999, $2.1 million of debt issuance costs were amortized and included in interest expense.

STOCK BASED COMPENSATION

    As allowed by SFAS No. 123, "Accounting for Stock Based Compensation" ("SFAS123"), the Company has chosen to account for compensation cost associated with its stock compensation plans in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations. For the years ended December 31, 1999 and 1998 compensation expense under SFAS 123 and APB Opinion No. 25 were substantially identical. In the future, the Company will disclose pro forma net loss as if compensation expense costs had been determined consistent with SFAS 123.

                     NEXTEL PARTNERS, INC. AND SUBSIDIARIES

             DECEMBER 31, 1998 AND 1999 AND JUNE 30, 1999 AND 2000

       (AMOUNTS AND DISCLOSURES AS OF AND FOR THE SIX-MONTH PERIODS ENDED
                     JUNE 30, 1999 AND 2000 ARE UNAUDITED)

2. OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

    Deferred tax assets and liabilities are determined based on the temporary differences between the financial reporting and tax bases of assets and liabilities applying enacted statutory tax rates in effect for the year in which the differences are expected to reverse. Future tax benefits, such as net operating loss carryforwards, are recognized to the extent that realization of such benefits is considered to be more likely than not. Net operating losses incurred by the Nextel Carve-Out prior to the closing of the Capitalization Transactions will be retained by Nextel.

SEGMENT REPORTING

    The Company adopted SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information" ("SFAS 131") during 1998. SFAS 131 requires companies to disclose certain information about operating segments. Based on the criteria within SFAS 131, the Company has determined that it has one reportable segment, wireless services.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

    In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities"
("SFAS 133"), which establishes accounting and reporting standards for derivative instruments and for hedging activities by requiring that all derivatives be recognized in the balance sheet and measured at fair value.
SFAS 137 issued August 1999 postpones for one year the mandatory effective date for SFAS 133 to January 1, 2001. The Company has not evaluated the effects of this change on its financial position or results of operations.

    In December of 1999, the SEC released Staff Accounting Bulletin Number 101, "Revenue Recognition in Financial Statements." This bulletin will become effective for the Company during the fourth quarter of 2000. This bulletin establishes more clearly defined revenue recognition criteria, than previously existing accounting pronouncements, and specifically addresses revenue recognition requirements for nonrefundable fees, such as activation fees, collected by a company upon entering into an arrangement with a customer, such as an arrangement to provide telecommunication services. The Company believes that the effects of this bulletin will not be material to its financial position or the results of its operations.

    In March 2000, FASB released FASB Interpretation No. 44, "ACCOUNTING FOR CERTAIN TRANSACTIONS INVOLVING STOCK COMPENSATION, an interpretation of APB Opinion No. 25," which provides clarification of Opinion 25 for certain issues such as the determination of an employee, the criteria for determining whether a plan qualifies as a non-compensatory plan and the accounting consequences of various modifications to the terms of a previously fixed stock option or award. We believe that our practices are in conformity with this guidance, and therefore Interpretation No. 44 will have no impact on the Company's financial statements.

                     NEXTEL PARTNERS, INC. AND SUBSIDIARIES

             DECEMBER 31, 1998 AND 1999 AND JUNE 30, 1999 AND 2000

       (AMOUNTS AND DISCLOSURES AS OF AND FOR THE SIX-MONTH PERIODS ENDED
                     JUNE 30, 1999 AND 2000 ARE UNAUDITED)

3. PROPERTY AND EQUIPMENT

                                                                  DECEMBER 31,
                                                              ---------------------
                                                                1998        1999
                                                              ---------   ---------
                                                                 (IN THOUSANDS)
Building and improvements...................................  $    320    $  1,082
Equipment...................................................    87,523     171,567
Furniture and fixtures......................................     2,926       5,128
Less--accumulated depreciation and amortization.............    (4,386)    (16,543)
                                                              --------    --------
                                                                86,383     161,234
Construction in progress....................................    21,565      90,989
                                                              --------    --------
                                                              $107,948    $252,223
                                                              ========    ========

4. LONG-TERM DEBT

                                                               DECEMBER 31,          JUNE 30,
                                                         ------------------------   ----------
                                                           1998          1999          2000
                                                         ---------   ------------   ----------
                                                                    (IN THOUSANDS)
14% Senior Redeemable Discount Notes due 2009, net of
  unamortized discount of $339.5 million at
  December 31, 1999 and $199.8 million at June 30,
  2000.................................................  $     --      $460,484     $  320,226
11% Senior Notes due 2010, interest payable
  semiannually in cash and in arrears..................        --            --        200,000
Bank Credit Facility--Term B Loan, interest at
  Company's option, calculated on Administrative
  Agent's alternate base rate or reserve adjusted
  London Interbank Offered Rate ("LIBOR")..............        --       175,000        175,000
Bank Credit Facility--Term C Loan, interest at
  Company's option, calculated on Administrative
  Agent's alternate base rate or reserve adjusted
  LIBOR................................................        --       150,000        150,000
                                                         --------      --------     ----------
Total Long-term Debt...................................  $     --      $785,484     $  845,226
                                                         ========      ========     ==========

SENIOR REDEEMABLE DISCOUNT NOTES

    On January 29, 1999, the Company completed the issuance of Senior Redeemable Discount Notes due 2009 (the "Notes"). The aggregate accreted value of the Notes was to increase from $406.4 million at issuance at a rate of 14%, compounded semi-annually to a final accreted value equal to a principal amount at maturity of $800 million. On April 18, 2000 the Company redeemed 35% of its Notes for approximately $191 million, net a loss of approximately $23.5 million for early retirement of debt. The redemption was made with some of the proceeds received by the Company from its initial public offering. The remaining aggregate accreted value of the Notes will increase at a rate of 14%, compounded semi-annually to a final accreted value equal to a principal amount at

                     NEXTEL PARTNERS, INC. AND SUBSIDIARIES

             DECEMBER 31, 1998 AND 1999 AND JUNE 30, 1999 AND 2000

       (AMOUNTS AND DISCLOSURES AS OF AND FOR THE SIX-MONTH PERIODS ENDED
                     JUNE 30, 1999 AND 2000 ARE UNAUDITED)

4. LONG-TERM DEBT (CONTINUED)

maturity of $520 million. Thereafter, the Notes bear interest at a rate of 14% per annum payable semi-annually in arrears.

    The Notes represent senior unsecured obligations of the Company, and rank equally in right of payment to all existing and future senior unsecured indebtedness of the Company and senior in right of payment to all existing and future subordinated indebtedness of the Company. The Notes are effectively subordinated to (i) all secured obligations of the Company, including borrowings under the bank credit facility, to the extent of assets securing such obligations and (ii) all indebtedness including borrowings under the bank credit facility and trade payables of OPCO.

    The indenture contains certain covenants that limit, among other things, the ability of the Company to: (i) pay dividends, redeem capital stock or make certain other restricted payments or investments, (ii) incur additional indebtedness or issue preferred equity interests, (iii) merge, consolidate or sell all or substantially all of its assets, (iv) create liens on assets, and
(v) enter into certain transactions with affiliates or related persons. As of June 30, 2000, the Company was in compliance with applicable covenants.

    The Notes are redeemable at the option of the Company, in whole or in part, any time on or after February 1, 2004 in cash at the redemption price on that date, plus accrued and unpaid interest and liquidated damages if any, at the date of liquidation.

BANK CREDIT FACILITY

    On January 29, 1999, the Company, through OPCO, entered into a credit facility ("Term B Loan") with a syndicate of banks and other financial institutions led by Donaldson, Lufkin and Jenrette Securities Corporation, as arranger ("DLJSC"), and DLJ Capital Funding, Inc., as syndication agent ("DLJ Capital"). The Term B Loan includes a $175 million term loan facility and initially, a $100 million revolving credit facility. The Term B Loan has a maturity of nine years. The revolving credit facility terminates eight years from the initial funding.

    On September 9, 1999, the Company, through OPCO entered into an Amended and Restated Credit Agreement (the "Amended and Restated Credit Agreement") with a syndicate of banks and other financial institutions with DLJ Capital
Funding, Inc., as syndication agent. The parties agreed to amend and restate in its entirety the credit agreement to, among other things, obtain from certain of the Lenders an additional term loan commitment ("Term C Loan") in the maximum aggregate principal amount of $150.0 million. The Term C Loan facility has a maturity of nine years.

    The Term B and Term C Loans bear interest, at the option of the Company, at the Administrative Agent's alternate base rate or reserve-adjusted LIBOR plus, in each case, applicable margins. The applicable margin for the Term B Loan is 4.75% over LIBOR and 3.75% over the base rate of the higher of 0.5% per annum above the latest federal funds rate or the prime rate. For the revolving credit facility, which is part of Term B Loan, the initial applicable margin is 4.25% over LIBOR and 3.25% over the base rate until consolidated EBITDA as adjusted is positive at which

                     NEXTEL PARTNERS, INC. AND SUBSIDIARIES

             DECEMBER 31, 1998 AND 1999 AND JUNE 30, 1999 AND 2000

       (AMOUNTS AND DISCLOSURES AS OF AND FOR THE SIX-MONTH PERIODS ENDED
                     JUNE 30, 1999 AND 2000 ARE UNAUDITED)

4. LONG-TERM DEBT (CONTINUED)

time the applicable margin will be initially 4.0% over LIBOR and 3.0% over the base rate and thereafter will be determined on the basis of the ratio of total debt to annualized EBITDA as adjusted and will range between 2.25% and 3.75% over LIBOR and between 1.25% and 2.75% over the base rate. The applicable margin for the Term C Loan is 4.25% over LIBOR and 3.25% over the base rate.

    The Company pays a commitment fee calculated at a rate equal to 2.00% per annum, calculated on the daily average unused commitment under the revolving credit facility (whether or not then available). Such fee will be payable quarterly in arrears. The commitment fee is subject to reduction based on utilization of the revolving credit facility.

    Prior to the date on which the Company's portion of the Nextel digital mobile network is substantially complete and operations and services are offered to customers over a minimum coverage area, loans under the revolving credit facility will be made subject to satisfaction of certain financial covenants and certain build-out covenants.

    The Term B and C Loans are subject to mandatory prepayment: (i) with 100% of the net cash proceeds from the issuance of debt, subject to certain exceptions,
(ii) with 100% of net cash proceeds of asset sales, subject to certain exceptions, (iii) with 50% of the Company's excess cash flow (as defined),
(iv) with 50% of the net cash proceeds from the issuance of equity at any time after the fifth anniversary of the credit facility, and (v) with 100% of net casualty proceeds, subject to certain exceptions.

    The Company's obligations under the Term B and C Loans are secured by a first-priority perfected lien on all property and assets, tangible and intangible, of the Company's subsidiaries including a pledge of the capital stock of all the Company's subsidiaries. The Company and its subsidiaries guarantee the obligations of OPCO under the Term B and C Loans. Such guarantee will only be recourse to the Company's pledge of all of the outstanding capital stock of the Company's subsidiaries to secure the obligations of the Company under the Term B and C Loans.

    The Term B and C Loans contain covenants and restrictions on the ability of the Company to engage in certain activities, including but not limited to:
(i) limitations on the incidence of liens and indebtedness, (ii) restrictions on sale lease-back transactions, consolidations, mergers, sale of assets, capital expenditures, transactions with affiliates and investments, and (iii) severe restrictions on dividends, and other similar distributions.

    Additionally, the Term B and C Loans contain financial covenants requiring the Company to maintain (i) certain defined ratios of senior debt and total debt to EBITDA (net loss before interest expense, interest income, depreciation, amortization and deferred compensation expense) as adjusted, (ii) a minimum interest coverage ratio, (iii) a minimum fixed charge coverage ratio, (iv) a maximum leverage ratio, and (v) minimum service revenues, subscriber units and covered population equivalents. As of June 30, 2000, the Company was in compliance with all of its required covenants.

                     NEXTEL PARTNERS, INC. AND SUBSIDIARIES

             DECEMBER 31, 1998 AND 1999 AND JUNE 30, 1999 AND 2000

       (AMOUNTS AND DISCLOSURES AS OF AND FOR THE SIX-MONTH PERIODS ENDED
                     JUNE 30, 1999 AND 2000 ARE UNAUDITED)

4. LONG-TERM DEBT (CONTINUED)

11% SENIOR NOTES

    On March 10, 2000, the Company issued $200.0 million in aggregate principal amount 11% Senior Notes due 2010 (the "Senior Notes"). Interest will accrue at the rate of 11% per annum, payable semiannually in cash in arrears on March 15 and September 15 of each year, commencing September 15, 2000.

    The Senior Notes represent senior unsecured obligations of the Company, and rank equally in right of payment to all existing and future senior unsecured indebtedness of the Company and senior in right of payment to all existing and future subordinated indebtedness of the Company. The Senior Notes are effectively subordinated to (i) all secured obligations of the Company, including borrowings under the bank credit facility, to the extent of assets securing such obligations and (ii) all indebtedness including borrowings under the bank credit facility and trade payables of OPCO.

    The indenture contains certain covenants that limit, among other things, the ability of the Company to: (i) pay dividends, redeem capital stock or make certain other restricted payments or investments, (ii) incur additional indebtedness or issue preferred equity interests, (iii) merge, consolidate or sell all or substantially all of its assets, (iv) create liens on assets, and
(v) enter into certain transactions with affiliates or related persons.

    The Senior Notes are redeemable at the option of the Company, in whole or in part, any time on or after March 15, 2005 in cash at the redemption price on that date, plus accrued and unpaid interest and liquidated damages if any, at the date of liquidation. In addition, prior to March 15, 2003, the Company may on one or more occasions redeem up to 35% of the aggregate principal amount at maturity of the Senior Notes originally issued at a redemption price equal to 111% of the principal amount of the notes redeemed, plus accrued and unpaid interest and liquidated damages if any, with the net cash proceeds of one or more public equity offerings; provided that at least 65% of the Senior Notes originally issued remains outstanding immediately after the occurrence of such redemption.

FUTURE MATURITIES OF LONG-TERM DEBT

    Based on the debt issued on January 29, 1999, September 9, 1999, and March 10, 2000, as discussed above, for the years subsequent to December 31, 1998, scheduled annual maturities of

                     NEXTEL PARTNERS, INC. AND SUBSIDIARIES

             DECEMBER 31, 1998 AND 1999 AND JUNE 30, 1999 AND 2000

       (AMOUNTS AND DISCLOSURES AS OF AND FOR THE SIX-MONTH PERIODS ENDED
                     JUNE 30, 1999 AND 2000 ARE UNAUDITED)

4. LONG-TERM DEBT (CONTINUED)

long-term debt outstanding as of June 30, 2000, under existing long-term debt agreements are as follows (in thousands):

2000........................................................  $       --
2001........................................................          --
2002........................................................          --
2003........................................................       1,688
2004........................................................       3,250
Thereafter..................................................   1,040,062
                                                              ----------
                                                               1,045,000
                                                              ----------
Less--unamortized discount..................................    (199,774)
                                                              ----------
                                                              $  845,226
                                                              ==========

5. INCOME TAXES

    Deferred tax assets and liabilities consist of the following (in thousands):

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1998       1999
                                                              --------   --------
Deferred tax assets:
Operating loss carryforwards................................  $14,731    $39,138
Intangibles.................................................       --      6,781
Other.......................................................       --        441
Valuation allowance.........................................   (8,182)   (37,664)
                                                              -------    -------
                                                                6,549      8,696
                                                              -------    -------
Deferred tax liabilities:
Property, plant and equipment...............................   (6,097)    (8,696)
Other.......................................................     (452)        --
                                                              -------    -------
                                                               (6,549)        --
                                                              -------    -------
Net deferred tax liability..................................       --         --
                                                              =======    =======

    At December 31, 1998, the Company would have had approximately
$39.8 million of consolidated net operating loss ("NOL") carryforwards for federal income tax purposes expiring through 2018. The December 31, 1998 deferred tax assets and liabilities are presented as if Nextel Partners holding company, which was incorporated in 1998 to serve as the parent company of the Nextel Carve-Out, had conducted operations in 1998. At December 31, 1999, the Company had approximately $105.8 million of consolidated NOL carryforwards for federal income tax purposes expiring through 2019, based on actual stand-alone tax returns filed for 1998 and estimates

                     NEXTEL PARTNERS, INC. AND SUBSIDIARIES

             DECEMBER 31, 1998 AND 1999 AND JUNE 30, 1999 AND 2000

       (AMOUNTS AND DISCLOSURES AS OF AND FOR THE SIX-MONTH PERIODS ENDED
                     JUNE 30, 1999 AND 2000 ARE UNAUDITED)

5. INCOME TAXES (CONTINUED)

prepared for December 31, 1999. The Company would have recorded a valuation allowance of approximately $8.2 million for 1998 because available objective evidence would have created sufficient uncertainty regarding the realization of the net deferred tax assets. Such factors primarily would have included anticipated recurring operating losses resulting from the development of the Company's business. At December 31, 1999, the Company recorded a valuation allowance of approximately $37.7 million, based on actual stand-alone results, because available objective evidence creates sufficient uncertainty regarding the realization of the net deferred tax assets. Such factors include the anticipated recurring operating losses resulting from the development of the Company's business.

    The difference between the statutory tax rate of approximately 37% (35% federal and 2% state, net of federal benefits) and the tax benefit of zero disclosed above by the Company is primarily due to the Company's full valuation allowance against the net deferred tax assets. The Company's ability to utilize the NOL in any given year may be limited by certain events, including a significant change in ownership interest.

6. COMMITMENTS AND CONTINGENCIES

OPERATING LEASE COMMITMENTS

    The Company leases various equipment and office facilities under operating leases. Leases for antenna sites are typically five years with renewal options. Office facilities and equipment other than antenna sites are leased under agreements with terms ranging from one month to 20 years. The leases normally provide for the payment of minimum annual rentals and certain leases include provisions for renewal options of up to five years.

    For years subsequent to December 31, 1999, future minimum payments for all operating lease obligations that have initial noncancellable lease terms exceeding one year are as follows (in thousands):

2000........................................................  $12,257
2001........................................................   12,037
2002........................................................   11,195
2003........................................................    8,275
2004........................................................    4,605
Thereafter..................................................    8,638
                                                              -------
                                                              $57,007
                                                              =======

    Total rental expense was approximately $3 million and $9.7 million for the years ended December 31, 1998 and 1999, respectively.

                     NEXTEL PARTNERS, INC. AND SUBSIDIARIES

             DECEMBER 31, 1998 AND 1999 AND JUNE 30, 1999 AND 2000

       (AMOUNTS AND DISCLOSURES AS OF AND FOR THE SIX-MONTH PERIODS ENDED
                     JUNE 30, 1999 AND 2000 ARE UNAUDITED)

6. COMMITMENTS AND CONTINGENCIES (CONTINUED)

REGULATORY MATTERS

    The FCC issues Specialized Mobile Radio ("SMR") licenses on both a site-specific and wide-area basis. Each license enables SMR carriers to provide service either on a site-specific basis, in specific 800 MHz Economic Areas ("EA") or 900 MHz Metropolitan Trading Areas ("MTA") in the U.S. Currently, SMR licenses are issued for a period of 10 years, and are subject to certain construction and operational requirements.

    The FCC granted approval to transfer ownership of the Initial Capitalization Transaction licenses on January 21, 2000 from Nextel WIP to the Company. Pursuant to this event the cash collateral account (restricted cash) established by the Company to maintain a balance equal to the amounts outstanding under the term B credit facility was made available.

    On March 20, 2000 the FCC granted approval to transfer ownership of the Option Territory licenses from Nextel WIP to the Company.

    The FCC has routinely granted license renewals providing the licensees have complied with applicable rules, policies and the Communications Act of 1934, as amended. The Company believes that it has met and will continue to meet all requirements necessary to secure the retention and renewal of its SMR licenses subsequent to the FCC approved transfer of the licenses from Nextel WIP.

7. CAPITAL STOCK AND STOCK RIGHTS

    Pursuant to the Restated Certificate of Incorporation, the Company has the authority to issue 1,020 million shares of capital stock, divided into five classes as follows: (i) 600 million shares of Common Stock, par value, $.001 per share; (ii) 150 million shares of Series A Convertible Preferred Stock, par value $.001 per share ("Series A Preferred Stock"); (iii) 150 million shares of Series B Redeemable or Convertible Preferred Stock, par value $.001 per share ("Series B Preferred Stock"); (iv) 90 million shares of Series C Convertible Preferred Stock, stated value $.001 per share ("Series C Preferred Stock"); and
(v) 30 million shares of Series D Convertible Preferred Stock, par value, $.001 per share ("Series D Preferred Stock"). The number of authorized shares described above changed upon the filing of a Restated Certificate of Incorporation immediately prior to consummation of the initial public offering on February 25, 2000. Upon this filing the Company has the authority to issue 713,110,000 shares of capital stock, divided into four classes as follows:
(i) 500 million shares of Class A Common Stock, par value $.001 per share;
(ii) 100 million shares of Class B Convertible Common Stock, par value $.001 per share; (iii) 13,110,000 shares of Series B Preferred Stock, par value $.001 per share; and (iv) 100 million shares of other Preferred Stock.

    The following is a summary description of the Company's capital stock.

                     NEXTEL PARTNERS, INC. AND SUBSIDIARIES

             DECEMBER 31, 1998 AND 1999 AND JUNE 30, 1999 AND 2000

       (AMOUNTS AND DISCLOSURES AS OF AND FOR THE SIX-MONTH PERIODS ENDED
                     JUNE 30, 1999 AND 2000 ARE UNAUDITED)

7. CAPITAL STOCK AND STOCK RIGHTS (CONTINUED)

COMMON STOCK

    The holders of Common Stock are entitled to one vote per share on all matters submitted for action by the shareholders. There is no provision for cumulative voting with respect to the election of directors. Holders of Common Stock are entitled to share equally, share for share, if dividends are declared on Common Stock, whether payable in cash, property or securities.

    CLASS A COMMON STOCK--Under certain circumstances, shares of Class A Common Stock and securities convertible into Class A Common Stock (other than Class B Common Stock) are callable at the option of Nextel WIP or may be put to Nextel WIP at the option of the holders.

    CLASS B COMMON STOCK--Shares of Class B Common Stock are convertible at any time at the option of the holder into an equal number of shares of Class A Common Stock upon a transfer by Nextel or Nextel WIP to a third party who is not a holder of Class B common stock.

PREFERRED STOCK

    RANKING--With respect to rights on liquidation, dissolution or winding up the order of preference is as follows:

    1.  the Series B Preferred Stock;

    2.  the Series A Preferred Stock;

    3.  the Series C and Series D Preferred Stock

    4.  the Class A and Class B Common Stock

    The holders of the Series A and Series C Preferred Stock are entitled to vote on an as converted basis on all matters submitted for action by the shareholders. Series D and Series B Preferred Stock do not have any voting rights other than to approve mergers or consolidations adverse to the rights of holders of such securities. The holders of Series A, Series C and Series D Preferred Stock are entitled to share equally, share for share on an as converted basis, if dividends are declared on Common Stock, whether payable in cash, property or securities.

    SERIES A PREFERRED STOCK--Each share of Series A Preferred Stock is convertible into one share of Class A Common Stock at any time.

    SERIES B PREFERRED STOCK--The Series B Preferred Stock is subject to mandatory redemption by the Company 375 days after February 1, 2009. The price for redemption will be the liquidation value, which accretes at an annual rate of 12% from the date of issuance. The Series B Preferred Stock is subject to voluntary redemption for cash at the Company's option at any time at its then current liquidation value.

                     NEXTEL PARTNERS, INC. AND SUBSIDIARIES

             DECEMBER 31, 1998 AND 1999 AND JUNE 30, 1999 AND 2000

       (AMOUNTS AND DISCLOSURES AS OF AND FOR THE SIX-MONTH PERIODS ENDED
                     JUNE 30, 1999 AND 2000 ARE UNAUDITED)

7. CAPITAL STOCK AND STOCK RIGHTS (CONTINUED)

    SERIES C PREFERRED STOCK AND SERIES D PREFERRED STOCK--Each share of Series C and Series D Preferred Stock was converted into one share of Class B Common Stock upon the consummation of the IPO on February 25, 2000.

COMMON STOCK RESERVED FOR ISSUANCE

    As of the closing of the Capitalization Transactions and as of June 30, 2000, the Company had reserved Common Stock for future issuance as detailed below.

                                                  AS OF         AS OF         AS OF
                                               JANUARY 29,   DECEMBER 31,    JUNE 30,
                                                  1999           1999          2000
                                               -----------   ------------   ----------
Preferred Stock conversion rights............  183,539,826   216,727,272            --
Warrants outstanding.........................    2,434,260     2,434,260            --
Employee options outstanding.................    1,572,000     5,049,600     4,738,052
Employee options available for grant.........   10,771,332     8,495,754    11,807,302
                                               -----------   -----------    ----------
Total........................................  198,317,418   232,706,886    16,545,354
                                               ===========   ===========    ==========

8. STOCK AND EMPLOYEE BENEFIT PLANS

RESTRICTED STOCK PURCHASE PLAN

    Pursuant to the Company's Restricted Stock Purchase Plan (the "Plan"), in 1998, the Company issued 8,774,994 shares of Class A Common Stock to senior managers of the Company and 758,334 shares of Class A Common Stock to Eagle River at $.00167 per share. During 1999 an additional 60,000 shares were issued to senior management of the Company at $.00167 per share. Pursuant to the Plan, the shares issued to senior managers vest over a four-year period based on the passing of time and based on certain Company performance goals related to revenue, EBITDA as adjusted and the successful build-out of the Company's network. As of December 31, 1998 and 1999, 2,679,282 and 4,689,906 shares, respectively, were considered fully vested, including the 758,334 shares issued to Eagle River which vested immediately upon issuance. Compensation expense recognized by the Company, which accounted for the Plan using variable accounting prior to the IPO, for the years ended December 31, 1998 and 1999 was approximately $0.5 million and $27.3 million, respectively. At the time of the IPO (January 27, 2000), all vesting provisions related to performance goals were removed and these shares now vest solely based on the passage of time. Accordingly, compensation expense is fixed and will be recognized over the remaining vesting period of these restricted shares.

NONQUALIFIED STOCK OPTION PLAN

    In January 1999, the Company adopted the Nonqualified Stock Option Plan (the "Plan"). Under the Plan, the Board of Directors may grant nonqualified stock options to eligible employees at a

                     NEXTEL PARTNERS, INC. AND SUBSIDIARIES

             DECEMBER 31, 1998 AND 1999 AND JUNE 30, 1999 AND 2000

       (AMOUNTS AND DISCLOSURES AS OF AND FOR THE SIX-MONTH PERIODS ENDED
                     JUNE 30, 1999 AND 2000 ARE UNAUDITED)

8. STOCK AND EMPLOYEE BENEFIT PLANS (CONTINUED)

price equal to the fair market value as of the date of grant. Options have a term of up to 10 years and vest over 3 years with 1/3 vesting at the end of each year. No more than 30% of the number of authorized options will be granted in any year and no options under this plan may be granted after January 1, 2003. Prior to the IPO, grants under this plan were considered compensatory and were accounted for on a basis similar to stock appreciation rights. At the IPO (January 27, 2000), the intrinsic value of the outstanding options was recorded and is being amortized over the remaining vesting periods.

    Subsequent to the IPO, there have been no stock option grants in which the exercise price of the options has been less than the fair market value at the time of the grants.

    The following table includes all stock options granted by the Company including options issued outside of the nonqualified stock option plan.

                                                                                 WEIGHTED
                                                     NUMBER OF                   AVERAGE
                                                      OPTIONS      AVAILABLE     EXERCISE
                                                    OUTSTANDING   FOR ISSUANCE    PRICE
                                                    -----------   ------------   --------
Balance December 31, 1998.........................          --             --        --
Authorized........................................          --     13,545,354        --
Granted...........................................   5,066,400     (5,066,400)    $1.78
Exercised.........................................          --             --        --
Canceled..........................................     (16,800)        16,800     $1.67
                                                     ---------     ----------     -----
Balance December 31, 1999.........................   5,049,600      8,495,754     $1.78
                                                     =========     ==========     =====

    The outstanding stock options all have an exercise price of $1.78 per share and average remaining contractual life of approximately nine years.

STOCK OPTION GRANT

    On January 29, 1999, pursuant to an employment agreement entered into by the Company and an officer of the Company, the Company issued 210,000 options for the Company's unrestricted Class A Common Stock with an exercise price of $1.67 per share which was more than the estimated fair value at that time ($1.25 per share). These options vested immediately. The agreement provides that the Company will be required to purchase the unexercised options on the fourth anniversary for an aggregate purchase price of $500,000 if directed to do so by the officer. Beginning with the period after January 29, 1999, the date of issuance of these shares, the Company recognizes compensation expense on a straight-line basis over the four year life of the put contract (up to a maximum of $500,000) adjusted for actual exercises, if any, by the executive.

                     NEXTEL PARTNERS, INC. AND SUBSIDIARIES

             DECEMBER 31, 1998 AND 1999 AND JUNE 30, 1999 AND 2000

       (AMOUNTS AND DISCLOSURES AS OF AND FOR THE SIX-MONTH PERIODS ENDED
                     JUNE 30, 1999 AND 2000 ARE UNAUDITED)

8. STOCK AND EMPLOYEE BENEFIT PLANS (CONTINUED)

OFFICER NOTE RECEIVABLE

    On January 29, 1999, the Company advanced $2.2 million to an officer of the Company. The note does not bear interest and is collateralized by proceeds of the loan and the restricted stock of the officer and is due on January 29, 2003. The advance was made to the same officer to whom the stock option grant discussed in the previous paragraph was made. The advance was a separate arrangement not related to the stock option grant discussed above.

EMPLOYEE BENEFIT PLAN

    The Company has a defined contribution plan pursuant to Section 401(k) of the Internal Revenue Code covering all eligible officers and employees. The Company provides a matching contribution of $0.50 for every $1.00 contributed by the employee up to 2% of each employee's salary. Such contributions were approximately $50,000 and $175,000 for the years ended December 31, 1998 and 1999. At December 31, 1998 and 1999, the Company had no other pension or post employment benefit plans.

9. RELATED PARTY TRANSACTIONS

    Prior to January 29, 1999, Nextel WIP and Eagle River funded the operations of the Company and accordingly all transactions were considered to be related party transactions. The Company made a return of capital payment to Nextel WIP of $130.9 million representing the reimbursement of net operating expenses of $15.1 million and capital expenditures of $115.8 million incurred by the Nextel Carve-Out operations prior to January 29, 1999. In order to fund the operations of the Company prior to the Capitalization Transactions, Nextel WIP and Eagle River advanced the Company $3.4 million (as of December 31, 1998) to cover its costs during the period. These advances did not bear interest and were repaid in majority on January 29, 1999.

MOTOROLA PURCHASE AGREEMENTS

    Pursuant to the equipment purchase agreements between Partners and Motorola, and prior to the Capitalization Transactions, pursuant to purchase agreements between Nextel WIP and Motorola, Motorola provided the iDEN infrastructure and subscriber handset equipment to Partners throughout its markets (such equipment purchase agreements, are referred to herein as the "Equipment Purchase Agreements"). The Company expects to rely on Motorola for the manufacture of a substantial portion of the equipment necessary to construct its portion of the Nextel digital mobile network and handset equipment for the foreseeable future. The Equipment Purchase Agreements govern Partners' rights and obligations regarding purchases of system infrastructure equipment manufactured by Motorola and others.

    For the years ended December 31, 1998 and 1999 and the three and six months ended June 30, 2000, the Company purchased approximately $47.5 million, $40.7 million, $35.8 million and $61.3 million, respectively, of infrastructure and other equipment, handsets, warranties and

                     NEXTEL PARTNERS, INC. AND SUBSIDIARIES

             DECEMBER 31, 1998 AND 1999 AND JUNE 30, 1999 AND 2000

       (AMOUNTS AND DISCLOSURES AS OF AND FOR THE SIX-MONTH PERIODS ENDED
                     JUNE 30, 1999 AND 2000 ARE UNAUDITED)

9. RELATED PARTY TRANSACTIONS (CONTINUED)

services from Motorola. For the same periods ended June 30, 1999, the Company purchased approximately $6.0 million and $7.7 million, respectively.

THE JOINT VENTURE AGREEMENT

    The Company, OPCO and Nextel WIP entered into a joint venture agreement (the "Joint Venture Agreement") dated January 29, 1999. Summarized below are several of the important terms of the Joint Venture Agreement.

    BUILD-OUT--The Company is bound to certain operational obligations, including meeting the construction requirements set forth in an agreed-upon minimum build-out plan, ensuring compatibility of the Company's systems with the Nextel digital mobile network, offering certain core service features with respect to its systems (including upgrading its system to comply with future Nextel standards) and causing the Company's systems to comply with Nextel's iDEN quality standards.

    ACQUISITION OF LICENSES--Under the initial and option territory capitalization transactions, Nextel has transferred SMR licenses to Nextel WIP License Corp. and Nextel WIP Expansion Corp. (Both Delaware corporations and wholly owned subsidiaries of Nextel WIP). Upon approval of the FCC, Nextel WIP will transfer the stock of Nextel WIP License Corp. and Nextel WIP Expansion Corp. to Partners. These licenses will allow the Company to provide wireless communication service to customers in 46 mid-sized and smaller markets throughout the United States.

    NEXTEL WIP VENDOR RELATIONSHIPS--If requested by the Company, Nextel WIP has agreed to use reasonable efforts to assist the Company in obtaining access to many of the goods and services available through Nextel's vendors with whom the Company is negotiating for the purpose of obtaining equipment as well as advertising, media buying, telemarketing and related services.

    NEXTEL WIP APPROVAL RIGHTS--Subject to Nextel WIP maintaining a certain percentage ownership in Partners, and without the approval of Nextel WIP, the Company may not (i) make a material change in the technology used in its business, (ii) dispose of all or substantially all of its assets or (iii) prior to the occurrence of certain specified events, broaden the scope of its business beyond the limits provided for in the Joint Venture Agreement.

    EXCLUSIVITY--Nextel WIP has agreed that during the term of the Joint Venture Agreement, Nextel will not provide digital wireless communication services within the Company's territory (the "Territory") using 800 MHz frequencies. Nextel may continue to provide analog 800 MHz service in the Territory provided that such analog service is not offered under any of the trademarks licensed to the Company under the parties Trademark License Agreement and do not involve the use of iDEN or other digital transmission technology. In addition, Nextel may offer digital services in the Territory using non-800 MHz frequencies provided that these services are not offered under the licensed trademarks and do not offer interconnection with landline telecommunication providers.

                     NEXTEL PARTNERS, INC. AND SUBSIDIARIES

             DECEMBER 31, 1998 AND 1999 AND JUNE 30, 1999 AND 2000

       (AMOUNTS AND DISCLOSURES AS OF AND FOR THE SIX-MONTH PERIODS ENDED
                     JUNE 30, 1999 AND 2000 ARE UNAUDITED)

9. RELATED PARTY TRANSACTIONS (CONTINUED)

Nextel may engage in national advertising (including print, television, radio and Internet), promotions and sponsorships to promote Nextel service, but will coordinate with the Company to ensure that customers in the Company service areas adjacent to Nextel service areas do not switch between Nextel and Company territories. Nextel may continue to service national accounts, accounts with virtual private networks and national indirect distributors within the Territory.

    STANDARD OF CARE--Nextel WIP has agreed to provide services to the Company at the same level that such services are provided to subsidiaries of Nextel and not to discriminate between the Company and subsidiaries of Nextel with respect to providing such services. In the event that Nextel WIP has agreed to provide services to the Company that are not provided to subsidiaries of Nextel, Nextel WIP will only be liable in cases of gross negligence or willful misconduct in the provision of such services.

    MARKETING, ADVERTISING, PRICING, ETC.--The Company is generally required to adhere to Nextel standards for pricing structure, advertising, promotions, customer care, telemarketing and related activities.

    BACK OFFICE/MIS SERVICES--Nextel WIP provides the Company access to certain back office and information systems platforms on an ongoing basis, as more fully described in the Joint Venture Agreement. The Company pays to Nextel a fee, based on Nextel's cost, for these services. For the year ended December 31, 1999 the Company was charged approximately $455,000. For the three month period ended June 30, 1999 and 2000, the Company was charged approximately $101,000 and $226,000, respectively, and $146,000 and $432,000 for the six month period ended June 30, 1999 and 2000, respectively, for these services.

    TRADEMARK LICENSE AGREEMENT--Pursuant to a trademark license agreement (the "Trademark License Agreement"), Nextel WIP has granted OPCO a non-exclusive license to use certain trademarks and other intellectual property (the "Licensed Marks") that are now or in the future may be used by or licensed to Nextel.

    The Trademark License Agreement allows OPCO to sublicense the Licensed Marks solely to its wholly owned subsidiaries and to authorized dealers of OPCO in connection with the marketing, promotion and sale of OPCO services, and the marketing, promotion and sale of certain equipment to be used by OPCO's customers. OPCO is obligated to pay royalties to Nextel WIP for its use of the Licensed Marks, beginning on a date (the "Royalty Commencement Date") that is the latter of January 1, 2002 or the first day of the month after the Company has achieved two consecutive fiscal quarters of positive EBITDA as adjusted. After the Royalty Commencement Date and through December 31, 2004, the royalty will be equal to 0.5% of gross monthly service revenues, and will equal 1% of the gross monthly service revenues from January 1, 2005 and thereafter.

    Either OPCO or Nextel WIP is allowed to, at any time upon or following the termination of the Joint Venture Agreement, terminate the Trademark License Agreement, and Nextel WIP is entitled to seek to terminate the Trademark License Agreement upon the occurrence of certain material

                     NEXTEL PARTNERS, INC. AND SUBSIDIARIES

             DECEMBER 31, 1998 AND 1999 AND JUNE 30, 1999 AND 2000

       (AMOUNTS AND DISCLOSURES AS OF AND FOR THE SIX-MONTH PERIODS ENDED
                     JUNE 30, 1999 AND 2000 ARE UNAUDITED)

9. RELATED PARTY TRANSACTIONS (CONTINUED)

defaults under the Joint Venture Agreement, even if the Joint Venture Agreement and other Operating Agreements remain in effect. Termination of the Trademark License Agreement requires, among other things, that OPCO discontinue use of the Licensed Marks as part of its corporate, assumed or trade name.

    ROAMING AGREEMENT--Pursuant to a roaming agreement (the "Roaming Agreement") entered into between Nextel WIP and OPCO, Nextel WIP and OPCO provide ESMR service to subscribers of the other (in either case, the "Home Service Provider") while such subscribers are out of the Home Service Provider's territory and roaming in the territory of the other (in either case, the "Remote Service Provider"). Under the Roaming Agreement, each Home Service Provider is responsible for billing its own subscribers and designated users for roaming usage in accordance with its own subscriber plans and service agreements. The Roaming Agreement provides that each party pays the others monthly roaming fees in an amount based on the actual system minutes generated by the respective subscribers of each Home Service Provider operating as authorized roamers in the Remote Service Provider's territory. For the year ended December 31, 1999 the Company earned approximately $8.5 million from Nextel customers roaming on the Company's system. Likewise, for the three month period ended June 30, 1999 and 2000, the Company earned approximately $3.1 and $5.0 million, respectively, and and $3.1 million and $8.8 million, respectively, for the six-month period ended June 30, 1999 and 2000. Conversely, the Company was charged approximately
$1.2 million for the year ended December 31, 1999 for the Company's customers roaming on Nextel's system. Similarly, for the three months ended June 30, 1999 and 2000, the Company was charged approximately $341,000 and $1.1 million, respectively, and $344,000 and $1.7 million for the six-month period ended
June 30, 1999 and 2000.

    FREQUENCY MANAGEMENT AGREEMENT--The Frequency Management Agreement was terminated upon FCC approval of the Initial licenses transfer on January 21, 2000 and approval of the Option Territory licenses on March 20, 2000.

    MASTER SITE LEASE AGREEMENT--OPCO will lease from Nextel WIP, under a master site lease agreement entered into between them (the "Master Site Lease"), telecommunications towers and sites and space on telecommunications towers, which are owned or leased by affiliates of Nextel WIP in the Territory. Pursuant to the Master Site Lease, as the network build-out progresses, additional sites may become subject to the Master Site Lease. OPCO pays Nextel WIP monthly rental payments based on the number of telecommunication towers leased by OPCO. For the year ended December 31, 1999 the Company was charged approximately $586,000 by Nextel WIP under these arrangements. Likewise, for the three and six-month periods ended June 30, 1999, the Company was charged approximately $142,000 and $236,000, respectively, for these leases. Starting April 1, 2000 Nextel WIP and the Company agreed to have the Company pay Spectrasite Holdings Inc. directly for these leases with the agreement that Nextel WIP would offset any of the lease payments that exceeded $1,200 per on the until January 29, 2002. The three months ended June 30, 2000 the Company received credits from Nextel WIP for approximately $57,600 and paid a

                     NEXTEL PARTNERS, INC. AND SUBSIDIARIES

             DECEMBER 31, 1998 AND 1999 AND JUNE 30, 1999 AND 2000

       (AMOUNTS AND DISCLOSURES AS OF AND FOR THE SIX-MONTH PERIODS ENDED
                     JUNE 30, 1999 AND 2000 ARE UNAUDITED)

9. RELATED PARTY TRANSACTIONS (CONTINUED)

net amount of $121,000 for the six months ended June 30, 2000. Pursuant to the Master Site Lease, as the network build-out progresses, additional sites may become subject to the Master Site Lease arrangement whereby additional credits will be received from Nextel WIP.

    The Master Site Lease, and each site lease thereunder, has an initial term of five years, renewable at OPEC's option for up to nine additional terms of five years. Either OPCO or Nextel WIP is allowed to, at any time upon or following the termination of the Joint Venture Agreement, terminate the Master Site Lease. Neither party is permitted to assign or transfer the Master Site Lease or any of its rights or obligations thereunder without the consent of the other, except that Nextel WIP will be entitled to assign or transfer the Master Site Lease to any affiliate or any tower aggregator.

    TRANSITION SERVICES AGREEMENT--Nextel WIP, through its affiliates, provides certain services to OPCO for a limited period under a transition services agreement entered into between OPCO and Nextel WIP (the "Transition Services Agreement"). Under the Transition Services Agreement, certain accounting, payroll, customer care, purchasing, human resources and billing functions are made available to OPCO. In return for the services received through Nextel WIP, OPCO pays monthly fees to Nextel WIP based on Nextel WIP's cost. For the year ended December 31, 1999, the Company was charged approximately $2.7 million for these services. For the three months ended June 30, 1999 and 2000, the Company was charged approximately $669,000 and $781,000, respectively, for the transition services and $1.0 million and $1.5 million for the six-month period ended June 30, 1999 and 2000, respectively. As of June 30, 2000 the transition services still required related mostly to Nextel telemarketing and customer care, fulfillment, activations and billing for the national accounts.

    The services provided under the Transition Services Agreement have different variable terms agreed to by OPCO and Nextel WIP. OPCO has the sole discretion to terminate its use of any services covered by the Transition Services Agreement before the end of any term of service. The parties contemplate that in the event OPCO desires to purchase any services from Nextel WIP following the expiration of the Transition Services Agreement, Nextel WIP may, at its election, agree to provide certain services to OPCO on an arm's length basis, at prices to be agreed upon.

    SWITCH SHARING AGREEMENT--Nextel WIP provides certain telecommunications switching services to OPCO pursuant to a switch sharing agreement entered into between Nextel WIP and OPCO (the "Switch Sharing Agreement"). The Switch Sharing Agreement permits OPCO to link cell sites to and electronically access certain switching equipment used and maintained by affiliates of Nextel WIP in the operation of the Nextel digital mobile network, which facilitates OPCO provision of ESMR service to the Company's subscribers. Under the Switch Sharing Agreement, OPCO pays Nextel WIP monthly switching fees based on a pricing formula agreed to by the parties based on Nextel's cost of providing such services in the year 2001. For the year ended December 31, 1999 the Company was charged approximately $2.4 million for these services. For the three-month period ended June 30, 1999 and 2000, the Company was charged approximately $641,000 and

                     NEXTEL PARTNERS, INC. AND SUBSIDIARIES

             DECEMBER 31, 1998 AND 1999 AND JUNE 30, 1999 AND 2000

       (AMOUNTS AND DISCLOSURES AS OF AND FOR THE SIX-MONTH PERIODS ENDED
                     JUNE 30, 1999 AND 2000 ARE UNAUDITED)

9. RELATED PARTY TRANSACTIONS (CONTINUED)

$3.2 million, respectively, for these services and $865,000 and $4.3 million, respectively for the six-month periods ended June 30, 1999 and 2000.

    AGREEMENT LIMITING LIABILITY AND RECOURSE TO NEXTEL--Pursuant to the terms of an agreement (the "Limitation on Liability and Recourse Agreement") entered into by Nextel, OPCO and the Company, the maximum cumulative, aggregate cash liability of Nextel and its controlled affiliates (other than Nextel WIP) for any and all actual or alleged claims or causes of action arising in connection with any aspect of the agreements governing or otherwise relating to the operating agreements will be capped at $200 million. The cap amount will be reduced, dollar for dollar, by the cumulative, aggregate amount that Nextel and its controlled affiliates have advanced, expended or otherwise provided to or for the benefit of Nextel WIP to enable Nextel WIP to perform its obligations relating to the Operating Agreements. Among other things, the Limitation on Liability and Recourse Agreement also provides that Nextel will have no obligation to pay any sum to the Company if the Company has not pursued and exhausted all remedies available to the Company in connection with any relevant claim or cause of action. The Limitation on Liability and Recourse Agreement will survive the expiration or termination of any and all of the operating agreements.

    DLJMB AFFILIATION WITH INITIAL PURCHASER/BANK SYNDICATE--DLJ Capital, an affiliate of DLJ Merchant Banking, has received customary fees and reimbursement of expenses in connection with the arrangement and syndication of the Facility and as a lender thereunder. Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC"), which is also an affiliate of DLJ Merchant Banking, has acted as a financial advisor to the Company, as an arranger under the Facility and as an initial purchaser in the Notes offering. The aggregate amount of all fees paid to the DLJ entities in connection with the Capitalization Transactions was approximately $14.7 million. The Company and its affiliates may from time to time enter into other investment banking relationships with DLJSC or one of its affiliates pursuant to which DLJSC or its affiliate will receive customary fees and will be entitled to reimbursement of reasonable disbursements and out-of-pocket expenses incurred in connection therewith. The Company expects that any such arrangement will include provisions for the indemnification of DLJSC against certain liability, including liabilities under the federal securities laws.

10. VALUATION AND QUALIFYING ACCOUNTS (IN THOUSANDS)

                                                                                           BALANCE AT
                                                   BEGINNING OF   COSTS AND                  END OF
                                                      PERIOD      EXPENSES    WRITE-OFFS     PERIOD
                                                   ------------   ---------   ----------   ----------
Year Ended December 31, 1998 Allowance for
  doubtful accounts..............................      $ --        $  254        $ --        $  254
                                                       ----        ------        ----        ------
Year Ended December 31, 1999 Allowance for
  doubtful accounts..............................      $254        $1,833        $894        $1,193
                                                       ====        ======        ====        ======

                     NEXTEL PARTNERS, INC. AND SUBSIDIARIES

             DECEMBER 31, 1998 AND 1999 AND JUNE 30, 1999 AND 2000

       (AMOUNTS AND DISCLOSURES AS OF AND FOR THE SIX-MONTH PERIODS ENDED
                     JUNE 30, 1999 AND 2000 ARE UNAUDITED)

11. SUBSEQUENT EVENTS

    On July 17, 2000, the Company announced the exercise of its option to acquire from a subsidiary of Nextel or Nextel WIP, frequencies in 12 additional markets where more than 10.7 million people live and work. In exchange for transferring licenses to operate in the expanded territory, Nextel will receive the Company's Class B common stock. The transaction closed on September 27, 2000.

    On July 27, 2000, the Company issued $200.0 million in aggregate principal amount 11% Senior Notes due 2010 under an indenture pursuant to which the Company may also issue up to an additional $200 million in aggregate principal amounts at a later date. Interest will accrue at the rate of 11% per anum, payable semiannually in cash in arrears on March 15 and September 15 of each year, commencing on September 15, 2000. These funds will be used for capital expenditures in connection with the build-out and expansion of the Nextel digital network including the build-out of the territories for which the Company has exercised its option; future acquisition of additional frequencies; and introduction of new services, sales and marketing activities and working capital.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this prospectus. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not under any circumstances assume that the information in this prospectus is correct on any date after the date of this prospectus.

                            ------------------------

                                  $200,000,000

                               Offer to Exchange
                                11% Senior Notes
                                    due 2010
                           that have been registered
                                   under the
                             Securities Act of 1933
                                for outstanding
                                11% Senior Notes
                                    due 2010
                                ----------------

                                     [LOGO]

                                ----------------
                                ----------------

                              P R O S P E C T U S
                            Dated             , 2000

                            ------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Company is a Delaware corporation. In its restated certificate of incorporation, the Company has adopted the provisions of Section 102(b)(7) of the Delaware General Corporation Law (the "Delaware Law"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for monetary damages for breach of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware law (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director will personally receive a benefit in money, property or services to which the director is not legally entitled.

    The Company has also adopted indemnification provisions pursuant to
Section 145 of the Delaware Law, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person was an officer, director, employee or agent of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers or directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against expenses (including attorney's fees) that such officer or director actually and reasonably incurred.

    The Company has entered into indemnification agreements with each of the Company's officers and directors.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(A) EXHIBITS:

 3.1(8)     Restated Certificate of Incorporation.

 3.2*       Bylaws.

 4.1(13)    Indenture, dated as of July 27, 2000, by and between Nextel
            Partners, Inc. and The Bank of New York, as Trustee, relating to the 11% Senior Notes due 2010.

 4.2(14)    Purchase Agreement for $200,000,000 11% Senior Notes due
            2010, dated July 18, 2000 by and among Nextel
            Partners, Inc., Donaldson, Lufkin & Jenrette Securities
            Corporation, Deutsche Bank Securities Inc. and CIBC World
            Markets Corp.

 4.3(15) Registration Rights Agreement, dated as of July 27, 2000, by and among Nextel Partners, Inc., Donaldson, Lufkin &
            Jenrette Securities Corporation, Deutsche Bank Securities
            Inc. and CIBC World Markets Corp.

 5.1        Opinion of Summit Law Group PLLC.

 8.1 Opinion of Davis Wright Tremaine LLP with respect to certain tax matters.

10.1*       Purchase Agreement, dated January 22, 1999, by and among the
            Company, Donaldson, Lufkin & Jenrette Securities
            Corporation, Barclays Capital Inc., First Union Capital
            Markets, BNY Capital Markets, Inc. and Nesbitt Burns
            Securities Inc.

10.2** Amended and Restated Shareholders' Agreement by and among the Company and the stockholders named therein.

10.2(a)     Amendment No. 1 to Amended and Restated Shareholders'
            Agreement dated effective as of February 22, 2000 by and among the Company and the stockholders named therein.

10.3* Joint Venture Agreement, dated as of January 29, 1999, by and among the Company, Nextel Partners Operating Corp., and
            Nextel WIP Corp.

10.4* Interim Management Agreement, dated as of January 29, 1999, by and between Nextel Partners Operating Corp. and Nextel
            WIP Corp.

10.5* Analog Management Agreement, dated as of January 29, 1999, by and between Nextel Partners Operating Corp. and Nextel
            WIP Corp.

10.6* Trademark License Agreement, dated as of January 29, 1999, by and between Nextel Partners Operating Corp. and Nextel
            WIP Corp.

10.7* Roaming Agreement, dated as of January 29, 1999, by and between Nextel Partners Operating Corp. and Nextel WIP Corp.

10.8* Switch Sharing Agreement, dated as of January 29, 1999, by and between Nextel Partners Operating Corp. and Nextel WIP
            Corp.

10.9*+ Transition Services Agreement, dated as of January 29, 1999, by and between Nextel Partners Operating Corp. and Nextel
            WIP Corp.

10.10*+     iDEN (Registered Trademark) Infrastructure Equipment
            Purchase Agreement, dated as of January 29, 1999, by and between Motorola, Inc. and Nextel Partners Operating Corp.

10.11*+     Subscriber Purchase and Distribution Agreement, dated as of
            January 29, 1999, by and between Motorola, Inc. and Nextel
            Partners Operating Corp.

10.12* Agreement Specifying Obligations of, and Limiting Liability and Recourse to, Nextel, dated as of January 29, 1999, among the Company, Nextel Partners Operating Corp. and Nextel
            Communications, Inc.

10.13* Asset and Stock Transfer and Reimbursement Agreement, dated as of January 29, 1999, by and between Nextel Partners
            Operating Corp. and Nextel WIP Corp.

10.14* Employment Agreement, dated as of January 29, 1999, between the Company and John Chapple.

10.15* Employment Agreement, dated as of January 29, 1999, between the Company and John Thompson.

10.16* Stock Option Agreement, dated as of January 29, 1999, between the Company and John Thompson.

10.17*      Non-negotiable Promissory Note, dated January 29, 1999, by
            John Thompson to the Company.

10.18*      1999 Nonqualified Stock Option Plan of the Company

10.19*      Form of Restricted Stock Purchase Agreement, dated as of
            November 20, 1998, between the Company and John Chapple,
            John Thompson, David Thaler, David Aas, Perry Satterlee and
            Mark Fanning.

10.20*      Form of Amendment No. 1 to Restricted Stock Purchase
            Agreement, dated as of January 29, 1999, between the Company and John Chapple, John Thompson, David Thaler, David Aas,
            Perry Satterlee and Mark Fanning.

10.21* Employment Agreement, dated as of January 29, 1999, between the Company and David Aas.

10.22* Employment Agreement, dated as of January 29, 1999, between the Company and Perry Satterlee.

10.23* Employment Agreement, dated as of January 29, 1999, between the Company and David Thaler.

10.24* Subscription and Contribution Agreement, dated as of January 29, 1999, among the Company and the Buyers named therein.

10.25(1)    Indenture dated January 29, 1999 by and between Nextel
            Partners and The Bank of New York, as trustee, relating to the 14% Senior Discount Notes due 2009.

10.26(2) Registration Rights Agreement dated as of January 29, 1999 by and among Nextel Partners, Donaldson, Lufkin & Jenrette
            Securities Corporation, Barclays Capital Inc., First Union
            Capital Markets, BNY Capital Markets, Inc. and Nesbitt Burns
            Securities Inc.

10.27(3)    Amended and Restated Credit Agreement dated as of
            September 9, 1999 by and among Nextel Partners Operating
            Corp., DLJ Capital Funding, Inc., The Bank of New York, Bank of Montreal and certain other financial institutions.

10.28(4)    Borrower Security and Pledge Agreement dated as of
            January 29, 1999 by and between Nextel Partners Operating
            Corp. and Bank of Montreal.

10.29(5)    Subsidiary Security and Pledge Agreement dated as of
            January 29, 1999 by and among the subsidiaries of Nextel
            Partners and Bank of Montreal.

10.30(6)    Parent Guaranty and Pledge Agreement dated as of
            January 29, 1999 by and between Nextel Partners and Bank of
            Montreal.

10.31(7) Subsidiary Guaranty dated as of January 29, 1999 by and among the subsidiaries of Nextel Partners and Bank of Montreal.

10.32** Restricted Stock Purchase Agreement dated September 9, 1999 by and between Nextel Partners and Donald J. Manning.

10.33** Agreement in Support of Charter Obligations dated as of January 29, 1999 by and between Nextel Partners and Nextel
            WIP Corp.

10.34**     Assignment and Assumption of Lease dated as of August 1,
            1999 by and between Nextel WIP Lease Corp. and Eagle River
            Investments, LLC.

10.35**     Lease Agreement dated May 11, 1999 by and between Nextel WIP
            Lease Corp. and McCarran Center, LC.

10.36** First Amendment to Lease dated as of September 10, 1999 by and between Nextel WIP Lease Corp. and McCarran Center, LC.

10.37** Lease Agreement dated as of March 25, 1999 by and between Nextel WIP Lease Corp. and Nesbitt Operating Associates,
            L.P.

10.38** Employment Agreement dated as of January 29, 1999 by and between Nextel Partners Operating Corp. and Mark P. Fanning.

10.39**     Letter Agreement dated October 13, 1999 by and among Nextel
            WIP Corp., Nextel Partners Operating Corp. and Nextel
            Partners, Inc.

10.40**     Expansion Territory Management Agreement dated as of
            September 9, 1999 by and between Nextel Partners Operating
            Corp. and Nextel WIP Corp.

10.41**     Expansion Territory Asset Transfer and Reimbursement
            Agreement dated as of September 9, 1999 by and between Nextel Partners Operating Corp. and Nextel WIP Corp.

10.42**     Assignment and Security Agreement dated as of September 9,
            1999 by Nextel Partners Operating Corp. in favor of Bank of
            Montreal.

10.43**     First Amendment to Analog Management Agreement dated as of
            September 9, 1999 by and between Nextel WIP Corp. and Nextel
            Partners Operating Corp.

10.44**     Form of Warrant for the Purchase of Shares of Class A Common
            Stock of Nextel Partners dated January 29, 1999.

10.45**     Employee Stock Purchase Plan.

10.46**     Form of Indemnity Agreement.

10.47**     Letter Agreement dated October 13, 1999 by and among Nextel
            Communications, Inc., Nextel of New York, Inc., Nextel
            Communications of the Mid-Atlantic, Inc., Nextel South
            Corp., Nextel of Texas, Inc., Nextel West Corp., Nextel of
            California, Inc., Tower Parent Corp., SpectraSite
            Holdings, Inc., Tower Asset Sub, Inc., Nextel Partners
            Operating Corp. and Nextel Partners.

10.48**     Supplement No. 1 to iDEN Infrastructure Equipment Purchase
            Agreement dated September 1999 by and between Nextel
            Partners Operating Corp. and Motorola, Inc.

10.49** Expansion Subscription and Contribution Agreement dated as of September 9, 1999 by and among Nextel Partners and the Buyers named therein.

10.50(9)    Indenture, dated as of March 10, 2000, by and between Nextel
            Partners, Inc. and The Bank of New York, as Trustee, relating to the 11% Senior Notes due 2010.

10.51(10)   Purchase Agreement for $200,000,000 11% Senior Notes due
            2010, dated February 28, 2000 by and between Nextel
            Partners, Inc. and Donaldson, Lufkin & Jenrette Securities
            Corporation.

10.52(11)   Registration Rights Agreement, dated as of March 10, 2000, by and among Nextel Partners, Inc. and Donaldson, Lufkin &
            Jenrette Securities Corporation.

10.53(12)   Amendment No. 1 to Credit Agreement and Parent Guaranty and
            Pledge Agreement, dated as of March 10, 2000, by and among
            Nextel Partners, Inc., Nextel Partners Operating Corp., DLJ
            Capital Funding, Inc., The Bank of New York, Bank of
            Montreal and Donaldson, Lufkin & Jenrette Securities
            Corporation.

10.54       Registration Rights Agreement dated effective as of February
            22, 2000 by and among the Company and the stockholders named therein.

21          Subsidiaries of the Company.

23.1        Consent of Arthur Andersen LLP.

23.2 Consent of Davis Wright Tremaine LLP (included in their opinion filed as Exhibit 8.1).

23.3 Consent of Summit Law Group PLLC (included in their opinion filed as Exhibit 5.1).

24.1 Powers of Attorney (included on signature page to Registration Statement on Form S-4).

25.1        Statement on Form T-1 of Eligibility of Trustee.

99.1        Form of Letter of Transmittal.

99.2        Form of Notice of Guaranteed Delivery.

99.3        Form of Letter to Clients.

99.4        Form of Letter to Nominees.

------------------------

+ Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

* Incorporated by reference to the Exhibit of the same number to Registration Statement on Form S-4 declared effective July 30, 1999 (File Number 333-78459).

** Incorporated by reference to the Exhibit of the same number to Registration Statement on Form S-1 declared effective February 22, 2000 (File
    No. 333-95473).

(1) Incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-4 declared effective July 30, 1999 (File Number 333-78459).

(2) Incorporated by reference to Exhibit 4.2 to Registration Statement on Form S-4 declared effective July 30, 1999 (File Number 333-78459).

(3) Incorporated by reference to Exhibit 10.2 to the Report on Form 8-K dated September 9, 1999 (File Number 333-78459).

(4) Incorporated by reference to Exhibit 4.4 to Registration Statement on Form S-4 declared effective July 30, 1999 (File Number 333-78459).

(5) Incorporated by reference to Exhibit 4.5 to Registration Statement on Form S-4 declared effective July 30, 1999 (File Number 333-78459).

(6) Incorporated by reference to Exhibit 4.6 to Registration Statement on Form S-4 declared effective July 30, 1999 (File Number 333-78459).

(7) Incorporated by reference to Exhibit 4.7 to Registration Statement on Form S-4 declared effective July 30, 1999 (File Number 333-78459).

(8) Incorporated by reference to Exhibit 3.1.1 to Registration Statement on Form S-1 declared effective February 22, 2000 (File No. 333-95473).

(9) Incorporated by reference to Exhibit 10.52 to Form 10-Q filed on May 10,
    2000.

(10) Incorporated by reference to Exhibit 10.51 to Form 10-Q filed on May 10, 2000.

(11) Incorporated by reference to Exhibit 10.50 to Form 10-Q filed on May 10, 2000.

(12) Incorporated by reference to Exhibit 10.53 to Form 10-Q filed on May 10, 2000.

(13) Incorporated by reference to Exhibit 10.50 to Registration Statement on Form S-4, declared effective on August 9, 2000 (File No. 333-39386).

(14) Incorporated by reference to Exhibit 10.51 to Registration Statement on Form S-4, declared effective on August 9, 2000 (File No. 333-39386).

(15) Incorporated by reference to Exhibit 10.52 to Registration Statement on Form S-4, declared effective on August 9, 2000 (File No. 333-39386).

(B) FINANCIAL STATEMENT SCHEDULES:

    None.

ITEM 22. UNDERTAKINGS.

    Insofar as indemnifications for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 20 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the option of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this Form,
within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

    The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kirkland, State of Washington, on the 23rd of October, 2000.

                                                       NEXTEL PARTNERS, INC.

                                                       BY:  /S/ JOHN CHAPPLE
                                                            -----------------------------------------
                                                            John Chapple, President and Chief
                                                            Executive Officer

                               POWER OF ATTORNEY

    Each person whose individual signature appears below hereby authorizes and appoints John Chapple and John Thompson, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this registration statement, including any and all post-effective amendments thereto and any registration statement relating to the same offering as this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on the 23rd day of October, 2000.

                      SIGNATURE                                            TITLE
                      ---------                                            -----
                  /s/ JOHN CHAPPLE
     -------------------------------------------       President, Chief Executive Officer and
                    John Chapple                         Director (Principal Executive Officer)

                  /s/ JOHN THOMPSON
     -------------------------------------------       Vice President, Chief Financial Officer
                    John Thompson                        (Principal Financial and Accounting Officer)

                  /s/ STEVEN DODGE
     -------------------------------------------       Director
                    Steven Dodge

                 /s/ TIMOTHY DONAHUE
     -------------------------------------------       Director
                   Timothy Donahue

                   /s/ ANDREW RUSH
     -------------------------------------------       Director
                     Andrew Rush

                /s/ ANDREW E. SINWELL
     -------------------------------------------       Director
                  Andrew E. Sinwell

                 /s/ DENNIS WEIBLING
     -------------------------------------------       Director
                   Dennis Weibling

                                 EXHIBIT INDEX

 3.1(8)     Restated Certificate of Incorporation.

 3.2*       Bylaws.

 4.1(13)    Indenture, dated as of July 27, 2000, by and between Nextel
            Partners, Inc. and The Bank of New York, as Trustee, relating to the 11% Senior Notes due 2010.

 4.2(14)    Purchase Agreement for $200,000,000 11% Senior Notes due
            2010, dated July 18, 2000 by and among Nextel
            Partners, Inc., Donaldson, Lufkin & Jenrette Securities
            Corporation, Deutsche Bank Securities Inc. and CIBC World
            Markets Corp.

 4.3(15) Registration Rights Agreement, dated as of July 27, 2000, by and among Nextel Partners, Inc., Donaldson, Lufkin &
            Jenrette Securities Corporation, Deutsche Bank Securities
            Inc. and CIBC World Markets Corp.

 5.1        Opinion of Summit Law Group PLLC.

 8.1 Opinion of Davis Wright Tremaine LLP with respect to certain tax matters.

10.1*       Purchase Agreement, dated January 22, 1999, by and among the
            Company, Donaldson, Lufkin & Jenrette Securities
            Corporation, Barclays Capital Inc., First Union Capital
            Markets, BNY Capital Markets, Inc. and Nesbitt Burns
            Securities Inc.

10.2** Amended and Restated Shareholders' Agreement by and among the Company and the stockholders named therein.

10.2(a)     Amendment No. 1 to Amended and Restated Shareholders'
            Agreement dated effective as of February 22, 2000 by and among the Company and the stockholders named therein.

10.3* Joint Venture Agreement, dated as of January 29, 1999, by and among the Company, Nextel Partners Operating Corp., and
            Nextel WIP Corp.

10.4* Interim Management Agreement, dated as of January 29, 1999, by and between Nextel Partners Operating Corp. and Nextel
            WIP Corp.

10.5* Analog Management Agreement, dated as of January 29, 1999, by and between Nextel Partners Operating Corp. and Nextel
            WIP Corp.

10.6* Trademark License Agreement, dated as of January 29, 1999, by and between Nextel Partners Operating Corp. and Nextel
            WIP Corp.

10.7* Roaming Agreement, dated as of January 29, 1999, by and between Nextel Partners Operating Corp. and Nextel WIP Corp.

10.8* Switch Sharing Agreement, dated as of January 29, 1999, by and between Nextel Partners Operating Corp. and Nextel WIP
            Corp.

10.9*+ Transition Services Agreement, dated as of January 29, 1999, by and between Nextel Partners Operating Corp. and Nextel
            WIP Corp.

10.10*+     iDEN (Registered Trademark) Infrastructure Equipment
            Purchase Agreement, dated as of January 29, 1999, by and between Motorola, Inc. and Nextel Partners Operating Corp.

10.11*+     Subscriber Purchase and Distribution Agreement, dated as of
            January 29, 1999, by and between Motorola, Inc. and Nextel
            Partners Operating Corp.

10.12* Agreement Specifying Obligations of, and Limiting Liability and Recourse to, Nextel, dated as of January 29, 1999, among the Company, Nextel Partners Operating Corp. and Nextel
            Communications, Inc.

10.13* Asset and Stock Transfer and Reimbursement Agreement, dated as of January 29, 1999, by and between Nextel Partners
            Operating Corp. and Nextel WIP Corp.

10.14* Employment Agreement, dated as of January 29, 1999, between the Company and John Chapple.

10.15*      Employment Agreement, dated as of January 29, 1999, between the Company and John Thompson.
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10.16*      Stock Option Agreement, dated as of January 29, 1999,
            between the Company and John Thompson.

10.17*      Non-negotiable Promissory Note, dated January 29, 1999, by
            John Thompson to the Company.

10.18*      1999 Nonqualified Stock Option Plan of the Company

10.19*      Form of Restricted Stock Purchase Agreement, dated as of
            November 20, 1998, between the Company and John Chapple,
            John Thompson, David Thaler, David Aas, Perry Satterlee and
            Mark Fanning.

10.20*      Form of Amendment No. 1 to Restricted Stock Purchase
            Agreement, dated as of January 29, 1999, between the Company and John Chapple, John Thompson, David Thaler, David Aas,
            Perry Satterlee and Mark Fanning.

10.21* Employment Agreement, dated as of January 29, 1999, between the Company and David Aas.

10.22* Employment Agreement, dated as of January 29, 1999, between the Company and Perry Satterlee.

10.23* Employment Agreement, dated as of January 29, 1999, between the Company and David Thaler.

10.24* Subscription and Contribution Agreement, dated as of January 29, 1999, among the Company and the Buyers named therein.

10.25(1)    Indenture dated January 29, 1999 by and between Nextel
            Partners and The Bank of New York, as trustee, relating to the 14% Senior Discount Notes due 2009.

10.26(2) Registration Rights Agreement dated as of January 29, 1999 by and among Nextel Partners, Donaldson, Lufkin & Jenrette
            Securities Corporation, Barclays Capital Inc., First Union
            Capital Markets, BNY Capital Markets, Inc. and Nesbitt Burns
            Securities Inc.

10.27(3)    Amended and Restated Credit Agreement dated as of
            September 9, 1999 by and among Nextel Partners Operating
            Corp., DLJ Capital Funding, Inc., The Bank of New York, Bank of Montreal and certain other financial institutions.

10.28(4)    Borrower Security and Pledge Agreement dated as of
            January 29, 1999 by and between Nextel Partners Operating
            Corp. and Bank of Montreal.

10.29(5)    Subsidiary Security and Pledge Agreement dated as of
            January 29, 1999 by and among the subsidiaries of Nextel
            Partners and Bank of Montreal.

10.30(6)    Parent Guaranty and Pledge Agreement dated as of
            January 29, 1999 by and between Nextel Partners and Bank of
            Montreal.

10.31(7) Subsidiary Guaranty dated as of January 29, 1999 by and among the subsidiaries of Nextel Partners and Bank of Montreal.

10.32** Restricted Stock Purchase Agreement dated September 9, 1999 by and between Nextel Partners and Donald J. Manning.

10.33** Agreement in Support of Charter Obligations dated as of January 29, 1999 by and between Nextel Partners and Nextel
            WIP Corp.

10.34**     Assignment and Assumption of Lease dated as of August 1,
            1999 by and between Nextel WIP Lease Corp. and Eagle River
            Investments, LLC.

10.35**     Lease Agreement dated May 11, 1999 by and between Nextel WIP
            Lease Corp. and McCarran Center, LC.

10.36** First Amendment to Lease dated as of September 10, 1999 by and between Nextel WIP Lease Corp. and McCarran Center, LC.

10.37** Lease Agreement dated as of March 25, 1999 by and between Nextel WIP Lease Corp. and Nesbitt Operating Associates,
            L.P.

10.38**     Employment Agreement dated as of January 29, 1999 by and
            between Nextel Partners Operating Corp. and Mark P. Fanning.
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10.39**     Letter Agreement dated October 13, 1999 by and among Nextel
            WIP Corp., Nextel Partners Operating Corp. and Nextel
            Partners, Inc.

10.40**     Expansion Territory Management Agreement dated as of
            September 9, 1999 by and between Nextel Partners Operating
            Corp. and Nextel WIP Corp.

10.41**     Expansion Territory Asset Transfer and Reimbursement
            Agreement dated as of September 9, 1999 by and between Nextel Partners Operating Corp. and Nextel WIP Corp.

10.42**     Assignment and Security Agreement dated as of September 9,
            1999 by Nextel Partners Operating Corp. in favor of Bank of
            Montreal.

10.43**     First Amendment to Analog Management Agreement dated as of
            September 9, 1999 by and between Nextel WIP Corp. and Nextel
            Partners Operating Corp.

10.44**     Form of Warrant for the Purchase of Shares of Class A Common
            Stock of Nextel Partners dated January 29, 1999.

10.45**     Employee Stock Purchase Plan.

10.46**     Form of Indemnity Agreement.

10.47**     Letter Agreement dated October 13, 1999 by and among Nextel
            Communications, Inc., Nextel of New York, Inc., Nextel
            Communications of the Mid-Atlantic, Inc., Nextel South
            Corp., Nextel of Texas, Inc., Nextel West Corp., Nextel of
            California, Inc., Tower Parent Corp., SpectraSite
            Holdings, Inc., Tower Asset Sub, Inc., Nextel Partners
            Operating Corp. and Nextel Partners.

10.48**     Supplement No. 1 to iDEN Infrastructure Equipment Purchase
            Agreement dated September 1999 by and between Nextel
            Partners Operating Corp. and Motorola, Inc.

10.49** Expansion Subscription and Contribution Agreement dated as of September 9, 1999 by and among Nextel Partners and the Buyers named therein.

10.50(9)    Indenture, dated as of March 10, 2000, by and between Nextel
            Partners, Inc. and The Bank of New York, as Trustee, relating to the 11% Senior Notes due 2010.

10.51(10)   Purchase Agreement for $200,000,000 11% Senior Notes due
            2010, dated February 28, 2000 by and between Nextel
            Partners, Inc. and Donaldson, Lufkin & Jenrette Securities
            Corporation.

10.52(11)   Registration Rights Agreement, dated as of March 10, 2000, by and among Nextel Partners, Inc. and Donaldson, Lufkin &
            Jenrette Securities Corporation.

10.53(12)   Amendment No. 1 to Credit Agreement and Parent Guaranty and
            Pledge Agreement, dated as of March 10, 2000, by and among
            Nextel Partners, Inc., Nextel Partners Operating Corp., DLJ
            Capital Funding, Inc., The Bank of New York, Bank of
            Montreal and Donaldson, Lufkin & Jenrette Securities
            Corporation.

10.54       Registration Rights Agreement dated effective as of February
            22, 2000 by and among the Company and the stockholders named therein.

21          Subsidiaries of the Company.

23.1        Consent of Arthur Andersen LLP.

23.2 Consent of Davis Wright Tremaine LLP (included in their opinion filed as Exhibit 8.1).

23.3 Consent of Summit Law Group PLLC (included in their opinion filed as Exhibit 5.1).

24.1 Powers of Attorney (included on signature page to Registration Statement on Form S-4).

25.1        Statement on Form T-1 of Eligibility of Trustee.

99.1        Form of Letter of Transmittal.

99.2        Form of Notice of Guaranteed Delivery.
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99.3        Form of Letter to Clients.

99.4        Form of Letter to Nominees.

------------------------

+ Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

* Incorporated by reference to the Exhibit of the same number to Registration Statement on Form S-4 declared effective July 30, 1999 (File Number 333-78459).

** Incorporated by reference to the Exhibit of the same number to Registration Statement on Form S-1 declared effective February 22, 2000 (File
    No. 333-95473).

(1) Incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-4 declared effective July 30, 1999 (File Number 333-78459).

(2) Incorporated by reference to Exhibit 4.2 to Registration Statement on Form S-4 declared effective July 30, 1999 (File Number 333-78459).

(3) Incorporated by reference to Exhibit 10.2 to the Report on Form 8-K dated September 9, 1999 (File Number 333-78459).

(4) Incorporated by reference to Exhibit 4.4 to Registration Statement on Form S-4 declared effective July 30, 1999 (File Number 333-78459).

(5) Incorporated by reference to Exhibit 4.5 to Registration Statement on Form S-4 declared effective July 30, 1999 (File Number 333-78459).

(6) Incorporated by reference to Exhibit 4.6 to Registration Statement on Form S-4 declared effective July 30, 1999 (File Number 333-78459).

(7) Incorporated by reference to Exhibit 4.7 to Registration Statement on Form S-4 declared effective July 30, 1999 (File Number 333-78459).

(8) Incorporated by reference to Exhibit 3.1.1 to Registration Statement on Form S-1 declared effective February 22, 2000 (File No. 333-95473).

(9) Incorporated by reference to Exhibit 10.52 to Form 10-Q filed on May 10,
    2000.

(10) Incorporated by reference to Exhibit 10.51 to Form 10-Q filed on May 10, 2000.

(11) Incorporated by reference to Exhibit 10.50 to Form 10-Q filed on May 10, 2000.

(12) Incorporated by reference to Exhibit 10.53 to Form 10-Q filed on May 10, 2000.

(13) Incorporated by reference to Exhibit 10.50 to Registration Statement on Form S-4, declared effective on August 9, 2000 (File No. 333-39386).

(14) Incorporated by reference to Exhibit 10.51 to Registration Statement on Form S-4, declared effective on August 9, 2000 (File No. 333-39386).

(15) Incorporated by reference to Exhibit 10.52 to Registration Statement on Form S-4, declared effective on August 9, 2000 (File No. 333-39386).